Exhibit 10.14

CONFORMED COPY

Dated 25 October 2019 as amended by an amendment letter dated ___ January 2020

SECOND AMENDED

IPO FACILITIES AGREEMENT

provided to

GLOBAL BLUE GROUP AG

(as the Original Company)

arranged by

BANK OF AMERICA MERRILL LYNCH INTERNATIONAL DESIGNATED ACTIVITY COMPANY

BARCLAYS BANK PLC

BNP PARIBAS (SUISSE) S.A.

J.P. MORGAN SECURITIES PLC

MORGAN STANLEY BANK INTERNATIONAL LIMITED

ROYAL BANK OF CANADA

(as Mandated Lead Arrangers)

with

RBC EUROPE LIMITED

(acting as Agent)

and

RBC EUROPE LIMITED

(acting as Security Agent)

KIRKLAND & ELLIS INTERNATIONAL LLP

30 St. Mary Axe

London EC3A 8AF

Tel: +44 (0)20 7469 2000

Fax: +44 (0)20 7469 2001

www.kirkland.com

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THIS AGREEMENT is dated 25 October 2019 as amended by an amendment letter dated ___ January 2020

BETWEEN:

(1)	GLOBAL BLUE GROUP AG (the Original Company);

(2)	THE COMPANIES listed in Part 1 of Schedule 1 (The Original Parties) as original borrowers (the Original Borrowers);

(3)	THE COMPANIES listed in Part 1 of Schedule 1 (The Original Parties) as original guarantors (the Original Guarantors);

(4)

BANK OF AMERICA MERRILL LYNCH INTERNATIONAL DESIGNATED ACTIVITY COMPANY, BARCLAYS BANK PLC, BNP PARIBAS (SUISSE) S.A., J.P. MORGAN SECURITIES PLC, MORGAN STANLEY BANK INTERNATIONAL LIMITED and ROYAL BANK OF CANADA as mandated lead arrangers (whether acting individually or together, the Arrangers);

(5)	THE FINANCIAL INSTITUTIONS listed in Part 2 of Schedule 1 (The Original Parties) as lenders (the Original Lenders);

(6)	ROYAL BANK OF CANADA as original issuing bank (the Original Issuing Bank);

(7)	RBC EUROPE LIMITED as agent of the other Finance Parties (the Agent); and

(8)	RBC EUROPE LIMITED as security agent of the other Secured Parties (the Security Agent).

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement:

Acceptable Bank means:

(a)

a bank or financial institution which has a long term unsecured credit rating of at least “BBB-” by S&P or Fitch or at least “Baa3” by Moody’s or a comparable rating from an internationally recognised credit rating agency, or any bank or financial institution which (having previously satisfied such requirement) ceases to satisfy the foregoing ratings requirement for a period of not more than three (3) months;

(b)	any Finance Party or any Affiliate of a Finance Party;

(c)	any other bank or financial institution included on the Approved List or which otherwise provides banking services to the Group on or before the Closing Date; and

(d)

any other bank or financial institution approved by the Agent (acting reasonably) or providing banking services to a business or entity acquired by a member of the Group, provided that such services are terminated and moved to a bank or financial institution falling under another limb of this definition within six (6) months of completion of the relevant acquisition.

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Accession Date means, in relation to an accession of an Additional Facility Lender to this Agreement as a Lender and/or an Issuing Bank to this Agreement in such capacity, the later of:

(a)	the proposed accession date specified in the applicable Additional Facility Lender Accession Letter or the Issuing Bank Accession Agreement; and

(b)	the date on which the Agent executes the relevant Additional Facility Lender Accession Letter or the Issuing Bank Accession Agreement.

Accession Letter means a document substantially in the form set out in Schedule 6 (Form of Accession Letter) or any other form agreed between the Agent and the Company (each acting reasonably).

Accounting Principles means:

(a)	in relation to any audited consolidated financial statements of the Group, IFRS; and

(b)	in relation to any other Obligor, generally accepted accounting principles, standards and practices in its jurisdiction of incorporation, including IFRS.

Additional Borrower means a person which becomes a Borrower in accordance with Clause 30 (Changes to the Obligors).

Additional Facility means one or more additional facilities made available pursuant to Clause 2.2 (Additional Facility) which are documented under this Agreement including as new or existing facility commitment(s) and/or as an additional tranche or class of, or an increase of, or an extension of, any existing Facility or a previously incurred Additional Facility (including, in each case, term or revolving facilities).

Additional Facility Borrower means:

(a)	each Original Borrower; or

(b)	any person which:

(i)	is specified as a borrower under an Additional Facility in the applicable Additional Facility Notice and which is a Borrower under this Agreement; or

(ii)	accedes as an Additional Borrower under the relevant Additional Facility in accordance with Clause 30 (Changes to the Obligors),

unless, in each case, it has ceased to be a Borrower in accordance with Clause 30 (Changes to the Obligors).

Additional Facility Commencement Date means in respect of an Additional Facility, the date, as elected by the Company, specified as the Additional Facility Commencement Date (being the date when the relevant Additional Facility is available for utilisation) in the relevant Additional Facility Notice relating to that Additional Facility.

Additional Facility Commitment means:

(a)

in relation to an Additional Facility Lender, the amount in the Base Currency set out in each Additional Facility Notice signed by that Additional Facility Lender and the amount of any other Additional Facility Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Additional Facility) or Clause 2.3 (Increase); and

(b)

in relation to any other Lender, the amount in the Base Currency of any Additional Facility Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Additional Facility) or Clause 2.3 (Increase),

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to the extent not cancelled, reduced or transferred by it under this Agreement.

Additional Facility Lender means any Lender or other bank, trust, financial institution, fund, entity or other person which signs an Additional Facility Notice and confirms its willingness to provide all or a part of an Additional Facility.

Additional Facility Lender Accession Letter means a notice substantially in the form set out in Part 1 of Schedule 13 (Additional Facility) or any other form agreed between the Agent and the Company (each acting reasonably).

Additional Facility Loan means a loan made or to be made under any Additional Facility or the principal amount outstanding for the time being of that loan (including any amount which is outstanding prior to the relevant Additional Facility Commencement Date).

Additional Facility Notice means, in respect of an Additional Facility, a notice substantially in the form set out in Part 2 of Schedule 13 (Additional Facility) (or any other form agreed between the Agent and the Company (each acting reasonably)) delivered by the Company to the Agent in accordance with Clause 2.2 (Additional Facility).

Additional Guarantor means a person which becomes a Guarantor in accordance with Clause 30 (Changes to the Obligors).

Additional Obligor means an Additional Borrower or an Additional Guarantor.

Additional Revolving Facility means any Additional Facility which is designated as a Revolving Facility in an Additional Facility Notice.

Additional Revolving Facility Borrower means:

(a)	each Original Borrower; or

(b)	any person which:

(i)	is specified as a borrower under an Additional Revolving Facility in the applicable Additional Facility Notice and which is a Borrower under this Agreement; or

(ii)	accedes as an Additional Borrower under the applicable Additional Revolving Facility in accordance with Clause 30 (Changes to the Obligors),

unless, in each case, it has ceased to be an Additional Revolving Facility Borrower in accordance with Clause 30 (Changes to the Obligors).

Additional Revolving Facility Loan means a loan made or to be made under any Additional Revolving Facility or the principal amount outstanding for the time being of that loan (including any amount which is outstanding prior to the Additional Facility Commencement Date).

Additional Term Facility means any Additional Facility which is not an Additional Revolving Facility.

Affiliate means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

Agent’s Spot Rate of Exchange means the Agent’s spot rate of exchange for the purchase of the relevant currency with the Base Currency at or about 2:00 p.m. (local time) on a particular day.

Agreed Certain Funds Obligor means any member of the Group designated as an Agreed Certain Funds Obligor by the Company and the relevant Lenders or Additional Facility Lenders who have agreed to provide an Agreed Certain Funds Utilisation in accordance with the provisions of Clause 4.6 (Utilisations during the Agreed Certain Funds Period).

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Agreed Certain Funds Period means, in respect of any Facility which all of the relevant Lenders providing such Facility have agreed shall be provided on a “certain funds basis” in accordance with the provisions of Clause 4.6 (Utilisations during the Agreed Certain Funds Period), the period specified in a notice delivered by the Company and the relevant Lenders providing such Facility to the Agent (which may, in the case of an Additional Facility, include the relevant Additional Facility Notice).

Agreed Certain Funds Utilisation means, in respect of any Facility which all of the relevant Lenders providing such Facility have agreed shall be provided on a “certain funds basis” in accordance with the provisions of Clause 4.6 (Utilisations during the Agreed Certain Funds Period), a Utilisation made or to be made under the relevant Facility during the Agreed Certain Funds Period solely for any of the purposes agreed with the relevant Lenders providing such Facility.

Agreed Security Principles means the principles set out in Schedule 11 (Agreed Security Principles).

Amendment Letter means the amendment letter dated ___ January 2020.

Amendment Security Documents has the meaning given to the term “Security Documents” in the Amendment Letter.

Amortising Facility means an Additional Facility which is a Term Facility which is repayable by instalments (as set out in the applicable Additional Facility Notice).

Amortising Facility Commitment means any Commitment under an Amortising Facility.

Amortising Facility Loan means a Loan made or to be made under an Amortising Facility.

Amortising Facility Repayment Date means, in respect of an Amortising Facility, each date set out in the relevant Additional Facility Notice for that Additional Facility which is an Amortising Facility.

Amortising Facility Repayment Instalment means, in respect of an Additional Facility which is an Amortising Facility, each repayment instalment in relation to an Amortising Facility calculated and payable in accordance with the provisions of paragraph (a) of Clause 10.2 (Repayment of Additional Facility Loans) as amended pursuant to Clause 10.4 (Effect of Cancellation and Prepayment on Scheduled Repayments) or reallocated pursuant to Clause 10.5 (Allocation of Amortising Facility Repayment Instalments).

Ancillary Commencement Date means, in relation to an Ancillary Facility or Fronted Ancillary Facility (as the case may be) the date on which that Ancillary Facility or Fronted Ancillary Facility (as the case may be) is first made available, which date shall be a Business Day within the Availability Period for the relevant Revolving Facility.

Ancillary Commitment means, in relation to an Ancillary Lender and an Ancillary Facility, the maximum Base Currency Amount which that Ancillary Lender has agreed (whether or not subject to satisfaction of conditions precedent) to make available from time to time under an Ancillary Facility and which has been authorised as such under Clause 9 (Ancillary Facilities), in each case as notified by the Ancillary Lender to the Agent pursuant to Clause 9.2 (Availability) to the extent that amount is not cancelled or reduced under this Agreement or the Ancillary Documents relating to that Ancillary Facility and does not exceed that Ancillary Lender’s Commitment.

Ancillary Document means each document relating to or evidencing the terms of an Ancillary Facility or a Fronted Ancillary Facility (as the case may be).

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Ancillary Facility means any ancillary facility made available by an Ancillary Lender in accordance with Clause 9 (Ancillary Facilities).

Ancillary Facility Letter of Credit means:

(a)	a letter of credit in the form agreed between the relevant Borrower and Ancillary Lender or Fronted Ancillary Lender (as applicable); or

(b)

any guarantee, indemnity, documentary credit, performance bond or other instrument in a form requested by a Borrower (or the Company on its behalf) and agreed by the Ancillary Lender or Fronted Ancillary Lender (if applicable).

Ancillary Facility Loan means a loan made or to be made under any Ancillary Facility or the principal amount outstanding for the time being of that loan (including any amount which is outstanding prior to the relevant Ancillary Commencement Date).

Ancillary Facility Utilisation means an Ancillary Facility Loan or an Ancillary Facility Letter of Credit.

Ancillary Lender means each Lender (or Affiliate of a Lender) which makes available an Ancillary Facility in accordance with Clause 9 (Ancillary Facilities).

Ancillary Outstandings means, at any time:

(a)

in relation to an Ancillary Lender and an Ancillary Facility then in force the aggregate of the equivalents (as calculated by that Ancillary Lender) in the Base Currency of the following amounts outstanding under that Ancillary Facility:

(i)

the principal amount under each overdraft facility and on-demand short term loan facility (provided that, for the purposes of this definition, any amount of any outstanding utilisation under any BACS facility, other intra-day exposure facilities (or similar) made available by an Ancillary Lender shall be excluded, unless, in relation to that Ancillary Facility, otherwise agreed between the Company and the relevant Ancillary Lender);

(ii)	the principal amount of each guarantee, bond and letter of credit under that Ancillary Facility; and

(iii)

the amount fairly representing the aggregate exposure or equivalent outstanding (excluding interest and similar charges) of that Ancillary Lender under each other type of accommodation provided under that Ancillary Facility; and

(b)

in relation to a Fronted Ancillary Facility and Fronting Ancillary Lender or Fronted Ancillary Lender, the aggregate amounts (in the Base Currency as calculated by the relevant Fronting Ancillary Lender or Fronted Ancillary Lender) outstanding as referred to in paragraphs (a)(i), (a)(ii) and (a)(iii) above (where, for this purpose, references to Ancillary Lender shall be read as Fronting Ancillary Lender and Fronted Ancillary Lender, and references to Ancillary Facility should be read as Fronted Ancillary Facility) under that Fronted Ancillary Facility, in each case net of any credit balances on any account of any Borrower of an Ancillary Facility or Fronted Ancillary Facility with the Ancillary Lender or Fronting Ancillary Lender making available that Ancillary Facility or Fronted Ancillary Facility to the extent that the credit balances are freely available to be set off by that Ancillary Lender or Fronting Ancillary Lender against liabilities owed to it by that Borrower under that Ancillary Facility or Fronted Ancillary Facility and in each case as determined by such Ancillary Lender or Fronting Ancillary Lender and Fronted Ancillary Lender(s), acting reasonably and in accordance with the relevant Ancillary Document, or (if not provided for in the relevant Ancillary Document), after consultation with the relevant Borrower, in accordance with its normal banking practice and in accordance with the relevant Ancillary Document.

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For the purposes of this definition:

(i)

in relation to any amounts outstanding under that Ancillary Facility denominated in the Base Currency, the amount outstanding under that Ancillary Facility (determined as described in paragraphs (a) and (b) above) shall be used; and

(ii)

in relation to any amounts outstanding under an Ancillary Facility not denominated in the Base Currency, the equivalent (calculated as specified in the relevant Ancillary Document or, if not so specified, as the relevant Ancillary Lender or Fronting Ancillary Lender may specify, in each case in accordance with its usual practice at that time for calculating that equivalent in the Base Currency (acting reasonably)) of the amount of outstanding under that Ancillary Facility (determined as described in paragraphs (a) and (b) above) shall be used.

Annual Financial Statements means the annual audited consolidated financial statements of the Group delivered pursuant to paragraph (a)(i) of Clause 25.1 (Financial Statements).

Anti-Corruption Laws means all laws of any jurisdiction applicable to an Obligor from time to time prohibiting bribery or corruption or money laundering (including the Bribery Act 2010 and the United States Foreign Corrupt Practices Act of 1977).

Applicable Metric means any financial covenant, ratio or incurrence based permission, test, basket or threshold in the Finance Documents (including any financial definitions or components thereof and any basket, threshold or permission based on the calculation of Consolidated EBITDA, Consolidated Pro Forma EBITDA, Leverage Ratio and LTM EBITDA).

Applicable Test Date means:

(a)	in relation to determining or testing an Applicable Metric, at the election of the Company:

(i)

if no Financial Statements have yet been delivered since the Closing Date, (A) the Closing Date, with the Applicable Metric determined by reference to the financial information set out in the Listing Document or (B) the most recently ended calendar month from which the Company has sufficient available information so as to be able to determine any such Applicable Metric with such Applicable Metric determined by reference to such available information provided that such information is provided to the Agent;

(ii)

the most recent Test Date for which Financial Statements have been delivered pursuant to the terms of this Agreement, with the Applicable Metric determined by reference to such Financial Statements; or

(iii)

the most recently ended calendar month from which the Company has sufficient available information so as to be able to determine the Applicable Metric, with such Applicable Metric determined by reference to such available information provided that such information is provided to the Agent;

(b)

in relation to determining or testing any Applicable Metric for the purposes of paragraph (b)(i) of Clause 2.2 (Additional Facility) and/or determining whether an Event of Default has occurred and is continuing for the purposes of paragraph (b)(ii) of Clause 2.2 (Additional Facility), the most recent date elected by the Company (such date being the Applicable Reporting Date) prior to:

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(i)

the date of any letter or agreement (conditional or otherwise (including any documentation condition)) entered into by a member of the Group or an Affiliate thereof in relation to the provision of all or part of the applicable Additional Facility;

(ii)	the date of any debt instrument (subject to the terms and conditions therein) constituting, documenting or evidencing all or part of the applicable Additional Facility;

(iii)	the Additional Facility Commencement Date in respect of all or part of the applicable Additional Facility;

(iv)	the date of any incurrence of all or part of the applicable Additional Facility; and/or

(v)	if any of the proceeds of the Additional Facility are being incurred to finance (in whole or part) an acquisition (including of any assets, shares or other ownership interests) the date of:

(A)	any letter or agreement (conditional or otherwise (including any documentation condition)) entered into in relation to the making of such acquisition;

(B)	the sale and purchase agreement (or other similar document) in relation to that acquisition; and/or

(C)	the acquisition occurring,

with such Applicable Metric determined by reference to either: (I) the most recent set of Financial Statements which have been delivered pursuant to the terms of this Agreement prior to such Applicable Reporting Date or (II) the most recently ended calendar month from which the Company has sufficient available information so as to be able to determine such Applicable Metric prior to such Applicable Reporting Date provided that such information is provided to the Agent, and in each case, the Company may revoke such determination at any time and from time to time.

Approved Borrower Jurisdiction means Switzerland, Germany, UK, France, Luxembourg, the Netherlands and any other jurisdictions agreed with the Lenders participating in the relevant Utilisation.

Approved Existing Ancillary Facility means the ancillary facilities or other facilities of the type described in Clause 9.1 (Type of Facility) made available to the Group by a Lender which, prior to the Closing Date, are agreed and designated in writing as Approved Existing Ancillary Facilities by the Company and the Lender which will provide those ancillary facilities as Ancillary Facilities under this Agreement in place of a corresponding part of that Lender’s unutilised Revolving Facility Commitments.

Approved Funds means any Related Fund that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender.

Approved List means the list of lenders and potential lenders agreed by the Company and the Arrangers before the Closing Date and held by the Agent (as the same may be amended from time to time pursuant to paragraph (f) of Clause 29.2 (Conditions of assignment, transfer or sub-participation)).

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Assignment Agreement means an agreement substantially in the form set out in Schedule 5 (Form of Assignment Agreement) or any other form agreed between the relevant assignor, the relevant assignee and the Company, provided that if that other form does not contain an undertaking substantially similar to the undertaking set out in the form set out in Schedule 5 (Form of Assignment Agreement) it shall not be a Creditor/Agent Accession Undertaking as defined in, and for the purposes of, the Intercreditor Agreement.

Auditors means any firm of independent accountants appointed by the Company as its auditors from time to time.

Authorisation means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration, in each case, required by any applicable law or regulation.

Availability Period means:

(a)

in relation to the Original Term Facility, the period from (and including) the date of this Agreement to (and including) 11.59 p.m. (in London) on the earlier of (i) 30 April 2020 and (ii) the date on which the Company has notified the Agent that the Euronext Listing will not occur;

(b)

in relation to the Original Revolving Facility, the period from (and including) the Closing Date to (and including) the date falling one (1) Month prior to the Termination Date applicable to the Original Revolving Facility;

(c)

in relation to the Swingline Facility, the period from (and including) the Closing Date to (and including) the date that is one Month prior to the Termination Date in relation to the Swingline Facility; and

(d)

in relation to any Additional Facility, the period specified in the Additional Facility Notice relating to that Additional Facility (or as otherwise agreed by the relevant Borrower(s) (or the Company on its behalf) and the Additional Facility Lender(s) under that Additional Facility from time to time).

Available Commitment means, in relation to a Facility, a Lender’s Commitment under that Facility minus (subject to Clause 9.8 (Affiliates of Lenders) and as set out below):

(a)

the Base Currency Amount of its participation in any outstanding Utilisations (including Letters of Credit and L/C Loans) under that Facility and, in the case of a Revolving Facility only, the Base Currency Amount of the aggregate of its (and its Affiliate’s) Ancillary Commitments, Fronted Ancillary Commitments and Fronting Ancillary Commitments and the aggregate of its participation in any outstanding Swingline Loans; and

(b)

in relation to any proposed Utilisation, the Base Currency Amount of its participation in any other Utilisations that are due to be made under that Facility on or before the proposed Utilisation Date and, in the case of a Revolving Facility only, the Base Currency Amount of its (and its Affiliate’s) Ancillary Commitment, Fronted Ancillary Commitment and Fronting Ancillary Commitment (which in the case of a multi-account overdraft, for the purpose of this definition, shall be the Designated Net Amount) in relation to any new Ancillary Facility or Fronted Ancillary Facility that is due to be made available on or before the proposed Utilisation Date and aggregate of its participation in any Swingline Loans that are due to be made on or before the proposed Utilisation Date, provided that for the purposes of calculating a Lender’s Available Commitment in relation to any proposed Utilisation under a Revolving Facility and Swingline Facility only, the following amounts shall not be deducted from a Lender’s Commitment under that Revolving Facility:

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(i)	that Lender’s (or its Affiliate’s) participation in any Revolving Facility Utilisations or Swingline Loans that are due to be repaid or prepaid on or before the proposed Utilisation Date; and

(ii)

that Lender’s (or its Affiliate’s) Ancillary Commitments, Fronted Ancillary Commitments or Fronting Ancillary Commitments to the extent that they are due to be reduced or cancelled on or before the proposed Utilisation Date.

Available Facility means, in relation to a Facility, the aggregate for the time being of each Lender’s Available Commitment in respect of that Facility.

Bail-In Action means the exercise of any Write-down and Conversion Powers.

Bail-In Legislation means, in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time.

Bank Levy means any amount payable by any Finance Party or any of its Affiliates on the basis of, or in relation to, its balance sheet or capital base or any part of that person or its liabilities or minimum regulatory capital or any combination thereof including the United Kingdom bank levy as set out in the Finance Act 2011, the French taxe bancaire de risque systémique as set out in Article 235 ter ZE of the French Code général des impôts, the French taxe pour le financement du fonds de soutien as set out by Article 235 ter ZE bis of the French Code général des impôts, the German bank levy as set out in the German Restructuring Fund Act 2010 (Restrukturierungsfondsgesetz) (as amended), the Dutch bank levy as set out in the Dutch Bank Levy Act (Wet bankenbelasting), the Swedish bank levy (Sw. Resolutionsavgift) as set out in the Swedish Act on Resolution (Sw. lag (2015:1016 lag om resolution)), the Spanish bank levy (Impuesto sobre los Depósitos en las Entidades de Crédito) as set out in the Law 16/2012 of 27 December 2012, the Danish bank levy as set out in Consolidated Act No. 917 of 8 July 2015 on the Danish Guarantee Scheme for Depositors and Investors (Da. Bekendtgørelse af lov om en indskyder- og investorgarantiordning), Executive Order No. 1483 of 2 December 2016 on the Danish Guarantee Scheme for Depositors and Investors (Da. Bekendtgørelse om en indskyder- og investorgarantiordning), Act No. 333 of 31 March 2015 on Restructuring and Resolution of Certain Financial Undertakings (Da. Lov om restrukturering og afvikling af visse finansielle virksomheder) and Executive Order No. 823 of 3 July 2015 on the Danish Resolution Fund (Da. Bekendtgørelse om Afviklingsformuen) and any other levy or tax in any jurisdiction levied on a similar basis or for a similar purpose or any financial activities taxes (or other taxes) of a kind contemplated in the European Commission consultation paper on financial sector taxation dated 22 February 2011 or the Single Resolution Mechanism set up by EU Regulation n°806/2014 of July 15, 2014 which has been enacted or which has been formally announced as proposed as at the date of this Agreement or (if applicable) in respect of any New Lender, as at the date that New Lender accedes as a New Lender to this Agreement.

Bank Surcharge means any bank surcharge or banking corporation tax surcharge as set out in the Finance (No. 2) Act 2015 and any other surcharge or tax of a similar nature implemented in any other jurisdiction.

Base Currency means:

(a)	for the Original Term Facility, the Original Revolving Facility and the Swingline Facility or in relation to any amount where paragraph (b) below is not applicable, euro;

(b)	in relation to any Additional Facility, as agreed between the Company and the applicable Additional Facility Lenders as set out in the relevant Additional Facility Notice.

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Base Currency Amount means:

(a)

in relation to a Utilisation for an amount in the Base Currency, the amount specified in the Utilisation Request delivered by a Borrower for that Utilisation (or, if the amount requested is not denominated in the Base Currency, that amount converted into the Base Currency at the Agent’s Spot Rate of Exchange on the date which is two (2) Business Days before the Utilisation Date or, if later, on the date the Agent receives the Utilisation Request in accordance with the terms of this Agreement);

(b)

in relation to an Ancillary Commitment, Fronted Ancillary Commitment or Fronting Ancillary Commitment the amount specified as such in the notice delivered to the Agent by the Company pursuant to Clause 9.2 (Availability) (or, if the amount specified is not denominated in the Base Currency, that amount converted into the Base Currency at the Agent’s Spot Rate of Exchange on the date which is three (3) Business Days before the Ancillary Commencement Date for that Ancillary Facility or Fronted Ancillary Facility or, if later, the date the Agent receives the notice of the Ancillary Commitment, Fronted Ancillary Commitment or Fronting Ancillary Commitment in accordance with the terms of this Agreement); and

(c)

in relation to an Additional Facility Commitment, the amount specified as such in the Additional Facility Notice delivered to the Agent by the Company pursuant to Clause 2.2 (Additional Facility) (or, if the amount specified is not denominated in the Base Currency, that amount of the Additional Facility converted into the Base Currency at the rate for the conversion of the Base Currency into the relevant currency of the non-euro Commitment which the Company and the Original Lenders of the Additional Facility (acting reasonably and in good faith) have used and have notified to the Agent for the purposes of calculating the Additional Facility Commitments in connection with such Additional Facility as at the Additional Facility Commencement Date for that Additional Facility or, if the Company and original Lenders of the Additional Facility have not notified the Agent of such conversion rate, the Agent’s Spot Rate of Exchange on the date which is three (3) Business Days before the Additional Facility Commencement Date for that Additional Facility or, if later, the date the Agent receives the notice of the Additional Facility in accordance with the terms of this Agreement), as adjusted to reflect any repayment, prepayment, consolidation or division of a Utilisation, or utilisation under an Ancillary Facility or Fronted Ancillary Facility or (as the case may be) cancellation or reduction of an Ancillary Facility or Fronted Ancillary Facility.

Board of Directors means with respect to (a) the Company, its board of directors as a group; (b) any corporation, the board of directors or managers, as applicable, of the corporation, or any duly authorized committee thereof; (c) any partnership, the board of directors or other governing body of the general partner of the partnership or any duly authorized committee thereof; and (d) any other person, the board or any duly authorized committee of such person serving a similar function. Whenever any provision of this Agreement requires any action or determination to be made by, or any approval or ratification of, a Board of Directors, such action, determination or approval shall be deemed to have been taken or made if approved or ratified, as the case may be, by a majority of the directors (excluding employee representatives, if any) on any such Board of Directors (whether or not such action or approval or ratification is taken as part of a formal board meeting or as a formal board approval or ratification).

Borrower means an Original Borrower or an Additional Borrower, unless it has ceased to be a Borrower in accordance with Clause 30 (Changes to the Obligors) and, in respect of an Ancillary Facility only, a Subsidiary of the Company that becomes a borrower of that Ancillary Facility in accordance with Clause 9.9 (Affiliates of Borrowers).

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Break Costs means the amount (if any) by which:

(a)

LIBOR, EURIBOR or IBOR (as applicable), if positive and disregarding any interest rate floor, for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(b)

the amount (if positive) which that Lender would be able to obtain by placing an amount equal to the principal amount of that Loan or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

Business Day means a day (other than a Saturday or Sunday) on which banks are open for general business in London, United Kingdom, Amsterdam, the Netherlands and Geneva, Switzerland:

(a)	(in relation to any date for payment or purchase of euro) any TARGET Day; and

(b)	(in relation to any date for payment or purchase of a currency other than euro) the principal financial centre of the country of that currency.

Cash Equivalent Investments means, at any time:

(a)

debt securities or other investments in marketable debt obligations issued or guaranteed by Australia, any member state of the European Union, Japan, Switzerland, the United Kingdom and the US or, in each case, any agency thereof and having not more than one (1) year to final maturity;

(b)	certificates of deposit, time deposits and overnight deposits and maturing within one year after the relevant date of calculation and issued by an Acceptable Bank;

(c)

any investment in marketable debt obligations issued or guaranteed by any government of a country which has a rating for its short term unsecured and non-credit enhanced debt obligations of A-3 or higher by S&P or F3 or higher by Fitch or P-3 or higher by Moody’s or by an instrumentality or agency of any such government having an equivalent credit rating, maturing within one year after the relevant date of calculation and not convertible or exchangeable to any other security;

(d)	commercial paper not convertible or exchangeable to any other security:

(i)	for which a recognised trading market exists;

(ii)	which matures within one (1) year after the relevant date of calculation; and

(iii)

which has a credit rating of either A-3 or higher by S&P or F3 or higher by Fitch or P-3 or higher by Moody’s, or, if no rating is available in respect of the commercial paper, the issuer of which has, in respect of its short term unsecured and non-credit enhanced debt obligations, an equivalent rating;

(e)

bills of exchange issued in Australia, any member state of the European Union, Japan, Switzerland, the United Kingdom and the US or, in each case, any agency thereof and eligible for rediscount at the relevant central bank and accepted by a bank (or their dematerialised equivalent);

(f)	any money market investment which:

(i)	is an investment in money market funds:

Project Globetrotter: IPO Facilities Agreement

(A)	with a credit rating of either A-3 or higher by S&P or F3 or higher by Fitch or P-3 or higher by Moody’s; or

(B)	which invest substantially all their assets in securities of the types described in paragraphs (a) to (e) above;

(ii)

is any other money market investment (including repurchase agreements) and substantially all of the assets or collateral in respect of that investment have a credit rating of either A-3 or higher by S&P or F3 or higher by Fitch or P-3 or higher by Moody’s; or

(iii)	can be turned into cash on not more than thirty (30) days’ notice; or

(g)	any other debt security approved by the Majority Lenders,

in each case which is not issued or guaranteed by any member of the Group.

Cash Management Services means any of the following: automated clearing house transactions, treasury, depository, credit or debit card, purchasing card, stored value card, electronic fund transfer services and/or cash management services, including controlled disbursement services, overdraft facilities, foreign exchange facilities, daylight facilities, deposit and other accounts and merchant services or other cash management arrangements in the ordinary course of business or consistent with past practice.

CEO means the chief executive officer of the Company or the Group or, if no chief executive officer is appointed, such other person fulfilling the functions of chief executive officer of the Company.

Certain Funds Period means the period from (and including) the date of this Agreement to (and including) the earlier of:

(a)	the date falling five (5) Business Days after the Closing Date; and

(b)	if the Closing Date has not occurred on or prior to such date:

(i)

with respect to the Additional Term Facility and the Additional Revolving Facility established pursuant to the Amendment Letter, the last day of the Availability Period of such Additional Term Facility; and

(ii)	with respect to the Original Term Facility and the Original Revolving Facility, the last day of the Availability Period of the Original Term Facility.

Certain Funds Utilisation means a Utilisation made or to be made under the Original Term Facility, the Original Revolving Facility, the New Term Facility, the New Revolving Facility or the Swingline Facility during the Certain Funds Period where such Utilisation is to be made solely for any of the purposes described in paragraphs (a) and (to the extent specified in the Funds Flow Statement) paragraph (b) of Clause 3.1 (Purpose) (and each such paragraph shall apply, mutatis mutandis, to each of the New Term Facility and the New Revolving Facility).

CFO means the chief financial officer or finance director of the Company or the Group or, if no chief financial officer or finance director is appointed, such other person fulfilling the functions of chief financial officer or finance director of the Company of the Group.

Change of Control means any person or group of persons acting in concert (other than any of the Permitted Holders and any person directly or indirectly controlled by any of them) who do not at such time control the Group acquires (directly or indirectly) beneficially more than fifty (50) per cent. of the issued voting share capital of the Company, other than in connection with any transaction or series of transactions in which the Company becomes the wholly owned subsidiary of a Parent

Project Globetrotter: IPO Facilities Agreement

Entity, and for the purposes of this definition, acting in concert means a group of persons who, pursuant to an agreement or understanding (whether formal or informal), actively co-operate, through the acquisition and/or ownership of voting shares in the Company, to obtain or consolidate control (directly or indirectly) of the Company or any Parent Entity provided that the persons voting in the same or consistent manner at any general meeting of the Company or any Parent Entity will not be considered to be acting in concert by virtue only of exercising their votes in such manner.

Charged Property has the meaning given to that term in the Intercreditor Agreement but excluding the assets subject to the Topco Independent Transaction Security (as defined therein).

Clean-Up Period has the meaning given to it in Clause 28.13 (Clean-Up Period).

Closing Date means the earlier of (a) the date on which the first Utilisation of the Original Term Facility occurs and (b) the date on which the first Utilisation of the New Term Facility occurs.

Code means the US Internal Revenue Code of 1986, as amended.

Commitment means a Term Facility Commitment, a Revolving Facility Commitment, a Swingline Commitment or an Additional Facility Commitment.

Company means (a) prior to the Listing Holding Company Accession Date, the Original Company or (b) on and after the Listing Holding Company Accession Date, the Listing Holding Company.

Compliance Certificate means a certificate substantially in the form set out in Schedule 8 (Compliance Certificate) and delivered by the Company to the Agent under Clause 25.2 (Compliance Certificates) or such other form as agreed by the Agent and the Company (in each case acting reasonably).

Confidential Information means all information relating to the Company, any Obligor, the Group, the Investors, the Finance Documents, or a Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or a Facility from either:

(a)	the Company, any member of the Group or any of their respective advisers; or

(b)	another Finance Party, if the information was obtained by that Finance Party directly or indirectly from the Company, any member of the Group or any of its advisers,

in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that:

(i)	is or becomes public information other than as a direct or indirect result of any breach by that Finance Party or any of its Affiliates of Clause 41 (Confidentiality);

(ii)	is identified in writing at the time of delivery as non-confidential by the Company, any member of the Group or any of its advisers; or

(iii)

is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Company or the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality.

Project Globetrotter: IPO Facilities Agreement

Confidentiality Undertaking means a confidentiality undertaking substantially in a recommended form of the LMA on the date of this Agreement or in any other form agreed between the Company and the Agent, and in any case capable of being relied upon by, and not capable of being materially amended without the consent of, the Company.

Consolidated EBITDA has the meaning given to that term in Clause 26.1 (Financial definitions).

Consolidated Pro Forma EBITDA has the meaning given to that term in Clause 26.1 (Financial definitions).

Declared Default means an Event of Default has occurred and is continuing and in respect of which the Agent (acting on the instructions of the Super Majority Lenders) has served a notice on the Company in accordance with the provisions of Clause 28.12 (Acceleration) under paragraphs (a)(i) or (a)(ii) of such Clause for the immediate repayment and cancellation of a Facility (and the notice in relation to such demand for immediate repayment and cancellation has not been withdrawn, cancelled or otherwise ceased to have effect).

Default means an Event of Default or an event which would (with the expiry of a grace period or the giving of notice provided for in Clause 28 (Events of Default) or any combination of the foregoing) be an Event of Default, provided that any such event or circumstance which requires the satisfaction of a condition as to materiality before it becomes an Event of Default shall not be a Default unless that condition is satisfied.

Defaulting Lender means any Lender:

(a)

which has failed to make its participation in a Loan available or has notified the Agent or the Company that it will not make its participation in a Loan available by the Utilisation Date of that Loan in accordance with Clause 5.4 (Lenders’ participation) or has failed to provide cash collateral (or has notified the Issuing Bank or the Company that it will not provide cash collateral) in accordance with Clause 7.4 (Cash collateral by Non-Acceptable L/C Lender);

(b)	which has otherwise rescinded or repudiated a Finance Document;

(c)

which is a Non-Consenting Lender and which has failed to assist with any step required to implement the Obligors’ Agent right to prepay that Non-Consenting Lender or to replace that Non-Consenting Lender pursuant to and as contemplated by Clause 40.7 (Replacement of Lender) within three (3) Business Days of a request to do so by the Obligors’ Agent;

(d)

which is an Issuing Bank which has failed to issue a Letter of Credit (or has notified the Agent or the Company (which has notified the Agent) that it will not issue a Letter of Credit) in accordance with Clause 6.5 (Issue of Letters of Credit) or which has failed to pay a claim (or has notified the Agent or the Company (which has notified the Agent) that it will not pay a claim) in accordance with (and as defined in) Clause 7.2 (Claims under a Letter of Credit); or

(e)	with respect to which (or any Holding Company of which) an Insolvency Event has occurred and is continuing,

unless, in the case of paragraph (a) above:

(i)	its failure to pay or provide cash collateral is caused by administrative or technical error or a Disruption Event and payment is made within three (3) Business Days of its due date; or

(ii)	the Lender is disputing in good faith whether it is contractually obliged to make the payment or provide the cash collateral in question.

Project Globetrotter: IPO Facilities Agreement

Designated Gross Amount has the meaning given to that term in Clause 9.2 (Availability).

Designated Net Amount has the meaning given to that term in Clause 9.2 (Availability).

Disruption Event means either or both of:

(a)

a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facilities (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)	from performing its payment obligations under the Finance Documents; or

(ii)	from communicating with other Parties in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

EBITDA has the meaning given to that term in the definition of Guarantor Coverage Test.

EEA Member Country means any member state of the European Union, Iceland, Liechtenstein and Norway and any other country that becomes a member of the European Economic Area on or after the date of this Agreement.

Equity Contribution means:

(a)

any subscription for shares issued by, and any capital contributions (including by way of premium and/or contribution to the capital reserves) to, the Company (but excluding any such amounts funded from the proceeds of any Financial Indebtedness of any Parent Entity which is guaranteed by any member of the Group); and/or

(b)	any loans, notes, bonds or like instruments issued by or made to the Company which are expressly subordinated in right of payment to the Facilities.

Equity Investors means:

(a)	the Initial Investors;

(b)	the Management Investors; and / or

(c)	any other persons or group of persons approved by the Majority Lenders (acting reasonably).

EU Bail-In Legislation Schedule means the document described as such and published by the Loan Market Association (or any successor person) from time to time.

EURIBOR means, in relation to any Loan in euro:

(a)	the applicable Screen Rate;

Project Globetrotter: IPO Facilities Agreement

(b)	(if no Screen Rate is available for the Interest Period of that Loan) the Interpolated Screen Rate for that Loan; or

(c)	if:

(i)	no Screen Rate is available for the Interest Period of that Loan; and

(ii)	it is not possible to calculate an Interpolated Screen Rate for that Loan,

the Reference Bank Rate,

as of, the Specified Time on the Quotation Day for euro and for a period equal in length to the Interest Period of that Loan and, in each case, if any such rate applicable to:

(A)	an Original Term Facility Loan, Original Revolving Facility Loan or a Swingline Loan is below zero (0), EURIBOR for such Loan will be deemed to be zero (0); and

(B)

an Additional Facility Loan is below any percentage agreed with the relevant Additional Facility Lenders in the Additional Facility Notice for those Additional Facility Commitments, EURIBOR will be deemed to be such percentage rate specified in such Additional Facility Notice.

Event of Default means any event or circumstance specified as such in Clause 28 (Events of Default).

Euronext Listing means a listing or an admission to trading of all or any part of the share capital of the Original Company on the Euronext Amsterdam.

Excluded Jurisdiction has the meaning given to that term in Schedule 11 (Agreed Security Principles).

Excluded Swap Obligation has the meaning given to that term in the Intercreditor Agreement.

Excluded Lender has the meaning given to that term in Clause 40.6 (Non-Responding Lender (Snooze you lose)).

Exclusion Date has the meaning given to that term in paragraph (a) of Clause 40.6 (Non-Responding Lender (Snooze you lose)).

Existing Ancillary Facility means an “Ancillary Facility” issued under and as defined in the Existing Debt Facility.

Existing Debt means the outstanding indebtedness of the Group existing immediately prior to the Closing Date under (i) an Existing Debt Financing, and (ii) hedging agreements in relation to an Existing Debt Financing which are to be terminated (as contemplated in the Funds Flow Statement) as a result of and on or about the time of the Closing Date.

Existing Debt Facility means the senior facilities agreement dated 26 July 2012 (as amended from time to time) and made between, among others, Global Blue Finance S.à r.l. and RBC Europe Limited as agent and as security agent.

Existing Debt Financing means:

(a)	the Existing Debt Facility; and

Project Globetrotter: IPO Facilities Agreement

(b)

any other debt financing made available to the Group and existing immediately prior to the Closing Date which is to be repaid and/or prepaid on or after the Closing Date as identified in the Funds Flow Statement.

Existing Letter of Credit means any “Letter of Credit” or “Bank Guarantee” under and as defined in the Existing Debt Facility which is issued on behalf of the Group by a Lender which is an Issuing Bank under this Agreement, and which is, on or prior to the Closing Date, agreed and designated in writing as an Existing Letter of Credit by the Company and the Issuing Bank which will provide such Letter of Credit under a Revolving Facility.

Expiry Date means, for a Letter of Credit, the last day of its Term.

Facility means a Term Facility, a Revolving Facility, the Swingline Facility and any Additional Facility.

Facility Office means, in respect of a Lender, Finance Party or an Issuing Bank, the office or offices notified by a Lender, Finance Party or the Issuing Bank to the Agent in writing on or before the date it becomes a Lender, Finance Party or the Issuing Bank (or, following that date, by not less than five (5) Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement.

FATCA means:

(a)	sections 1471 to 1474 of the US Internal Revenue Code of 1986 or any associated regulations;

(b)

any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or

(c)

any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

FATCA Application Date means:

(a)	in relation to a withholdable payment described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014;

(b)

in relation to a withholdable payment described in section 1473(1)(A)(ii) of the Code (which relates to gross proceeds from the disposition of property of a type that can produce interest from sources within the US), the first date from which such payment may become subject to a deduction or withholding required by FATCA; or

(c)

in relation to a passthru payment described in section 1471(d)(7) of the Code not falling within paragraph (a) or (b) above, the first date from which such payment may become subject to a deduction or withholding required by FATCA.

FATCA Deduction means a deduction or withholding from a payment under a Finance Document required by FATCA.

FATCA Exempt Party means a Party that is entitled to receive payments free from any FATCA Deduction.

Fee Letter means:

Project Globetrotter: IPO Facilities Agreement

(a)	the fee letter dated 30 September 2019 from the Arrangers to the Company;

(b)

any letter or letters dated on or about the date of this Agreement between any of (i) the Arrangers and the Company, (ii) the Agent and the Company, (iii) the Security Agent and the Company, or (iv) the Issuing Bank and the Company, setting out any of the fees referred to in Clause 17 (Fees); and

(c)

any agreement setting out fees payable to a Finance Party referred to in paragraph (o) of Clause 2.2 (Additional Facility), paragraph (e) of Clause 2.3 (Increase), Clause 17.4 (Agent and Security fees) or Clause 17.6 (Interest, commission and fees on Ancillary Facilities) of this Agreement or under or in relation to any other Finance Document.

Finance Document means this Agreement, any Accession Letter, each Additional Facility Notice, each Additional Facility Lender Accession Letter, any Ancillary Document, any Fee Letter, each Increase Confirmation, the Intercreditor Agreement, any Resignation Letter, any Transaction Security Document, any Utilisation Request and any other document designated as a Finance Document by the Agent and the Company.

Finance Party means the Agent, each Arranger, the Security Agent, a Lender, each Issuing Bank or any Ancillary Lender, Fronted Ancillary Lender or Fronting Ancillary Lender.

Financial Half-Year has the meaning given to that term in Clause 26.1 (Financial definitions).

Financial Indebtedness means any indebtedness for or in respect of (without double counting):

(a)	moneys borrowed;

(b)

any amount raised by acceptance under any acceptance credit or bill discounting facility or dematerialised equivalent (other than to the extent the same is discounted or factored on a non-recourse basis or where recourse is limited to customary warranties and indemnities);

(c)	any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument, excluding, in each case, any Trade Instruments;

(d)

receivables sold or discounted (other than any receivables to the extent they are sold or discounted on a non recourse basis or where recourse is limited to customary warranties and indemnities) and only to the extent of any recourse;

(e)

any Treasury Transaction (and, when calculating the value of any Treasury Transaction, only the marked to market net value (or, if any actual amount is due as a result of the termination or close out of that Treasury Transaction, that amount) shall be taken into account);

(f)

amounts raised by any issue of shares which are expressed to be redeemable mandatorily or at the option of the holder prior to the date which is the last Termination Date in respect of the Facilities or which are otherwise classified as borrowings under the Accounting Principles;

(g)

any counter indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution in respect of an underlying liability (excluding any Trade Instruments) of an entity which is not a member of the Group which liability would fall within one of the other paragraphs of this definition;

Project Globetrotter: IPO Facilities Agreement

(h)	any amount of any liability under an advance or deferred purchase agreement if:

(i)	one of the primary reasons behind the entry into the agreement is to raise finance or to finance the acquisition or construction of the asset or service in question; and

(ii)

the agreement is in respect of the supply of assets or services and payment is due from the relevant member of the Group more than six months after the date of supply to it or is due to the relevant member of the Group more than six months before the date of supply to it, save where the amount results from the delayed or non-satisfaction of contract terms by the supplier, from a dispute carried out in good faith or from contract terms establishing payment schedules tied to total or partial contract completion and/or the results of operational testing procedures and, for the avoidance of doubt, excluding earn outs and other contingent consideration arrangements;

(i)

any amount raised under any other transaction (including any forward sale or purchase agreement) required to be accounted for as a borrowing in accordance with the Accounting Principles excluding, in each case, any Trade Instruments; and

(j)	the amount of any liability in respect of any guarantee for any of the items referred to in paragraphs (a) to (i) above,

but excluding, in all cases, all pension-related or post-employment obligations or liabilities; any obligations in respect of workers’ compensation claims; any early retirement or termination obligations or social security or wage Taxes; any liabilities in connection with any tax sharing agreement, profit and loss pooling or tax group or fiscal unity including any joint and several liability or any netting or set-off arrangement arising in each case by operation of law as a result of the existence or establishment of a Dutch fiscal unity (fiscale eenheid) or any analogous arrangement in any other jurisdiction in each case, of which a member of the Group is or becomes a member; intra-day exposures; indebtedness in respect of any lease, concession or licence; Financial Indebtedness arising under Treasury Transactions except to the extent included in paragraph (e) above; obligations in respect of any licence, permit or other approval (or guarantees given in respect of such obligations) arising in the ordinary course of business; Cash Management Services; in respect of Trade Instruments and trade credit on normal commercial terms; contingent obligations incurred in the ordinary course of business; any accrued liabilities in the ordinary course of business; any advance payments or prepayment of deposits by customers in the ordinary course of business; in connection with the purchase by the Company or any Subsidiary of any business, any post-closing payment adjustments to which the seller (or an affiliate thereof) may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing (including, for the avoidance of doubt, earn outs and other contingent consideration arrangements); Equity Contributions; and so that, where the amount of Financial Indebtedness falls to be calculated or where the existence (or otherwise) of any Financial Indebtedness is to be established Financial Indebtedness in respect of uncashed cheques issued by a member of the Group in the ordinary course of business shall not be taken into account.

Financial Statements means Annual Financial Statements and Half-Year Financial Statements.

Financial Year has the meaning given to that term in Clause 26.1 (Financial definitions).

Fitch means Fitch Ratings Inc., or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.

Fronted Ancillary Commitment means, in relation to a Fronted Ancillary Lender and a Fronted Ancillary Facility, the maximum Base Currency Amount of the Revolving Facility Commitment of that Fronted Ancillary Lender that is fronted under the Fronted Ancillary Facility as notified by the Fronting Ancillary Lender to the Agent pursuant to Clause 9.2 (Availability), such Fronted Ancillary Portion being equal to the proportion borne by that Fronted Ancillary Lender’s Available Commitment to the Available Facility (in each case in relation to the applicable Revolving Facility) on the date of such notification, to the extent that amount is not cancelled or reduced under this Agreement or the Ancillary Documents relating to that Fronted Ancillary Facility.

Project Globetrotter: IPO Facilities Agreement

Fronted Ancillary Facility has the meaning given to that term in Clause 9.2 (Availability).

Fronted Ancillary Facility Fee has the meaning given to that term in Clause 17.6 (Interest, commission and fees on Ancillary Facilities and Fronted Ancillary Facilities).

Fronted Ancillary Facility Fee Period has the meaning given to that term in Clause 17.6 (Interest, commission and fees on Ancillary Facilities and Fronted Ancillary Facilities).

Fronted Ancillary Lender has the meaning given to that term in Clause 9.2 (Availability).

Fronted Ancillary Portion means, in relation to a Fronted Ancillary Lender, the proportion which that Fronted Ancillary Lender’s commitment under a Fronted Ancillary Facility bears to all commitments under that Fronted Ancillary Facility.

Fronting Ancillary Commitment means, in relation to a Fronting Ancillary Lender and a Fronted Ancillary Facility, the maximum Base Currency Amount of that Fronted Ancillary Facility for which it is not indemnified by other Fronted Ancillary Lenders pursuant to paragraph (b) of Clause 9.15 (Fronted Ancillary Commitment Indemnities), as notified by the Fronting Ancillary Lender to the Agent pursuant to Clause 9.2 (Availability) to the extent that amount is not increased, cancelled or reduced under this Agreement or the Ancillary Documents relating to that Fronted Ancillary Facility.

Fronting Ancillary Lender has the meaning given to that term in Clause 9.2 (Availability).

Funds Flow Statement means a funds flow statement in the agreed form.

Gross Outstandings means, in relation to a multi-account overdraft, the Ancillary Outstandings of that multi-account overdraft but calculated on the basis that the wording in the definition of “Ancillary Outstandings” permitting the netting of credit balances were deleted.

Group means the Company and each of its Subsidiaries from time to time.

Group Initiative has the meaning given to that term in Clause 26.1 (Financial definitions).

Guarantee Limitations means, in respect of any Obligor and any payments such Obligor is required to make in its capacity as a guarantor or as the provider of an indemnity or as debtor of costs or disbursements or with respect to any other payment obligation under this Agreement or any other Finance Document, the limitations and restrictions applicable to such entity pursuant to Clause 23.11 (Guarantee Limitations - General) to 23.13 (Guarantee Limitations: Excluded Swap Obligations) (inclusive) and the relevant Accession Letter applicable to such Additional Guarantor.

Guarantor means each Original Guarantor or an Additional Guarantor, unless it has ceased to be a Guarantor in accordance with Clause 30 (Changes to the Obligors).

Guarantor Coverage Test means confirmation that (without double counting) the aggregate earnings before interest, tax depreciation and amortisation (calculated on an last twelve Months basis on the same basis as Consolidated EBITDA but taking each entity on an unconsolidated basis (EBITDA) of the members of the Group which are Guarantors equals or exceeds eighty (80) per cent. of Consolidated EBITDA, provided that, for the purposes of calculating the Guarantor Coverage Test only:

(a)	to the extent any Guarantor generates negative EBITDA, such Guarantor shall be deemed to have zero EBITDA for the purposes of calculating the numerator of the Guarantor Coverage Test; and

Project Globetrotter: IPO Facilities Agreement

(b)	unless otherwise elected by the Company, to the extent that any member of the Group:

(i)	is not a Guarantor; and

(ii)	is incorporated in an Excluded Jurisdiction and/or is otherwise not required to (or is unable to) become a Guarantor due to legal prohibitions or in accordance with the Agreed Security Principles any EBITDA of such member of the Group (if positive) shall be excluded from the numerator and denominator for the purposes of calculating the Guarantor Coverage Test.

Half-Year Financial Statements means the unaudited consolidated financial statements of the Group delivered pursuant to paragraph (a)(ii) of Clause 25.1 (Financial Statements).

Holding Company means, in relation to a person, any other person in respect of which it is a Subsidiary.

IBOR means, in relation to any Loan denominated in a Non-LIBOR Currency:

(a)	the applicable Screen Rate;

(b)	(if no Screen Rate is available for the currency or Interest Period of that Loan) the Interpolated Screen Rate for that Loan; or

(c)	if:

(i)	no Screen Rate is available for the currency or Interest Period of that Loan; and

(ii)	it is not possible to calculate an Interpolated Screen Rate for that Loan,

the Reference Bank Rate,

as of, in the case of paragraphs (a) and (c) above, the Specified Time on the Quotation Day for the currency of that Loan and a period equal in length to the Interest Period of that Loan and if any such rate applicable to:

(A)	an Original Revolving Facility Loan or a Swingline Loan, is below zero (0), IBOR for such Loan will be deemed to be zero (0); and

(B)

an Additional Facility Loan is below the percentage agreed with the relevant Additional Facility Lenders in the Additional Facility Notice for those Additional Facility Commitments, IBOR will be deemed to be such percentage rate specified in such Additional Facility Notice.

IFRS means international accounting standards within the meaning of IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements.

Impaired Agent means the Agent at any time when:

(a)	it has failed to make (or has notified a Party that it will not make) a payment required to be made by it under the Finance Documents by the due date for payment;

(b)	the Agent otherwise disaffirms, rescinds or repudiates a Finance Document or any term thereof;

(c)	(if the Agent is also a Lender) it is a Defaulting Lender under paragraph (a) or (b) of the definition of Defaulting Lender; or

Project Globetrotter: IPO Facilities Agreement

(d)	an Insolvency Event has occurred and is continuing with respect to the Agent,

unless, in the case of paragraph (a) above:

(i)	its failure to pay is caused by administrative or technical error or a Disruption Event and payment is made within three (3) Business Days of its due date; or

(ii)	the Agent is disputing in good faith whether it is contractually obliged to make the payment in question.

Increase Confirmation means a confirmation substantially in the form set out in Schedule 12 (Form of Increase Confirmation) or in any other form agreed between the Agent and the Company (in each case acting reasonably).

Increase Lender has the meaning given to that term in Clause 2.3 (Increase).

Increased Costs Lender means a Lender or an Issuing Bank to whom any Obligor becomes obligated to any amount pursuant to Clause 11.1 (Illegality), Clause 16.2 (Market disruption), Clause 18 (Taxes) or Clause 19 (Increased Costs).

Industry Competitor means any person or entity (or any of its Affiliates or a person acting on behalf of or on the instructions of or for the account of such person or entity) which is a competitor (or whose business is similar or related to that) of a member of the Group and any controlling shareholder of a competitor (or whose business is similar or related to that) of a member of the Group, provided that this shall not include any person or entity (or any of its Affiliates) which is a bank, financial institution or trust, fund or other entity whose principal business or material activity is investing in debt where any information made available under the Finance Documents is not disclosed or made available to such person or entity (or any of its Affiliates).

Information Package means the document in the form approved by the Company concerning the Group, prepared and distributed by the Arrangers to selected financial institutions prior to the date of this Agreement.

Initial Investors means Silver Lake Technology Management, LLC and/or any affiliate and/or Silver Lake Group, LLC and/or any affiliate (together, Silver Lake) and/or Partners Group AG and/or any affiliate (Partners Group) and/or any investment vehicle, trust, fund, partnership, company, co-investment scheme or other entity managed, advised, owned and/or controlled directly or indirectly by Silver Lake or Partners Group and/or, in each case, any affiliate thereof.

For the purpose of the definition of “Initial Investor” an “affiliate” shall mean, with respect to a person (the First Person):

(a)	any general partner, manager or investment advisor of the First Person;

(b)	another person that, directly or indirectly through one or more intermediaries, controls, manages or is controlled or managed by, or is under common control or management with, the First Person;

(c)	a pooled investment vehicle organised by the First Person (or an affiliate thereof) the investments of which are directed by the First Person;

(d)	a fund organised by the First Person for the benefit of the First Person’s (or any of its affiliates’) partners, officers or employees or their dependants; or

(e)	a successor trustee or nominee for, or a successor by re-organisation of, a trust.

Project Globetrotter: IPO Facilities Agreement

Insolvency Event means, in relation to a Finance Party, the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of that Finance Party or all or substantially all of that Finance Party’s assets or any analogous procedure or step being taken in any jurisdiction with respect to that Finance Party.

Intercreditor Agreement means the intercreditor agreement dated ___ 2020 and made between, among others, the Company, the Original Debtors (as defined therein) and RBC Europe Limited as security agent.

Interest Period means, in relation to a Loan, each period determined in accordance with Clause 15 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 14.3 (Default interest).

Internal Revenue Code means the US Internal Revenue Code of 1986.

Interpolated Screen Rate means, in relation to EURIBOR, LIBOR or IBOR for any Loan, the rate (rounded to the same number of decimal places as the two relevant Screen Rates) which results from interpolating on a linear basis between:

(a)	the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of that Loan; and

(b)	the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of that Loan,

each as of the Specified Time for the currency of that Loan.

Investors means the Initial Investors and any other person holding (directly or indirectly) any issued share capital of the Company from time to time.

Issuing Bank means the Original Issuing Bank and any Party which has notified the Agent that it has agreed to the Company’s request to be an Issuing Bank pursuant to the terms of this Agreement (and if more than one such Party has so agreed, such Parties shall be referred to, whether acting individually or together, as the Issuing Bank) provided that, in respect of a Letter of Credit issued or to be issued pursuant to the terms of this Agreement, the Issuing Bank shall be the Issuing Bank which has issued or agreed to issue that Letter of Credit.

Issuing Bank Accession Agreement means a document substantially in the form set out in Schedule 14 (Form of Issuing Bank Accession Agreement) or any other form agreed between the Agent and the Company (each acting reasonably).

Joint Venture means any joint venture entity or minority interest of a member of the Group, whether in or relating to a company, unincorporated firm, undertaking, association, joint venture or partnership or any other person in which a member of the Group directly or indirectly holds (or, upon making an initial investment, will hold) shares or other applicable ownership interests.

L/C Proportion means, in relation to a Revolving Facility Lender in respect of any Letter of Credit, the proportion (expressed as a percentage) borne by that Lender’s Available Commitment to the relevant Available Facility (in each case) under a Revolving Facility immediately prior to the issue of that Letter of Credit, adjusted to reflect any assignment or transfer under this Agreement to or by that Lender.

Legal Opinion means any legal opinion delivered to the Agent and/or the Security Agent under Clause 4.1 (Initial conditions precedent) or under Clause 30 (Changes to the Obligors) or at any other time in connection with the Finance Documents.

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Legal Reservations means:

(a)

the principle that certain remedies (including equitable remedies and remedies that are analogous to equitable remedies in the applicable jurisdictions) may be granted or refused at the discretion of a court, the principles of reasonableness and fairness, the limitation of enforcement by laws relating to bankruptcy, insolvency, liquidation, reorganisation, court schemes, moratoria, administration, examinership and other laws generally affecting the rights of creditors and similar principles or limitations under the laws of any applicable jurisdiction;

(b)

the time barring of claims under applicable limitation laws (including the Limitation Acts) and defences of acquiescence, set-off or counterclaim and the possibility that an undertaking to assume liability for or indemnify a person against non-payment of stamp duty may be void and defences of set-off or counterclaim or acquiescence and similar principles or limitations under the laws of any applicable jurisdiction;

(c)

the principle that in certain circumstances Security granted by way of fixed charge may be recharacterised as a floating charge or that Security purported to be constituted as an assignment may be recharacterised as a charge;

(d)	the principle that additional or default interest imposed pursuant to any relevant agreement may be held to be unenforceable on the grounds that it is a penalty and thus void;

(e)	the principle that a court may not give effect to an indemnity for legal costs incurred by an unsuccessful litigant;

(f)	the principle that the creation or purported creation of Security over:

(i)	any asset not beneficially owned by the relevant charging company at the date of the relevant security document; or

(ii)

any contract or agreement which is subject to a prohibition on transfer, assignment or charging may be void, ineffective or invalid and may give rise to a breach of the contract or agreement over which Security has purportedly been created;

(g)	the possibility that a court may strike out a provision of a contract from rescission or oppression, undue influence or similar reason;

(h)	the principle that a court may not give effect to any parallel debt provisions, covenants to pay or other similar provisions;

(i)	the principle that certain remedies in relation to regulated entities may require further approval from government or regulatory bodies or pursuant to agreements with such bodies;

(j)	similar principles, rights and defences under the laws of any relevant jurisdiction;

(k)	the principles of private and procedural laws of the relevant jurisdiction which affect the enforcement of a foreign court judgment;

(l)

the principle that in certain circumstances pre-existing Security purporting to secure an Additional Facility or any Facility (including in each case further advances) made in connection with a Structural Adjustment may be void, ineffective, invalid or unenforceable; and

(m)

any other matters which are set out as qualifications or reservations (howsoever described) as to matters of law of general application in the Legal Opinions including, financial assistance or capital protection concerns in relation to the Finance Documents reflected in the Legal Opinions.

Project Globetrotter: IPO Facilities Agreement

Lender means:

(a)	any Original Lender;

(b)	any Additional Facility Lender; and

(c)

any bank, financial institution, trust, fund or other entity which has become a Party as a Lender in accordance with Clause 2.2 (Additional Facility), Clause 2.3 (Increase) or Clause 29 (Changes to the Lenders),

which in each case has not ceased to be a Lender in accordance with the terms of this Agreement and provided that (among other things as provided by this Agreement) upon (i) termination in full of all Commitments of any Lender in relation to any Facility and (ii) payment in full of all amounts which then are due and payable to such Lender under that Facility, such Lender shall not be regarded as a Lender for that Facility for the purpose of determining whether any provision which requires consultation, consent, agreement or vote with any Lender (or any class thereof) has been complied with.

Lender Register has the meaning given to that term in paragraph (c) of Clause 29.8 (Copy of Transfer Certificate, Assignment Agreement, Increase Confirmation, Additional Facility Notice or Additional Facility Lender Accession Letter to the Company and maintenance of Lender Register).

Letter of Credit means:

(a)

a letter of credit, substantially in the agreed form set out in Schedule 10 (Form of Letters of Credit) or in any other form requested by the relevant Borrower (or the Company on its behalf) and agreed by the Issuing Bank; or

(b)	any guarantee, indemnity, documentary credit, performance bond or other instrument in a form requested by a Borrower (or the Company on its behalf) and agreed by the Issuing Bank.

Leverage Ratio has the meaning given to that term in Clause 26.1 (Financial definitions).

Liabilities has the meaning given to that term in the Intercreditor Agreement.

LIBOR means, in relation to any Loan (other than a Loan denominated in EUR or a Non-LIBOR Currency):

(a)	the applicable Screen Rate;

(b)	(if no Screen Rate is available for the currency or Interest Period of that Loan) the Interpolated Screen Rate for that Loan; or

(c)	if:

(i)	no Screen Rate is available for the currency or Interest Period of that Loan; and

(ii)	it is not possible to calculate an Interpolated Screen Rate for that Loan,

the Reference Bank Rate,

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as of, in the case of paragraphs (a) and (c) above, the Specified Time on the Quotation Day for the currency of that Loan and a period equal in length to the Interest Period of that Loan and if any such rate applicable to:

(A)	an Original Revolving Facility Loan or a Swingline Loan, is below zero (0), LIBOR for such Loan will be deemed to be zero (0); and

(B)

an Additional Facility Loan is below the percentage agreed with the relevant Additional Facility Lenders in the Additional Facility Notice for those Additional Facility Commitments, LIBOR will be deemed to be such percentage rate specified in such Additional Facility Notice.

Limitation Acts means the Limitation Act 1980 and the Foreign Limitation Periods Act 1984.

Listing Acquisition Agreement means a sale and purchase agreement, a merger agreement or any similar agreement between, amongst others, the Original Company or the Listing Holding Company and a special purpose acquisition company (or similar person) in connection with the transactions described in clause (ii) of the definition of Listing.

Listing Holding Company means any present or future, direct or indirect Holding Company of the Company.

Listing Holding Company Accession Date means the date of the accession of the Listing Holding Company to this Agreement as an Additional Guarantor and (at its sole option) an Additional Borrower in accordance with Clause 30 (Changes to the Obligors).

Listing means (i) in relation to a utilisation of the Original Term Facility or the Original Revolving Facility, the Euronext Listing or (ii) in relation to a utilisation of the New Term Facility and the New Revolving Facility, a merger (or another transaction or series of transactions) between the Original Company, the Listing Holding Company and/or an Affiliate of the Original Company or the Listing Holding Company and a special purpose acquisition company (or similar person) and/or an Affiliate of such person following which all or any part of the share capital of the Original Company or the Listing Holding Company or such Affiliate or such special purpose acquisition company (or similar person) or such Affiliate is listed or trades on the New York Stock Exchange or any other internationally recognised exchange or market.

Listing Document means a prospectus, offering memorandum, registration statement, proxy statement, joint registration and proxy statement or any similar or equivalent document filed with the Authority for the Financial Markets of the Netherlands, the Securities and Exchange Commission of the United States of America or any other applicable regulatory body, exchange or market (or in each case any successor thereto) in connection with the Listing.

LMA means the Loan Market Association.

Loan means a Term Loan, Revolving Facility Loan or a Swingline Loan.

Loan to Own/Distressed Investor means any person (including an Affiliate or a Related Fund of a Lender or any person on the Approved List) whose principal business, material activity or portfolio or investment strategy include any material investment in (a) loans or other debt securities purchased at less than par value, and/or (b) loans or other debt securities acquired with the intention of (or view to) owning the equity or gaining control of a business (directly or indirectly), provided that any Affiliate of such persons which are a deposit taking financial institution authorised by a financial services regulator to carry out the business of banking which holds a minimum rating equal to or better than “BBB” or “Baa2” (as applicable) according to at least two of Moody’s, S&P or Fitch which are managed and controlled independently where any information made available under the Finance Documents is not disclosed or made available to other Affiliates shall not, in each case, be a Loan to Own/Distressed Investor.

LTM EBITDA means, on any day:

(a)	Consolidated Pro Forma EBITDA as at the Applicable Test Date; or

Project Globetrotter: IPO Facilities Agreement

(b)

if no Compliance Certificate has yet been delivered under this Agreement, Consolidated Pro Forma EBITDA as determined by the Company for the most recently ended Relevant Period for which the Company has sufficient available information so as to be able to determine Consolidated Pro Forma EBITDA, provided that in the event any indebtedness, loan, investment, disposal, guarantee, payment or other transaction is committed, incurred or made (or, as the case may be, not made) by any member of the Group based on the amount of the LTM EBITDA as at any particular date, that indebtedness, loan, investment, disposal, guarantee, payment, non-payment or other transaction shall not constitute, or be deemed to constitute, or result in, a breach of any provision of this Agreement or the other Finance Documents if there is a subsequent change in the amount of the LTM EBITDA.

Major Default means any event or circumstance constituting an Event of Default that has occurred and is continuing under:

(a)	Clause 28.1 (Payment Default);

(b)	Clause 28.3 (Other obligations) insofar as it relates to a breach of any Major Undertaking;

(c)	Clause 28.4 (Misrepresentation) insofar as it relates to a breach of any Major Representation in any material respect;

(d)	Clauses 28.6 (Insolvency);

(e)	Clause 28.7 (Insolvency proceedings);

(f)	Clause 28.9 (Unlawfulness); and

(g)	Clause 28.10 (Repudiation),

in each case as it relates to:

(i)

in the case of a Certain Funds Utilisation, the Company or a Material Subsidiary (and excluding: (x) any procurement obligations on the part of the Company or any of the Material Subsidiaries with respect to any other person and (y) any failure to comply, breach or Default by any other member of the Group); and

(ii)

in the case of any other acquisition or investment or Agreed Certain Funds Utilisation, the Agreed Certain Funds Obligor(s) only (and excluding: (x) any procurement obligations on the part of the Agreed Certain Funds Obligor with respect to any other member of the Group or any Holding Company and (y) any failure to comply, breach or Default by any other member of the Group).

Major Representation means a representation or warranty under:

(a)	Clause 24.1 (Status);

(b)	Clause 24.2 (Binding obligations);

(c)	Clause 24.3 (Non-conflict with other obligations);

(d)	Clause 24.4 (Power and authority);

(e)	Clause 24.5 (Validity and admissibility in evidence); and

(f)	Clause 24.13 (Anti-Corruption Law/Sanctions),

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in each case as it relates to:

(i)

in the case of a Certain Funds Utilisation, the Company or a Material Subsidiary (and excluding: (x) any procurement obligations on the part of the Company or any of the Material Subsidiaries with respect to any other person and (y) any failure to comply, breach or Default by any other member of the Group); and

(ii)

in the case of any other acquisition or investment or Agreed Certain Funds Utilisation, the Agreed Certain Funds Obligor(s) only (and excluding: (x) any procurement obligations on the part of the Agreed Certain Funds Obligor with respect to any other member of the Group or any Holding Company and (y) any failure to comply, breach or Default by any other member of the Group).

Major Undertaking means an undertaking under:

(a)	Clause 27.3 (Restriction on Security); and

(b)	Clause 27.4 (Disposals),

in each case as it relates to:

(i)

in the case of a Certain Funds Utilisation, the Company or a Material Subsidiary (and excluding: (x) any procurement obligations on the part of the Company or any of the Material Subsidiaries with respect to any other person and (y) any failure to comply, breach or Default by any other member of the Group); and

(ii)

in the case of any other acquisition or investment or Agreed Certain Funds Utilisation, the Agreed Certain Funds Obligor(s) only (and excluding: (x) any procurement obligations on the part of the Agreed Certain Funds Obligor with respect to any other member of the Group or any Holding Company and (y) any failure to comply, breach or Default by any other member of the Group).

Majority Lenders means, at any time, subject to Clause 40.6 (Non-Responding Lender (Snooze you lose)) and Clause 40.8 (Disenfranchisement of Defaulting Lenders):

(a)

in the context of a proposed amendment or waiver in relation to a proposed utilisation of the Original Revolving Facility (other than a utilisation on the Closing Date) of any of the conditions to funding set out in Clause 4.2 (Further conditions precedent), an Original Revolving Facility Lender or Original Revolving Facility Lenders whose Original Revolving Facility Commitments aggregate more than 50 per cent. of the Total Original Revolving Facility Commitments (or, if the Total Original Revolving Facility Commitments have been reduced to zero, aggregated more than 50 per cent. of the Total Original Revolving Facility Commitments immediately prior to that reduction);

(b)

in the context of a proposed amendment or waiver in relation to a proposed utilisation of an Additional Facility of any of the conditions to funding set out in Clause 4.2 (Further conditions precedent), an Additional Facility Lender or Additional Facility Lenders whose Additional Facility Commitments in that Additional Facility aggregate more than 50 per cent. of the Additional Facility Commitments in that Additional Facility (or, if the Total Additional Facility Commitments in the applicable Additional Facility have been reduced to zero, aggregated more than 50 per cent. of the Total Additional Facility Commitments in the applicable Additional Facility immediately prior to that reduction); and

(c)

otherwise a Lender or Lenders whose Commitments aggregate more than 50 per cent. of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 50 per cent. of the Total Commitments immediately prior to that reduction),

Project Globetrotter: IPO Facilities Agreement

and in each applicable case, the amount of an Ancillary Lender’s Revolving Facility Commitment shall not be reduced by the amount of its Ancillary Commitment, Fronted Ancillary Commitment or Fronting Ancillary Commitment.

Management Investors means (a) members of the management team of the Group investing, or committing to invest, directly or indirectly, in the Company as at the Closing Date and any subsequent members of the management team of the Group who invest directly or indirectly in the Company from time to time and, in each case, any trust set up for the benefit of any member of management or their spouses or their descendants and (b) such entity as may hold shares transferred by departing members of the management team of the Group for future redistribution to the management team of the Group.

Margin means:

(a)	in relation to any Original Term Facility Loan, 2.00 per cent. per annum;

(b)	in relation to the Original Revolving Facility Loan, 1.75 per cent. per annum;

(c)	in relation to the Swingline Loan, 0.75 per cent. per annum; and

(d)

in relation to any Additional Facility Loan, the percentage rate per annum set out in the Additional Facility Notice relating to that Additional Facility (or as otherwise agreed by the relevant Borrower(s) and the Additional Facility Lender(s) under that Additional Facility from time to time);

provided that:

(i)

from the first day following the date on which the first Compliance Certificate is delivered to the Agent in accordance with the terms of this Agreement, the Margin for each Loan under the Original Term Facility and the Original Revolving Facility will be the percentage per annum set out below in the column in the table for the relevant Facility opposite that range;

Leverage Ratio	Original Term Facility (% per annum)	Original Revolving Facility (% per annum)	Swingline Facility (% per annum)
Greater than 4.00:1	2.75	2.50	1.50
Equal to or less than 4.00:1 but greater than 3.50:1	2.25	2.00	1.00
Equal to or less than 3.50:1 but greater than 3.00:1	2.00	1.75	0.75
Equal to or less than 3.00:1 but greater than 2.50:1	1.75	1.50	0.50
Equal to or less than 2.50:1 but greater than 2.00:1	1.50	1.25	0.25
Equal to or less than 2.00:1 but greater than 1.50:1	1.25	1.00	0.00
Equal to or less than 1.50:1	1.00	0.75	0.00

Project Globetrotter: IPO Facilities Agreement

and

(ii)

the Margin for each Loan under an Additional Facility will be the percentage per annum agreed with the Additional Facility Lenders and as indicated for that range in the Additional Facility Notice for those Additional Facility Commitments.

However:

(A)

any increase or decrease in the Margin for a Loan shall take effect on the date (the Reset Date) which is one (1) Business Day after receipt by the Agent of the Compliance Certificate for that Relevant Period pursuant to Clause 25.2 (Compliance Certificates) with no limit on the reduction or increase to be effected on any single Reset Date;

(B)

while an Event of Default under Clause 28.1 (Payment Default), Clause 28.6 (Insolvency), Clause 28.7 (Insolvency proceedings) or under Clause 28.3 (Other obligations) in respect of failure to deliver a Compliance Certificate when due under Clause 25.2 (Compliance Certificates) only (a Margin Event of Default), is continuing, the Margin for each Loan under the Original Term Facility, the Original Revolving Facility and the Swingline Facility shall be the highest percentage per annum set out above for a Loan under that Facility (or, in respect of any Additional Facility, the highest percentage rate per annum set out in the applicable Additional Facility Notice delivered by the Company in accordance with Clause 2.2 (Additional Facility) in respect of the relevant Additional Facility Commitments). Once that Margin Event of Default has been remedied or waived, the Margin for each Loan will be re-calculated on the basis of the most recently delivered Compliance Certificate and the terms of this definition “Margin” shall apply (on the assumption that on the date of the most recently delivered Compliance Certificate, no Margin Event of Default had occurred or was continuing) with any reduction in Margin resulting from such recalculation taking effect from the date of such remedy or waiver; and

(C)	for the purpose of determining the Margin, the Leverage Ratio and Relevant Period shall be determined in accordance with Clause 26.3 (Financial testing).

Market Disruption Event has the meaning given to that term in Clause 16.2 (Market disruption).

Material Adverse Effect means any event or circumstance which, in each case, after taking into account all mitigating factors or circumstances (including, any warranty, indemnity or other resources available to the Group or right of recourse against any third party with respect to the relevant event or circumstance and any obligation of any person in force to provide any additional equity investment):

Project Globetrotter: IPO Facilities Agreement

(a)	has a material adverse effect on:

(i)	the consolidated business, assets or financial condition of the Group (taken as a whole); or

(ii)	the ability of the Group (taken as whole) to perform its payment obligations under the Finance Documents; or

(b)

subject to the Legal Reservations and any Perfection Requirements, affects the validity or the enforceability of any of the Finance Documents to an extent which is materially adverse to the interests of the Finance Parties under the Finance Documents taken as a whole, and, in each case, if capable of remedy, is not remedied within thirty (30) Business Days of the earlier of (i) the Company becoming aware of the issue and (ii) the giving to the Company of written notice of the issue by the Agent.

Material Subsidiary means:

(a)	each Original Obligor; and

(b)

each member of the Group which has earnings before interest, tax, depreciation and amortisation (calculated on an unconsolidated basis and otherwise on the same basis as Consolidated EBITDA) representing five (5) per cent. or more of Consolidated Pro Forma EBITDA of the Group, provided that:

(i)	such calculation shall be determined by reference to the most recent Compliance Certificate supplied by the Company in respect of the latest Annual Financial Statements delivered to the Agent;

(ii)

each member of the Group which is incorporated in an Excluded Jurisdiction and/or is otherwise not required to (or is unable to) become a Guarantor in accordance with the Agreed Security Principles will not be considered a Material Subsidiary for the purposes of Clause 27.9 (Guarantor Coverage and Material Subsidiaries); and

(iii)	a certification by the Company that a member of the Group is or is not a Material Subsidiary shall, in the absence of manifest error, be conclusive and binding on all Parties.

Month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)

(subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(b)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(c)	if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

The rules in paragraphs (a) to (c) above will only apply to the last month of any period.

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Moody’s means Moody’s Investors Service, Inc. or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.

Net Outstandings means, in relation to a multi-account overdraft, the Ancillary Outstandings of that multi-account overdraft.

New Lender has the meaning given to that term in Clause 29.1 (Assignments and Transfers by Lenders).

New Revolving Facility has the meaning give to that term in the Amendment Letter.

New Term Facility has the meaning give to that term in the Amendment Letter.

Non-Acceptable L/C Lender means a Lender under a Revolving Facility which:

(a)

is not an Acceptable Bank within the meaning of paragraph (a) of the definition of Acceptable Bank (other than (i) an Arranger or Original Lender; (ii) any Affiliate of an Arranger or Original Lender; or (iii) a Lender which the relevant Issuing Bank (acting reasonably) has agreed is acceptable to it notwithstanding that fact);

(b)	is a Defaulting Lender; or

(c)

has failed to make (or has notified the Agent that it will not make) a payment to be made by it under Clause 7.3 (Indemnities) or Clause 31.11 (Lenders’ indemnity to the Agent) or any other payment to be made by it under the Finance Documents to or for the account of any other Finance Party in its capacity as Lender by the due date for payment unless the failure to pay falls within the description of any of those items set out at paragraphs (i) or (ii) of the definition of Defaulting Lender.

Non-Consenting Lender means:

(a)

any Lender which does not agree to (or fails to accept or reject) a request by the end of the period of ten (10) Business Days (or any other period of time agreed between the Company and the Agent) in accordance with Clause 40.6 (Non-Responding Lender (Snooze you lose)) for a consent to, a departure from, or waiver or amendment of, any provision of the Finance Documents which has been requested by the Company directly or through the Agent where the requested consent, waiver or amendment has been approved by the Majority Lenders (or greater than 50 per cent. of Commitments of the required Lenders forming part of an affected class of Lenders); or

(b)	any Lender whose Commitment has been excluded in relation to any request pursuant to Clause 40.6 (Non-Responding Lender (Snooze you lose)).

Non-Funding Lender means any Lender which:

(a)	has refused or failed to participate in any Utilisation it is obliged to make under this Agreement; and/or

(b)	has given notice to the Company or the Agent that it will not make, or has disaffirmed or repudiated an obligation to participate in, any Utilisation it is obliged to make under this Agreement; and/or

(c)	has otherwise rescinded or repudiated a Finance Document or any term of the Finance Documents; and/or

(d)	is otherwise a Defaulting Lender.

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Non-LIBOR Currency means any Optional Currency for which the Agent determines there is no applicable LIBOR rate.

Non-Obligor means a member of the Group that is not an Obligor.

Non-Qualifying Bank means any person that is not or ceases to be a Qualifying Bank.

Obligor means a Borrower or a Guarantor.

Obligors’ Agent means the Company or such other person appointed to act on behalf of each Obligor in relation to the Finance Documents pursuant to Clause 2.6 (Obligors’ Agent).

OFAC means the Office of Foreign Assets Control of the United States Department of the Treasury (or any successor thereto).

Optional Currency means a currency (other than the Base Currency) which complies with the conditions set out in Clause 4.3 (Conditions relating to Optional Currencies).

Original Accounting Principles has the meaning given to it in paragraph (a) of Clause 25.5 (Agreed Accounting Principles).

Original Financial Statements means the consolidated special purpose financial statements of the Company for the financial periods 1 April 2017 to 31 March 2019.

Original Obligor means an Original Borrower or an Original Guarantor.

Original Revolving Facility means the revolving credit facility made available under this Agreement as described in paragraph (a)(ii) of Clause 2.1 (The Facilities).

Original Revolving Facility Borrower means:

(a)	each Original Borrower; and

(b)	any other member of the Group which accedes as an Additional Borrower under the Original Revolving Facility in accordance with Clause 30 (Changes to the Obligors),

unless, in each case, it has ceased to be an Original Revolving Facility Borrower in accordance with Clause 30 (Changes to the Obligors).

Original Revolving Facility Commitment means:

(a)

in relation to an Original Lender, the amount in the Base Currency set out in Part 2 of Schedule 1 (The Original Parties) as its Original Revolving Facility Commitment and the amount of any other Original Revolving Facility Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Additional Facility) or Clause 2.3 (Increase); and

(b)

in relation to any other Lender, the amount in the Base Currency of any Original Revolving Facility Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Additional Facility) or Clause 2.3 (Increase),

to the extent not cancelled, reduced or transferred by it under this Agreement.

Original Revolving Facility Lender means any Lender who makes available an Original Revolving Facility Commitment or an Original Revolving Facility Loan.

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Original Revolving Facility Loan means a loan made or to be made under the Original Revolving Facility or the principal amount outstanding for the time being of that loan.

Original Term Facility means the term loan facility made available under this Agreement as described in paragraph (a)(i) of Clause 2.1 (The Facilities).

Original Term Facility Borrower means:

(a)	Global Blue Acquisition B.V.; and

(b)	any other member of the Group which accedes as an Additional Borrower under the Original Term Facility in accordance with Clause 30 (Changes to the Obligors),

unless, in each case, it has ceased to be an Original Term Facility Borrower in accordance with Clause 30 (Changes to the Obligors).

Original Term Facility Commitment means:

(a)

in relation to an Original Lender, the amount set out in Part 2 of Schedule 1 (The Original Parties) as its Original Term Facility Commitment and the amount of any other Original Term Facility Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Additional Facility) or Clause 2.3 (Increase); and

(b)

in relation to any other Lender, the amount of any Original Term Facility Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Additional Facility) or Clause 2.3 (Increase),

to the extent not cancelled, reduced or transferred by it under this Agreement.

Original Term Facility Lender means any Lender who makes available an Original Term Facility Commitment or an Original Term Facility Loan.

Original Term Facility Loan means a loan made or to be made under the Original Term Facility or the principal amount outstanding for the time being of that loan.

Parent Entity means any direct or indirect Holding Company of the Company so long as no person or group of persons acting in concert (other than the Permitted Holders and any person directly or indirectly controlled by any of them) owns (directly or indirectly) beneficially more than 50 per cent. of the issued voting share capital of such Holding Company.

Participating Member State means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

Party means a party to this Agreement.

Perfection Requirements means the making or the procuring of the appropriate registrations, filings, endorsements, notarisation, stampings and/or notifications of or under the Finance Documents and/or the Security created thereunder and any other actions or steps, necessary in any jurisdiction or under any laws or regulations in order to create or perfect any Security or the Finance Documents or to achieve the relevant priority expressed therein.

Permitted Holders means (i) the Equity Investors and (ii) any one or more persons, together with such persons’ affiliates, whose beneficial ownership constitutes or results in a Change of Control and one or more of the Lenders do not exercise their rights to require payment as a result of such Change of Control in accordance with Clause 12.1 (Exit) (but, for the avoidance of doubt, only in respect of such Lenders and any person who becomes a Lender after such Change of Control); (iii)

Project Globetrotter: IPO Facilities Agreement

any person who is acting solely as an underwriter in connection with a public or private offering of shares of any Parent Entity or the Company, acting in such capacity; and (iv) any group of persons of which any of the foregoing are members; provided that, in the case of such group and without giving effect to the existence of such group or any other group, persons referred to in paragraphs (i) to (iii) above collectively, have beneficial ownership of more than 50 per cent. of the issued voting share capital of the Company or any Parent Entity held by such group.

Permitted Reorganisation means:

(a)	an acquisition by way of merger provided that the acquisition is not expressly prohibited by the terms of this Agreement;

(b)

an amalgamation, demerger, merger, voluntary liquidation, consolidation, re-organisation, winding up or corporate reconstruction of a member of the Group whether in relation to the business or assets or shares (or other interests) of that member of the Group or otherwise (including, in each case, any steps or actions necessary to implement such transactions) provided that such amalgamation, demerger, merger, voluntary liquidation, consolidation, re-organisation, winding up or corporate reconstruction is not otherwise prohibited by the terms of this Agreement;

(c)

any amalgamation, demerger, merger, voluntary liquidation, consolidation, re-organisation, winding up or corporate reconstruction arising as a consequence of an undertaking or other obligation in this Agreement (including, in each case, any steps or actions necessary to implement such transactions);

(d)

any amalgamation, demerger, merger, voluntary liquidation, consolidation, re-organisation, winding up or corporate reconstruction in connection with the Transaction (including, in each case, any steps or actions necessary to implement such transactions);

(e)

any amalgamation, demerger, merger, voluntary liquidation, consolidation, re-organisation, winding up or corporate reconstruction involving the business or assets of, or shares of (or other interests in) any member of the Group which is implemented to comply with any applicable law or regulation (including any steps or actions necessary to implement such transactions); and

(f)	any other amalgamation, demerger, merger, voluntary liquidation, consolidation, re-organisation, winding up or corporate reconstruction approved by the Majority Lenders,

provided that, in each case, if a Borrower is being reorganised, either (i) the Borrower is the surviving entity or (ii) the surviving entity satisfies the requirement to become and becomes an Additional Borrower pursuant to Clause 30 (Changes to the Obligors).

Permitted Structural Adjustment means:

(a)	any increase in a Facility pursuant to Clause 2.2 (Additional Facility) or Clause 2.3 (Increase);

(b)	any Structural Adjustment which has received the necessary approvals under paragraph (b) of Clause 40.4 (Structural Adjustment); or

(c)

any amendment, waiver, consent or release of a Finance Document made in accordance with (or required to implement or give effect to the provisions of) Clause 2.2 (Additional Facility), Clause 2.3 (Increase), Clause 27.8 (Third Party Financing), Clause 40.7 (Replacement of Lender) or Clause 40.9 (Implementation of Additional Facilities and other Permitted Structural Adjustments).

Project Globetrotter: IPO Facilities Agreement

Permitted Transaction means:

(a)

any disposal required, Financial Indebtedness incurred, guarantee, indemnity, Security or Quasi-Security given, or other transaction arising, under or in accordance with the Finance Documents, provided that the relevant disposal, Financial Indebtedness, guarantee, indemnity, Security or Quasi-Security is permitted or not expressly prohibited under the terms of this Agreement other than by reason or by reference to this paragraph (a);

(b)	a Permitted Reorganisation;

(c)	any payments or other transactions specifically described in the Listing Document;

(d)

any transaction arising under or in accordance with the entry into or assumption of an obligation under this Agreement, provided that such transaction is permitted or not otherwise prohibited under the terms of this Agreement other than by reason of or reference to this definition of Permitted Transaction;

(e)

any step, circumstance, payment, event or reorganisation or transaction contemplated by or relating to the Finance Documents or the Funds Flow Statement and any intermediate steps or actions necessary to implement the steps, circumstances, payments or transactions described in each such document shall be regarded as a Permitted Transaction;

(f)	any step, circumstance or transaction which is mandatorily required by law (including arising under an order of attachment or injunction or similar legal process);

(g)

any conversion of a loan, credit or any other indebtedness outstanding into distributable reserves, share capital, share premium or other equity interests of any member of the Group or any other capitalisation, forgiveness, waiver, release or other discharge of any loan, credit or other indebtedness, in each case on a cashless basis;

(h)	any existing transactions of the Group outstanding on the Closing Date and refinancings, replacements, extensions, renewals and amendments thereof;

(i)

any repurchase of shares in any person upon the exercise of warrants, options or other securities convertible into or exchangeable for shares, if such shares represent all or a portion of the exercise price of such warrants, options or other securities convertible into or exchangeable for shares as part of a cashless exercise;

(j)

any transfer of the shares in, or issue of shares by, a member of the Group or any step, action or transaction including share issue or acquisition or consumption of debt, for the purpose of creating the group structure for the Transaction including inserting any Holding Company or incorporating or inserting any Subsidiary in connection therewith, provided that, after completion of such steps, no Change of Control shall have occurred;

(k)	any closure of bank accounts in the ordinary course of business;

(l)	any transaction to which the Agent (acting on the instructions of the Majority Lenders) shall have given prior written consent; and

(m)

any tax sharing agreement, profit and loss pooling or the existence, expansion, establishment or performance of any tax sharing agreement, profit and loss pooling, tax group or fiscal unity including a Dutch fiscal unity (fiscale eenheid) and the joint and several liability and netting or set-off arrangements arising as a result of or in connection with any of the foregoing, including by operation of law.

Qualifying Bank has the meaning given to it in Clause 18.1 (Tax Definitions).

Project Globetrotter: IPO Facilities Agreement

Quasi-Security means a transaction or arrangement to:

(a)	sell, transfer or otherwise dispose of any of its assets to any person who is not a member of the Group on terms whereby they are or may be leased to or re-acquired by any other member of the Group;

(b)	sell, transfer or otherwise dispose of any of its receivables to any person who is not a member of the Group on recourse terms;

(c)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(d)	enter into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

Quotation Day means, in relation to any period for which an interest rate is to be determined:

(a)	(if the currency is sterling) the first day of that period; or

(b)	(for any other currency) two (2) Business Days before the first day of that period,

unless market practice differs in the Relevant Interbank Market for a currency, in which case the Quotation Day for that currency will be determined by the Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days).

Reference Bank Rate means the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request by the Reference Banks:

(a)	in relation to LIBOR, as the rate at which the relevant Reference Bank could borrow funds in the London interbank market;

(b)	in relation to EURIBOR, as the rate at which the relevant Reference Bank could borrow funds in the European interbank market; and

(c)	in relation to IBOR, as the rate at which the relevant Reference Bank could borrow funds in the Relevant Interbank Market,

in each case, in the relevant currency and for the relevant period, were it to do so by asking for and then accepting interbank offers for deposits in a reasonable market size in that currency and for that period.

Reference Banks means, in relation to LIBOR, EURIBOR or IBOR, up to three (3) Lenders as may be appointed by the Agent in consultation with the Obligors’ Agent (provided that no Finance Party shall be appointed as a Reference Bank without its consent).

Refinancing means the repayment and discharge of the Existing Debt Financing on or after the Closing Date as identified in the Funds Flow Statement.

Related Fund in relation to a fund (the first fund), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.

Project Globetrotter: IPO Facilities Agreement

Relevant Document means this Agreement, the other Finance Documents or any other document reasonably required in relation to a Permitted Structural Adjustment, including any confirmation, amendment, waiver or release agreement in respect of this Agreement, any other Finance Document or any document entered into at any time by any member of the Group creating or expressed to create any Security over all or any part of its assets in respect of the obligations of a member of the Group under any of the Finance Documents and the entry into of any intercreditor agreement or an amendment of an existing intercreditor agreement (if any) or any additional or replacement intercreditor agreement.

Relevant Interbank Market means:

(a)	in relation to euro, the European interbank market;

(b)	in relation to any other currency, the London interbank market; and

(c)	in relation to any Non-LIBOR Currency, the relevant interbank market for that IBOR.

Relevant Period has the meaning given to that term in Clause 26.1 (Financial definitions).

Renewal Request means a written notice delivered the Agent in accordance with Clause 6.6 (Renewal of a Letter of Credit).

Repeating Representations has the meaning given to it in Clause 24.14 (Repetition).

Replacement Notice has the meaning given to that term in paragraph (a) of Clause 40.7 (Replacement of Lender).

Representative means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.

Resignation Letter means a document substantially in the form set out in Schedule 7 (Form of Resignation Letter) or any other form agreed between the Agent and the Company (each acting reasonably).

Resolution Authority means any body which has authority to exercise any Write-down and Conversion Powers.

Restricted Finance Party means a Finance Party that notifies the Agent that a Sanctions Provision would result in a violation of, a conflict with or liability under (i) EU Regulation (EC) 2271/96, (ii) §7 of the German Außenwirtschaftsverordnung (in connection with section 4 paragraph 1 no. 3 of the German Außenwirtschaftsgesetz) or (iii) any similar applicable anti-boycott statute.

Restricted Member of the Group means a member of the Group in respect of which the Company notifies the Agent that a Sanctions Provision would result in a violation of, a conflict with or liability under EU Regulation (EC) 2271/96 or a violation of or conflict with §7 of the German Außenwirtschaftsverordnung (in connection with section 4 paragraph 1 no. 3 of the German Außenwirtschaftsgesetz) or any similar applicable antiboycott statute.

Revolving Facility means the Original Revolving Facility and any Additional Revolving Facility.

Revolving Facility Borrower means an Original Revolving Facility Borrower or an Additional Revolving Facility Borrower.

Revolving Facility Commitment means any Original Revolving Facility Commitment or the Additional Facility Commitments under an Additional Revolving Facility.

Revolving Facility Lender means an Original Revolving Facility Lender or any Lender who makes available an Additional Revolving Facility.

Project Globetrotter: IPO Facilities Agreement

Revolving Facility Loan means an Original Revolving Facility Loan or an Additional Revolving Facility Loan.

Revolving Facility Utilisation means a Revolving Facility Loan or a Letter of Credit issued or to be issued under a Revolving Facility.

Rollover Loan means one or more Revolving Facility Loans and/or Swingline Loans:

(a)	made or to be made on the same day that:

(i)	a maturing Revolving Facility Loan or Swingline Loan is due to be repaid; or

(ii)	a demand by the Issuing Bank (or Agent) pursuant to a drawing in respect of a Letter of Credit or payment of outstandings under an Ancillary Facility or a Fronted Ancillary Facility is due to be met;

(b)

the aggregate amount of which is equal to or less than the amount of the maturing Revolving Facility Loan, Swingline Loan or Ancillary Facility Utilisation or the relevant claim in respect of that Letter of Credit;

(c)

in the same currency as the maturing Revolving Facility Loan or Swingline Loan (unless it arose as a result of the operation of Clause 8.2 (Unavailability of a currency)) or the relevant claim in respect of that Letter of Credit or an Ancillary Facility Utilisation; and

(d)	made or to be made to the same Borrower (or, if applicable in the case of an Ancillary Facility Utilisation, that Borrower’s Affiliate) for the purpose of:

(i)	refinancing that maturing Revolving Facility Loan, Swingline Loan or Ancillary Facility Utilisation; or

(ii)	satisfying the relevant claim in respect of that Letter of Credit.

Rollover Utilisation means a Rollover Loan, utilisation of a Facility which is to be used to refinance an Ancillary Outstanding, or to fund a claim under a Letter of Credit or an extension or renewal of a Letter of Credit (including, in accordance with Clause 6.6 (Renewal of a Letter of Credit)).

S&P means Standard & Poor’s Ratings Services, a division of McGraw Hill, Inc., or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.

Sale means a sale of all or substantially all of the businesses and assets of the Group to persons who are not members of the Group (whether in a single transaction or a series of related transactions).

Sanctioned Country means, at any time, a country or territory to the extent that such country or terrirtory is the target of comprehensive Sanctions.

Sanctioned Person means a person that is:

(a)	listed on, or to the best of the Company’s knowledge owned or controlled by a person listed on any Sanctions List; or

(b)	resident in or incorporated under the laws of any Sanctioned Country, or to the best of the Company’s knowledge otherwise a target of Sanctions.

provided that in the case of either of paragraphs (a) or (b) above, a person shall not be deemed to be a Sanctioned Person if transactions or dealings with such person are not prohibited under applicable Sanctions or are permitted under a licence, licence exemption or other authorisation of a Sanctions Authority.

Project Globetrotter: IPO Facilities Agreement

Sanctions means any economic, trade or financial sanctions laws, regulations, embargoes or restrictive measures administered, enacted or enforced from time to time by any Sanctions Authority.

Sanctions Authority means (a) the US, (b) the United Nations Security Council, (c) the European Union and any EU member state, (d) the United Kingdom, (e) State Secretariat for Economic Affairs of Switzerland and (f) the respective governmental institutions of any of the foregoing which administer Sanctions, including OFAC, the US State Department and the US Department of the Treasury.

Sanctions List means the “Specially Designated Nationals and Blocked Persons” list issued by OFAC, the Consolidated List of Financial Sanctions Targets issued by Her Majesty’s Treasury, or any similar list issued or maintained and made public by any of the Sanctions Authorities as amended, supplemented or substituted from time to time.

Sanctions Provision means Clause 24.13 (Anti-Corruption Law/Sanctions) and Clause 27.10 (Anti-Corruption Laws and Sanctions) to the extent applicable to Sanctions.

Screen Rate means:

(a)

in relation to LIBOR, the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant currency and period displayed (before any correction, recalculation or republication by the administrator) on pages LIBOR01 or LIBOR02 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate);

(b)

in relation to EURIBOR, the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate); and

(c)

in relation to a Non-LIBOR Currency, the relevant interbank rate customarily used by the Agent for borrowings in that Non-LIBOR Currency as displayed on the applicable page of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate), or, in each case, on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters. If such page or service is replaced or ceases to be available, the Agent may specify another page or service displaying the relevant rate in accordance with Clause 14.5 (Replacement of Screen Rate).

Secured Parties has the meaning given to that term in the Intercreditor Agreement.

Security means a mortgage, charge (fixed of floating), pledge, lien, security assignment, security transfer of title or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

Security Agent has the meaning given to that term in the Intercreditor Agreement.

Selection Notice means a notice substantially in the form set out in Schedule 3 (Requests and Notices) or such other form as agreed by the Agent and the Company (in each case acting reasonably) given in accordance with Clause 15 (Interest Periods) in relation to a Term Facility.

Separate Loan has the meaning given to that term in Clause 10.3 (Repayment of Revolving Facility Loans and Swingline Loans).

Project Globetrotter: IPO Facilities Agreement

Specified Time means a day or time determined in accordance with Schedule 9 (Timetables).

Structural Adjustment has the meaning given to that term in paragraph (a) of Clause 40.4 (Structural Adjustment).

Subsidiary means, in relation to any person, any entity which is controlled directly or indirectly by that person and any entity (whether or not so controlled) treated as a subsidiary in the latest financial statements of that person from time to time, and control for this purpose means the direct or indirect ownership of the majority of the voting share capital of such entity or the right or ability to direct management to comply with the type of material restrictions and obligations contemplated in this Agreement or to determine the composition of a majority of the Board of Directors of such entity, in each case, whether by virtue of ownership of share capital, contract or otherwise.

Super Majority Lenders means, at any time subject to Clause 40.6 (Non-Responding Lender (Snooze you lose)) and Clause 40.8 (Disenfranchisement of Defaulting Lenders):

(a)

a Lender or Lenders whose Commitments aggregate sixty-six and two-thirds (66 2⁄3) per cent. or more of the Total Commitments (and for this purpose the amount of an Ancillary Lender’s Revolving Facility Commitments, a Fronted Ancillary Lender’s Commitments and a Fronting Ancillary Lender’s Commitments shall not be reduced by the amount of its Ancillary Commitment, Fronted Ancillary Commitment or Fronting Ancillary Commitment); and

(b)

if the Total Commitments have been reduced to zero, a Lender or Lenders whose Commitments aggregated sixty-six and two-thirds (66 2⁄3) per cent. or more of the Total Commitments immediately prior to that reduction.

Swingline Commitment means:

(a)

in relation to an Original Lender, the amount in the Base Currency set out in Part 2 of Schedule 1 (The Original Parties) as its Swingline Commitment and the amount of any other Swingline Commitment transferred to it under this Agreement; and

(b)	in relation to any other Lender, the amount in the Base Currency of any Swingline Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

Swingline Facility means the swingline loan facility made available under this Agreement as described in paragraph (a)(iii) of Clause 2.1 (The Facilities).

Swingline Lender means any Lender that makes available a Swingline Commitment.

Swingline Lender Utilisation Request has the meaning given to that term in Clause 10.3 (Repayment of Revolving Facility Loans and Swingline Loans).

Swingline Loan means a loan made or to be made under the Swingline Facility or the principal amount outstanding for the time being of that loan.

Swingline Rate means a rate per annum, for any day, equal to the higher of:

(a)	the rate as set and published by the European Central Bank known as the ECB Marginal Lending Facility Rate (or any successor rate) plus 1.00%, and

(b)	the EURIBOR in effect on such day (or if such day is not a Business Day, the immediately preceding Business Day) for a deposit in Euros with an interest period of three (3) months plus 1.00%.

Project Globetrotter: IPO Facilities Agreement

Any change in the Swingline Rate due to a change in the ECB Marginal Lending Facility Rate or EURIBOR shall be effective from and including the effective date of such change in the ECB Marginal Lending Facility Rate or EURIBOR, as the case may be.

Swiss Non-Bank Rules has the meaning given to it in Clause 18.1 (Tax Definitions).

Swiss Witholding Tax has the meaning given to it in Clause 18.1 (Tax Definitions).

TARGET2 means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilises a single shared platform and which was launched on 19 November 2007.

TARGET Day means any day on which TARGET2 is open for the settlement of payments in euro.

Tax means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same) imposed or levied by any government or other taxing authority and Taxes and Taxation shall be construed accordingly.

Term means each period determined under this Agreement for which the Issuing Bank is under a liability under a Letter of Credit.

Term Facility means the Original Term Facility and (as applicable and so designated in an Additional Facility Notice) any Additional Facility which is a term facility.

Term Facility Commitment means any Original Term Facility Commitment or any Additional Facility Commitment under an Additional Term Facility.

Term Loan means (as the case may be):

(a)	an Original Term Facility Loan; or

(b)	an Additional Facility Loan under an Additional Facility which is a Term Facility.

Termination Date means:

(a)	in respect of the Original Term Facility, the Original Revolving Facility and the Swingline Facility, the fifth anniversary of the Closing Date; and

(b)	in respect of any Additional Facility Commitments, the date specified in the relevant Additional Facility Notice.

Test Date has the meaning given to that term in Clause 26.1 (Financial definitions).

Third Parties Act has the meaning given to that term in Clause 1.7 (Third Party Rights).

Third Party Financing means any bilateral or syndicated facility or capital markets issuance (including any bond, note or private placement issuance but excluding the Facilities) issued or borrowed by any member of the Group to, or from, any person who is not a member of the Group.

Total Additional Facility Commitments means the aggregate amount of the applicable and designated Additional Facility Commitments under any applicable Additional Facility Notice, being zero (0) at the date of this Agreement.

Total Commitments means the aggregate of the Total Original Term Facility Commitments, the Total Additional Facility Commitments and the Total Original Revolving Facility Commitments.

Project Globetrotter: IPO Facilities Agreement

Total Original Revolving Facility Commitments means the aggregate of the Original Revolving Facility Commitments, being €100,000,000 at the date of this Agreement.

Total Original Term Facility Commitments means the aggregate of the Original Term Facility Commitments, being €630,000,000 as at the date of this Agreement.

Total Revolving Facility Commitments means the Total Original Revolving Facility Commitments and the Additional Facility Commitments in respect of an Additional Facility which is a Revolving Facility as the context requires.

Total Swingline Commitments means the aggregate of the Swingline Commitments, being €20,000,000 at the date of this Agreement.

Trade Instruments means any performance bonds, advance payment bonds, warranty bonds, retention bonds, bid bonds, counter-guarantees, financial guarantees or any similar bonds or documentary letters of credit issued in respect of the obligations of any member of the Group arising in the ordinary course of business of that member of the Group.

Transaction means the Listing, the Refinancing and the reorganisation contemplated in the connection with the Listing.

Transaction Security means the Security created or expressed to be created in favour of the Security Agent or the Secured Parties (represented by the Security Agent, as the case may be) pursuant to the Transaction Security Documents.

Transaction Security Documents means:

(a)	the Amendment Security Documents;

(b)

any document entered into by the Company and/or any member of the Group creating or expressed to create any Security over all or any part of its assets in respect of the obligations of the Company and/or any member of the Group under any of the Finance Documents ;

(c)	any “Security Document” (other than a “Topco Independent Transaction Security Document”) and any “Transaction Security Document” (each as defined in the Intercreditor Agreement); and

(d)	any other document designated as a “Transaction Security Document” by the Company and the Agent (or the Security Agent) in writing (each acting reasonably).

Transfer Certificate means a certificate substantially in the form set out in Schedule 4 (Form of Transfer Certificate) or any other form agreed between the Agent and the Company (each acting reasonably).

Transfer Date means, in relation to an assignment or a transfer, the later of:

(a)	the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; and

(b)	the date on which the Agent executes the relevant Assignment Agreement or Transfer Certificate.

Treasury Transactions means any hedging, derivative or other financial instrument or transaction entered into in connection with protection against or benefit from fluctuation in any rate or price.

UK means the United Kingdom.

Project Globetrotter: IPO Facilities Agreement

UK Bail-in Legislation means (to the extent that the United Kingdom is not an EEA Member Country which has implemented, or implements, Article 55 BRRD) Part 1 of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

Unpaid Sum means any sum due and payable but unpaid by the Company and any Obligor under the Finance Documents.

US means the United States of America.

Utilisation means a Loan or a Letter of Credit.

Utilisation Date means the date of a Utilisation, being the date on which the relevant Loan is to be made or the relevant Letter of Credit is to be issued.

Utilisation Request means a notice substantially in the relevant form set out in Schedule 3 (Requests and Notices).

VAT means:

(a)	any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax as amended (EC Directive 2006/112); and

(b)

any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a) above, or imposed elsewhere.

Voting Rights means, in relation to a Lender, all rights and obligations in relation to its Commitment and participations in the Loans, including all rights in relation to waivers, consents modifications and amendments and confirmations as to satisfaction of conditions precedent.

Withdrawal Event means the withdrawal of the jurisdiction of incorporation or residence of one or more members of the Group from the Euro and any re-denomination of the Euro into any other currency by the government of that jurisdiction.

Write-down and Conversion Powers means:

(a)

in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule; and

(b)

in relation to any UK Bail-In Legislation, any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers.

Project Globetrotter: IPO Facilities Agreement

1.2	Construction

(a)	Unless a contrary indication appears, a reference in this Agreement to:

(i)

the Agent, any Ancillary Lender, any Arranger, the Company, any Finance Party, any Issuing Bank, any Lender, any Obligor, any Party, the Security Agent or any other person shall be construed so as to include its successors in title (including the surviving entity of any merger involving that person), permitted assigns and permitted transferees and, in the case of the Security Agent, any person for the time being appointed as security agent or security agents in accordance with the Finance Documents;

(ii)

a document in agreed form is a document (A) which is previously agreed in writing by or on behalf of the Company and the Agent; or (B) if such document is to be delivered pursuant to Clause 4.1 (Initial conditions precedent) or specified in Schedule 2 (Conditions Precedent) in the form required or contemplated by those provisions;

(iii)

an agency of a state includes any local or other authority or other recognised body or agency, central or federal bank, department, government, legislature, minister, ministry, official or public or statutory person (whether autonomous or not) of, or of the government of, that state or any political sub-division in or of that state;

(iv)	an agreement includes any legally binding arrangement, contract, deed or instrument (in each case whether oral, written or entered into by way of a written offer and implicit acceptance);

(v)

an amendment includes any amendment, supplement, variation, novation, modification, replacement, restatement or amendment and restatement (however fundamental) and amend and amended shall be construed accordingly;

(vi)

assets includes properties, assets, businesses, undertakings, revenues and rights of every kind (including uncalled share capital), present and future, actual or contingent and any interest in any of the foregoing;

(vii)

available for utilisation in respect of any indebtedness means that indebtedness being committed pursuant to the terms of a commitment letter, credit agreement, indenture, notes or other documentation notwithstanding that any documentary condition, drawdown or other substantive event including the execution of a long form credit agreement, the completion of an acquisition or condition to utilisation or issue thereof has not been satisfied including (if any of the proceeds are to be applied in connection with an acquisition or other transaction) the date on which the applicable acquisition agreement is signed or such other date on which the Group enters into a legally binding commitment for the relevant acquisition or such other transaction which will be funded by the proceeds of such indebtedness;

(viii)	a consent includes an authorisation, permit, approval, consent, exemption, licence, order, filing, registration, recording, notarisation, permission or waiver;

(ix)	a disposal includes any sale, transfer, grant, lease, licence or other disposal, whether voluntary or involuntary, and dispose will be construed accordingly;

(x)

a Finance Document or any other agreement or instrument, is (unless expressed to be a reference to such document, agreement or instrument in its original form or form as at a particular date) a reference to that Finance Document or other agreement or instrument as amended and includes any increase in, addition to or extension of or other change to any facility under such agreement or instrument, in each case to the extent not prohibited by the terms of this Agreement;

(xi)	a guarantee includes (other than in Clause 23 (Guarantees and Indemnity)):

(A)	an indemnity, counter-indemnity, guarantee or similar assurance against loss in respect of any Financial Indebtedness of any other person; and

Project Globetrotter: IPO Facilities Agreement

(B)

any other obligation of any other person, whether actual or contingent, to pay, purchase, provide funds (whether by the advance of money to, the purchase of or subscription for shares or other investments in, any other person, the purchase of assets or services, the making of payments under an agreement or otherwise) for the payment of, to indemnify against the consequences of default in the payment of, or otherwise be responsible for, any Financial Indebtedness of any other person;

and guaranteed and guarantor shall be construed accordingly;

(xii)	including means including without limitation, and includes and included shall be construed accordingly;

(xiii)	indebtedness includes any obligation (whether incurred as principal, guarantor or surety and whether present or future, actual or contingent) for the payment or repayment of money;

(xiv)	the Interest Period of a Letter of Credit shall be construed as a reference to the Term of that Letter of Credit;

(xv)	losses includes losses, actions, damages, claims, proceedings, costs, demands, expenses (including legal and other fees) and liabilities of any kind, and loss shall be construed accordingly;

(xvi)

a Lender’s participation in relation to a Letter of Credit, shall be construed as a reference to the relevant amount that is or may be payable by a Lender in relation to that Letter of Credit from time to time;

(xvii)

a person includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, fund, joint venture, consortium or partnership (whether or not having separate legal personality);

(xviii)

a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law, but if not having force of law which are binding or customarily complied with) of any governmental, intergovernmental or supranational body, agency or department or of any regulatory, self-regulatory or other authority or organisation;

(xix)

a sub-participation means any sub-participation or sub-contract (whether written or oral) or any other agreement or arrangement having an economically substantially similar effect, including any credit default or total return swap or derivative (whether disclosed, undisclosed, risk or funded) by a Lender of or in relation to any of its rights or obligations under, or its legal, beneficial or economic interest in relation to, the Facilities and/or Finance Documents to a counterparty, and sub-participate shall be construed accordingly; and

(xx)

sufficient available information means financial information selected and determined by the Company in good faith in order to test the Applicable Metric, including information required to be delivered to the Agent under this Agreement as well as other information including monthly management accounts and other internal Group accounts and financial information.

(b)	In this Agreement, unless a contrary intention appears:

(i)

a reference to a Party includes a reference to that Party’s successors and permitted assignees or permitted transferees but does not include that Party if it has ceased to be a Party under this Agreement;

Project Globetrotter: IPO Facilities Agreement

(ii)	references to paragraphs, Clauses and Schedules are references to, respectively, paragraphs and clauses of, and schedules to, this Agreement and references to this Agreement include its Schedules;

(iii)

a reference to (or to any specified provision of) any agreement (including any of the Finance Documents) is to that agreement (or that provision) as amended or novated (however fundamentally) and includes any increase in, extension of or change to any facility made available under any such agreement (unless such amendment or novation is contrary to the terms of any Finance Document);

(iv)	a reference to a statute, statutory instrument or provision of law is to that statute, statutory instrument or provision of law, as it may be applied, amended or re-enacted from time to time;

(v)	a reference to a time of day is, unless otherwise specified, to the time in London;

(vi)	the index to and the headings in this Agreement are for convenience only and are to be ignored in construing this Agreement; and

(vii)	the singular includes the plural (and vice versa).

(c)

The determination of the extent to which a rate is for a period equal in length to an Interest Period shall disregard any inconsistency arising from the last day of that Interest Period being determined pursuant to the terms of this Agreement.

(d)

Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(e)

A Default or an Event of Default is continuing if it has not been remedied or waived. In addition, (i) if a Default (including an Event of Default) occurs for a failure to deliver a required certificate, notice or other document in connection with another default (an Initial Default) then at the time such Initial Default is remedied or waived, such Default (including an Event of Default) for a failure to report or deliver a required certificate, notice or other document in connection with the Initial Default will also be cured without any further action and (ii) any Default for the failure to comply with the time periods prescribed in Clause 25 (Information Undertakings) or otherwise to deliver any notice, certificate or other document, as applicable, even though such delivery is not within the prescribed period specified in this Agreement or any other Finance Document shall be deemed to be cured upon the delivery of any such report required by such covenant or notice, certificate or other document, as applicable, even though such delivery is not within the prescribed period specified in this Agreement or any other Finance Document;

(f)

A Declared Default is continuing if the notice of acceleration (or demand) provided by the Agent under Clause 28.12 (Acceleration) in connection therewith has not been revoked, withdrawn or cancelled by the Agent (acting on the instructions of the Majority Lenders) or otherwise ceases to have effect.

(g)

References to any matter being permitted under this Agreement or any other Finance Document shall include references to such matters not being prohibited or otherwise being approved under this Agreement or such Finance Document.

(h)

A Borrower providing cash cover for a Letter of Credit or an Ancillary Facility or Fronted Ancillary Facility means a Borrower paying an amount in the currency of the Letter of Credit (or, as the case may be, Ancillary Facility or Fronted Ancillary Facility) to an interest-bearing account (which shall accrue interest at a rate normally offered to corporate depositors on similar deposits by Finance Parties) in the name of the Borrower and the following conditions being met:

Project Globetrotter: IPO Facilities Agreement

(i)

the account is with the Agent or the relevant Issuing Bank (if the cash cover is to be provided in respect of a Letter of Credit), or with the relevant Ancillary Lender (if the cash cover is to be provided in respect of an Ancillary Facility or a Fronted Ancillary Facility);

(ii)

subject to Clause 7.5 (Cash cover by Borrower), until no amount is or may be outstanding under that Letter of Credit or Ancillary Facility or Fronted Ancillary Facility (as the case may be), withdrawals from the account (other than in respect of accrued interest) may only be made (I) to pay the relevant Issuing Bank, Ancillary Lender or Fronting Ancillary Lender (as applicable) amounts due and payable to it under this Agreement in respect of that Letter of Credit or Ancillary Facility or Fronted Ancillary Facility as the case may be, (II) if the Security Agent, the Agent, Issuing Bank, Ancillary Lender or Fronting Ancillary Lender (as the case may be) determine (acting reasonably) that the amount standing to the credit or such account exceeds the face value amount outstanding under that Letter of Credit, or as applicable the Ancillary Outstandings; or (III) as contemplated by paragraph (b) of Clause 17.5 (Fees payable in respect of Letters of Credit) and for the purposes of this Agreement, a Letter of Credit or Ancillary Outstanding (as applicable) shall be deemed to be cash covered to the extent of any such provision of cash cover in respect of that Letter of Credit or Ancillary Outstanding (as applicable);

(iii)

if required by the relevant Issuing Bank, Ancillary Lender or Fronting Ancillary Lender (as the case may be), the Borrower has executed and delivered a security document (in accordance with the Agreed Security Principles and in substantially the same form as an existing Transaction Security Document provided that the terms are no more onerous than that existing Transaction Security Document) over that account, which creates a first ranking Security over that account; and

(iv)	unless a Declared Default has occurred and is continuing, any interest accruing on any such account will be paid to the order of the relevant Borrower.

(i)	A Letter of Credit or Ancillary Outstandings are repaid or prepaid (or any derivative form thereof) to the extent that:

(i)	a Borrower or any other Obligor provides cash cover for that Letter of Credit or in respect of the Ancillary Outstandings;

(ii)

in the case of a Letter of Credit, a Borrower has made a payment of that amount under paragraph (b) of Clause 7.2 (Claims under a Letter of Credit) in respect of that Letter of Credit or a Borrower has made a reimbursement of that amount in respect of that Letter of Credit under Clause 7.3 (Indemnities);

(iii)

the maximum amount payable under the Letter of Credit or Ancillary Facility or Fronted Ancillary Facility (as the case may be) is reduced or cancelled in accordance with its terms in a manner satisfactory to the Issuing Bank in respect of such Letter of Credit or Ancillary Lender or Fronting Ancillary Lender in respect of such Ancillary Facility or Fronted Ancillary Facility (as the case may be), in each case, acting reasonably;

(iv)

the Letter of Credit or relevant Ancillary Facility or Fronted Ancillary Facility (as the case may be) expires in accordance with its terms or is otherwise returned by the beneficiary with its written confirmation that it is released and cancelled;

Project Globetrotter: IPO Facilities Agreement

(v)

the Issuing Bank, Ancillary Lender or Fronting Ancillary Lender (as the case may be) (acting reasonably) is satisfied that it has no further or a reduced liability under that Letter of Credit or Ancillary Facility or Fronted Ancillary Facility (as the case may be) and accordingly all of (or such proportion of) the obligations are released or reduced, and has confirmed the same to the Agent accordingly; or

(vi)

a bank or financial institution having a long term credit rating from any of Fitch, Moody’s or S&P at least equal to “Baa3”/“BBB-” (as applicable or such other rating as the Agent and the applicable Issuing Bank, Ancillary Lender or Fronting Ancillary Lender (as the case may be) may agree), or by any other institution satisfactory to the applicable Issuing Bank having issued an unconditional and irrevocable guarantee, indemnity, counter-indemnity or similar assurance against financial loss in respect of all amounts due under that Letter of Credit or Ancillary Facility or Fronted Ancillary Facility,

in each case, unless it is otherwise agreed between the Company and:

(A)

the Issuing Bank that such Letters of Credit will remain outstanding on a bilateral basis and, in each case, such Letters of Credit will be treated as repaid for the purpose of the Finance Documents and no Lender will be required to provide any counter indemnity in respect thereof; or

(B)

the Ancillary Lender or Fronting Ancillary Lender that such Ancillary Facility or Fronted Ancillary Facility (as applicable) will remain outstanding on a bilateral basis and, in each case, such Ancillary Facility will be treated as repaid for the purpose of the Finance Documents and no Lender will be required to provide any counter indemnity in respect thereof, the amount by which a Letter of Credit is, or Ancillary Outstandings are, repaid or prepaid under paragraphs (i)(i) to (i)(vi) above is the amount of the relevant cash cover, payment, release, cancellation, reduction or assurance.

(j)

On or prior to Closing Date, none of the (i) Existing Debt of the Group or Security relating thereto; and (ii) no breach of representation, warranty, undertaking or other term of (or default or event of default under) the Existing Debt arising as a direct or indirect result of the entry into or performance of obligations under the Finance Documents shall constitute a breach (or Default or Event of Default, howsoever described) under any Finance Document.

(k)	An amount borrowed includes any amount utilised by way of Letter of Credit or under an Ancillary Facility or a Fronted Ancillary Facility.

(l)	A Lender funding its participation in a Utilisation includes a Lender participating in a Letter of Credit.

(m)	Amounts outstanding under this Agreement include amounts outstanding under or in respect of any Letter of Credit.

(n)

The outstanding or principal amount of a Letter of Credit at any time is the maximum amount that is or may be payable by the relevant Issuing Bank or the Lenders in respect of that Letter of Credit at that time less any amount repaid or prepaid in respect of that Letter of Credit.

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(o)	A Letter of Credit is completely cancelled, discharged and released in accordance with its terms:

(i)	upon the Issuing Bank having paid the amount available under the Letter of Credit;

(ii)

upon return of the original Letter of Credit to the Issuing Bank together with the beneficiary’s letter of release, or, if such original Letter of Credit has been lost, stolen, mutilated or destroyed, confirmation from the beneficiary of such Letter of Credit that this is the case and indemnities are provided satisfactory to the Issuing Bank (acting reasonably) from the beneficiary and other satisfactory assurances are provided as the Issuing Bank may reasonably require; or

(iii)	upon lapse of its Expiry Date and no demand having been received by the Issuing Bank on or before such Expiry Date.

(p)	A Borrower’s obligation on Utilisations becoming due and payable includes the Borrower repaying any Letter of Credit in accordance with paragraph (n) above.

(q)

For the purposes of Clause 27.7 (Financial Indebtedness of Non-Obligors), until the date by which such members of the Group are required to accede as Guarantors pursuant to Clause 27.9 (Guarantor Coverage and Material Subsidiaries), such members of the Group shall be deemed to be Obligors provided that no member of the Group which will not accede to this Agreement as a Guarantor as a result of the Agreed Security Principles shall be deemed to be an Obligor.

(r)

The knowledge, awareness or belief of any member of the Group shall be limited to the actual knowledge, awareness or belief of the Board of Directors (or equivalent body) of such member of the Group at the relevant time.

(s)

The obligations of the Obligors and any member of the Group (including any procurement obligation), including the making of any payment, any representation or warranty, general undertaking, any information undertaking or financial covenant under or pursuant to the Finance Documents (other than in relation to the utilisation of the Facilities pursuant to Clause 2 (The Facilities) to Clause 9 (Ancillary Facilities), any representation or warranty, general undertaking or event of default referred to in the definitions of Major Default, Major Representation or Major Undertaking (as applicable), Clause 11.1 (Illegality), paragraph (a) of Clause 12.1 (Exit) and Clause 15 (Interest Periods)), shall not become effective or take effect until and from the Closing Date in accordance with the terms of this Agreement. This paragraph shall not apply to any term or obligation arising under Clause 17.1 (No deal, No fees), Clause 20.2 (Other indemnities), Clause 20.3 (Indemnity to the Agent) and Clause 22.1 (Transaction expenses).

(t)

For the purposes of calculating Break Costs under this Agreement, EURIBOR, LIBOR or IBOR (as applicable) will be assessed by reference to the prevailing EURIBOR, LIBOR or IBOR rate for the applicable reference period (or, if the prevailing EURIBOR, LIBOR or IBOR rate is below zero, the prevailing rate will be deemed to be zero and no Break Costs shall be payable) and any applicable EURIBOR, LIBOR or IBOR floor will be disregarded.

(u)

Where the Agent or the Security Agent is referred to in a Finance Document as acting “reasonably” or in a “reasonable” manner or as coming to an opinion or determination that is “reasonable” (or any similar or analogous wording is used), unless they are not required to do so, this shall mean that the Agent or Security Agent, as applicable, shall, where they have in fact sought such instructions, be acting or coming to an opinion or determination on the instructions of the Majority Lenders, Super Majority Lenders, all Lenders or all Lenders forming part of that affected class (as applicable), acting reasonably and the Agent or Security Agent shall be under no obligation to determine the reasonableness of such instructions from the Majority Lenders, Super Majority Lenders, all Lenders or all Lenders forming part of that affected class (as applicable), or whether in giving such instructions the Majority Lenders, Super Majority Lenders, all the Lenders or all Lenders forming part of that affected class (as applicable), are acting in a reasonable manner.

Project Globetrotter: IPO Facilities Agreement

(v)

Where agreement or approval, acceptability to or satisfaction with or approval of the Agent and/or the Security Agent is referred to (or any similar or analogous wording is used) in relation to a matter not affecting the personal interests of the Agent and/or the Security Agent (including for the avoidance of doubt, any satisfaction, or determination in relation to any condition precedent) this shall mean the agreement or approval, acceptability to or satisfaction with or approval of, (or similar where similar or analogous wording is used, as applicable) the Majority Lenders, Super Majority Lenders, all Lenders or all Lenders forming part of that affected class (as applicable) as notified by or on behalf of, the Majority Lenders, Super Majority Lenders, all Lenders or all Lenders forming part of that affected class (as applicable) to the Agent and/or the Security Agent.

(w)

In respect of paragraphs (u) and (v) above, the Agent and/or the Security Agent shall not be responsible for any liability occasioned or by any delay or failure on the part of the Majority Lenders, Super Majority Lenders, all Lenders or all Lenders forming part of that affected class (as applicable) to give, or have given on their behalf, any such notice or instructions or to form any such opinion unless to the extent caused by fraud, gross negligence or wilful misconduct of the Agent or the Security Agent or results from the Agent or Security Agent breaching a term of or any of its obligations under this Agreement or the other Finance Documents.

(x)

Any corporation into which the Agent or the Security Agent may be merged or converted, or any corporation with which the Agent or the Security Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Agent or the Security Agent, as applicable, shall be a party, or any corporation, including affiliated corporations, to which the Agent or the Security Agent, as applicable, shall sell or otherwise transfer:

(i)	all or substantially all of its assets; or

(ii)	all or substantially all of its corporate trust business,

shall, on the date when the merger, conversion, consolidation or transfer becomes effective and to the extent permitted by any applicable laws and subject to any credit rating requirements set out in this Agreement become the successor Agent or the Security Agent, as applicable, under this Agreement without the execution or filing of any paper or any further act on the part of the parties to this Agreement, unless otherwise required by the Company, and after the said effective date all references in this Agreement to the Agent or the Security Agent, as applicable, shall be deemed to be references to such successor corporation. Written notice of any such merger, conversion, consolidation or transfer shall immediately be given to the Company by the Agent or the Security Agent, as applicable.

1.3	Baskets and Exceptions

(a)

In the event that any amount or transaction meets the criteria of more than one of the baskets or exceptions set out in Clause 27 (General Undertakings), the Company, in its sole discretion, will classify and may from time to time reclassify that amount or transaction to a particular basket or exception and will only be required to include that amount or transaction in one of those baskets or exceptions (and an amount or transaction may at the option of the Company be split between different baskets or exceptions).

(b)	Unless a contrary indication appears, a reference to a basket amount, threshold or limit expressed in euro includes the equivalent of such amount, threshold or limit in other currencies.

(c)

In ascertaining the Majority Lenders or the Super Majority Lenders or whether any given percentage of the Total Commitments has been obtained to approve any request for a consent, waiver, amendment or other vote under the Finance Documents or for the purpose

Project Globetrotter: IPO Facilities Agreement

of the allocation of any repayment or prepayment or for the purposes of taking any step, decision, direction or exercise of discretion which is calculated by reference to drawn amounts any Commitments (including any Additional Facility Loans and any Additional Facility Commitments that are undrawn) not denominated in euro (Non-Euro Currency Commitments) shall be deemed to be converted into the Base Currency at the rate for the conversion of the Base Currency into the relevant currency of the Non-Euro Currency Commitment which the Company (acting reasonably and in good faith) has used and has notified to the Agent for the purposes of calculating any Additional Facility Commitments in connection with an Additional Facility as at the Additional Facility Commencement Date for the relevant Additional Facility, or if the Company has not notified the Agent of such conversion rate, the Agent’s Spot Rate of Exchange on the date on which that Commitment was provided under this Agreement or, if earlier, the date the aggregate amount of the Non-Euro Currency Commitment of the Additional Facility was determined.

1.4	Currency Symbols and Definitions

(a)	€, EUR and euro mean the single currency unit of the Participating Member States.

(b)	£, GBP and sterling mean the lawful currency for the time being of the United Kingdom.

(c)	$, USD and US Dollars mean the lawful currency for the time being of the US.

(d)	AUD means the lawful currency for the time being of Australia.

(e)	CHF means the lawful currency for the time being of Switzerland.

(f)	DKK means the lawful currency for the time being of Denmark.

(g)	LBP means the lawful currency for the time being of Lebanon.

(h)	NOK means the lawful currency for the time being of Norway.

(i)	PLN means the lawful currency for the time being of Poland.

(j)	SEK means the lawful currency for the time being of Sweden.

(k)	SGD means the lawful currency for the time being of Singapore.

1.5	Exchange rate fluctuations

(a)

Subject to paragraph (c) below, when applying any monetary limits, thresholds and other exceptions to the representations and warranties, undertakings and Events of Defaults under the Finance Documents, the equivalent to an amount in euro shall be calculated at the rate for the conversion of euro into the relevant non-euro currency which the Company (acting reasonably and in good faith) has used and has notified to the Agent or at the option of the Company at the Agent’s Spot Rate of Exchange, in each case, as at the date such monetary limit, threshold or other exception is tested in accordance with this Agreement. For the avoidance of doubt, this paragraph (a) shall not apply to paragraph (c)(ii) of Clause 26.3 (Financial testing).

(b)

Subject to paragraph (c) below, no Default or Event of Default or breach of any representation and warranty or undertaking under this Agreement or the other Finance Documents shall arise merely as a result of a subsequent change in euros equivalent or any other currency specified for any basket due to fluctuations in exchange rates.

(c)	Paragraphs (a) and (b) above shall not apply to or in respect of the calculation of Leverage Ratio or for the purpose of testing the financial covenant.

Project Globetrotter: IPO Facilities Agreement

1.6	Basket Testing

(a)

Any basket, test or permission where an element is set by reference to a percentage of LTM EBITDA (EBITDA based basket) shall (provided that such amounts are, at the time of incurrence, duly and properly incurred in accordance with the relevant basket, test or permission) be treated as having been duly and properly incurred without the occurrence of a Default or Event of Default even in the event that such EBITDA based basket subsequently decreases by virtue of decrease in LTM EBITDA.

(b)

If on any Test Date or following any acquisition (after giving pro forma effect to any adjustments permitted by this Agreement) Consolidated Pro Forma EBITDA increases from Consolidated Pro Forma EBITDA on the immediately preceding Test Date, each fixed euro basket test or permission amount in this Agreement shall be permanently increased by the same percentage as such increase and be permanently reset to that level.

(c)	Any reference in this Agreement to an Applicable Metric shall be deemed to be a reference to such Applicable Metric as determined at the Applicable Test Date.

(d)	For any relevant basket set by reference to a Financial Year, fiscal year or calendar year (each an Annual Period):

(i)	at the option of the Obligors’ Agent, the maximum amount so permitted under such basket during such Annual Period may be increased by:

(A)

an amount equal to 100% of the difference (if positive) between the permitted amount in the immediately preceding Annual Period and the amount thereof actually used or applied by the Group during such preceding Annual Period (the Carry Forward Amount); and/or

(B)

an amount equal to 100% of the permitted amount in the immediately following Annual Period and the permitted amount in such immediately following Annual Period shall be reduced by such corresponding amount (the Carry Back Amount); and

(ii)

to the extent that the maximum amount so permitted under such basket during such Annual Period is increased in accordance with paragraph (i) above, any usage of such basket during such Annual Period shall be deemed to be applied in the following order:

(A)	first, against the Carry Forward Amount;

(B)	secondly, against the maximum amount so permitted during such Annual Period prior to any increase in accordance with paragraph (i) above; and

(C)	thirdly, against the Carry Back Amount.

(e)

Notwithstanding any other provisions to the contrary in this Agreement or any other Finance Document, any financial definition or incurrence based permission, test or basket (including an EBITDA based basket or the calculation of the Leverage Ratio) prior to the first Test Date after the Closing Date shall be calculated in accordance with levels as at the Closing Date as provided for and calculated in accordance with the provisions in this Agreement.

(f)

To the extent that any Additional Facility or Financial Indebtedness satisfies any Applicable Metric or other condition (pro forma its incurrence) on the applicable Applicable Test Date, Additional Facility Commencement Date or on such other relevant date provided hereunder, such condition is deemed to have been satisfied, including on the date of its incurrence or any other date of determination under this Agreement and irrespective of any facts or circumstances (including financial condition) on any such date or thereafter.

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1.7	Third Party Rights

(a)

Unless expressly provided to the contrary in a Finance Document a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the Third Parties Act) to enforce or to enjoy the benefit of any term of this Agreement.

(b)

Subject to Clause 40.5 (Other exceptions) but otherwise notwithstanding any term of any Finance Document, the consent of any person who is not a Party or, as the case may be, a party to any other Finance Document, is not required to amend, rescind or vary this Agreement or any other Finance Document at any time.

1.8	No Investor Recourse

No Finance Party will have any recourse to any Investor in respect of any term of any Finance Document, any statements by Investors, or otherwise.

1.9	Personal Liability

Where any natural person gives a certificate or other document or otherwise gives a representation or statement on behalf of any of the parties to the Finance Documents pursuant to any provision thereof and such certificate or other document, representation or statement proves to be incorrect, the individual shall incur no personal liability in consequence of such certificate, other document, representation or statement being incorrect save where such individual acted fraudulently in giving such certificate, other document, representation or statement (in which case any liability of such individual shall be determined in accordance with applicable law) and each such individual may rely on this Clause subject to Clause 1.7 (Third Party Rights) and the provisions of the Third Parties Act.

1.10	Sanctions and Restricted Finance Parties

(a)	A Sanctions Provision shall only:

(i)	be given by a Restricted Member of the Group; or

(ii)	apply for the benefit of a Restricted Finance Party,

to the extent that that Sanctions Provision would not result in any violation of, conflict with or liability under (i) EU Regulation (EC) 2271/96, (ii) §7 of the German Außenwirtschaftsverordnung (in connection with section 4 paragraph 1 no. 3 of the German Außenwirtschaftsgesetz) or (iii) any similar applicable anti-boycott statute or expose such entity or any directors, officers or employees thereof to any liability under any anti-boycott or blocking laws, regulation or statute that is in force from time to time in the European Union (and/or any of its member states) that are applicable to such entity (including EU Regulation (EC) 2271/96 or Section 7 of the German Foreign Trade and Payments Ordinance (Außenwirtschaftsverordnung) (in connection with the German Foreign Trade Law (Außenwirtschaftsgesetz))).

(b)	In connection with any amendment, waiver, determination or direction relating to any part of a Sanctions Provision in relation to which:

(i)	a Finance Party is a Restricted Finance Party; and

Project Globetrotter: IPO Facilities Agreement

(ii)	in accordance with paragraph (a) above, that Restricted Finance Party does not have the benefit of it:

(A)	the Commitments of a Lender that is a Restricted Finance Party; and

(B)	the vote of any other Restricted Finance Party which would be required to vote in accordance with the provisions of this Agreement,

shall be excluded for the purpose of calculating the Total Commitments (or the Commitments under the applicable Facility) when ascertaining whether any relevant percentage of Total Commitments has been obtained to approve such amendment, waiver, determination or direction request and its status as a Finance Party shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Finance Parties has been obtained to approve such amendment, waiver, determination or direction.

1.11	Intercreditor Agreement

This Agreement is subject to, and has the benefit of, the Intercreditor Agreement. In the event of any inconsistency between this Agreement and the Intercreditor Agreement, the Intercreditor Agreement shall prevail.

2.	THE FACILITIES

2.1	The Facilities

(a)	Subject to the terms of this Agreement:

(i)

the Original Term Facility Lenders make available to the Original Term Facility Borrowers a term loan facility in the Base Currency in an aggregate amount equal to the Total Original Term Facility Commitments;

(ii)

the Original Revolving Facility Lenders make available to the Original Revolving Facility Borrowers a multicurrency revolving credit facility in an aggregate amount, the Base Currency Amount of which is equal to the Total Original Revolving Facility Commitments; and

(iii)	the Swingline Lenders make available to the Borrowers a swingline facility in the Base Currency in an aggregate amount equal to the Total Swingline Commitments.

(b)

Subject to the terms of this Agreement and the Ancillary Documents, an Ancillary Lender, Fronted Ancillary Lender and Fronting Ancillary Lender may make available an Ancillary Facility or a Fronted Ancillary Facility to any of the Revolving Facility Borrowers (or any of their Affiliates) in place of all or part of its Commitment under a Revolving Facility.

2.2	Additional Facility

(a)

Subject to this Clause 2.2, any member of the Group (or the Obligors’ Agent on its behalf) may, at any time and from time to time following the Closing Date by delivering to the Agent a duly completed Additional Facility Notice signed by an authorised signatory and complying with paragraphs (b) and (c) below, establish an Additional Facility by way of (i) the introduction of a new additional commitment or facility as a Facility under this Agreement or (ii) as an additional tranche of or increase in an existing Facility (including any previously incurred Additional Facility) under this Agreement.

(b)

No consent of any Finance Party is required to establish an Additional Facility at any time (other than, in relation to an Additional Facility, the relevant Additional Facility Lenders making available the applicable Additional Facility) provided that (unless otherwise agreed by the Majority Lenders):

Project Globetrotter: IPO Facilities Agreement

(i)

the Company has certified on the Additional Facility Commencement Date or the date of incurrence of all or any part of an Additional Facility by reference to the Applicable Test Date that, after giving pro forma effect to the utilisation of the principal or equivalent amount of the proposed Additional Facility in full and the proposed use of proceeds thereof and any adjustments permitted by this Agreement, the Leverage Ratio will not exceed the covenanted Leverage Ratio on the most recent Test Date on or prior to that Applicable Test Date set out in Clause 26.2 (Financial condition) (or, if no Applicable Test Date has occurred prior to or on the Additional Facility Commencement Date, then the covenanted Leverage Ratio applicable on the First Test Date set out in Clause 26.2 (Financial condition) shall be used);

(ii)	as at the Applicable Test Date, no Event of Default has occurred and is continuing;

(iii)

each Additional Facility that is secured on the Transaction Security and subject to the Intercreditor Agreement shall rank pari passu with or junior in right to receive proceeds of an enforcement of the Transaction Security to each other Facility under this Agreement and any other Additional Facility ranking pari passu with the Facilities and, if guaranteed, shall be guaranteed only by the Guarantors (or any of them); and

(iv)

such Additional Facility is designated as increasing an existing “Facility” (including a previously incurred Additional Facility) or as a standalone “Term Facility” (in the case of an Additional Facility which is a term facility) or a “Revolving Facility” (in the case of an Additional Facility which is a revolving credit facility) or a “Swingline Facility” (in the case of an Additional Facility which is a swingline facility) for the purposes of this Agreement and shall (following accession by the relevant Additional Facility Lender to the Intercreditor Agreement) constitute Secured Liabilities (as defined in the Intercreditor Agreement).

(c)

The Additional Facility Notice shall not be regarded as having been duly completed unless it is signed by the Company and each party thereto and specifies the following matters in respect of such Additional Facility:

(i)	the proposed borrower(s) and guarantor(s) in respect of the Additional Facility;

(ii)

the person(s) to become Additional Facility Lenders (which shall not be a member of the Group) in respect of the Additional Facility and the amount of the commitments of such Additional Facility allocated to each Additional Facility Lender;

(iii)

the aggregate amount of the commitments of the Additional Facility and the currency being made available and any other or optional currency or currencies which are available for utilisation under such Additional Facility;

(iv)

the purpose and permitted usage of such Additional Facility and any additional conditions to drawdown (if any) of such Additional Facility (which may be as agreed between the Company and the Additional Facility Lenders (each acting reasonably) providing that Additional Facility), including any Agreed Certain Funds Period and related conditions;

Project Globetrotter: IPO Facilities Agreement

(v)

the rate of interest applicable to the Additional Facility (including any applicable margin, basis, floor and/or margin ratchet) and commitment fee and utilisation fee (if any) payable in respect of that Additional Facility;

(vi)	the Additional Facility Commencement Date and Availability Period for the Additional Facility; and

(vii)	the Termination Date, repayment profile, amortisation schedule and any mandatory prepayment provisions,

such Additional Facility Notice shall be deemed to have been duly completed if it is signed by each party thereto and specifies the matters in paragraphs (c)(i) to (c)(vii) above in respect of such Additional Facility, and prior to the applicable Additional Facility Commencement Date, without prejudice to the rights of the Agent to request any other information which the Agent or the Security Agent may reasonably require in relation to such Additional Facility.

(d)

Subject to the conditions set out in paragraph (b) of this Clause 2.2 being satisfied, following receipt by the Agent of a duly completed Additional Facility Notice and with effect from the relevant Additional Facility Commencement Date (or any later date on which the conditions set out in paragraph (e) below are satisfied) the relevant Additional Facility shall come into effect and be established in accordance with its terms and:

(i)	the Additional Facility Lenders participating in the relevant Additional Facility shall make available that Additional Facility in the aggregate amount set out in the Additional Facility Notice;

(ii)

each of the Obligors and each Additional Facility Lender under the relevant Additional Facility shall assume such obligations towards one another and/or acquire such rights against one another as the Obligors and such Additional Facility Lenders would have assumed and/or acquired had the Additional Facility Lenders been Original Lenders in respect of the relevant Additional Facility;

(iii)	in relation to an Additional Facility Lender which is not already a Lender, each Additional Facility Lender under the relevant Additional Facility shall become a Party as a Lender;

(iv)

each Additional Facility Lender under the relevant Additional Facility and each of the other Finance Parties shall assume such obligations towards one another and acquire such rights against one another as those Additional Facility Lenders and those Finance Parties would have assumed and/or acquired had the Additional Facility Lenders been Original Lenders in respect of the relevant Additional Facility; and

(v)	the Commitments of the other Lenders shall continue in full force and effect.

(e)	The establishment of an Additional Facility will only be effective on:

(i)

the execution of the Additional Facility Notice relating to such Additional Facility by the Company, the relevant Borrower(s) and the relevant Additional Facility Lender(s) and delivery of such executed notice to the Agent;

(ii)

in relation to an Additional Facility Lender which is not already a Lender, receipt by the Agent of an Additional Facility Lender Accession Letter from each person referred to in the relevant Additional Facility Notice as an Additional Facility Lender and, the accession of each Additional Facility Lender to the Intercreditor Agreement in the capacity of a “Senior Lender” (as defined in the Intercreditor Agreement); and

Project Globetrotter: IPO Facilities Agreement

(iii)

in relation to an Additional Facility Lender which is not already a Lender, the performance by the Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to that Additional Facility Lender making available an Additional Facility, the completion of which the Agent shall promptly notify to the Company, provided that no Utilisation Request in relation to an Additional Facility shall be valid unless prior to (or simultaneously with) the delivery of the relevant Utilisation Request in relation to such Additional Facility, the requirements of this Clause 2.2 have been satisfied.

(f)	Each Obligor:

(i)

irrevocably authorises, empowers and instructs the Company to sign each Additional Facility Notice and to agree, implement and establish Additional Facilities in accordance with this Agreement on its behalf; and

(ii)

confirms that its guarantee and indemnity recorded in Clause 23 (Guarantees and Indemnity) (or any applicable Accession Letter or other Finance Document) and, if applicable all Transaction Security granted by it will, subject only to any applicable Guarantee Limitations, extend to include the Additional Facility Loans and any other obligations arising under or in respect of the Additional Facility Commitments.

(g)	Each Party irrevocably authorises, empowers and instructs:

(i)	the Agent (promptly upon request of and as reasonably requested by the Company) to acknowledge, execute and confirm acceptance of each Additional Facility Notice;

(ii)

the Agent and the Security Agent (promptly upon request of and as reasonably requested by the Company) to acknowledge, execute and confirm acceptance of each Additional Facility Lender Accession Letter and if applicable, the documentation required for the Additional Facility Lender to accede to the Intercreditor Agreement; and

(iii)

the Agent and the Security Agent to execute any necessary amendments, confirmations, supplements or revisions to this Agreement, the Transaction Security Documents and any other Finance Documents as may be required in order to ensure that any Additional Facility ranks in accordance with the provisions set out in the Additional Facility Notice.

(h)

The Agent and Security Agent shall as soon as reasonably practicable send to the Company a copy of each executed Additional Facility Notice and, if applicable, Additional Facility Lender Accession Letter and, if applicable, the documentation required for the Additional Facility lender to accede to the Intercreditor Agreement.

(i)

By signing an Additional Facility Notice as an Additional Facility Lender, each such entity agrees to commit the Additional Facility Commitments set out against its name in that notice and, in the case of an entity which is not already a Party as a Lender, become a Lender and a Party and a party to the Intercreditor Agreement.

(j)

Notwithstanding any provision of a Finance Document to the contrary, there shall be no obligation or requirement to enter into any hedging arrangement or other derivative transaction in relation to any Additional Facility.

Project Globetrotter: IPO Facilities Agreement

(k)

Each Additional Facility Lender, by executing the relevant Additional Facility Notice confirms (for the avoidance of doubt) that the Agent has authority to execute on its behalf any consent, release, waiver or amendment that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the relevant Additional Facility becomes effective and that it is bound by that decision and by the operations of any other provisions of this Agreement in relation to such consent, release, waiver or amendment.

(l)

No Lender will have any obligation to participate in an Additional Facility (unless it has executed and delivered an Additional Facility Lender Accession Letter or otherwise become an Additional Facility Lender in respect of that Additional Facility). By signing an Additional Facility Notice as an Additional Facility Lender, each such entity agrees to commit the Additional Facility Commitments set out against its name in that Additional Facility Notice.

(m)

The Agent may (after the consultation with the Company), and is authorised to, disclose the terms of any Additional Facility Notice to any of the other Finance Parties and will do so promptly upon request by the Company or other Finance Parties.

(n)	Clause 29.5 (Limitation of responsibility of Existing Lenders) shall apply mutatis mutandis in this Clause 2.2 in relation to an Additional Facility Lender as if references in that Clause to:

(i)	an Existing Lender were references to all the Lenders immediately prior to the establishment of the relevant Additional Facility;

(ii)	the New Lender were references to that Additional Facility Lender; and

(iii)	a re-transfer and re-assignment were references to respectively a transfer and assignment.

(o)

The Company (or any other member of the Group) may pay to an Additional Facility Lender a fee in the amount and at the times agreed between the Company (or any member of the Group) and the Additional Facility Lender in a Fee Letter.

(p)

If an Additional Facility is established in order to increase the Commitments under an existing Facility in accordance with this Clause 2.2, immediately upon such Additional Facility becoming available for Utilisation (but prior to the relevant Additional Facility Lender(s) participating in any Utilisation), the Agent shall recalculate each Lender’s (including the Additional Facility Lender’s) participation in each outstanding Letter of Credit under such existing Facility (as increased by such Additional Facility) and shall notify the applicable Issuing Bank, the Obligors’ Agent and each Lender under that Facility of its revised participation in each such Letter of Credit as soon as reasonably practicable thereafter.

(q)

The establishment, terms or conditions or use of proceeds of any Additional Facility shall be governed by this Clause 2.2 which shall apply irrespective of and notwithstanding any other provision of this Agreement and, except to the extent as provided in this Clause 2.2, the terms applicable to any Additional Facility will be those agreed by the Additional Facility Lenders in respect of that Additional Facility and the Company and set out in the applicable Additional Facility Notice, provided that:

(i)

if there is any inconsistency between any such term agreed in respect of an Additional Facility and any term of a Finance Document, the term agreed in respect of the Additional Facility shall prevail with respect to such Additional Facility (subject to the other terms and conditions of this Clause 2.2);

Project Globetrotter: IPO Facilities Agreement

(ii)

unless otherwise specified in the applicable Additional Facility Notice, the terms of any Additional Facility which is a Term Facility shall be the same as the terms given to the Original Term Facility under this Agreement and the terms of any Additional Facility which is a Revolving Facility shall be the same as the terms given to the Original Revolving Facility under this Agreement; and

(iii)

the provisions of this Agreement will apply to each Additional Facility and the provisions of Clause 4 (Conditions of Utilisation) and of Clause 5 (Utilisation – Loans) will apply to all Utilisations of any Additional Facility, provided that no Utilisation Request in relation to an Additional Facility shall be valid unless prior to (or simultaneously with) such Utilisation Request being delivered the requirements of this Clause 2.2 have been satisfied.

2.3	Increase

(a)	The Company may by giving prior notice to the Agent after the effective date of a cancellation of:

(i)

the Available Commitments of a Defaulting Lender, Non-Consenting Lender, Non-Funding Lender, Non-Acceptable L/C Lender or Non-Qualifying Bank in accordance with Clause 11.7 (Right of cancellation in relation to a Defaulting Lender, Non-Consenting Lender, Non-Funding Lender, Non-Acceptable L/C Lender or Non-Qualifying Bank); or

(ii)	the Commitments of a Lender in accordance with:

(A)	Clause 11.1 (Illegality);

(B)	Clause 11.6 (Right of cancellation and repayment in relation to a single Lender or Issuing Bank); or

(C)	Clause 40.7 (Replacement of Lender),

request that the Commitments relating to any Facility be increased (and the Commitments under that Facility shall be so increased) in an aggregate amount in the Base Currency of up to the amount of the Available Commitments or Commitments relating to that Facility so cancelled as follows:

(A)

the increased Commitments will be assumed by one or more Lenders or other banks, financial institutions, trusts, funds, entities or other persons (each an Increase Lender) selected by the Company and each of which confirms its willingness to assume and does assume all the obligations of a Lender corresponding to that part of the increased Commitments which it is to assume, as if it had been an Original Lender (for the avoidance of doubt, no Party shall be obliged to assume the obligations of a Lender pursuant to this Clause 2.3 without the prior consent of that Party);

(B)

each of the Company and the Obligors and any Increase Lender shall assume obligations towards one another and/or acquire rights against one another as the Company and the Obligors and the Increase Lender would have assumed and/or acquired had the Increase Lender been an Original Lender;

(C)

each Increase Lender shall become a Party as a Lender and any Increase Lender and each of the other Finance Parties shall assume obligations towards one another and acquire rights against one another as that Increase Lender and those Finance Parties would have assumed and/or acquired had the Increase Lender been an Original Lender;

Project Globetrotter: IPO Facilities Agreement

(D)	the Commitments of the other Lenders shall continue in full force and effect; and

(E)

any increase in the Commitments relating to that Facility shall take effect on the date specified by the Company in the notice referred to above or any later date on which the conditions set out in paragraph (b) below are satisfied.

(b)	An increase in the Commitments relating to that Facility will only be effective on:

(i)

the execution by the Agent of an Increase Confirmation from the relevant Increase Lender which the Agent shall, if all the applicable conditions set out in this Clause 2.3 have been satisfied, execute promptly on request;

(ii)	in relation to an Increase Lender which is not a Lender immediately prior to the relevant increase:

(A)	the Increase Lender entering into the documentation required for it to accede as a party to the Intercreditor Agreement in the applicable capacity; and

(B)

the performance by the Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assumption of the increased Commitments by that Increase Lender, the completion of which the Agent shall promptly notify to the Company, the Increase Lender and the Issuing Bank; and

(iii)

in the case of an increase in the Total Revolving Facility Commitments, the relevant Issuing Bank consenting to the identity of the relevant Increase Lender (unless that Increase Lender is a person with a long term corporate credit rating equal to or better than “BBB-” or “Baa3” (as applicable) according to at least two of Moody’s, S&P or Fitch).

(c)

Each Increase Lender, by executing the Increase Confirmation, confirms (for the avoidance of doubt) that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the increase becomes effective.

(d)

Unless the Agent otherwise agrees or the increased Commitment is assumed by an existing Lender, the Company shall, promptly upon receipt of demand following the date upon which the increase takes effect, pay to the Agent (for its own account) a fee of €2,500 and the Company shall at the same time pay to the Agent (and the Security Agent if applicable) the amount of all costs and expenses (including legal fees) reasonably incurred by it in connection with any increase Commitments under this Clause 2.3.

(e)

The Company (or another member of the Group) may pay to the Increase Lender a fee in the amount and at the times agreed between the Company (or another member of the Group) and the Increase Lender in a Fee Letter.

(f)	Clause 29.5 (Limitation of responsibility of Existing Lenders) shall apply mutatis mutandis in this Clause 2.3 in relation to an Increase Lender as if references in that Clause to:

(i)	an Existing Lender were references to all the Lenders immediately prior to the relevant increase;

Project Globetrotter: IPO Facilities Agreement

(ii)	the New Lender were references to that Increase Lender; and

(iii)	a re-transfer and re-assignment were references to respectively a transfer and assignment.

(g)

The Finance Parties shall be required to enter into any amendment to the Finance Documents (including in relation to any changes to, the taking of, or the release coupled with the retaking of, Transaction Security in accordance with the Intercreditor Agreement) required by the Company in order to facilitate or reflect any of the matters contemplated by this Clause 2.3. The Agent and the Security Agent are each authorised and instructed by each Finance Party (without any further consent, sanction, authority or further confirmation from them) to execute any such amended or replacement Finance Documents (and shall do so on the request of and at the cost of the Company).

(h)	Nothing in this Clause 2.3 shall operate to increase the Total Commitments in effect at that time.

2.4	Finance Parties’ rights and obligations

(a)

The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)

The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor is a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with paragraph (c) below. The rights of each Finance Party include any debt owing to that Finance Party under the Finance Documents and, for the avoidance of doubt, any part of a Loan or any other amount owed by an Obligor which relates to a Finance Party’s participation in a Facility or its role under a Finance Document (including any such amount payable to the Agent on its behalf) is a debt owing to that Finance Party by that Obligor.

(c)	A Finance Party may, except as specifically provided in the Finance Documents, separately enforce its rights under or in connection with the Finance Documents.

2.5	Lender Affiliates

(a)

A Lender may nominate (by written notice to the Agent and the Company) a branch or Affiliate (a Designated Affiliate) to discharge its obligations to participate in one or more Loans (a Designated Loan):

(i)	as set out in paragraph (f) below; or

(ii)	in the Transfer Certificate, Assignment Agreement, Increase Confirmation, Additional Facility Notice or Additional Facility Lender Accession Letter pursuant to which such Lender becomes a Party.

(b)	Any branch or Affiliate nominated by a Lender to participate in a Loan shall:

(i)	participate therein in compliance with the terms of this Agreement;

(ii)

be entitled, to the extent of its participation, to all the rights and benefits of a Lender under the Finance Documents provided that such rights and benefits shall be exercised on its behalf by its nominating Lender save where law or regulation requires the branch or Affiliate to do so; and

Project Globetrotter: IPO Facilities Agreement

(iii)

in the case of an Affiliate, become party to the Intercreditor Agreement as a “Senior Lender” by delivery of a duly completed “Creditor/Agent Accession Undertaking” (as defined in the Intercreditor Agreement).

(c)

Each Lender shall remain liable and responsible for the performance of all obligations assumed by a Designated Affiliate on its behalf under this Clause 2.5 and non-performance of a Lender’s obligations by its Designated Affiliate following a nomination under this Clause 2.5 shall not relieve such Lender from its obligations under this Agreement (but without prejudice to a Lender’s rights under Clause 29 (Changes to the Lenders)).

(d)

No Obligor shall be liable to pay (i) any amount otherwise required to be paid by it under Clause 18 (Taxes) or Clause 19.1 (Increased costs) (arising as a result of laws or regulations in force or known to be coming into force on the date the relevant branch or Affiliate was nominated), or (ii) any cash repayment of a Loan to the extent that Loan would constitute a Rollover Loan, in each case in excess of the amount it would have been obliged to pay if that Lender had not nominated its branch or Affiliate to participate in a Facility or, to the extent that such Lender nominated such branch or Affiliate for particular Loans in the Transfer Certificate, Assignment Agreement, Increase Confirmation, Additional Facility Notice or Additional Facility Lender Accession Letter pursuant to which such Lender became a Party, in excess of the amount which it would have been obliged to pay had that Lender continued to make only those particular Loans through that branch or Affiliate. Each Lender shall promptly notify the Agent and the Company of the Tax jurisdiction from which its branch or Affiliate will participate in the relevant Loans and such other information regarding that branch or Affiliate as the Company may reasonably request.

(e)	Any notice or communication to be made to a branch or an Affiliate of a Lender pursuant to Clause 36 (Notices):

(i)

may be served directly upon the branch or Affiliate, at the address supplied to the Agent by the nominating Lender pursuant to its nomination of such branch or Affiliate, where the Lender or the relevant branch or Affiliate requests this in order to mitigate any legal obligation to deduct Tax from any payment to such branch or Affiliate or any payment obligation which might otherwise arise pursuant to Clause 19 (Increased Costs); or

(ii)	in any other circumstance, may be delivered to the Facility Office of the Lender, who will act as the representative of any Affiliate it nominates for all administrative purposes under this Agreement.

(f)	If a Lender nominates an Affiliate, that Lender and that Affiliate:

(i)

will be treated as having a single Commitment (being the Commitment of that Lender) but for all other purposes (other than those referred to in paragraphs (c) and (e)(ii) above and paragraph (ii) below) will be treated as separate Lenders; and

(ii)	will be regarded as a single Lender for the purpose of:

(A)	voting in relation to any matter in connection with a Finance Document; and

(B)	compliance with Clause 29.1 (Assignments and Transfers by Lenders).

(g)

The Obligors, the Agent, the Security Agent and the other Finance Parties will be entitled to deal only with the designating Lender, except all payments of principal, interest, fees, costs, taxes and commissions in connection with a Designated Loan shall be for the account of the relevant Designated Affiliate. For the avoidance of doubt, this shall not apply to any commitment fee which shall be for the account of the relevant Lender.

Project Globetrotter: IPO Facilities Agreement

(h)

A Lender that has made a nomination in accordance with paragraph (a) or (f) above may revoke such nomination in relation to any future Loans by giving the Agent at least five (5) Business Days’ written notice.

(i)

Upon such Designated Affiliate ceasing to be a Designated Affiliate, the Lender will automatically assume (and be deemed to assume without further action by any Party) all rights and obligations previously vested in the Designated Affiliate.

(j)	This Clause 2.5 is without prejudice to a Lender’s right to transfer its Commitments to an Affiliate under Clause 29 (Changes to the Lenders).

2.6	Obligors’ Agent

(a)

To the extent permitted under any applicable law, each Obligor (other than the Company) by its execution of this Agreement or an Accession Letter irrevocably (to the extent permitted by law) appoints the Company (acting through one or more authorised signatories) to act on its behalf as its agent and attorney in fact in relation to the Finance Documents and irrevocably (to the extent permitted by law) authorises:

(iii)

the Company on its behalf to supply all information concerning itself contemplated by this Agreement to the Finance Parties and to give all notices, consents and instructions (including, in the case of a Borrower, Utilisation Requests), to execute on its behalf any Accession Letter, to agree to any Additional Facility terms, to deliver Additional Facility Notices to make such agreements and to effect the relevant amendments, supplements and variations capable of being given, made or effected by any Obligor notwithstanding that they may affect that Obligor, without further reference to or the consent of that Obligor; and

(iv)	each Finance Party to give any notice, demand or other communication to that Obligor pursuant to the Finance Documents to the Company,

and, in each case, the Obligor shall be bound as though the Obligor itself had given the notices and instructions (including any Utilisation Requests) or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication and each Finance Party may rely on any action taken by the Company on behalf of that Obligor.

(b)

Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by the Obligors’ Agent or given to the Obligors’ Agent under any Finance Document on behalf of another Obligor or in connection with any Finance Document (whether or not known to any other Obligor and whether occurring before or after such other Obligor became an Obligor under any Finance Document shall be binding for all purposes on that Obligor as if that Obligor had expressly made, given or concurred with it (to the extent permitted by law)). In the event of any conflict between any notices or other communications of the Obligors’ Agent and any other Obligor, those of the Obligors’ Agent shall prevail.

(c)

For the purpose of this Clause 2.6 each Obligor (to the extent necessary under applicable law) shall grant a specific power of attorney (notarized and apostilled) to the Company and comply with any necessary formalities in connection therewith.

(d)

For all purposes of the Finance Documents, including for the purpose of this Clause 2.6 (Obligors’ Agent), each Swiss Obligor herewith explicitly approves any self-contracting (Selbstkontrahieren) and/or double representation (Doppelvertretung) under Swiss law by the Company and unconditionally releases the Company from any restriction in connection therewith.

Project Globetrotter: IPO Facilities Agreement

3.	PURPOSE

3.1	Purpose

(a)	Each Borrower shall apply all amounts borrowed by it under the Original Term Facility in or towards directly or indirectly:

(i)

refinancing the Existing Debt (including shareholder loans and preference shares) and paying any related breakage costs, redemption premium, make-whole costs and other fees, costs and expenses payable in connection with such refinancing; and/or

(ii)	the payment of fees, costs and expenses arising in connection with the Transaction.

(b)

Each Borrower shall apply all amounts borrowed by it under the Original Revolving Facility and the Swingline Facility towards the direct or indirect financing or refinancing of the working capital requirements and/or the general corporate purposes of the Group (including for capital expenditure, acquisitions, investments, joint ventures, operational restructurings and reorganisation requirements of the Group).

(c)

Each Additional Facility Borrower shall apply all amounts borrowed by it under an Additional Facility towards the purposes specified in the Additional Facility Notice relating to the relevant Additional Facility Commitments.

3.2	Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.	CONDITIONS OF UTILISATION

4.1	Initial conditions precedent

(a)

The Lenders will only be obliged to comply with Clause 5.4 (Lenders’ participation) in relation to any Utilisation if on or before the Utilisation Date for that Utilisation, the Agent has received all of the documents and other evidence listed in Part 1 of Schedule 2 (Conditions Precedent) and (unless specified therein to be in another form or substance) such documents or other evidence are in form and substance satisfactory to the Agent (acting reasonably and acting on the instructions of the Majority Lenders each also acting reasonably) or receipt of such documents and evidence has been waived by the Agent (acting reasonably and acting on the instructions of the Majority Lenders each also acting reasonably). The Agent shall notify the Company and the Lenders promptly upon being so satisfied or waived.

(b)

Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in paragraph (a) above, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

4.2	Further conditions precedent

(a)

Subject to Clause 4.1 (Initial conditions precedent), Clause 4.5 (Utilisations during the Certain Funds Period) and Clause 4.6 (Utilisations during the Agreed Certain Funds Period), the Lenders will only be obliged to comply with Clause 5.4 (Lenders’ participation) in relation to a Utilisation, if on the date of the Utilisation Request and on the proposed Utilisation Date:

Project Globetrotter: IPO Facilities Agreement

(i)	in the case of a Rollover Utilisation, no notice of a Declared Default has been given; and

(ii)	in the case of any other Utilisation:

(A)	no Event of Default has occurred and is continuing or would result from the proposed Utilisation; and

(B)	the Repeating Representations are true and correct in all material respects (or, to the extent a materiality test applies, all respects).

(b)	The Agent (acting on the instructions of the relevant Majority Lenders) may waive the requirements set out in paragraph (a) above in relation to a proposed Utilisation.

4.3	Conditions relating to Optional Currencies

(a)	A currency will constitute an Optional Currency if it is:

(i)	in the case of the Original Revolving Facility, GBP, USD SEK, CHF, NOK or DKK;

(ii)	in the case of a Letter of Credit, GBP, USD, SEK, CHF, NOK, DKK, SGD, LBP, AUD or PLN;

(iii)	in the case of an Additional Facility, any currencies specified in the Additional Facility Notice relating to those Additional Facility Commitments; or

(iv)

with the consent of all of the Lenders participating in the relevant Utilisation under the Facility concerned (each acting reasonably), any other currency readily available in the amount required and freely convertible into the Base Currency in the Relevant Interbank Market on the Quotation Day and the Utilisation Date for that Utilisation.

(b)

If by the Specified Time the Agent has received a written request from the Company for a currency to be approved under paragraph (a)(iv) above, the Agent will confirm to the Company by the Specified Time:

(i)	whether or not the Lenders under the relevant Facility have granted their approval; and

(ii)	if approval has been granted, the minimum amount for any subsequent Utilisation in that currency (which the Agent shall determine acting reasonably and in consultation with the Company).

4.4	Maximum number of Utilisations

(a)

A Borrower (or the Company) may not deliver a Utilisation Request in respect of the Original Term Facility or request that an Original Term Facility Loan be divided if, as a result of the proposed utilisation or division, more than four (4) Original Term Facility Loans respectively would be outstanding.

(b)

A Borrower (or the Company) may not deliver a Utilisation Request in respect of the Original Revolving Facility if as a result of the proposed Original Revolving Facility Loan more than forty (40) Original Revolving Facility Loans would be outstanding.

Project Globetrotter: IPO Facilities Agreement

(c)	A Borrower (or the Company) may not deliver a Swingline Lender Utilisation Request if as a result of the proposed Swingline Loan more than five (5) Swingline Loans would be outstanding.

(d)

A Borrower (or the Company) may not deliver a Utilisation Request in respect of an Additional Facility if as a result of the proposed Utilisation more than the maximum number of utilisations of that Additional Facility (as agreed between the Company, the Additional Facility Lenders and the Agent in the applicable Additional Facility Notice) would be outstanding.

(e)	Any Loan made by a single Lender under Clause 8.2 (Unavailability of a currency) shall not be taken into account in this Clause 4.4.

(f)	Any Separate Loan shall not be taken into account in this Clause 4.4.

4.5	Utilisations during the Certain Funds Period

(a)

Subject to Clause 4.1 (Initial conditions precedent) and notwithstanding the conditions of Clause 4.2 (Further conditions precedent), during the Certain Funds Period, the Lenders will only be obliged to comply with Clause 5.4 (Lenders’ participation) in relation to a Certain Funds Utilisation if, on the proposed Utilisation Date:

(i)	no Major Default has occurred and is continuing or would result from the proposed Utilisation; and

(ii)	no Change of Control or Sale has occurred.

(b)

During the Certain Funds Period, save in circumstances where, pursuant to paragraph (a) above, a Lender is not obliged to comply with Clause 5.4 (Lenders’ participation) and subject as provided in Clause 11.1 (Illegality), none of the Finance Parties shall be entitled to:

(i)	cancel any of its Commitments to the extent to do so would prevent or limit the making of a Certain Funds Utilisation;

(ii)

rescind, terminate or cancel this Agreement or any of the Facilities or exercise any similar right or remedy or make or enforce any claim under the Finance Documents it may have to the extent to do so would directly or indirectly prevent or limit the making of a Certain Funds Utilisation;

(iii)	refuse to participate in the making of a Certain Funds Utilisation;

(iv)

exercise any right of set-off or counterclaim or similar right or remedy which it may exercise in respect of a Utilisation to the extent to do so would prevent or limit the making of a Certain Funds Utilisation;

(v)

cancel, accelerate or cause repayment or prepayment of any amounts owing under this Agreement or under any other Finance Document or exercise any enforcement rights under any Transaction Security Document to the extent to do so would prevent or limit the making of a Certain Funds Utilisation;

(vi)

take any other action or make or enforce any claim (in its capacity as a Lender) to the extent that such action, claim or enforcement would directly or indirectly prevent or limit the making of a Certain Funds Utilisation; or

(vii)	declare that cash cover in relation to a Letter of Credit or an Ancillary Facility is immediately due and payable on demand,

Project Globetrotter: IPO Facilities Agreement

provided that immediately upon the expiry of the Certain Funds Period (provided that there is no other Certain Funds Period or Agreed Certain Funds Period in operation) all such rights, remedies and entitlements shall be available to the Finance Parties notwithstanding that they may not have been used or been available for use during the Certain Funds Period.

4.6	Utilisations during the Agreed Certain Funds Period

(a)

Subject to Clause 4.1 (Initial conditions precedent), during the relevant Agreed Certain Funds Period, a Lender or Additional Facility Lender (as the case may be) will only be obliged to comply with Clause 5.4 (Lenders’ participation) and the Issuing Bank will only be obliged to comply with Clause 6.5 (Issue of Letters of Credit) (in each case) in relation to the relevant Agreed Certain Funds Utilisation if:

(i)

the Company and each of the Lenders or relevant Additional Facility Lenders (as the case may be) have agreed that the relevant Facility or relevant Additional Facility shall be made available on a “certain funds basis” for a specified purpose in connection with an acquisition not expressly prohibited under the terms of this Agreement or such other agreed purpose, for such period and on such terms or conditions (if any) as the Company and those Lenders or relevant Additional Facility Lenders (as the case may be) shall agree and notify in writing to the Agent at least three (3) Business Days (or such shorter period agreed with the Agent) prior to the date of the Utilisation Request; and

(ii)	on the proposed Utilisation Date for that Utilisation:

(A)	no Major Default has occurred and is continuing or would result from the proposed Agreed Certain Funds Utilisation;

(B)	no Change of Control or Sale has occurred; and

(C)

the applicable conditions or events (if any) specified in the relevant Additional Facility Notice or other notice in relation to that Agreed Certain Funds Period and Agreed Certain Funds Utilisation are complied with or satisfied.

(b)

During the Agreed Certain Funds Period (save in respect of a Lender or relevant Additional Facility Lender (as the case may be) in circumstances where, pursuant to paragraph (a) above, that Lender or Additional Facility Lender (as the case may be) is not obliged to comply with Clause 5.4 (Lenders’ participation) and subject as provided in Clause 11.1 (Illegality)), none of the Lenders or relevant Additional Facility Lenders (as the case may be) shall be entitled in respect of an Agreed Certain Funds Utilisation (and the corresponding Commitments to which it relates) to:

(i)	cancel any of its Commitments or Additional Facility Commitments (as the case may be) to the extent to do so would prevent or limit the making of an Agreed Certain Funds Utilisation;

(ii)

rescind, terminate or cancel this Agreement or the relevant Facility or exercise any similar right or remedy or make or enforce any claim under the Finance Documents it may have in respect of a Facility to which the provisions of this Clause apply to the extent to do so would directly or indirectly prevent or limit the making of an Agreed Certain Funds Utilisation;

(iii)	refuse to participate in the making of an Agreed Certain Funds Utilisation;

Project Globetrotter: IPO Facilities Agreement

(iv)

exercise any right of set-off or counterclaim or similar right or remedy which it may exercise in respect of an Agreed Certain Funds Utilisation to the extent to do so would prevent or limit the making of an Agreed Certain Funds Utilisation;

(v)

cancel, accelerate or cause repayment or prepayment of any amounts owing under this Agreement or under any other Finance Document or exercise any enforcement rights under any Transaction Security Document in respect of a Facility to which the provisions of this Clause apply to the extent to do so would prevent or limit the making of an Agreed Certain Funds Utilisation;

(vi)

take any other action or make or enforce any claim (in its capacity as a Lender) to the extent that such action, claim or enforcement would directly or indirectly prevent or limit the making of an Agreed Certain Funds Utilisation; or

(vii)	declare that cash cover in relation to a Letter of Credit or an Ancillary Facility is immediately due and payable on demand,

provided that:

(A)

immediately upon the expiry of the relevant Agreed Certain Funds Period (provided that there is no other Certain Funds Period or Agreed Certain Funds Period in operation) all such rights, remedies and entitlements shall be available to the Finance Parties notwithstanding that they may not have been used or been available for use during the applicable Agreed Certain Funds Period; and

(B)

this Clause 4.6 shall be without prejudice to, and shall not prevent or limit the exercise of, any rights of any of the Finance Parties in respect of any other Facility, Loan, Utilisation or Commitment.

5.	UTILISATION – LOANS

5.1	Delivery of a Utilisation Request

A Borrower (or the Company on its behalf) may utilise a Facility by delivery to the Agent and (in the case of a Utilisation Request for a Swingline Loan) the Swingline Lender of a duly completed Utilisation Request not later than the Specified Time (or such later time as the Agent may agree).

5.2	Completion of a Utilisation Request for Loans

(a)	Each Utilisation Request for a Loan is revocable and will not be regarded as having been duly completed unless:

(i)	it identifies the Facility to be utilised;

(ii)	it identifies the relevant Borrower;

(iii)	the proposed Utilisation Date is a Business Day within the Availability Period applicable to that Facility;

(iv)	the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount); and

(v)	the proposed Interest Period complies with Clause 15 (Interest Periods).

(b)	Each Utilisation Request for a Loan may be revoked up to one (1) Business Day (by no later than 11.30 am that day) prior to the proposed Utilisation Date.

Project Globetrotter: IPO Facilities Agreement

(c)

Multiple Utilisations may be requested in a Utilisation Request where the proposed Utilisation Date is the Closing Date or otherwise agreed by the Agent. Unless so agreed by the Agent, only one Utilisation may be requested in each subsequent Utilisation Request.

5.3	Currency and amount

(a)	The currency specified in a Utilisation Request must be:

(i)	in relation to the Original Term Facility, the Base Currency;

(ii)	in relation to the Original Revolving Facility, the Base Currency or an Optional Currency;

(iii)	in relation to the Swingline Facility, the Base Currency; and

(iv)	in relation to the Additional Facility, as agreed by the relevant Additional Facility Lenders and specified in the applicable Additional Facility Notice.

(b)

The amount of a proposed Utilisation of the Original Term Facility must be in a minimum amount of EUR 1,000,000 or, if less, the Available Facility and in any event such that its Base Currency Amount is less than or equal to the Available Facility.

(c)	The amount of a proposed Utilisation under an Original Revolving Facility or an Additional Facility must:

(i)	if the currency selected is the Base Currency be a minimum of EUR 250,000 or, if less, the Available Facility;

(ii)	if the currency selected is GBP be a minimum of GBP 250,000 or, if less, the Available Facility;

(iii)	if the currency selected is USD be a minimum of USD 250,000 or, if less, the Available Facility;

(iv)

if the currency selected is any other Optional Currency, the minimum amount specified by the Agent pursuant to paragraph (b)(ii) of Clause 4.3 (Conditions relating to Optional Currencies) or, if less, the Available Facility; and

(v)	in any event be such that its Base Currency Amount is less than or equal to the Available Facility.

(d)

The amount of a proposed Utilisation of the Swingline Facility must be in a minimum amount of EUR 250,000 or, if less, the Available Facility and in any event such that its Base Currency Amount is less than or equal to the Available Facility.

5.4	Lenders’ participation

(a)

If the conditions set out in this Agreement have been met, and subject to Clause 10.3 (Repayment of Revolving Facility Loans), each Lender shall make its participation in each Loan available on the Utilisation Date through its Facility Office.

(b)

Other than as set out in paragraph (c) below, the amount of each Lender’s participation in each Loan will be equal to the proportion borne by its Available Commitment to the Available Facility in each case in relation to the relevant Facility immediately prior to making the Loan.

Project Globetrotter: IPO Facilities Agreement

(c)

If a Utilisation is made to repay Ancillary Outstandings, each Lender’s participation in that Utilisation will be in an amount (as determined by the Agent) which will result as nearly as possible in the aggregate amount of its participation in the Utilisations then outstanding bearing the same proportion to the aggregate amount of the Loans then outstanding as its Commitment bears to the Total Commitments.

(d)

The Agent shall determine the Base Currency Amount (if applicable) of each Loan which is to be made in an Optional Currency and notify each Lender of the amount, currency and the Base Currency Amount of each Loan, the amount of its participation in that Loan and, if different, the amount of that participation to be made available in cash by the Specified Time.

(e)

Notwithstanding any other term of this Agreement a Lender is only obliged to participate in a Revolving Facility Loan or a Swingline Loan to the extent that it would not result in the Base Currency Amount of its participation in the Revolving Facility Loans and Swingline Loans exceeding its Revolving Facility Commitment.

(f)

Where, but for the operation of paragraph (e) above, the Base Currency Amount of a Lender’s participation in the Revolving Facility Loans and Swingline Loans would have exceeded its Revolving Facility Commitment, the excess will be apportioned among the other Lenders required under this Agreement to make available a participation in the relevant Loan pro rata according to their relevant Commitments. This calculation will be applied as often as necessary until participations in the Loan are apportioned among the relevant Lenders in a manner consistent with paragraph (e) above.

(g)	Notwithstanding any other term of this Agreement, each Swingline Lender shall ensure that at all times its Revolving Facility Commitment is not less than its Swingline Commitment.

5.5	Limitations on Utilisations

(a)

The Original Revolving Facility and Swingline Facility may not be utilised unless the Original Term Facility has been utilised (but the Original Revolving Facility may be utilised contemporaneously with the Original Term Facility).

(b)

An Additional Facility may not be utilised unless the Closing Date has occurred and the Original Term Facility has been utilised (but an Additional Facility may be utilised contemporaneously with the Original Term Facility).

5.6	Cancellation of Commitment

(a)	The Original Term Facility Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the applicable Availability Period.

(b)

The Original Revolving Facility Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period for the Original Revolving Facility or, if the Closing Date has not occurred prior to the end of the Certain Funds Period, at the end of the Certain Funds Period.

(c)

The Swingline Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period for the Swingline Facility or, if the Closing Date has not occurred prior to the end of the Certain Funds Period, at the end of the Certain Funds Period.

(d)

The Additional Facility Commitments which are unutilised at the end of the Availability Period for those Additional Facility Commitments shall be immediately cancelled at the end of the Availability Period for those Additional Facility Commitments or, if the Closing Date has not occurred prior to the end of the Certain Funds Period, at the end of the Certain Funds Period.

Project Globetrotter: IPO Facilities Agreement

6.	UTILISATION – LETTERS OF CREDIT

6.1	A Revolving Facility

(a)	A Revolving Facility may be utilised by a Borrower by way of Letters of Credit.

(b)	Clause 5 (Utilisation – Loans) does not apply to utilisations by way of Letters of Credit.

6.2	Delivery of a Utilisation Request for Letters of Credit

A Borrower (or the Company on its behalf) may request a Letter of Credit to be issued by delivery to the relevant Issuing Bank (with a copy to the Agent) of a duly completed Utilisation Request not later than the Specified Time or otherwise agreed by the Issuing Bank. Notwithstanding any other provision of this Agreement, a Borrower (or the Company on its behalf) may agree with the Issuing Bank any other means of requesting an issue or renewal of a Letter of Credit.

6.3	Completion of a Utilisation Request for Letters of Credit

Each Utilisation Request for a Letter of Credit shall be revocable and will not be regarded as having been duly completed unless:

(a)	it specifies that it is for a Letter of Credit;

(b)	it identifies the Borrower of the Letter of Credit and the beneficiary (and the jurisdiction of the beneficiary) of the Letter of Credit;

(c)	it identifies the relevant Issuing Bank which has agreed to issue the Letter of Credit;

(d)	the proposed Utilisation Date is a Business Day within the Availability Period applicable to the relevant Revolving Facility;

(e)	the currency and amount of the Letter of Credit comply with Clause 6.4 (Currency and amount);

(f)	the form of Letter of Credit is attached substantially in the form set out in Schedule 10 (Form of Letters of Credit) or any other form agreed by the Issuing Bank (acting reasonably);

(g)

the Expiry Date of the Letter of Credit falls on or before the Termination Date in relation to the relevant Revolving Facility (unless paragraphs (a) and (b) of 6.11 (Effect of Termination Date) are satisfied); and

(h)	the delivery instructions for the Letter of Credit are specified.

(i)	Each Utilisation Request for a Letter of Credit may be revoked up to two (2) Business Days (by no later than 5.00 pm that day) prior to the proposed Utilisation Date.

6.4	Currency and amount

(a)	The currency specified in a Utilisation Request must be the Base Currency or an Optional Currency.

(b)	The amount of the proposed Letter of Credit must be:

Project Globetrotter: IPO Facilities Agreement

(i)	if the currency selected is the Base Currency, a minimum of EUR 50,000, or, if less, the Available Facility;

(ii)	if the currency selected is GBP, a minimum of GBP 50,000, or, if less, the Available Facility;

(iii)	if the currency selected is USD, a minimum of USD 50,000, or, if less, the Available Facility; and

(iv)

if the currency selected is any other Optional Currency, the minimum amount specified by the Agent pursuant to paragraph (b)(ii) of Clause 4.3 (Conditions relating to Optional Currencies) or, if less, the Available Facility; or

(v)	in any event such that its Base Currency Amount is less than or equal to the Available Facility.

6.5	Issue of Letters of Credit

(a)	If the conditions set out in this Agreement have been met, the relevant Issuing Bank shall issue the Letter of Credit on the Utilisation Date.

(b)

Subject to Clause 4.1 (Initial conditions precedent), an Issuing Bank will only be obliged to comply with paragraph (a) above in relation to a Letter of Credit other than one to which paragraph (c) below applies, if on the date of the Utilisation Request or Renewal Request and on the proposed Utilisation Date:

(i)	in the case of a Letter of Credit to be renewed or extended in accordance with Clause 6.6 (Renewal of a Letter of Credit) no Declared Default has occurred and is continuing; and

(ii)

in the case of any other Utilisation (other than a Rollover Utilisation) no Event of Default is continuing or would occur as a result from the proposed Utilisation and the Repeating Representations to be made by each Obligor are true and correct in all material respects (or in the case of such representations and warranties which are subject to a materiality threshold or qualification in accordance with their terms, are correct in all respects).

(c)	Subject to Clause 4.1 (Initial conditions precedent) and notwithstanding the conditions of paragraph (b) above:

(i)

during the Certain Funds Period, the Issuing Bank will only be obliged to comply with paragraph (a) above in relation to a Letter of Credit which is a Certain Funds Utilisation, if on the date of the Utilisation Request and on the proposed Utilisation Date:

(A)	no Major Default has occurred and is continuing or would result from the issue of the proposed Letter of Credit; and

(B)	no Change of Control or Sale has occurred;

(ii)

during any Agreed Certain Funds Period, the Issuing Bank will only be obliged to comply with paragraph (a) above in relation to a Letter of Credit which is an Agreed Certain Funds Utilisation, if on the date of the Utilisation Request and on the proposed Utilisation Date:

(A)	no Major Default has occurred and is continuing or would result from the issue of the proposed Letter of Credit;

Project Globetrotter: IPO Facilities Agreement

(B)	no Change of Control or Sale has occurred; and

(C)

the applicable additional conditions or events (if any) specified in the relevant Additional Facility Notice or other notice in relation to the Agreed Certain Funds Period and Agreed Certain Fund Utilisation complied with or satisfied, in each case, provided that, during the Certain Funds Period or Agreed Certain Funds Period (as applicable) an extension of a Letter of Credit shall be permitted unless a Declared Default had occurred relating to the Facility.

(d)

During the Certain Funds Period, save in circumstances where, pursuant to paragraph (c) above, the Issuing Bank is not obliged to comply with paragraph (a) above and subject as provided in Clause 11.2 (Illegality in relation to Issuing Bank), the Issuing Bank shall not be entitled to:

(i)	cancel any of its Commitments to the extent to do so would prevent or limit the making of a Letter of Credit;

(ii)

rescind, terminate or cancel this Agreement or the relevant Facility or exercise any similar right or remedy or make or enforce any claim under the Finance Documents it may have to the extent to do so would directly or indirectly prevent or limit the making of a Letter of Credit which is a Certain Funds Utilisation;

(iii)	refuse to participate in the making of a Letter of Credit which is a Certain Funds Utilisation;

(iv)

exercise any right of set-off or counterclaim or similar right or remedy which it may exercise in respect of a Letter of Credit to the extent to do so would prevent or limit the making of a Letter of Credit which is a Certain Funds Utilisation;

(v)

cancel, accelerate or cause repayment or prepayment of any amounts owing under this Agreement or under any other Finance Document or exercise any enforcement rights under any Transaction Security Document to the extent to do so would prevent or limit the issuing of a Letter of Credit which is a Certain Funds Utilisation;

(vi)

take any other action or make or enforce any claim (in its capacity as Issuing Bank) to the extent that such action, claim or enforcement would directly or indirectly prevent or limit the issuing of a Letter of Credit which is a Certain Funds Utilisation; or

(vii)	declare that cash cover in relation to a Letter of Credit is immediately due and payable on demand,

provided that immediately upon the expiry of the Certain Funds Period (provided that there is no other Certain Funds Period or Agreed Certain Funds Period in operation) all such rights, remedies and entitlements shall be available to the Issuing Bank notwithstanding that they may not have been used or been available for use during the Certain Funds Period.

(e)

During any Agreed Certain Funds Period save in circumstances where, pursuant to paragraph (c) above, the Issuing Bank is not obliged to comply with paragraph (a) above and subject as provided in Clause 11.2 (Illegality in relation to Issuing Bank), the Issuing Bank shall not be entitled to in respect of an Agreed Certain Funds Utilisation (and the corresponding commitments to which it relates):

Project Globetrotter: IPO Facilities Agreement

(i)	cancel any of its Commitments to the extent to do so would prevent or limit the making of a Letter of Credit which is an Agreed Certain Funds Utilisation;

(ii)

rescind, terminate or cancel this Agreement or the relevant Facility or exercise any similar right or remedy or make or enforce any claim under the Finance Documents it may have to the extent to do so would directly or indirectly prevent or limit the making of a Letter of Credit which is an Agreed Certain Funds Utilisation;

(iii)	refuse to participate in the making of a Letter of Credit which is an Agreed Certain Funds Utilisation;

(iv)

exercise any right of set-off or counterclaim or similar right or remedy which it may exercise in respect of a Letter of Credit to the extent to do so would prevent or limit the making of a Letter of Credit which is an Agreed Certain Funds Utilisation;

(v)

cancel, accelerate or cause repayment or prepayment of any amounts owing under this Agreement or under any other Finance Document or exercise any enforcement rights under any Transaction Security Document to the extent to do so would prevent or limit the issuing of a Letter of Credit which is an Agreed Certain Funds Utilisation;

(vi)

take any other action or make or enforce any claim (in its capacity as Issuing Bank) to the extent that such action, claim or enforcement would directly or indirectly prevent or limit the Issuing of a Letter of Credit which is an Agreed Certain Funds Utilisation; or

(vii)	declare that such cash cover in relation to a Letter of Credit is immediately due and payable on demand,

provided that:

(A)

immediately upon the expiry of the relevant Agreed Certain Funds Period all such rights, remedies and entitlements shall be available to the Issuing Bank notwithstanding that they may not have been used or been available for use during the relevant Agreed Certain Funds Period; and

(B)

this Clause 6.5 shall be without prejudice to, and shall not prevent or limit the exercise of, any rights of any of the Finance Parties in respect of any other Facility, Loan, Utilisation or Commitment.

(f)

The amount of each Lender’s participation in each Letter of Credit will be equal to the proportion borne by its Available Commitment to the relevant Available Facility immediately prior to the issue of the Letter of Credit.

(g)

The Agent shall determine the Base Currency Amount of each Letter of Credit which is to be issued in an Optional Currency and shall notify the Issuing Bank and each Lender of the details of the requested Letter of Credit and its participation in that Letter of Credit by the Specified Time.

(h)	The Issuing Bank may issue a Letter of Credit in the form of a SWIFT message or other form of communication customary in the relevant market but has no obligation to do so.

(i)

The Issuing Bank has no duty to enquire of any person whether or not any of the conditions set out in paragraph (b) have been met. The Issuing Bank may assume that those conditions have been met until it has been expressly notified to the contrary by the Agent. The Issuing Bank will have no liability to any person for issuing a Letter of Credit based on such assumption.

Project Globetrotter: IPO Facilities Agreement

(j)	The Issuing Bank is solely responsible for the form of the Letter of Credit that it issues. The Agent has no duty to monitor the form of that document.

(k)

Subject to paragraph (g) of Clause 31.7 (Rights and discretions), each of the Issuing Bank and the Agent shall provide the other with any information reasonably requested by the other that relates to a Letter of Credit and its issue.

6.6	Renewal of a Letter of Credit

(a)

A Borrower (or the Company on its behalf) may request that any Letter of Credit issued on behalf of that Borrower be renewed by delivery to the Issuing Bank (with a copy to the Agent) of a Renewal Request in substantially similar form to a Utilisation Request for a Letter of Credit by the Specified Time (or such later time as the Agent may agree).

(b)

The Finance Parties shall treat any Renewal Request in the same way as a Utilisation Request for a Letter of Credit except that the conditions set out in paragraph (f) of Clause 6.3 (Completion of a Utilisation Request for Letters of Credit) shall not apply.

(c)	The terms of each renewed Letter of Credit shall be the same as those of the relevant Letter of Credit immediately prior to its renewal, except that:

(i)	its amount may be less than the amount of the Letter of Credit immediately prior to its renewal; and

(ii)

its Term shall start on the date which was the Expiry Date of the Letter of Credit immediately prior to its renewal, (or if a different date is specified, on that date) and shall end on the proposed Expiry Date specified in the Renewal Request.

(d)	If the conditions set out in this Agreement have been met, the Issuing Bank shall amend and re-issue any Letter of Credit pursuant to a Renewal Request.

6.7	Reduction of a Letter of Credit

(a)	If, on the proposed Utilisation Date of a Letter of Credit any of the Lenders under a Revolving Facility is a Non-Acceptable L/C Lender and:

(i)	that Lender has failed to provide cash collateral to the Issuing Bank in accordance with Clause 7.4 (Cash collateral by Non-Acceptable L/C Lender) following such request by the Issuing Bank; and

(ii)	the relevant Borrower has failed to provide cash cover to the Issuing Bank after having requested to do so in accordance with Clause 7.5 (Cash cover by Borrower),

then, the Issuing Bank may refuse to issue that Letter of Credit or, with the agreement of the Company, shall reduce the amount of that Letter of Credit by an amount equal to the amount of the participation of that Non-Acceptable L/C Lender in respect of that Letter of Credit and that Non-Acceptable L/C Lender shall be deemed not to have any participation (or obligation to indemnify the Issuing Bank) in respect of that Letter of Credit for the purposes of the Finance Documents.

(b)	The Issuing Bank shall notify the Agent and the Company of each reduction made pursuant to this Clause 6.7.

Project Globetrotter: IPO Facilities Agreement

(c)	This Clause 6.7 shall not affect the participation of each other Lender in that Letter of Credit.

6.8	Revaluation of Letters of Credit

(a)

If any Letters of Credit are denominated in an Optional Currency, the Agent shall, in respect of all such Letters of Credit on 1 January, 1 April, 1 July and 1 October in each calendar year (or if not a Business Day, on the next succeeding Business Day) (each a “Revaluation Date”) calculate the amount (the “Notional Amount”) which is the equivalent in the Base Currency of the outstanding principal amount of all such Letters of Credit on the basis of the Agent’s Spot Rate of Exchange on the date of calculation. The Agent shall notify the Company of the amount, if any, by which the Notional Amount of such Letters of Credit exceeds the Base Currency Amount of such Letters of Credit.

(b)

A Borrower (or the Company on its behalf) shall, if so requested by the Agent or the Issuing Bank, within five (5) Business Days of any calculation under paragraph (a) above, ensure that within ten (10) Business Days sufficient Letters of Credit are prepaid, or Loans prepaid, to prevent the Base Currency Amount of all Utilisations of the relevant Revolving Facility from exceeding the relevant Revolving Facility Commitments (after deducting the total Ancillary Commitments, Fronting Ancillary Commitments and Fronted Ancillary Commitments) by more than five (5) per cent. following any adjustment to a Base Currency Amount under paragraph (a) above.

(c)

In the event that a Borrower has previously provided cash cover for any Letter of Credit pursuant to this Clause 6.8 and on any subsequent date of calculation under this Clause 6.8 the Notional Amount of the outstanding principal amount of such Letters of Credit (after taking into account all cash cover for such Letters of Credit) is equal to or less than its Base Currency Amount, the Agent shall, provided no Event of Default has occurred and is continuing, release or authorise the Security Agent to release such amount of such cash cover as would result in the Notional Amount of the outstanding principal amount of such Letters of Credit (after taking into account all cash cover for such Letters of Credit) not exceeding the Base Currency Amount of such Letters of Credit.

(d)

The Company shall only be obliged to comply with paragraph (a) above in respect of a Revaluation Date to the extent that on such Revaluation Date the Facility Utilised Amount (as defined below) exceeds the aggregate amount of all the Revolving Facility Commitments. For these purposes, on any Revaluation Date, the Facility Utilised Amount is the aggregate of:

(i)	the amount of all outstanding Revolving Facility Utilisations denominated in the Base Currency;

(ii)	the principal amount of all outstanding Letters of Credit, if any, denominated in the Base Currency;

(iii)	the equivalent in the Base Currency on the basis of the Agent’s Spot Rate of Exchange on such Letter of Credit of all outstanding Utilisations denominated in an Optional Currency;

(iv)	the Notional Amounts of each outstanding Letter of Credit (after taking into account all cash cover for such Letter of Credit, if any, denominated in an Optional Currency);

(v)	the amount of any Ancillary Outstandings denominated in the Base Currency; and

Project Globetrotter: IPO Facilities Agreement

(vi)	the equivalent in the Base Currency (on the basis of the Agent’s Spot Rate of Exchange on such Revaluation Date) of all Ancillary Outstandings denominated in an Optional Currency.

6.9	Reduction or expiry of Letter of Credit

If the amount of any Letter of Credit is wholly or partially reduced or it is repaid or prepaid or it expires prior to its Expiry Date, the relevant Issuing Bank or the Borrower that requested (or on behalf of which the Company requested) the issue of that Letter of Credit shall promptly notify the Agent of the details upon becoming aware of them.

6.10	Appointment of additional Issuing Banks

Any Lender or Affiliate of a Lender which has agreed to the Company’s request to be an Issuing Bank pursuant to the terms of this Agreement shall become an Issuing Bank for the purposes of this Agreement upon notifying the Agent and the Company that it has so agreed to be an Issuing Bank and acceding to this Agreement and the Intercreditor Agreement as an Issuing Bank and on making that notification that Lender shall become bound by the terms of this Agreement as an Issuing Bank.

6.11	Effect of Termination Date

Each Letter of Credit shall be repaid by the Borrower of that Letter of Credit (or the Company on its behalf) on the Termination Date applicable to the relevant Revolving Facility, (or such earlier date in accordance with this Agreement) provided that if any Letter of Credit has an Expiry Date ending on or after the Termination Date applicable to the applicable Revolving Facility, without prejudice to the repayment obligation in Clause 6.8 (Revaluation of Letters of Credit), on such Termination Date each such Letter of Credit shall be repaid unless, in the case of a Letter of Credit with an Expiry Date falling after such Termination Date:

(a)

the relevant Issuing Bank agrees that such Letter of Credit shall continue as between that Issuing Bank, and the relevant member of the Group on a bilateral basis and not as part of or under the Finance Documents; and

(b)

save for any rights and obligations against any other Finance Party under the Finance Documents arising prior to such Termination Date applicable to the relevant Revolving Facility, no rights and obligations in respect of the Letter of Credit shall, as between the Finance Parties, continue, any cash cover or other collateral provided by any Lender in relation to such Letter of Credit shall be released on the Termination Date and (to the extent applicable) the Transaction Security shall not (following release thereof by the Security Agent) support any such Letter of Credit in respect of any claims that arise after such Termination Date and, in such circumstances, from the Termination Date paragraph (b) of Clause 7.3 (Indemnities) and Clause 7.4 (Cash collateral by Non-Acceptable L/C Lender) shall not apply to any such Letter of Credit or to any claim made or purported to be made under a Letter of Credit made after the Termination Date applicable to the relevant Revolving Facility.

7.	LETTERS OF CREDIT

7.1	Immediately payable

If a Letter of Credit or any amount outstanding under a Letter of Credit is expressed to be immediately payable, the Issuing Bank which issued the relevant Letter of Credit shall immediately notify the Borrower that requested (or on whose behalf the Company requested) the issue of that Letter of Credit with a copy to the Company and the Agent. Within five (5) Business Days of such demand, the relevant Borrower shall repay or prepay that amount to the Issuing Bank. The Issuing Bank shall immediately notify the Agent of such repayment or prepayment, at which time the Agent shall recalculate the Available Commitment of the relevant Revolving Facility.

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7.2	Claims under a Letter of Credit

(a)

Each Borrower irrevocably and unconditionally authorises the Issuing Bank to pay any claim made or purported to be made under a Letter of Credit requested by it (or requested by the Company on its behalf) and which claim appears on its face to comply with the terms of that Letter of Credit and to be in order (in this Clause 7.2, a claim).

(b)

Each Borrower shall within five (5) Business Days of demand pay to the Issuing Bank an amount equal to the amount of any claim or, provided that no Declared Default has occurred and no cash collateral has already been provided in respect of that claim, at the election of the relevant Borrower (or the Company on its behalf), the reduction in the outstanding amount of the relevant Letter of Credit corresponding to the amount of that claim shall be deemed to have been converted into a Loan under the relevant Revolving Facility. The currency and the amount of such Loan shall be the same as the amount of that claim, with an Interest Period of one (1) Month, unless otherwise notified by the relevant Borrower (or the Company on its behalf).

(c)	Each Borrower acknowledges that the Issuing Bank:

(i)	is not obliged to carry out any investigation or seek any confirmation from any other person before paying a claim (including any solvency investigation); and

(ii)	deals in documents only and will not be concerned with the legality of a claim or any underlying transaction or any available set-off, counterclaim or other defence of any person.

(d)	The obligations of a Borrower under this Clause 7 will not be affected by:

(i)	the sufficiency, accuracy or genuineness of any claim or any other document; or

(ii)	any incapacity of, or limitation on the powers of, any person signing a claim or other document.

7.3	Indemnities

(a)

Each Borrower shall within five (5) Business Days of demand indemnify the Issuing Bank against any cost, loss or liability incurred by the Issuing Bank (otherwise than by reason of the Issuing Bank’s gross negligence or wilful misconduct or breach of the terms of this Agreement) in acting as the Issuing Bank under any Letter of Credit requested by (or on behalf of) that Borrower.

(b)

Each Lender under the relevant Revolving Facility shall (according to its L/C Proportion) immediately on demand indemnify the Issuing Bank against any cost, loss or liability incurred by the Issuing Bank (otherwise than by reason of the Issuing Bank’s gross negligence or wilful misconduct or breach of the terms of this Agreement) in acting as the Issuing Bank under any Letter of Credit (unless the Issuing Bank has been reimbursed by an Obligor pursuant to a Finance Document).

(c)

If any Revolving Facility Lender is not permitted (by its constitutional documents or any applicable law) to comply with paragraph (b) above, then that Lender will not be obliged to comply with paragraph (b) and shall instead be deemed to have taken, on the date the Letter of Credit is issued (or if later, on the date the Lender’s participation in the Letter of Credit is transferred or assigned to the Lender in accordance with the terms of this Agreement), an undivided interest and participation in the Letter of Credit in an amount equal to its L/C Proportion of that Letter of Credit. On receipt of demand from the Agent, that Lender shall pay to the Agent (for the account of the Issuing Bank) an amount equal to its L/C Proportion of the amount demanded.

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(d)

The Borrower which requested (or on behalf of which the Company requested) a Letter of Credit shall promptly on demand reimburse any Lender for any payment it makes to the Issuing Bank under this Clause 7.3 in respect of that Letter of Credit except to the extent arising out of the negligence, wilful misconduct or material breach of the terms of this Agreement in relation to such Letter of Credit by such Lender.

(e)

The obligations of each Lender or Borrower under this Clause are continuing obligations and will extend to the ultimate balance of sums payable by that Lender or Borrower in respect of any Letter of Credit, regardless of any intermediate payment or discharge in whole or in part.

(f)

The obligations of any Lender or Borrower under this Clause will not be affected by any act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Clause (whether or not known to it or any other person) including:

(i)	any time, waiver or consent granted to, or composition with any Obligor, any beneficiary under a Letter of Credit or any other person;

(ii)	the release of any Obligor or any other person under the terms of any composition or arrangement with any creditor or any member of the Group;

(iii)

the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor, any beneficiary under a Letter of Credit or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument (other than the relevant Letter of Credit) or any failure to realise the full value of any security;

(iv)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor, any beneficiary under a Letter of Credit or any other person;

(v)	any amendment (however fundamental) or replacement of a Finance Document or (with the prior approval of the relevant Borrower), any Letter of Credit or any other document or security;

(vi)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document, any Letter of Credit or any other document or security; or

(vii)	any insolvency or similar proceedings.

7.4	Cash collateral by Non-Acceptable L/C Lender

(a)

If, at any time, a Lender under a Revolving Facility is a Non-Acceptable L/C Lender, the Issuing Bank may, by notice to that Lender, request that Lender to pay and that Lender shall pay, on or prior to the date falling five (5) Business Days after the request by the Issuing Bank, an amount equal to that Lender’s L/C Proportion of the outstanding amount of a Letter of Credit and in the currency of that Letter of Credit to an interest-bearing account held in the name of that Lender with the Issuing Bank.

(b)

The Non-Acceptable L/C Lender to whom a request has been made in accordance with paragraph (a) above shall enter into a security document or other form of collateral arrangement over the account, in form and substance satisfactory to the Issuing Bank, as collateral for any amounts due and payable under the Finance Documents by that Lender to the Issuing Bank in respect of that Letter of Credit.

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(c)

Subject to paragraph (f) below, until no amount is or may be outstanding under that Letter of Credit, withdrawals from the account may only be made to pay to the Issuing Bank amounts due and payable to the Issuing Bank by the Non-Acceptable L/C Lender under the Finance Documents in respect of that Letter of Credit or as contemplated by Clause 6.11 (Effect of Termination Date).

(d)	Each Lender under a Revolving Facility shall notify the Agent:

(i)

other than in the case of an Original Lender, on any date on which such Lender becomes such a Lender in accordance with Clause 2.3 (Increase) or Clause 29 (Changes to the Lenders) whether it is a Non-Acceptable L/C Lender within paragraph (a) of the definition thereof; and

(ii)	as soon as practicable upon becoming aware of the same, that it has become a Non-Acceptable L/C Lender,

and as indicated in Part 2 of Schedule 1 (The Original Parties), in a Transfer Certificate, in an Assignment Agreement, Additional Facility Notice, Additional Facility Lender Accession Letter, an Increase Confirmation or an Issuing Bank Accession Agreement to that effect will constitute a notice under paragraph (d)(i) above to the Agent.

(e)

Any notice received by the Agent pursuant to paragraph (d) above shall constitute notice to the Issuing Bank of that Lender’s status and the Agent shall, upon receiving each such notice, promptly notify the Issuing Bank of that Lender’s status as specified in that notice.

(f)	If a Lender who has provided cash collateral in accordance with this Clause 7.4:

(i)	ceases to be a Non-Acceptable L/C Lender; and

(ii)	no amount is due and payable by that Lender in respect of a Letter of Credit,

that Lender may, at any time it is not a Non-Acceptable L/C Lender, by notice to the Issuing Bank request that an amount equal to the amount of the cash provided by it as collateral in respect of that Letter of Credit (together with any accrued interest) standing to the credit of the relevant account held with the Issuing Bank be returned to it and the Issuing Bank shall pay that amount to the Lender within five (5) Business Days after the request from the Lender (and shall cooperate with the Lender in order to procure that the relevant security or collateral arrangement is released and discharged).

7.5	Cash cover by Borrower

(a)

If a Lender which is a Non-Acceptable L/C Lender fails to provide cash collateral (or notifies the Issuing Bank or Agent that it will not provide cash collateral) in accordance with Clause 7.4 (Cash collateral by Non-Acceptable L/C Lender) and the Issuing Bank notifies the Obligors’ Agent of such event (with a copy to the Agent), the Borrower of the relevant Letter of Credit or proposed Letter of Credit may (in the case of a Letter of Credit not yet issued) elect to or (in the case of a Letter of Credit that has already been issued) shall provide cash cover to an account with the Issuing Bank in an amount equal to that Lender’s L/C Proportion of the outstanding amount of that Letter of Credit and in the currency of that Letter of Credit and that Borrower shall do so within three (3) Business Days after (as the case may be) such election or the notice is given.

(b)	Notwithstanding paragraph (h) of Clause 1.2 (Construction), the Issuing Bank may agree to the withdrawal of amounts up to the level of that cash cover from the account if:

(i)	it is satisfied that the relevant Lender is no longer a Non-Acceptable L/C Lender; or

Project Globetrotter: IPO Facilities Agreement

(ii)	the relevant Lender’s obligations in respect of the relevant Letter of Credit are transferred to a New Lender in accordance with the terms of this Agreement; or

(iii)	an Increase Lender has agreed to undertake the obligations in respect of the relevant Lender’s L/C Proportion of the Letter of Credit.

(c)

To the extent that a Borrower has provided cash cover in accordance with this Clause 7.5, the relevant Lender’s L/C Proportion in respect of that Letter of Credit will remain (but that Lender’s obligations in relation to that Letter of Credit may be satisfied in accordance with paragraph (e)(ii) of Clause 1.2 (Construction)). However, the relevant Borrower’s obligation to pay any Letter of Credit fee in relation to the relevant Letter of Credit to the Agent (for the account of that Lender) in accordance with paragraph (b) of Clause 17.5 (Fees payable in respect of Letters of Credit) will be reduced proportionately as from the date on which it complies with that obligation to provide cash cover (and for so long as the relevant amount of cash cover continues to stand as collateral).

(d)	The relevant Issuing Bank shall promptly notify the Agent of the extent to which a Borrower provides cash cover pursuant to this Clause 7.5 and of any change in the amount of cash cover so provided.

7.6	Rights of contribution

No Obligor or the Company will be entitled to any right of contribution or indemnity from any Finance Party in respect of any payment it may make under this Clause 7.

7.7	Lender as Issuing Bank

A Lender which is also an Issuing Bank shall be treated as a separate entity in those capacities and capable, as a Lender, of contracting with itself as an Issuing Bank.

7.8	Existing Letters of Credit

Notwithstanding any provision of this Agreement to the contrary, a Borrower (or the Company on its behalf) may by notice in writing to the Agent prior to the Closing Date (including in any Utilisation Request) request that any Existing Letter of Credit issued by the Issuing Bank be deemed a Letter of Credit issued and established under a Revolving Facility and with effect from the date specified in such notice (being a date falling within the Availability Period of the relevant Revolving Facility) that any such Existing Letter of Credit shall be a Letter of Credit for all purposes under this Agreement, subject to the Agent having received notification in writing from the Issuing Bank that it agrees to the Existing Letter of Credit being a Letter of Credit for all purposes under this Agreement.

8.	OPTIONAL CURRENCIES

8.1	Selection of currency

A Borrower (or the Company on its behalf) shall select the currency of a Revolving Facility Utilisation or an Additional Facility Loan in a Utilisation Request.

8.2	Unavailability of a currency

(a)	If before the Specified Time on any Quotation Day:

(i)	a Lender notifies the Agent that an Optional Currency requested under paragraph (a) of Clause 4.3 (Conditions relating to Optional Currencies) is not readily available to it in the amount required; or

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(ii)

a Lender notifies the Agent that compliance with its obligation to participate in a Loan in an Optional Currency requested under paragraph (a)(iv) of Clause 4.3 (Conditions relating to Optional Currencies) would contravene a law or regulation applicable to it, the Agent will give notice to the relevant Borrower (or the Company on its behalf) to that effect by the Specified Time on that day. In this event, any Lender that gives notice pursuant to this Clause 8.2 will be required to participate in the Loan in the Base Currency (in an amount equal to that Lender’s proportion of the Base Currency Amount, or in respect of a Rollover Loan, an amount equal to that Lender’s proportion of the Base Currency Amount of the Rollover Loan that is due to be made) and its participation will be treated as a separate Loan denominated in the Base Currency during that Interest Period.

(b)

A Revolving Facility Loan or Swingline Loan will still be treated as a Rollover Utilisation if it is not denominated in the same currency as the maturing Revolving Facility Loan or Swingline Loan by reason only of the operation of this Clause 8.2.

8.3	Agent’s calculations

Each Lender’s participation in a Loan will be determined in accordance with paragraph (b) of Clause 5.4 (Lenders’ participation).

9.	ANCILLARY FACILITIES

9.1	Type of Facility

An Ancillary Facility or Fronted Ancillary Facility may be made by way of any of the following (or any combination of the following):

(a)	an overdraft, cheque clearing, automatic payment or other current account facility;

(b)	a guarantee, bonding or documentary or stand-by letter of credit facility;

(c)	a short term loan facility;

(d)	a derivatives facility;

(e)	a foreign exchange facility;

(f)	a credit card facility;

(g)	an automated payments or other current account facility; or

(h)

any other facility or accommodation as may be required or desirable in connection with the business of the Group and which is agreed by the Company and the relevant Ancillary Lender or Fronting Ancillary Lender (as the case may be).

9.2	Availability

(a)	If the Company and a Lender agree and except as otherwise provided in this Agreement:

(i)

the Lender may provide an Ancillary Facility on a bilateral basis in place of all or part of that Lender’s unutilised Revolving Facility Commitment (which shall (except for the purposes of determining the Majority Lenders and of Clause 40.7 (Replacement of Lender)) be reduced by the amount of the Ancillary Commitment under that Ancillary Facility) (an Ancillary Facility); or

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(ii)

the Lender (such Lender in this capacity a Fronting Ancillary Lender) may provide an Ancillary Facility (a Fronted Ancillary Facility) on a bilateral basis to that Borrower in place of all or any part of its unutilised Revolving Facility Commitment and (without any requirement for their agreement, provided that, for the avoidance of doubt, no person shall be required to become a Fronting Ancillary Lender) the unutilised Revolving Facility Commitments of other Lenders (together Fronted Ancillary Lenders), and such Revolving Facility Commitments shall, in each case and except for the purposes of determining the Majority Lenders or any other voting class involving Lenders under the Revolving Facility and of Clause 40.7 (Replacement of Lender), be reduced by the amount of the Ancillary Commitment or Fronting Ancillary Commitment and Fronted Ancillary Commitments under that Ancillary Facility or Fronted Ancillary Facility (as the case may be).

(b)

Except for the Approved Existing Ancillary Facilities which shall be made available on and from the Closing Date as Ancillary Facilities or Fronted Ancillary Facilities without any further notice or delivery of information (but will otherwise be subject to the terms of this Clause 9), an Ancillary Facility or Fronted Ancillary Facility shall not be made available unless at least five (5) Business Days prior to the Ancillary Commencement Date for that Ancillary Facility or Fronted Ancillary Facility (or such shorter period as may be agreed by the Company and the Agent (each acting reasonably)), the Agent has received from the Company a notice in writing of the establishment of that Ancillary Facility or Fronted Ancillary Facility (as the case may be) and specifying:

(i)	the proposed Borrower(s) (or, subject to Clause 9.9 (Affiliates of Borrowers), Affiliate(s) of a Borrower) which may use that Ancillary Facility or Fronted Ancillary Facility (as the case may be);

(ii)	the Ancillary Commencement Date and expiry date of that Ancillary Facility or Fronted Ancillary Facility (as the case may be);

(iii)	the proposed type or types of Ancillary Facility or Fronted Ancillary Facility (as the case may be) to be provided;

(iv)

the Ancillary Lender or the Fronting Ancillary Lender and Fronted Ancillary Lenders (as the case may be) and any Affiliate of a Lender which will become an Ancillary Lender, Fronting Ancillary Lender or Fronted Ancillary Lender under and in accordance with Clause 9.8 (Affiliates of Lenders);

(v)

the amount of the Ancillary Commitment or Fronted Ancillary Commitments and Fronting Ancillary Commitment (as the case may be), the maximum amount of the Ancillary Facility or the Fronted Ancillary Facility (as the case may be) and, if the Ancillary Facility or the Fronted Ancillary Facility (as the case may be) is an overdraft facility comprising more than one account its maximum gross amount (that amount being the Designated Gross Amount) and its maximum net amount (that amount being the Designated Net Amount); and

(vi)	the currency or currencies of that Ancillary Facility or Fronted Ancillary Facility (as the case may be) (if not denominated in the Base Currency),

without prejudice to the rights of the Agent to so request, any other information which the Agent may reasonably request in relation to that Ancillary Facility or Fronted Ancillary Facility (as the case may be).

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(c)	The Agent shall promptly notify each Lender under the relevant Revolving Facility of the establishment of an Ancillary Facility or the Fronted Ancillary Facility (as the case may be).

(d)

No amendment or waiver of any term of an Ancillary Facility or Fronted Ancillary Facility (as the case may be) shall require the consent of any Finance Party other than the relevant Ancillary Lender or Fronting Ancillary Lender (as the case may be) unless such amendment or waiver itself relates to or gives rise to a matter which would require an amendment of or under this Agreement (including under this Clause). In such a case, the provisions of this Agreement with regard to amendments and waivers will apply.

(e)	Subject to compliance with paragraph (b) above:

(i)

the Lender concerned will become an Ancillary Lender or Fronting Ancillary Lender (as the case may be), and in the case of a Fronted Ancillary Facility only, the relevant Lender under the Revolving Facility will become a Fronted Ancillary Lender; and

(ii)	the Ancillary Facility or the Fronted Ancillary Facility (as the case may be) will be available,

with effect from the date agreed by the Company and the Ancillary Lender.

9.3	Terms of Ancillary Facilities and Fronted Ancillary Facilities

(a)

Except as provided in paragraph (b) below, the terms of any Ancillary Facility or Fronted Ancillary Facility (as the case may be) will be those agreed by the relevant Ancillary Lender or Fronting Ancillary Lender (as the case may be) and the Company or the relevant Borrower.

(b)	However, those terms:

(i)

to the extent relating to the rate of interest, fees and other remuneration in respect of that Ancillary Facility or Fronted Ancillary Facility, must be based upon the normal market rates and terms at that time of that Ancillary Lender or Fronting Ancillary Lender;

(ii)	may only allow Borrowers (or Affiliates of Borrowers nominated pursuant to Clause 9.9 (Affiliates of Borrowers)) to use that Ancillary Facility or Fronted Ancillary Facility (as the case may be);

(iii)	may not allow:

(A)	the applicable Ancillary Outstandings to exceed the Ancillary Commitment or the aggregate of the relevant Fronting Ancillary Commitment and Fronted Ancillary Commitments (as the case may be); or

(B)

the Lender’s (or its Affiliate’s) Ancillary Commitments, Fronting Ancillary Commitments or Fronted Ancillary Commitments (as the case may be) to exceed that Lender’s Available Commitment relating to the relevant Revolving Facility (before taking into account the effect of the Ancillary Facilities and/or Fronted Ancillary Facilities (as the case may be) on that Available Commitment);

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except as a result of currency fluctuations for an excess amounting to not more than five (5) per cent. of the amount of the respective Ancillary Commitment or the aggregate of the relevant Fronting Ancillary Commitment and Fronted Ancillary Commitments (as the case may be) unless the excess over such five (5) per cent. threshold is reduced in accordance with its terms;

(iv)

unless otherwise agreed with the relevant Ancillary Lender or Fronting Ancillary Lender as the case may be (but with the prior consent of each applicable Revolving Facility Lender in the case of a Fronting Ancillary Lender), must, subject to Clause 9.14 (Continuation of Ancillary Facilities and Fronted Ancillary Facilities), require that the Ancillary Commitment or Fronting Ancillary Commitments and Fronted Ancillary Commitments (as the case may be) are reduced to zero, and that all Ancillary Outstandings are repaid (or cash cover provided in respect of all the Ancillary Outstandings) not later than the Termination Date applicable to the relevant Revolving Facility; and

(v)

must, in relation to an Ancillary Facility or Fronted Ancillary Facility, be subject to the Swiss Non-Bank Rules and limitations and representations, similar to those set out in this Agreement, including, without limitation, with respect to the conditions of assignment, transfer or sub-participations, set out in Clause 29.2 (Conditions of assignment, transfer or sub-participation).

(c)	If there is any inconsistency between any term of an Ancillary Facility or Fronted Ancillary Facility (as the case may be) and any term of this Agreement, this Agreement shall prevail except for:

(i)	Clause 37.3 (Day count convention) which shall not prevail for the purposes of calculating fees, interest or commission relating to an Ancillary Facility or a Fronted Ancillary Facility;

(ii)	Clause 18 (Taxes) of this Agreement, in which case the equivalent terms of the relevant Ancillary Facility or Fronted Ancillary Facility shall instead prevail;

(iii)

an Ancillary Facility or Fronted Ancillary Facility comprising more than one account where the terms of the Ancillary Documents shall prevail to the extent necessary to permit the netting of balances on those accounts; and

(iv)	where the relevant term of this Agreement would be contrary to, or inconsistent with, the law governing the relevant Ancillary Document, in which case that term of this Agreement shall not prevail.

(d)	Interest, commission and fees on Ancillary Facilities are dealt with in Clause 17.6 (Interest, commission and fees on Ancillary Facilities).

9.4	Repayment of Ancillary Facility or Fronted Ancillary Facility

(a)

Subject to paragraph (c) below and to Clause 9.14 (Continuation of Ancillary Facilities and Fronted Ancillary Facilities), an Ancillary Facility or a Fronted Ancillary Facility (as the case may be) shall cease to be available on the Termination Date in relation to the relevant Revolving Facility or, for the avoidance of doubt, such earlier date on which its expiry date occurs or on which it is cancelled in accordance with the terms of the relevant Ancillary Facility or Fronted Ancillary Facility (as the case may be).

(b)

Subject to paragraph (c) below, if and to the extent an Ancillary Facility or a Fronted Ancillary Facility (as the case may be) expires or is otherwise cancelled (in whole or in part) in accordance with its terms or is otherwise cancelled in accordance with this Agreement, the Ancillary Commitment or Fronting Ancillary Commitment and Fronted Ancillary Commitments of the Ancillary Lender or the Fronting Ancillary Lender and Fronted Ancillary Lenders (as the case may be) shall be reduced to zero (or by such amount

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that expires or has been cancelled) (and the relevant Revolving Facility Commitment of that Ancillary Lender or Fronting Ancillary Lender and the Fronted Ancillary Lenders (as the case may be) shall immediately be increased accordingly by the same amount).

(c)

No Ancillary Lender, Fronting Ancillary Lender or Fronted Ancillary Lender may demand repayment or prepayment of, or cash cover for, any Ancillary Outstandings prior to the scheduled final expiry date of the relevant Ancillary Facility or Fronted Ancillary Facility (as the case may be), or otherwise take any action (without the consent of the Company) to terminate prior to its scheduled final expiry date any Ancillary Facility or Fronted Ancillary Facility (as the case may be) unless it is permitted to do so under the relevant Ancillary Documents and if it gives the Company and the relevant Borrower not less than five (5) Business Days’ notice and (unless otherwise agreed by the relevant Borrower) unless:

(i)	required to reduce the Gross Outstandings of an Ancillary Facility provided by way of a multi-account overdraft to or towards an amount equal to its Net Outstandings;

(ii)

the relevant Total Revolving Facility Commitments have been cancelled in full, or all outstanding Utilisations under the relevant Revolving Facility have become or have been declared due and payable in accordance with the terms of this Agreement or the expiry date of the Ancillary Facility or Fronted Ancillary Facility occurs;

(iii)

it becomes unlawful in any applicable jurisdiction for the Ancillary Lender or Fronting Ancillary Lender to perform any of its obligations as contemplated by this Agreement or to fund, issue or maintain its participation in its Ancillary Facility or Fronted Ancillary Facility (or it becomes unlawful for any Affiliate of the Ancillary Lender, Fronting Ancillary Lender or Fronted Ancillary Lender (as applicable) to do so); or

(iv)

the Ancillary Outstandings (if any) under that Ancillary Facility or Fronted Ancillary Facility (as the case may be) can be refinanced in full by a Revolving Facility Utilisation under the Revolving Facility pursuant to which that Ancillary Outstanding was incurred and the Ancillary Lender or Fronting Ancillary Lender gives sufficient notice to enable such a Revolving Facility Utilisation to be made to refinance those Ancillary Outstandings.

(d)

For the purposes of determining whether or not the Ancillary Outstandings under an Ancillary Facility or Fronted Ancillary Facility (as the case may be) mentioned in paragraph (c)(iv) above or in Clause 9.6 (Voluntary cancellation of Ancillary Facilities and Fronted Ancillary Facilities) can be refinanced by a Utilisation under the Revolving Facility pursuant to which that Ancillary Outstanding was incurred:

(i)

the relevant Revolving Facility Commitment of the Ancillary Lender, Fronted Ancillary Lender or Fronting Ancillary Lender will be increased by the amount of its Ancillary Commitment, Fronted Ancillary Commitment or Fronting Ancillary Commitment (as the case may be); and

(ii)

the Utilisation may (so long as paragraph (b) above does not apply) be made irrespective of whether a Default is outstanding or any other applicable condition precedent is not satisfied (but only to the extent that the proceeds are applied in refinancing those Ancillary Outstandings) and irrespective of whether Clause 4.4 (Maximum number of Utilisations) or paragraph (a)(iv) of Clause 5.2 (Completion of a Utilisation Request for Loans) applies.

(e)	On the making of a Utilisation of a Revolving Facility to refinance all or part of any Ancillary Outstandings under the same Revolving Facility:

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(i)

each Lender will participate in that Utilisation in an amount (as determined by the Agent) which will result as nearly as possible in the aggregate amount of its participation in the relevant Revolving Facility Utilisations then outstanding bearing the same proportion to the aggregate amount of the relevant Revolving Facility Utilisations then outstanding as its relevant Revolving Facility Commitment bears to the relevant Total Revolving Facility Commitments; and

(ii)	the relevant Ancillary Facility or Fronted Ancillary Facility (as the case may be) shall be cancelled to the extent of such refinancing.

(f)

In relation to an Ancillary Facility or Fronted Ancillary Facility (as the case may be) which comprises an overdraft facility where a Designated Net Amount has been established, the Ancillary Lender, Fronted Ancillary Lender or Fronting Ancillary Lender (as the case may be) providing that Ancillary Facility or Fronted Ancillary Facility shall only be obliged to take into account for the purposes of calculating compliance with the Designated Net Amount those credit balances which it is permitted to take into account by the then current law and regulations in relation to its reporting of exposures to the applicable regulatory authorities as netted for capital adequacy purposes.

9.5	Ancillary Outstandings

Each Borrower and each Ancillary Lender agrees with and for the benefit of each Lender that:

(a)

the Ancillary Outstandings under any Ancillary Facility or Fronted Ancillary Facility shall not exceed the Ancillary Commitment or aggregate of the relevant Fronting Ancillary Commitment and Fronted Ancillary Commitments (as the case may be) applicable to that Ancillary Facility or Fronted Ancillary Facility; and

(b)

where all or part of the Ancillary Facility is an overdraft facility comprising more than one account, the Ancillary Outstandings (calculated on the basis that the words “net of any credit balances on any account of any Borrower of an Ancillary Facility with the Ancillary Lender making available that Ancillary Facility to the extent that the credit balances are freely available to be set off by that Ancillary Lender against liabilities owed to it by that Borrower under that Ancillary Facility” of the definition of that term were deleted) shall not exceed the Designated Gross Amount applicable to that Ancillary Facility.

9.6	Voluntary cancellation of Ancillary Facilities and Fronted Ancillary Facilities

The Company may at any time by not less than three (3) Business Days’ notice to the Agent and (in the case of Ancillary Facility) the applicable Ancillary Lender or (in the case of a Fronted Ancillary Facility) the applicable Fronting Ancillary Lender:

(a)	cancel the whole or any part of an undrawn Ancillary Facility or Fronted Ancillary Facility; or

(b)

prepay the whole or any part of a drawn Ancillary Facility or Fronted Ancillary Facility, whether by refinancing by a Utilisation under the relevant Revolving Facility in accordance with paragraph (d) of Clause 9.4 (Repayment of Ancillary Facility or Fronted Ancillary Facility) or otherwise, in which event on the date specified in the notice, the respective Ancillary Commitment or Fronting Ancillary Commitment and Fronted Ancillary Commitments of the relevant Ancillary Lender or Fronting Ancillary Lender and Fronted Ancillary Lenders shall be cancelled or prepaid and cancelled (as applicable) in the amount specified and, in each case, immediately converted into a relevant Revolving Facility Commitment. In the case of (i) any partial cancellation of a Fronted Ancillary Facility, the Fronting Ancillary Commitment of the Fronting Ancillary Lender and the Fronted Ancillary Commitments of the Fronted Ancillary Lenders shall be reduced rateably; and (ii) any partial prepayment of a Fronted Ancillary Facility, the Fronting Ancillary Lender and Fronted Ancillary Lenders shall be prepaid pro rata their Fronting Ancillary Commitment or Fronted Ancillary Commitments (as applicable).

Project Globetrotter: IPO Facilities Agreement

9.7	Information

Each Borrower, each Ancillary Lender, each Fronting Ancillary Lender and each Fronted Ancillary Lender shall, promptly upon request by the Agent, supply the Agent with any information relating to the operation of an Ancillary Facility or Fronted Ancillary Facility (including the Ancillary Outstandings) as the Agent may reasonably request from time to time. Each Borrower consents to all such information being released to the Agent and the other Finance Parties.

9.8	Affiliates of Lenders

(a)

Subject to the terms of this Agreement, an Affiliate of a Revolving Facility Lender may become an Ancillary Lender, a Fronted Ancillary Lender or a Fronting Ancillary Lender (as the case may be). In such case, other than for the purpose of any clause referring to Tax (including Clause 11.6 (Right of cancellation and repayment in relation to a single Lender or Issuing Bank), Clause 18 (Taxes) and Clause 21 (Mitigation by the Lenders)) to the extent such clauses expressly deal with Tax matters, the Revolving Facility Lender and its Affiliate shall be treated as a single Revolving Facility Lender whose Revolving Facility Commitment is the amount of such Lender’s Revolving Facility Commitment under the relevant Revolving Facility. For the purposes of calculating the Lender’s Available Commitment with respect to the relevant Revolving Facility, the Lender’s Commitment under the relevant Revolving Facility shall be reduced to the extent of the aggregate of the Ancillary Commitments, Fronting Ancillary Commitments and Fronted Ancillary Commitments of its Affiliates.

(b)

The relevant Borrower (or the Company on its behalf) shall specify any relevant Affiliate of a Revolving Facility Lender in any notice delivered by the Company to the Agent pursuant to paragraph (b) of Clause 9.2 (Availability).

(c)

An Affiliate of a Lender which becomes an Ancillary Lender, a Fronted Ancillary Lender or Fronting Ancillary Lender shall accede to the Intercreditor Agreement and any person which so accedes to the Intercreditor Agreement shall, at the same time, become a Party as an Ancillary Lender, a Fronted Ancillary Lender or Fronting Ancillary Lender (as applicable) in accordance with clause 21.9 (Creditor/Agent Accession Undertaking) of the Intercreditor Agreement.

(d)

If a Lender assigns all of its rights and benefits or transfers all of its rights and obligations to a New Lender (as defined in Clause 29 (Changes to the Lenders)), its Affiliate shall cease to have any obligations under this Agreement or any Ancillary Document.

(e)

Where this Agreement or any other Finance Document imposes an obligation on an Ancillary Lender, Fronted Ancillary Lender or Fronting Ancillary Lender and the relevant Ancillary Lender, Fronted Ancillary Lender or Fronting Ancillary Lender is an Affiliate of a Lender which is not a party to that document, the relevant Lender shall ensure that the obligation is performed by its Affiliate.

9.9	Affiliates of Borrowers

(a)

Subject to the terms of this Agreement, a member of the Group which is an Affiliate of a Revolving Facility Borrower may with the approval of the relevant Ancillary Lender or Fronting Ancillary Lender become a borrower with respect to an Ancillary Facility or a Fronted Ancillary Facility (as the case may be).

Project Globetrotter: IPO Facilities Agreement

(b)

The relevant Borrower (or the Company on its behalf) shall specify any relevant Affiliate of a Borrower in any notice delivered by the Company to the Agent pursuant to paragraph (b) of Clause 9.2 (Availability).

(c)

If a Borrower ceases to be a Borrower under this Agreement in accordance with Clause 30.4 (Resignation of an Obligor), its Affiliate shall cease to have any rights under this Agreement or any Ancillary Document. If an Affiliate of a Borrower ceases to be an Affiliate of such Borrower, it shall cease to have any rights under this Agreement or any Ancillary Document.

(d)

Where this Agreement or any other Finance Document imposes an obligation on a Borrower under an Ancillary Facility or a Fronted Ancillary Facility (as the case may be) and the relevant Borrower is an Affiliate of a Borrower which is not a party to that document, the relevant Borrower shall ensure that the obligation is performed by its Affiliate.

(e)

Any reference in this Agreement or any other Finance Document to a Borrower being under no obligations (whether actual or contingent) as a Borrower under such Finance Document shall be construed to include a reference to any Affiliate of a Borrower being under no obligations under any Finance Document or Ancillary Document.

9.10	Revolving Facility Commitment amounts

Notwithstanding any other term of this Agreement, each Lender shall ensure that at all times its Revolving Facility Commitment (ignoring for this purpose any reduction in its Revolving Facility Commitment arising out of such Lender providing an Ancillary Facility or a Fronted Ancillary Facility pursuant to this Clause 9) is not less than the aggregate of:

(a)	its Ancillary Commitment and its Fronting Ancillary Commitment and its Fronted Ancillary Commitment (if any); and

(b)	the Ancillary Commitment and Fronting Ancillary Commitment and Fronted Ancillary Commitment of its Affiliates (if any),

in each case under the applicable Revolving Facility.

9.11	Adjustments required in relation to Ancillary Facilities

The Agent may (and shall at the request of the Company), by notice in writing to the relevant Revolving Facility Lenders, reallocate drawn and undrawn Revolving Facility Commitments at the end of an Interest Period among relevant Revolving Facility Lenders as may be necessary to ensure that any relevant Revolving Facility Lender that intends to enter into an Ancillary Facility has an undrawn Commitment under the relevant Revolving Facility sufficient to allow it to enter into such Ancillary Facility, provided that for the avoidance of doubt no such reallocation may increase any Revolving Facility Lender’s Revolving Facility Commitment.

9.12	Adjustment for Ancillary Facilities upon acceleration

(a)	In this Clause 9.12:

Revolving Outstandings means, in relation to a Lender, the aggregate of the equivalent in the Base Currency of (i) its participation in each Revolving Facility Utilisation then outstanding under a particular Revolving Facility (together with the aggregate amount of all accrued interest, fees and commission owed to it as a Lender under such Revolving Facility), and (ii) if the Lender is also an Ancillary Lender or Fronted Ancillary Lender or Fronting Ancillary Lender (as the case may be), the Ancillary Outstandings in respect of the Ancillary Facilities or the Fronted Ancillary Facilities, attributable to that Ancillary

Project Globetrotter: IPO Facilities Agreement

Lender (or its Affiliate) or to its Fronting Ancillary Commitment or Fronting Ancillary Commitment (together with the aggregate amount of all accrued interest, fees and commission owed (or attributable) to it or to its Affiliate in such capacity).

Total Revolving Outstandings means the aggregate of all Revolving Outstandings.

(b)

If a Declared Default occurs, each Lender, each Ancillary Lender and each Fronting Ancillary Lender or Fronted Ancillary Lender shall promptly adjust (by making or receiving (as the case may be) corresponding transfers of rights and obligations under the Finance Documents relating to Revolving Outstandings) their claims in respect of amounts outstanding to them under the relevant Revolving Facility, each Ancillary Facility and each Fronted Ancillary Facility to the extent necessary to ensure that after such transfers the Revolving Outstandings of each Lender bear the same proportion to the relevant Total Revolving Outstandings as such Lender’s relevant Revolving Facility Commitment bears to the relevant Total Revolving Facility Commitments, each as at the date the notice of such Declared Default is served under Clause 28.12 (Acceleration).

(c)

If an amount outstanding under an Ancillary Facility or Fronted Ancillary Facility is a contingent liability and that contingent liability becomes an actual liability or is reduced to zero after the original adjustment is made under paragraph (b) above, then each Lender and Ancillary Lender or Fronted Ancillary Lender or Fronting Ancillary Lender (as the case may be) will make a further adjustment (by making or receiving (as the case may be) corresponding transfers of rights and obligations under the Finance Documents relating to Revolving Outstandings to the extent necessary) to put themselves in the position they would have been in had the original adjustment been determined by reference to the actual liability or, as the case may be, zero liability and not the contingent liability.

(d)

Prior to the application of the provisions of paragraph (a) of this Clause 9.12, an Ancillary Lender or Fronting Ancillary Lender that has provided an overdraft comprising more than one account under an Ancillary Facility or Fronted Ancillary Facility shall set-off any liabilities owing to it under such overdraft facility against credit balances on any account comprised in such overdraft facility.

(e)

All calculations to be made pursuant to this Clause 9.12 shall be made by the Agent based upon information provided to it by the Lenders and Ancillary Lenders, Fronted Ancillary Lenders or Fronting Ancillary Lenders.

9.13	Existing Ancillary Facilities

Notwithstanding any provision of this Agreement to the contrary, a Borrower (or the Company on its behalf) may by notice in writing to the Agent prior to the Closing Date (including in any Utilisation Request) request that any Approved Existing Ancillary Facility made available by a Lender be deemed to be an Ancillary Facility established under a Revolving Facility (and in place of corresponding commitments of that Lender under the relevant Revolving Facility) and with effect from the date specified in such notice (being a date falling within the Availability Period for the relevant Revolving Facility) that Approved Existing Ancillary Facility shall be an Ancillary Facility for all purposes under this Agreement, subject to the Agent having received notification in writing from the Ancillary Lender concerned (or, as the case may be, the Affiliate of the Lender concerned) that it agrees to that Approved Existing Ancillary Facility being an Ancillary Facility for all purposes under this Agreement.

9.14	Continuation of Ancillary Facilities and Fronted Ancillary Facilities

(a)

Each Ancillary Facility and Fronted Ancillary Facility shall be prepaid and cancelled on the Termination Date (or such earlier date in accordance with this Agreement), provided that a Borrower and an Ancillary Lender or Fronting Ancillary Lender and/or Fronted Ancillary Lender (as the case may be) may, as between themselves only, agree that any

Project Globetrotter: IPO Facilities Agreement

Ancillary Facilities or Fronted Ancillary Facilities will continue to remain available on a bilateral basis following the Termination Date applicable to the relevant Revolving Facility or, as the case may be, the date the relevant Revolving Facility Commitments are otherwise cancelled under this Agreement.

(b)

If any arrangement contemplated in paragraph (a) above is to occur, each relevant Borrower and the Ancillary Lender, Fronted Ancillary Lender or, as the case may be, the Fronting Ancillary Lender shall each confirm that to be the case in writing to the Agent. Upon such Termination Date or, as the case may be, date of cancellation, any such facility shall continue as between the said entities on a bilateral basis and not as part of, or under, the Finance Documents. Save for any rights and obligations against any Finance Party under the Finance Documents arising prior to such Termination Date or, as the case may be, date of cancellation, no such rights or obligations in respect of such Ancillary Facility or, as the case may be, Fronted Ancillary Facility shall, as between the Finance Parties (including in their capacity as Fronting Ancillary Lenders), continue and (to the extent applicable) the Transaction Security shall not support any such facility in respect of any matters that arise after such Termination Date or, as the case may be, date of cancellation.

9.15	Fronted Ancillary Commitment Indemnities

(a)

A Borrower must, within five (5) Business Days of demand, indemnify each Fronting Ancillary Lender against any loss or liability which that Fronting Ancillary Lender incurs in acting as the Fronting Ancillary Lender under any Fronted Ancillary Facility requested by it (or any of its Affiliates), except to the extent that the loss or liability is caused by the gross negligence or wilful misconduct of, or breach of the terms of the Finance Documents by, that Fronting Ancillary Lender.

(b)

Subject to paragraph (f) below, each Fronted Ancillary Lender must promptly on demand indemnify the Fronting Ancillary Lender (according to its Fronted Ancillary Portion) against any loss or liability which the Fronting Ancillary Lender incurs in acting as the Fronting Ancillary Lender under any Fronted Ancillary Facility and which at the date of demand has not been paid for by an Obligor, except to the extent that the loss or liability is caused by the gross negligence or wilful misconduct of, or breach of the terms of any Finance Document by, the Fronting Ancillary Lender.

(c)

The relevant Borrower which requested for itself or for one of its Affiliates (or on behalf of which the Company requested) the Fronted Ancillary Facility must, within five (5) Business Days of demand, reimburse any Fronted Ancillary Lender for any payment it makes to the Fronting Ancillary Lender under paragraph (b) above except to the extent arising out of the gross negligence or wilful misconduct of, or breach of the terms of any Finance Document by, such Fronted Ancillary Lender.

(d)

The obligations of each Borrower and each Fronted Ancillary Lender under this Clause 9.15 are continuing obligations and will extend to the ultimate balance of all sums payable by that Borrower or Fronted Ancillary Lender in respect of any Fronted Ancillary Facility, regardless of any intermediate payment or discharge in whole or in part.

(e)

The obligations of any Fronted Ancillary Lender or Borrower under this Clause 9.15 will not be affected by any act, omission, matter or thing which, but for this Clause 9.15, would reduce, release or prejudice any of its obligations under this Clause 9.15 (whether or not known to it or any other person) including:

(i)	any time, waiver or consent granted to, or composition with any Obligor, or any other person;

(ii)	the release of any Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

Project Globetrotter: IPO Facilities Agreement

(iii)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of any Obligor or other person;

(iv)	any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(v)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any Obligor or any other person;

(vi)

any amendment (however fundamental) or replacement of a Finance Document, or any other document or security, unless in the case of amendments to the terms of a Fronted Ancillary Facility or any instrument issued thereunder, the relevant Borrower (or the Company on its behalf) and/or Fronting Ancillary Lender had not provided their consent to such amendment(s);

(vii)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

(viii)	any insolvency or similar proceedings.

(f)

Each Fronting Ancillary Lender shall, promptly upon the request of any Fronted Ancillary Lender, supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the relevant Fronted Ancillary Lender in order for that Fronted Ancillary Lender to carry out and be satisfied it has complied with all necessary “know-your-customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents (including the payment of any amounts under the indemnity in paragraph (b) above).

9.16	Settlement Conditional/Subrogation

(a)

Any settlement or discharge between a Fronted Ancillary Lender and the Fronting Ancillary Lender shall be conditional upon no security or payment to the Fronting Ancillary Lender by a Fronted Ancillary Lender or any other person on behalf of the Fronted Ancillary Lender being avoided or reduced by virtue of any laws relating to bankruptcy, insolvency, liquidation or similar laws of general application and, if any such security or payment is so avoided or reduced, the Fronting Ancillary Lender shall be entitled to recover the value or amount of such security or payment from such Fronted Ancillary Lender subsequently as if such settlement or discharge had not occurred.

(b)	No Obligor will be entitled to any right of contribution or indemnity from any Finance Party in respect of any payment it may make under this Clause 9.16.

9.17	Exercise of Rights

The Fronting Ancillary Lender shall not be obliged before exercising any of the rights, powers or remedies conferred upon it in respect of any Fronted Ancillary Lender by this Agreement or by law:

(a)	to take any action or obtain judgment in any court against any Obligor; or

(b)	to make or file any claim or proof in a winding up or dissolution of any Obligor.

Project Globetrotter: IPO Facilities Agreement

10.	REPAYMENT

10.1	Repayment of Original Term Facility Loans

Each Original Term Facility Borrower shall repay the aggregate Original Term Facility Loans made to it in full on the Termination Date in respect of the Original Term Facility, to the extent not repaid or prepaid prior to such date.

10.2	Repayment of Additional Facility Loans

Each Borrower of an Additional Facility Loan which is made available under a Term Facility shall repay that Additional Facility Loan borrowed by it:

(a)

in relation to an Additional Facility which is repayable in instalments, in instalments by repaying on each applicable Amortising Facility Repayment Date the amount set opposite that Amortising Facility Repayment Date as set out in the table in the relevant Additional Facility Notice; and

(b)	in relation to an Additional Facility which is not repayable in instalments, in full on the Termination Date applicable to that Additional Facility,

in each case, to the extent not repaid or prepaid prior to such date.

10.3	Repayment of Revolving Facility Loans and Swingline Loans

(a)

Subject to paragraph (b) below, each Borrower which has drawn a Revolving Facility Loan or a Swingline Loan shall repay that Loan (in the case of a Revolving Facility Loan) on the last day of its Interest Period or (in the case of a Swingline Loan) on the date, if any, selected by the Borrower in the Utilisation Request for that Swingline Loan.

(b)	Without prejudice to each Borrower’s obligation under paragraph (a) above, if one or more Revolving Facility Loans or Swingline Loans are to be made available to a Borrower:

(i)	on the same day that a maturing Revolving Facility Loan or Swingline Loan is due to be repaid by that Borrower;

(ii)	in the same currency as the maturing Revolving Facility Loan or Swingline Loan (unless it arose as a result of the operation of Clause 8.2 (Unavailability of a currency));

(iii)	in whole or in part for the purpose of refinancing the maturing Revolving Facility Loan or Swingline Loan; and

(iv)

in the case of Revolving Facility Loans, the proportion borne by each Revolving Facility Lender’s participation in the maturing Revolving Facility Loan to the amount of that maturing Revolving Facility Loan is the same as the proportion borne by that Revolving Facility Lender’s participation in the new Revolving Facility Loans to the aggregate amount of those new Revolving Facility Loans,

(v)

in the case of Swingline Loans, the proportion borne by each Swingline Lender’s participation in the maturing Swingline Loan to the amount of that maturing Swingline Loan is the same as the proportion borne by that Swingline Lender’s participation in the new Swingline Loans to the aggregate amount of those new Swingline Loans,

Project Globetrotter: IPO Facilities Agreement

the aggregate amount of the new Revolving Facility Loans or Swingline Loans shall, unless the Obligors’ Agent notifies the Agent to the contrary in the relevant Utilisation Request, be treated as if applied in or towards repayment of the maturing Revolving Facility Loan or Swingline Loan so that:

(A)	if the amount of the maturing Revolving Facility Loan or Swingline Loan exceeds the aggregate amount of the new Revolving Facility Loans or Swingline Loan:

(I)	the relevant Borrower will only be required to pay an amount in cash in the relevant currency equal to that excess; and

(II)

each Lender’s participation (if any) in the new Revolving Facility Loans or Swingline Loans shall be treated as having been made available and applied by the Borrower in or towards repayment of that Lender’s participation (if any) in the maturing Revolving Facility Loan or Swingline Loan and that Lender will not be required to make its participation in the new Revolving Facility Loans or Swingline Loans available in cash; and

(B)	if the amount of the maturing Revolving Facility Loan or Swingline Loan is equal to or less than the aggregate amount of the new Revolving Facility Loans or Swingline Loans:

(I)	the relevant Borrower will not be required to make any payment in cash; and

(II)

each Lender will be required to make its participation in the new Revolving Facility Loans or Swingline Loans available in cash only to the extent that its participation (if any) in the new Revolving Facility Loans or Swingline Loans exceeds that Lender’s participation (if any) in the maturing Revolving Facility Loan or Swingline Loan to be repaid and the remainder of that Lender’s participation in the new Revolving Facility Loans or Swingline Loans shall be treated as having been made available and applied by the Borrower in or towards repayment of that Lender’s participation in the maturing Revolving Facility Loan or Swingline Loan.

For the avoidance of doubt, for the purposes of the provisions of this paragraph (B), a Borrower may utilise a Revolving Facility Loan for the purpose of refinancing in whole or in part a Revolving Facility Loan and/or a Swingline Loan that is due to be repaid and a Borrower may utilise a Swingline Loan for the purpose of refinancing in whole or in part a Swingline Loan and/or Revolving Facility Loan that is due to be repaid.

(c)

At the same time that a Utilisation Request is made for a Swingline Loan, the relevant Borrower shall (unless the relevant Utilisation Request for that Swingline Loan specifies otherwise) be deemed to have delivered to the Agent a duly completed Utilisation Request requesting a Revolving Facility Loan to refinance that Swingline Loan in accordance with paragraph (B) above (each a Swingline Rollover Loan):

(i)	in an amount and currency equal to the amount and currency of that Swingline Loan;

(ii)	for an Interest Period of one Month or such other period of up to six Months as notified by the relevant Borrower in the relevant Utilisation Request for that Swingline Loan; and

Project Globetrotter: IPO Facilities Agreement

(iii)	with a Utilisation Date falling 3 Business Day(s) after the date of receipt of the Utilisation Request for that Swingline Loan.

(d)

If any Swingline Loan has been outstanding for five (5) Business Days or more (the Relevant Swingline Loan), a Swingline Lender in respect of that Swingline Loan may request by notice (a Swingline Lender Utilisation Request) to the Agent and the Obligors’ Agent that the Relevant Swingline Loan is refinanced by a Revolving Facility Loan in accordance with paragraph (B) above provided it gives not less than 3 Business Days’ prior written notice to the Obligors’ Agent and the Agent. In respect of a Swingline Lender Utilisation Request, the relevant Borrower shall (unless the Obligors’ Agent notifies the Agent otherwise) be deemed to have delivered to the Agent a duly completed Utilisation Request requesting a Revolving Facility Loan:

(i)	in an amount and currency equal to the amount and currency of the Relevant Swingline Loan;

(ii)	for an Interest Period of one Month or such other period of up to six Months as notified by the relevant Borrower or the Company to the Agent prior to the Utilisation Date; and

(iii)	with a Utilisation Date falling 3 Business Day(s) after the date of receipt of the Swingline Lender Utilisation Request.

(e)	If:

(i)

any Revolving Facility Loan is not repaid on the last day of its Interest Period or Swingline Loan is not repaid on the date, if any, selected by the Borrower in the Utilisation Request for that Swingline Loan;

(ii)

the applicable Borrower (or the Company on its behalf) has not notified the Agent that it intends to repay such Revolving Facility Loan on the last day of its Interest Period or Swingline Loan on the date, if any, selected by the Borrower in the Utilisation Request for that Swingline Loan; and

(iii)	no notice of a Declared Default has been given,

a Rollover Loan under the Revolving Facility in an amount and currency equal to the amount and currency of that Revolving Facility Loan or Swingline Loan and for an Interest Period of one Month or such other period of up to six Months as notified by the relevant Borrower or the Company to the Agent prior to the Utilisation Date shall be deemed to have been drawn on the last day of the Interest Period for that Revolving Facility Loan or Swingline Loan and applied in repayment of that Revolving Facility Loan or Swingline Loan.

(f)

At any time when a Revolving Facility Lender or Swingline Lender becomes a Defaulting Lender, the maturity date of each of the participations of that Lender in the Revolving Facility Loans or Swingline Loans then outstanding will be automatically extended to the Termination Date in relation to the Revolving Facility or Swingline Facility and will be treated as separate Revolving Facility Loans or Swingline Loans (the Separate Loans) denominated in the currency in which the relevant participations are outstanding.

(g)

A Borrower to whom a Separate Loan is outstanding may prepay that Loan by giving three (3) Business Days’ (or such shorter time period as agreed between the Obligors’ Agent and Agent) prior notice to the Agent. The Agent will forward a copy of a prepayment notice received in accordance with this paragraph (g) to the Defaulting Lender concerned as soon as practicable on receipt.

Project Globetrotter: IPO Facilities Agreement

(h)

Interest in respect of a Separate Loan will accrue for successive Interest Periods selected by the Borrower (or the Company on its behalf) by the time and date specified by the Agent (acting reasonably) and will be payable by that Borrower to the Defaulting Lender on the last day of each Interest Period of that Loan.

(i)

The terms of this Agreement relating to Revolving Facility Loans and Swingline Loans generally shall continue to apply to Separate Loans other than to the extent inconsistent with paragraphs (c) to (h) above, in which case those paragraphs shall prevail in respect of any Separate Loan.

10.4	Effect of Cancellation and Prepayment on Scheduled Repayments

(a)	To the extent that any Amortising Facility Repayment Instalment is determined:

(i)	prior to the utilisation of that Amortising Facility, by reference to a fixed number; or

(ii)	in full or in part by reference any Available Commitment in respect of that Amortising Facility,

if the whole or any part of an Available Commitment in respect of that Amortising Facility in cancelled (other than to the extent that the Available Commitment under that Amortising Facility is subsequently increased by not less than the amount of such cancellation pursuant to Clause 2.3 (Increase)), such cancellation shall reduce each Amortising Facility Repayment Instalment in respect of that Amortising Facility on a pro rata basis.

(b)

If the whole or any part of an Amortising Facility Loan is repaid or prepaid, such cancellation shall reduce each Amortising Facility Repayment Instalment in respect of that Amortising Facility as elected by the Obligors’ Agent or the applicable Borrower (in each case, in its sole discretion).

10.5	Allocation of Amortising Facility Repayment Instalments

If more than one Loan is outstanding under any Amortising Facility, the Obligors’ Agent may (in its sole discretion) reallocate all or part of an Amortising Facility Repayment Instalment due in respect of a Loan under such Amortising Facility (the First Loan) to any other Loan under such Amortising Facility (the Second Loan), such that:

(a)	the Amortising Facility Repayment Instalment due in respect of the First Loan shall be reduced by the amount elected by the Obligors’ Agent; and

(b)

the Amortising Facility Repayment Instalment due in respect of the Second Loan shall be increased by the amount by which the Amortising Facility Repayment Instalment in respect of the First Loan is reduced pursuant to paragraph (a) above.

11.	ILLEGALITY, VOLUNTARY PREPAYMENT AND CANCELLATION

11.1	Illegality

If after the date of this Agreement (or, if later, the date the relevant Lender became a Party) it becomes unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund, issue or maintain its Commitment or participation in any Utilisation:

(a)

that Lender, shall promptly notify the Agent upon becoming aware of that event setting out details thereof and the Agent shall notify the Company as soon as reasonably practicable after receiving such notice;

Project Globetrotter: IPO Facilities Agreement

(b)	upon the Agent notifying the Company, the Commitment of that Lender will be immediately reduced and cancelled to the extent necessary to comply with applicable laws; and

(c)

to the extent that Lender’s participation has not been transferred pursuant to Clause 40.7 (Replacement of Lender), each Borrower shall repay that Lender’s reduced and cancelled participation in the Utilisations made to that Borrower on the last day of the Interest Period for each Utilisation occurring after the Agent has notified the Company or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law) and that Lender’s corresponding Commitment(s) shall be cancelled in the amount of the participations repaid.

11.2	Illegality in relation to Issuing Bank

If after the date of this Agreement (or, if later, the date on which the relevant Letter of Credit is issued) it becomes unlawful for an Issuing Bank to issue or leave outstanding any Letter of Credit, then:

(a)	that Issuing Bank shall promptly notify the Agent upon becoming aware of that event setting out details thereof;

(b)	upon the Agent notifying the Company, the Issuing Bank shall not be obliged to issue any Letter of Credit to the extent that such issuance would be unlawful;

(c)

to the extent it would be unlawful for any such Letter of Credit to remain outstanding, the Company shall procure that the relevant Borrower shall use all reasonable endeavours to procure the release of each Letter of Credit affected by such change in law issued by that Issuing Bank and outstanding at such time on or before the date specified by the Issuing Bank in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law) or provide cash cover in respect of such Letter of Credit; and

(d)

unless any other Lender is or has agreed to be an Issuing Bank pursuant to the terms of this Agreement, a Revolving Facility under which the relevant Lender was the Issuing Bank shall cease to be available for the issue of Letters of Credit until such time as another Lender agrees to be an Issuing Bank.

11.3	Voluntary cancellation

(a)	A Borrower (or the Obligors’ Agent on its behalf) may, by notice to the Agent:

(i)	immediately cancel the whole or any part of an Available Facility; or

(ii)

immediately upon any prepayment in accordance with Clause 11.4 (Voluntary prepayment of Term Loans) or 11.5 (Voluntary prepayment of Revolving Facility Utilisations) cancel the whole or any part of any Commitments subject to such prepayment.

(b)	The amount of any partial cancellation of an Available Facility must:

(i)	if the Original Term Facility, Original Revolving Facility or an Additional Facility denominated in euros is being cancelled, be a minimum of EUR 500,000 or, if less, the Available Facility; and

(ii)

if an Additional Facility denominated in any other currency is being cancelled, be in a minimum amount and an integral multiple agreed by the relevant Additional Facility Lenders and specified in the applicable Additional Facility Notice or, if less, the Available Facility.

Project Globetrotter: IPO Facilities Agreement

(c)	Any cancellation under this Clause 11.3 shall reduce the Commitments of the Lenders rateably under that Facility.

11.4	Voluntary prepayment of Term Loans

(a)	A Borrower to which a Term Loan has been made (or the Company on its behalf) may in its sole discretion:

(i)

if it gives the Agent not less than three (3) Business Days’ (or such shorter period as the Agent (acting on the instructions of the Majority Lenders under the relevant Term Facility) (each acting reasonably) may agree) prior notice; or

(ii)	immediately upon a Change of Control,

prepay the whole or any part of that Term Loan.

(b)	The amount of any partial prepayment of a Term Loan must:

(i)	if the Original Term Facility or an Additional Facility denominated in euros is being prepaid, be a minimum of EUR 500,000 or, if less, the Available Facility;

(ii)

if an Additional Facility denominated in any other currency is being cancelled, be in a minimum amount and an integral multiple agreed by the relevant Additional Facility Lenders and specified in the applicable Additional Facility Notice or, if less, the Available Facility.

(c)

A Borrower (or the Company on its behalf) may elect to apply a prepayment of Term Loans made under this Clause 11.4 against any or all of the Terms Loans in such proportions as it selects in its sole discretion.

(d)

If there is more than one Borrower of the relevant Term Facility, the Obligors’ Agent may designate which Borrower or Borrowers will effect such repayment and the respective amounts to be repaid by each Borrower.

11.5	Voluntary prepayment of Revolving Facility Utilisations and Swingline Loans

(a)

A Borrower to which a Revolving Facility Utilisation or Swingline Loan has been made (or the Company on its behalf) may in its sole discretion, (i) if it gives the Agent not less than (in the case of a Revolving Facility Utilisation) three (3) Business Days’ (or such shorter period as the Majority Lenders under the relevant Revolving Facility may agree) or (in the case of a Swingline Loan) one Business Day’s (or such shorter period as the Swingline Lenders may agree) prior notice, or (ii) immediately upon a Change of Control, prepay the whole or any part of a Revolving Facility Utilisation or Swingline Loan.

(b)	The amount of any partial prepayment of a Revolving Facility Loan or Swingline Loan must:

(i)	if the Original Revolving Facility Loan, Swingline Loan or an Additional Facility denominated in euros is being prepaid, be a minimum of EUR 500,000 or, if less, the Available Facility;

(ii)

if an Additional Facility denominated in any other currency is being cancelled, be in a minimum amount and an integral multiple agreed by the relevant Additional Facility Lenders and specified in the applicable Additional Facility Notice or, if less, the Available Facility.

Project Globetrotter: IPO Facilities Agreement

(c)

A Borrower (or the Company on its behalf) may elect to apply a prepayment of a Revolving Facility Utilisation or Swingline Loan made under this Clause 11.5 against any or all of the Revolving Facility Utilisation or Swingline Loan in such proportions as it selects in its sole discretion.

(d)

If there is more than one Borrower of the relevant Revolving Facility or Swingline Loan, the Company may designate which Borrower or Borrowers will effect such repayment and the respective amounts to be repaid by each Borrower.

11.6	Right of cancellation and repayment in relation to a single Lender or Issuing Bank

(a)	If:

(i)	any sum payable to any Lender by an Obligor is required to be increased under Clause 14.6 (Minimum interest payment) or Clause 18.2 (Tax Gross Up);

(ii)	any Lender or Issuing Bank claims indemnification from the an Obligor under Clause 18.3 (Tax Indemnity) or Clause 19.1 (Increased costs); or

(iii)

any Lender requests payment from any Obligor based on the occurrence of a Market Disruption Event, the Company may, whilst the circumstance giving rise to the requirement for that increase, indemnification continues, give the Agent notice:

(A)

(if such circumstances relate to a Lender) of cancellation of all or any part of the Commitment(s) of that Lender and its intention to procure the repayment of that Lender’s participation in the Utilisations or give the Agent notice of its intention to replace that Lender in accordance with Clause 40.7 (Replacement of Lender); or

(B)

(if such circumstances relate to the Issuing Bank) of repayment of any outstanding Letter of Credit issued by it and cancellation of its appointment as an Issuing Bank under this Agreement in relation to any Letters of Credit to be issued in the future.

(b)	On receipt of a notice of cancellation referred to in paragraph (a) above in relation to a Lender, the Commitment(s) of that Lender shall immediately be reduced to zero.

(c)

On the last day of each Interest Period which ends after the Company has given notice under paragraph (a) above in relation to a Lender (or, if earlier, the date specified by the Company in that notice), each Borrower to which a Utilisation or utilisation of an Ancillary Facility is outstanding shall repay that Lender’s participation in that Utilisation or the utilisation of the Ancillary Facility granted by that Ancillary Lender (or, if applicable, the relevant part thereof) together with, in each case, all interest and other amounts accrued under the Finance Documents or, as the case may be, provide full cash cover in respect of any Letter of Credit issued by that Issuing Bank (or, if applicable, otherwise repay the relevant Letter of Credit).

Project Globetrotter: IPO Facilities Agreement

11.7	Right of cancellation in relation to a Defaulting Lender, Non-Consenting Lender, Non-Funding Lender, Non-Acceptable L/C Lender or Non-Qualifying Bank

If any Lender becomes a Defaulting Lender, Non-Consenting Lender, Non-Funding Lender, Non-Acceptable L/C Lender or Non-Qualifying Bank, the Obligors’ Agent may, at any time whilst that Lender continues to be a Defaulting Lender, Non-Consenting Lender, Non-Funding Lender, Non-Acceptable L/C Lender or Non-Qualifying Bank (as applicable), immediately cancel some or all of the Available Commitments of that Lender.

11.8	Right of prepayment in relation to a Defaulting Lender, Non-Consenting Lender, Non-Funding Lender, Non-Acceptable L/C Lender or Non-Qualifying Bank

If any Lender becomes a Defaulting Lender, Non-Consenting Lender, Non-Funding Lender, Non-Acceptable L/C Lender or Non-Qualifying Bank, the Obligors’ Agent may, within one hundred and eighty (180) days after the date on which that Lender is deemed to be a Defaulting Lender, Non-Consenting Lender, Non-Funding Lender, Non-Acceptable L/C Lender or Non-Qualifying Bank (as applicable), prepay and cancel all or part of the Commitments of such Lender.

12.	MANDATORY PREPAYMENT

12.1	Exit

(a)	Upon the Company becoming aware of a Change of Control or a Sale (each an Exit Event):

(i)	the Company shall promptly notify the Agent of that Exit Event and the Agent shall promptly notify the Lenders and Issuing Bank accordingly; and

(ii)

each Lender shall be entitled to cancel its Commitments and require repayment of all of its share of the Utilisations and payment of all amounts owing to it under the Finance Documents and each Issuing Bank shall be entitled to require that any Letters of Credit issued by it are prepaid and cancelled, in each case, by notification to the Agent within thirty (30) days of such Lender or Issuing Bank (as applicable) being notified by the Agent of that Exit Event, whereupon:

(A)

on the date falling thirty (30) days after such Lender or Issuing Bank (as the case may be) provides notification to the Agent, the undrawn Commitments of such Lender shall be cancelled and such Lender shall have no obligation to fund or participate in any new Utilisation or utilisation of an Ancillary Facility or Fronted Ancillary Facility (in each case other than (1) a Rollover Loan (2) a Letter of Credit issued or to be issued pursuant to a Renewal Request or (3) a Utilisation or utilisation of an Ancillary Facility or Fronted Ancillary Facility to refinance any amount falling due under an Ancillary Facility or a Fronted Ancillary Facility) and, in the case of an Issuing Bank, such Issuing Bank shall have no obligation to issue any new Letter of Credit (other than a Letter of Credit issued or to be issued pursuant to a Renewal Request) on and from the date on which a Lender or Issuing Bank (as the case may be) provides such a prepayment notice to the Agent; and

(B)

on the date falling thirty (30) days after such Lender or Issuing Bank (as the case may be) provides notification to the Agent, all outstanding Utilisations provided by such Lender and Ancillary Outstandings of such Lender (and/or, in the case of an Issuing Bank, all Letters of Credit provided by that Issuing Bank), together with accrued interest, and all other amounts accrued or owing to such Lender (or Issuing Bank, as the case may be) under the Finance Documents shall become immediately due and payable, and the relevant Borrower will immediately prepay all Utilisations and amounts provided by or owing to that Lender and procure that any cash collateral provided by that Lender is released and (unless otherwise agreed between the Company and that Lender) any Letter of Credit or Ancillary Facility or Fronted Ancillary Facility provided by that Lender (or Issuing Bank, as the case may be) is prepaid and cancelled.

Project Globetrotter: IPO Facilities Agreement

(b)

If a Lender or Issuing Bank has not notified the Agent in accordance with the provisions of this Clause within thirty (30) days of being notified of such Exit Event by the Agent in accordance with this Clause, in respect of that Exit Event (only), that Lender shall not be able to cancel its Commitments or require repayment of its share of the Utilisations and the prepayment of any other amount owing to it under the Finance Document and an Issuing Bank shall not be entitled to require that any Letter of Credit issued by it are repaid and cancelled, in each case pursuant to this Clause.

(c)

Notwithstanding the provisions of paragraph (a) above, an Ancillary Lender or, as the case may be, Issuing Bank may, as between itself and the relevant member of the Group, agree to continue to provide such Ancillary Facility or, as the case may be, Letter(s) of Credit, in which case, after notification thereof to the Agent such arrangements shall continue on a bilateral basis and not as part of, or under, the Finance Documents and save for any rights and obligations against any other Finance Party under the Finance Documents arising prior to such cancellation, no such rights or obligations in respect of the Letter(s) of Credit or, as the case may be, Ancillary Facility shall, as between the Finance Parties, continue and the Transaction Security shall not, following release thereof by the Security Agent, secure any such Letter(s) of Credit or Ancillary Facility in respect of any claims that arise after such cancellation.

12.2	Application of prepayments

(a)

Any prepayment of a Utilisation pursuant to Clause 12.1 (Exit), Clause 11.4 (Voluntary prepayment of Term Loans) or Clause 11.5 (Voluntary prepayment of Revolving Facility Utilisations) shall be applied pro rata to each Lender’s participation in that Utilisation (or, in the case of a prepayment pursuant to paragraph (a) of Clause 12.1 (Exit)), shall be applied in accordance with paragraph (a)(ii) of that Clause.

(b)

The Company and each other Obligor shall use all reasonable endeavours to ensure that any transaction giving rise to a prepayment obligation or obligation to provide cash cover is structured in such a way that it will not be unlawful (including by reason of thin capitalisation, financial assistance, capital maintenance, corporate benefit restrictions on upstreaming cash intra group and the fiduciary and statutory duties of the directors or other officers of any member of the Group) for the Obligors to move the relevant proceeds received between members of the Group to enable a mandatory prepayment to be lawfully made, cash cover lawfully provided and the proceeds lawfully applied as provided under this Clause 12, and/or to minimise the costs and Taxes of making such mandatory prepayment (including using all reasonable endeavours to fund such payment from surplus cash in the Group that is not so trapped provided doing so would not be materially prejudicial to overall Group liquidity or the availability of such cash to members of the Group requiring funds). If, however (other than in respect of a prepayment pursuant to Clause 12.1 (Exit)) the costs and Taxes of making (or moving the funds to make) such mandatory prepayment would exceed three (3) per cent. of the amount of such payment at that time or after the Company and each such Obligor has used all such reasonable endeavours and taken such reasonable steps, it will still:

(i)

be unlawful (including by reason of thin capitalisation, financial assistance, capital maintenance, corporate benefit restrictions on upstreaming cash intra-group and the fiduciary and statutory duties of the directors or other officers of any member of the Group) or breach contractual restrictions (that were not entered into for the purpose of limiting such prepayment) for such a prepayment to be made and/or cash cover to be provided and the proceeds so applied (including where counsel to the Group has advised that there is a reasonable likelihood of personal liability of management or shareholders);

Project Globetrotter: IPO Facilities Agreement

(ii)

be unlawful (including by reason of thin capitalisation, financial assistance, corporate benefit restrictions on upstreaming cash intra-group and the fiduciary and statutory duties of the directors or other officers of any member of the Group) or breach contractual restrictions (that were not entered into for the purpose of limiting such prepayment) to make funds available to a member of the Group that could make such a prepayment and/or provide such cash cover or where counsel to the Group has advised that there is a reasonable likelihood of personal liability of management or shareholders, then such prepayment and/or provision of cash cover shall not be required to be made (and, for the avoidance of doubt, the relevant amount shall be available for the working capital purposes of the Group and shall not be required to be paid to a mandatory prepayment account or any other blocked account) provided always that if the restriction preventing such payment/provision of cash cover or giving rise to such liability is subsequently removed, any relevant proceeds will immediately be applied in prepayment and/or the provision of cash cover in accordance with this Clause 12 at the end of the relevant Interest Period(s) to the extent that such payment has not otherwise been made.

(c)	The obligation to make a mandatory prepayment under Clause 12.1 (Exit) shall not be subject to any limitation set out under paragraph (b) above.

(d)	If any Term Loans are prepaid in accordance with Clause 11.4 (Voluntary prepayment of Term Loans) then:

(i)

the Company may, by giving not less than three (3) Business Days’ notice to the Agent, select in the case of a Term Facility, which Borrower or Borrowers (if more than one) under that Term Facility shall effect repayment of each Loan; or

(ii)	if the Company does not make an election under this paragraph, each Borrower shall effect such repayment on a pro rata basis.

13.	RESTRICTIONS

13.1	Notices of Cancellation or Prepayment

Any notice of cancellation, prepayment, authorisation or other election given by any Party under Clause 11 (Illegality, Voluntary Prepayment and Cancellation) shall (subject to the terms of those Clauses), unless a contrary indication appears in this Agreement, specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment. In the event that a Borrower delivers a conditional or revocable notice of voluntary cancellation and/or voluntary prepayment under this Agreement, which it shall be permitted to do, that Borrower shall be liable for any Break Costs if the relevant prepayment is not made (provided that any demand from a Lender for payment of such Break Costs is accompanied by reasonable calculations and details of the amount demanded).

13.2	Interest and other amounts

Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs if not made on the last day of an Interest Period, without premium or penalty.

13.3	Reborrowing of the Facilities

(a)	No Borrower may reborrow any part of a Term Facility which is prepaid.

(b)

Unless a contrary indication appears in this Agreement, any part of a Revolving Facility or Swingline Facility which is prepaid or repaid may be reborrowed in accordance with the terms of this Agreement.

Project Globetrotter: IPO Facilities Agreement

13.4	Prepayment in accordance with Agreement

No Borrower shall repay or prepay all or any part of the Utilisations or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

13.5	No reinstatement of Commitments

Subject to Clause 2.3 (Increase), no amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

13.6	Agent’s receipt of Notices

(a)

If the Agent receives a notice under Clause 11 (Illegality, Voluntary Prepayment and Cancellation), it shall promptly forward a copy of that notice or election to either the Company or the affected Lender or Issuing Bank, as appropriate.

(b)

If all or part of a participation of a Lender in a Term Loan is repaid or prepaid and is not available for redrawing, that Lender’s Commitment under the relevant Facility shall be reduced and cancelled by an amount equal to the amount repaid or prepaid.

14.	INTEREST

14.1	Calculation of interest

(a)	The rate of interest on each Loan (other than a Swingline Loan) for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(i)	Margin; and

(ii)

LIBOR or, in relation to any Loan in euro, EURIBOR or, in relation to any Loan in a Non-LIBOR Currency, IBOR (or in respect of an Additional Facility, the applicable Screen Rate set out in the Additional Facility Notice for the relevant Additional Facility).

(b)	The rate of interest on each Swingline Loan for the period during which that Swingline Loan remains outstanding is the percentage rate per annum which is the aggregate of the applicable:

(i)	Margin; and

(ii)	the Swingline Rate.

14.2	Payment of interest

(a)

The Borrower to which a Loan (other than a Swingline Loan) has been made shall pay accrued interest on that Loan on the last day of each Interest Period (and, if the Interest Period is longer than six (6) Months, on the dates falling at six (6) monthly intervals after the first day of the Interest Period).

(b)	The Borrower to which a Swingline Loan has been made shall pay accrued interest on that Loan on the dates falling at three Monthly intervals after the first day of Utilisation of that Swingline Loan.

Project Globetrotter: IPO Facilities Agreement

14.3	Default interest

(a)

If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is one (1) per cent. per annum higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing under this Clause 14.3 shall be immediately payable by the Obligor on demand by the Agent.

(b)	If any overdue amount consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:

(i)	the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

(ii)

the rate of interest applying to the overdue amount during that first Interest Period shall be one (1) per cent. per annum higher than the rate which would have applied if the overdue amount had not become due.

(c)

Default interest (if unpaid) arising on an overdue amount will be compounded (to the extent permitted under applicable law with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

14.4	Notification of rates of interest

The Agent shall promptly notify the relevant Lenders and the relevant Borrower (or the Company) of the determination of a rate of interest under this Agreement.

14.5	Replacement of Screen Rate

(a)

Subject to paragraphs (b) and (c) below, any amendment or waiver which relates to providing for an additional or alternative benchmark rate, base rate or reference rate to apply in relation to that currency in place of that Screen Rate for an applicable Facility (including any amendment, replacement or waiver to the definition of “EURIBOR”, “LIBOR”, “IBOR” or “Screen Rate”, including an alternative or additional page, service or method for the determination thereof) (or which relates to aligning any provision of a Finance Document to the use of that other benchmark rate, base rate or reference rate, including making appropriate adjustments to this Agreement for basis, duration, time and periodicity for determination of that other benchmark rate, base rate or reference rate for any Interest Period and making other consequential and/or incidental changes) (a Benchmark Rate Change) may be made with the consent of the Majority Lenders participating in the applicable Facility to which that Benchmark Rate Change shall apply and the Obligors’ Agent.

(b)

If the Obligors Agent or the Agent (acting on the instructions of the Majority Lenders) requests the making of a Benchmark Rate Change, it shall notify the Agent or the Obligor’s Agent (as applicable) thereof and if such Benchmark Rate Change cannot be agreed upon by the date which is five (5) Business Days before the end of the current Interest Period (or in the case of a new Utilisation, the date which is five (5) Business Days before the date upon which the Utilisation Request will be served, as notified by the Obligors’ Agent to the Agent), the Screen Rate applicable to any Lender’s share of a Loan shall be replaced by the rate certified to the Agent by that Lender as soon as practicable (and in any event by the date falling two (2) Business Days before the date on which interest is due to be paid in respect of the relevant Interest Period) to be that which expresses as a percentage rate per annum the cost to the relevant Lender of funding its participation in that Loan in the Relevant Interbank Market.

Project Globetrotter: IPO Facilities Agreement

(c)

Notwithstanding the definitions of “EURIBOR”, “LIBOR”, “IBOR” or “Screen Rate” in Clause 1.1 (Definitions) or any other term of any Finance Document, the Agent may from time to time (with the prior written consent of the Company) specify a Benchmark Rate Change for any currency for the purposes of the Finance Documents, and each Lender authorises the Agent to make such specification.

14.6	Minimum interest payment

(a)

By entering into this Agreement, the Parties have assumed in bona fide that the interest payable hereunder is not and will not become subject to any Tax Deduction on account of Swiss Withholding Taxes. Nevertheless, if a Tax Deduction is required by Swiss law to be made by a Swiss Borrower in respect of any interest payable by it under this Agreement and should paragraph (f) of Clause 18.2 (Tax Gross Up) be unenforceable for any reason (where this could otherwise be required by the terms of Clause 18.2 (Tax Gross Up)) then,

(i)	the applicable interest rate in relation to that interest payment shall be

(A)	the interest rate which would have applied to that interest payment (as provided for in Clause 14.1 (Calculation of interest)) in the absence of this paragraph (i) divided by

(B)

one (1) minus the rate at which the relevant Tax Deduction is required to be made (where the rate at which the relevant Tax Deduction is required to be made is for this purpose expressed as a fraction of 1 rather than as a percentage)

(ii)

the Swiss Borrower shall be obliged to pay the relevant interest at the adjusted rate in accordance with paragraph (i) above and make the Tax Deduction required by Swiss law on the interest so recalculated; and

(iii)	all references to a rate of interest in Clause 14.1 (Calculation of interest) shall be construed accordingly.

(b)

To the extent that interest payable by a Swiss Borrower under this Agreement becomes subject to Swiss Withholding Tax, each relevant Lender and each Swiss Borrower shall promptly cooperate by completing any procedural formalities (including submitting forms and documents required by the appropriate Tax authority) to the extent possible and necessary for that Swiss Borrower to obtain authorization to make interest payments without them being subject to Swiss Withholding Tax or to being subject to Swiss Withholding Tax at a rate reduced under applicable double taxation treaties and all provisions in Clauses 18.2 (Tax Gross Up) and 18.3 (Tax Indemnity) shall apply in relation to such increased interest payment and Tax Deduction.

(c)

In the event Swiss Withholding Tax is refunded to a Lender by the Swiss Federal Tax Administration, the relevant Lender shall forward, after deduction of costs, such amount to the relevant Swiss Borrower.

(d)

A Swiss Borrower is not required to make an increased payment to a Lender under paragraph (ii) above in the case of a Tax Deduction which is due as a result of any of the reasons listed in paragraph (f) of Clause 18.2 (Tax Gross Up).

(e)	In this Clause, a reference to a “Tax Deduction” has the same meaning given to the term in Clause 18.1 (Tax Definitions).

Project Globetrotter: IPO Facilities Agreement

15.	INTEREST PERIODS

15.1	Selection of Interest Periods and Terms

(a)

A Borrower (or the Company on behalf of a Borrower) may select an Interest Period for a Loan in the Utilisation Request for that Loan or (if the Loan is a Term Loan and has already been borrowed) in a Selection Notice.

(b)

Each Selection Notice for a Term Loan is revocable and must be delivered to the Agent by the Borrower (or the Company on behalf of the Borrower) to which that Term Loan was made not later than the Specified Time.

(c)	If a Borrower (or the Company) fails to deliver a Selection Notice to the Agent in accordance with paragraph (b) above, the relevant Interest Period will be one (1) Month.

(d)

Subject to this Clause 15, a Borrower (or the Company) may select an Interest Period of one (1), two (2), three (3) or six (6) Months, or, in each case, such other period agreed between the Company and the Agent (acting on the instructions of the Majority Lenders participating in the relevant Loan).

(e)	An Interest Period for a Loan shall not extend beyond the Termination Date applicable to its Facility.

(f)	Each Interest Period for a Term Loan or as applicable a term Additional Facility shall start on the Utilisation Date or (if already made) on the last day of its preceding Interest Period.

(g)	A Revolving Facility Loan has one Interest Period only.

(h)	A Swingline Loan does not have an Interest Period and a Borrower is not required to select an Interest Period for a Swingline Loan.

(i)	A Borrower (or the Company on its behalf) may select an Interest Period of less than one (1), two (2), three (3) or six (6) Months:

(i)	to align an Interest Period to a Quarter Date;

(ii)	to align an Interest Period to an interest or coupon payment date in respect of or any Financial Indebtedness;

(iii)	to align the first Interest Period for a Loan under an Additional Facility with any Interest Period in respect of any other Loans then outstanding;

(iv)	if necessary or desirable to implement any interest rate hedging in relation to the Facilities; and/or

(v)

in relation to an Amortising Facility if necessary or desirable to ensure that there are Amortising Facility Loans (with an aggregate Base Currency Amount) equal to or greater than an Amortising Facility Repayment Instalment with an Interest Period ending on a Amortising Facility Repayment Date for an Amortising Facility in order for the Borrowers to make the Amortising Facility Repayment Instalment due on that date.

15.2	Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

Project Globetrotter: IPO Facilities Agreement

15.3	Consolidation and division of Term Loans

(a)	If two or more Interest Periods:

(i)	relate to the Original Term Facility Loans to be made to the same Borrower; and

(ii)	end on the same date,

those Original Term Facility Loans (as applicable) will, unless that Original Term Facility Borrower (as applicable) requests to the contrary in a Selection Notice for the next Interest Period or those Loans are denominated in different currencies, be consolidated into, and treated as, a single Original Term Facility Loan (as applicable) on the last day of the Interest Period.

(b)	If two or more Interest Periods:

(i)	relate to Additional Facility Loans to be made to the same Borrower by the same Lenders under the same Additional Facility which is a Term Facility; and

(ii)	end on the same date,

those Additional Facility Loans will, unless that Additional Facility Borrower (or the Company on its behalf) requests to the contrary in a Selection Notice for the next Interest Period, be consolidated into, and treated as, a single Additional Facility Loan on the last day of the Interest Period.

(c)

Subject to Clause 4.4 (Maximum number of Utilisations), and Clause 5.3 (Currency and amount) if a Borrower (or the Company on its behalf) requests in a Selection Notice that a Term Loan be divided into two or more Term Loans under the relevant Facility, that Term Loan will, on the last day of its Interest Period, be so divided with Base Currency Amounts specified in that Selection Notice, having an aggregate Base Currency Amount equal to the Base Currency Amount of the relevant Term Loan immediately before its division.

16.	CHANGES TO THE CALCULATION OF INTEREST

16.1	Absence of quotations

Subject to Clause 16.2 (Market disruption), if EURIBOR, LIBOR or IBOR (as applicable) is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by the Specified Time on the Quotation Day, the applicable EURIBOR, LIBOR or IBOR shall be determined on the basis of the quotations of the remaining Reference Banks.

16.2	Market disruption

(a)

If a Market Disruption Event occurs in relation to a Loan for any Interest Period, then the rate of interest on each Lender’s share of that Loan for the Interest Period shall be the percentage rate per annum which is the sum of:

(i)	the Margin; and

(ii)

the rate notified to the Agent by that Lender as soon as practicable and in any event by close of business on the date falling three (3) Business Days after the Quotation Day (or, if earlier, on the date falling three (3) Business Days prior to the date on which interest is due to be paid in respect of that Interest Period), to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in that Loan from whatever source it may reasonably select,

Project Globetrotter: IPO Facilities Agreement

provided that, if the percentage rate per annum notified by the Lender is less than the applicable LIBOR, EURIBOR or IBOR, or a Lender has not notified the Agent of a percentage rate per annum, the cost of that Lender of funding its participation in that Loan for that Interest Period shall be deemed (for the purposes of this paragraph (a)) to be the applicable LIBOR, EURIBOR or IBOR.

(b)	If:

(i)	the percentage rate per annum notified by a Lender pursuant to paragraph (a)(ii) above is less than EURIBOR, LIBOR or IBOR (as applicable); or

(ii)	a Lender has not notified the Agent of a percentage rate per annum pursuant to paragraph (a)(ii) above,

the cost to that Lender of funding its participation in that Loan for that Interest Period shall be deemed, for the purposes of paragraph (a) above, to be EURIBOR, LIBOR or IBOR (as applicable).

(c)	In this Agreement:

Market Disruption Event means:

(i)

at or about noon on the Quotation Day for the relevant Interest Period, LIBOR, EURIBOR or IBOR (as applicable), is to be determined by reference to the Reference Banks and none or only one of the Reference Banks supplies a rate to the Agent to determine the applicable LIBOR, EURIBOR or IBOR for the relevant currency and Interest Period; or

(ii)

before close of business in London on the Quotation Day for the relevant Interest Period, the Agent receives notifications from a Lender or Lenders (whose participations in a Loan exceed forty (40) per cent. of that Loan) that the cost to it of funding its participation in that Loan from whatever source it may reasonably select would be in excess of the applicable LIBOR, EURIBOR or IBOR.

(d)	If any Lender does not supply a quotation by the time specified in paragraph (a)(ii) above, the rate of interest shall be calculated on the basis of the quotations of the remaining Lenders.

16.3	Alternative basis of interest or funding

(a)

If a Market Disruption Event occurs and the Agent or the Obligors’ Agent so requires, the Agent and the Obligors’ Agent shall enter into negotiations (for a period of not more than thirty (30) days) with a view to agreeing a substitute basis for determining the rate of interest in respect of any affected Loan.

(b)

Any alternative basis agreed pursuant to paragraph (a) above shall, with the prior consent of all the Lenders (such consent not to be unreasonably withheld or delayed) and the Company, be binding on all Parties, provided that:

(i)	any alternative basis agreed pursuant to paragraph (a) shall automatically be binding on a Defaulting Lender;

(ii)

any alternative basis agreed pursuant to paragraph (a) shall automatically be binding on any Lender which does not accept or reject a request for any such consent before 5.00 p.m. on the date falling ten (10) Business Days’ from the date of that request being made (or such other time and date as the Company may specify, with the consent of the Agent if less than ten (10) Business Days from the date of such request being made); and

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(iii)	any Lender which rejects a request for any such consent shall be deemed to be a Non-Consenting Lender for the purposes of this Agreement.

16.4	Break Costs

(a)

Each Borrower shall, within five (5) Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by that Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

(b)

Each Lender shall, together with any demand by the Agent under paragraph (a) above, provide a certificate confirming the amount of (and giving reasonable details of the calculation of) its Break Costs for any Interest Period in which they accrue, a copy of which shall be provided to the Obligors’ Agent.

(c)

If a Borrower (or the Obligors’ Agent on its behalf) notifies the Agent that it proposes to pay all or part of any Loan or Unpaid Sum on a day other than the last day of the Interest Period for that Loan or Unpaid Sum, at or prior to 11.30 a.m. on the date falling three (3) Business Days prior to the date of such prepayment:

(i)	the Agent shall notify the Finance Parties of such proposed payment;

(ii)	each Finance Party shall confirm its anticipated Break Costs at or prior to 11.30 a.m. on the date falling one (1) Business Day prior to the date of such proposed payment; and

(iii)	if any Finance Party fails to confirm its Break Costs in respect of such payment in accordance with paragraph (ii) above, its Break Costs shall be deemed to be zero (0).

17.	FEES

17.1	No deal, No fees

(a)

Subject to paragraph (b) below, no fees (including for the avoidance of doubt, arrangement, upfront, underwriting, market participation, ticking and commitment fees), commissions, costs or other expenses will be payable unless the Closing Date occurs.

(b)

Reasonable and properly incurred legal costs, expenses and disbursements in connection with the drafting and negotiation of the Finance Documents and any other pre-agreed costs or expenses, in each case, up to an amount agreed (if any agreed) between the Arrangers and the Company (or on its behalf) will be payable by the Company (or on its behalf) even if the Closing Date does not occur.

17.2	Commitment fee

(a)	The Company shall pay (or procure there is paid) to the Agent (for the account of each applicable Lender) a fee in the Base Currency computed at:

(i)

in respect of the Original Revolving Facility, the rate of thirty (30) per cent. of the applicable Margin on that Lender’s Available Commitment under the Original Revolving Facility for the period commencing on the Closing Date and ending on the last day of the Availability Period applicable to the Original Revolving Facility; and

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(ii)

in respect of an Additional Facility, the rate and for the period (if any) specified in the relevant Additional Facility Notice on that Additional Facility Lenders Available Commitment under the relevant Additional Facility.

(b)

The accrued commitment fee is payable in arrears on the last day of each successive period of three (3) Months which ends during the Availability Period applicable to the Original Revolving Facility or Additional Facility (as applicable), on the last day of the Availability Period applicable to the Original Revolving Facility or Additional Facility and, if cancelled in full, on the cancelled amount of the relevant Lender’s Commitment under the applicable Facility at the time the cancellation is effective.

(c)	No accrued commitment fee shall be payable if the Closing Date does not occur.

(d)

No commitment fee is payable to the Agent (for the account of a Revolving Facility Lender) on any Available Commitment of that Revolving Facility Lender for any day on which that Revolving Facility Lender is a Defaulting Lender.

17.3	Upfront fee

The Company shall pay (or procure there is paid) to the Agent (for the account of the Original Lenders) an upfront fee in the amount and at the times agreed in the Fee Letter provided that such fee shall not be payable if the Closing Date does not occur.

17.4	Agent and Security fees

(a)	The Company shall pay (or procure there is paid) to the Agent (for its own account) a fee in the amount and at the times agreed in a Fee Letter.

(b)	The Company shall pay (or procure there is paid) to the Security Agent (for its own account) a fee in the amount and at the times agreed in a Fee Letter.

17.5	Fees payable in respect of Letters of Credit

(a)

The Company or a Borrower shall pay (or procure there is paid) a fronting fee at the rate of 0.125 per cent. per annum (unless otherwise agreed by the relevant Borrower (or the Company) and the relevant Issuing Bank) on the part of its outstanding exposure under each Letter of Credit requested by it which is counter-indemnified by other Lenders (that are not Affiliates of the Issuing Bank) and which is not cash collateralised, repaid, prepaid or cancelled, for the period from the issue of that Letter of Credit until its Expiry Date (or the date of its repayment, prepayment or cancellation, if earlier) (a Fronting Fee). At the election of the Company or the applicable Borrower, the Fronting Fee shall be paid to the relevant Issuing Bank or the Agent on behalf of the relevant Issuing Bank. The Fronting Fee shall be paid in the Base Currency (unless otherwise agreed by the Issuing Bank and the Obligors’ Agent).

(b)

The Company or each Borrower for whose account a Letter of Credit is issued shall pay (or procure there is paid) to the Agent (for the account of each Revolving Facility Lender) a Letter of Credit fee on the outstanding amount of each Letter of Credit (excluding any amount in respect of which cash cover has been provided by the Borrower) requested by it for the period from the issue of that Letter of Credit until the Expiry Date (or the date of its cancellation then, if earlier). The Letter of Credit fee shall be computed at the rate equal to the applicable Margin for the relevant Revolving Facility. Any such fee shall be distributed according to each Lender’s L/C Proportion of that Letter of Credit. Each such Letter of Credit fee shall be paid in the Base Currency (unless otherwise agreed by the Issuing Bank and the Obligors’ Agent).

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(c)

The fees payable under paragraphs (a) and (b) above shall be payable in arrears on each Quarter Date (or such shorter period as shall end on the Expiry Date for that Letter of Credit) and on the date on which the relevant Letter of Credit is repaid or prepaid or the relevant Revolving Facility Commitments are cancelled in full.

(d)	If a Borrower provides cash cover in respect of any Letter of Credit each Borrower shall be entitled to withdraw interest accrued on the cash cover to pay the fees described in the paragraphs above.

(e)	Each Borrower shall pay to the Issuing Bank (for its own account) an issuance/administration fee in the amount and at the times specified in a Fee Letter.

17.6	Interest, commission and fees on Ancillary Facilities and Fronted Ancillary Facilities

(a)

The rate and time of payment of interest, commission, fees and any other remuneration in respect of each Ancillary Facility shall be determined by agreement between the relevant Ancillary Lender and the Borrower of (or its Affiliate which borrows) that Ancillary Facility based upon normal market rates and terms.

(b)	In relation to a Fronted Ancillary Facility:

(i)

promptly following each Quarter Date and each date on which a Fronted Ancillary Facility is terminated or cancelled (in whole or part) (a Notice Date), each Fronting Ancillary Lender shall notify the Company and the applicable Borrower of the average amount outstanding under that applicable Fronted Ancillary Facility for each period starting on the date of the commencement of the relevant Fronted Ancillary Facility, or as applicable the previous Quarter Date, and ending on the next Quarter Date, or as applicable on the date on which such Fronted Ancillary Facility is terminated or cancelled (in whole or part) (each a Fronted Ancillary Facility Fee Period); and

(ii)

the Borrower that requested (or on behalf of which the Company requested), or its Affiliate which is the borrower of, the relevant Fronted Ancillary Facility shall pay (or procure that there is paid) to the applicable Fronting Ancillary Lender (for the account of the Fronting Ancillary Lender and each Fronted Ancillary Lender) a fee (the Fronted Ancillary Facility Fee) in relation to each Fronted Ancillary Facility computed at the rate equal to the Margin applicable to a Loan under the Revolving Facility on the aggregate amount of the Ancillary Outstandings under the Fronted Ancillary Facility during each Fronted Ancillary Facility Fee Period (as determined by the Fronting Ancillary Lender in accordance with paragraph (a) above) in the currency of that Fronted Ancillary Facility calculated on an average basis. The accrued Fronted Ancillary Facility Fee shall be payable promptly upon notification by the applicable Fronting Ancillary Lender at any time after each Notice Date.

(c)

The Fronting Ancillary Lender shall retain its pro rata entitlement to each Fronted Ancillary Facility Fee paid under paragraph (b) above and distribute the remainder of such Fronted Ancillary Facility Fee to the Fronted Ancillary Lenders pro rata. A Fronted Ancillary Lender’s and the Fronting Ancillary Lender’s pro rata share of any such fee will be equal to the proportion borne by its Fronted Ancillary Commitment or Fronting Ancillary Commitment to the aggregate of all Fronted Ancillary Commitments and the Fronting Ancillary Commitment under the relevant Fronted Ancillary Facility on the average basis during the applicable Fronted Ancillary Facility Fee Period.

(d)

The Borrower who requested (or on behalf of which the Company requested), or its Affiliate which is the borrower of, a Fronted Ancillary Facility shall in addition pay to the relevant Fronting Ancillary Lender a fee for acting as Fronting Ancillary Lender and otherwise in such amount as shall be agreed between such Fronting Ancillary Lender and such Borrower (or the Company or Affiliate) based upon its normal market rates and terms.

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17.7	Defaulting Lenders

Unless otherwise agreed in writing by the Company and notwithstanding anything to the contrary in the Finance Documents:

(a)	no commitment fee shall accrue (or be payable) on the Available Commitment of a Lender whilst that Lender is a Defaulting Lender; and

(b)	no other fees, costs or expenses shall, in each case, be payable to a Lender whilst that Lender is a Defaulting Lender (and the fees payable under the Finance Documents shall be reduced accordingly).

18.	TAXES

18.1	Tax Definitions

In this Agreement:

Borrower’s Tax Jurisdiction means, in relation to any Borrower, the jurisdiction in which the relevant Borrower is incorporated or organised.

Change of Law means any change which occurs after the date of this Agreement or, if later, after the date on which the relevant Lender became a Lender pursuant to this Agreement (as applicable) in any law, regulation or treaty (or in the interpretation, administration or application of any law, regulation or treaty) or any published practice or published concession of any relevant tax authority other than (a) any change that occurs pursuant to, or in connection with the adoption, ratification, approval or acceptance of, the MLI in or by any jurisdiction; (b) any change arising in consequence of, or in connection with, the United Kingdom ceasing to be a member state of the European Union; or (c) the adoption of a conditional withholding tax in the Netherlands pursuant to the legislative proposal for the Dutch Witholding Tax Act 2021 (Wet bronbelasting 2021).

Dutch Borrower means a Borrower incorporated or established under the laws of the Netherlands.

Dutch Civil Code means the Burgerlijk Wetboek of the Netherlands.

Dutch Obligor means an Obligor which is incorporated or established under the laws of the Netherlands.

Dutch Qualifying Lender means in relation to a Dutch Borrower or Guarantor making a payment of interest under a Finance Document, a Lender which is beneficially entitled to that interest and is:

(a)	a Lender which is a Dutch Treaty Lender; or

(b)	a Lender which fulfills the conditions imposed by Dutch law in order for a payment of interest not to be subject to (or as the case may be, exempted from) any Tax Deduction.

Dutch Treaty Lender means in relation to a payment of interest by or in respect of a Dutch Borrower under a Finance Document, a Lender which:

(a)	is treated as a resident of a Dutch Treaty State for the purposes of the relevant Dutch Treaty;

(b)	does not carry on a business in the Netherlands through a permanent establishment with which that Lender’s participation in the Loan is effectively connected; and

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(c)

fulfils any other conditions which must be fulfilled under the relevant Dutch Treaty in order to benefit from full exemption from Tax imposed by the Netherlands on such interest payments, including the completion of any necessary procedural formalities.

Dutch Treaty State means a jurisdiction having a double taxation agreement (a Dutch Treaty) in force with the Netherlands which makes provision for full exemption from Tax imposed by the Netherlands on interest.

MLI means the Multilateral Convention to Implement Tax Treaty Related Measures to Prevent Base Erosion and Profit Shifting of 24 November 2016.

Other Qualifying Lender means a Lender which is beneficially entitled to interest payable by the relevant Other State Borrower to that Lender in respect of an advance under a Finance Document and is:

(a)	a Lender which fulfils the conditions imposed by the laws of the Borrower’s Tax Jurisdiction in order for such payment not to be subject to (or as the case may be, exempted from) any Tax Deduction; or

(b)	an Other Treaty Lender in respect of the relevant Borrower’s Tax Jurisdiction.

Other State Borrower means a Borrower other than a Swiss Borrower or a Dutch Borrower.

Other Treaty Lender means a Lender which is beneficially entitled to interest payable by the relevant Other State Borrower to that Lender in respect of an advance under a Finance Document and:

(a)	is treated as a resident of the relevant Other Treaty State for the purposes of the relevant Other Treaty;

(b)	does not carry on a business in the relevant Borrower’s Tax Jurisdiction through a permanent establishment with which that Lender’s participation in the Loan is effectively connected; and

(c)

fulfils any conditions which must be fulfilled under the Other Treaty by residents of the Other Treaty State and complies with all necessary procedural formalities required in order to benefit from full exemption from Tax imposed by the Borrower’s Tax Jurisdiction Other Treaty State on interest payments due to that Lender under a Finance Document.

Other Treaty State means a jurisdiction having a double taxation agreement (an Other Treaty) with the relevant Borrower’s Tax Jurisdiction which makes provision for full exemption from Tax imposed by the relevant Borrower’s Tax Jurisdiction on interest.

Protected Party means a Finance Party which is or will be subject to any liability or required to make any payment for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

Qualifying Bank means:

(a)	any “bank” as defined in the Swiss Federal Code for Banks and Savings Banks dated 8 November 1934 (Bundesgesetz über die Banken und Sparkassen); or

(b)

a person or entity which effectively conducts banking activities with its own infrastructure and staff as its principal purpose and which has a banking licence in full force and effect issued in accordance with the banking laws in force in its jurisdiction of incorporation or, if acting through a branch, issued in accordance with the banking laws in the jurisdiction of such branch, in each case within the meaning of the Swiss Guidelines.

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Qualifying Lender means a Qualifying Bank, a Dutch Qualifying Lender or an Other Qualifying Lender.

Swiss Borrower means, for the purposes of Swiss Withholding Tax, a Borrower incorporated under the laws of Switzerland or tax resident in Switzerland for Swiss Withholding Tax purposes.

Swiss Federal Tax Administration means the tax authorities referred to in article 34 of the Swiss Withholding Tax Act.

Swiss Guidelines means all relevant federal tax statutes and guidelines issued by the Swiss Federal Tax Administration as amended or newly issued from time to time, including the established practice of the Swiss Federal Tax Administration and any court decision relating thereto.

Swiss Non-Bank Rules means the Swiss Ten Non-Bank Rule and the Swiss Twenty Non-Bank Rule.

Swiss Obligor means an Obligor incorporated under the laws of Switzerland or tax resident in Switzerland for Swiss Withholding Tax purposes.

Swiss Ten Non-Bank Rule means the rule that the aggregate number of Lenders which are not Qualifying Banks to the Borrowers must not at any time exceed ten (10), in accordance with the meaning of the Swiss Guidelines or applicable legislation or explanatory notes addressing the same issues which are in force at such time.

Swiss Twenty Non-Bank Rule means the rule that (without duplication) the aggregate number of creditors (including the Lenders), other than Qualifying Banks, of a Swiss Borrower under all outstanding debts being relevant for the qualification as debentures (Kassenobligationen) (within the meaning of the Swiss Guidelines), including (intra-group) loans (if and to the extent intra-group loans are not exempt in accordance with the ordinance of the Swiss Federal Council of 18 June 2010 amending the Swiss Federal Ordinance on withholding tax and the Swiss Federal Ordinance on stamp duties with effect as of 1 August 2010), credit facilities and/or private placements (including debts under the Finance Documents), must not at any time exceed twenty (20), in accordance with the meaning of the Swiss Guidelines or legislation or explanatory notes addressing the same issues which are in force at such time.

Swiss Withholding Tax means any Tax levied pursuant to the Swiss Federal Act on Withholding Tax (Bundesgesetz über die Verrechnungssteuer vom 13. Oktober 1965, SR 642.21), as amended from time to time together with the related ordinances, regulations and guidelines.

Tax Credit means a credit against, relief from, or rebate, remission, refund or repayment of any Tax.

Tax Deduction means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction.

Tax Payment means either the increase in a payment made by an Obligor to a Finance Party under Clause 18.2 (Tax Gross Up) or a payment under Clause 18.3 (Tax Indemnity).

Unless a contrary indication appears, in this Clause 18 (Taxes) a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination acting in good faith.

18.2	Tax Gross Up

(a)	All payments shall be made by each Obligor under each Finance Document without any Tax Deduction, unless a Tax Deduction is required by law.

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(b)

The Company shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is a change in the rate or the basis of any Tax Deduction) notify the Agent accordingly. Similarly, a Lender or Issuing Bank shall notify the Agent on becoming so aware in respect of a payment payable to that Lender or Issuing Bank. If the Agent receives such notification from a Lender or Issuing Bank it shall notify the Company and that Obligor.

(c)

If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which, after any Tax Deductions, leaves an amount equal to the payment which would have been due had no Tax Deduction been required.

(d)

A payment by a Dutch Borrower or by a Guarantor in respect of an amount due from a Dutch Borrower shall not be increased under paragraph 18.2(c) above by reason of a Tax Deduction on account of Tax imposed by the Netherlands if, on the date the payment falls due:

(i)

the payment could have been made to the relevant Lender without a Tax Deduction if the Lender had been a Dutch Qualifying Lender, but on that date that Lender is not or has ceased to be a Dutch Qualifying Lender, other than as a result of any Change of Law; or

(ii)

the relevant Lender is a Dutch Treaty Lender and the Obligor making the payment is able to demonstrate that the payment could have been made to the Lender without a Tax Deduction had that Lender complied with its obligations under paragraph (i) below.

(e)

A payment by an Other State Borrower or by a Guarantor in respect of an amount due from an Other State Borrower shall not be increased under paragraph (c) above by reason of a Tax Deduction on account of Tax imposed by that Borrower’s Tax Jurisdiction, if on the date on which the payment falls due:

(i)

the payment could have been made to the relevant Lender without a Tax Deduction if the Lender had been a Qualifying Lender in relation to that Other State Borrower, but on that date that Lender is not, or has ceased to be, a Qualifying Lender in relation to that Other State Borrower other than as a result of any Change of Law; or

(ii)

the relevant Lender is an Other Treaty Lender and the Obligor making the payment is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations under paragraphs (i) to (k) below.

(f)

Notwithstanding any other term of the Finance Documents, no Borrower or Guarantor in respect of an amount due from a Borrower shall be required to pay any amounts under Clause 14.6 (Minimum Interest Payment) or this Clause 18.2 (Tax Gross Up) (a Swiss Additional Amount) (in each case) to:

(i)	any Lender where such Lender has made an incorrect declaration as to its status as a Qualifying Bank;

(ii)	any Lender (or any assignee, transferee or sub-participant of that Lender) where such Lender fails to comply with the requirements of Clause 29 (Changes to the Lenders); or

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(iii)	any Lender where such Lender is not or ceases to be a Qualifying Bank (other than where such Lender ceases to be a Qualifying Bank as a result of any Change of Law).

(g)

If an Obligor is required by law to make a Tax Deduction it shall make the Tax Deduction and any payment required in connection with that Tax Deduction in the time allowed by law and minimum amount required by law.

(h)

Within thirty (30) days after making either a Tax Deduction or a payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction or payment shall deliver to the Agent for the relevant Finance Party evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment has been made to the relevant Tax authority.

(i)

A Lender and each Obligor which makes a payment to which that Lender is entitled shall co-operate in promptly completing or assisting with the completion of any procedural formalities necessary for that Obligor to obtain authorisation to make that payment without a Tax Deduction and maintain that authorisation where an authorization expires or otherwise ceases to have effect.

(j)

(i)	Each Original Lender represents and warrants to each Obligor that on the date of this Agreement (or, if later, the date it became party to this Agreement) it is a Qualifying Bank.

(ii)	The Company may request a Lender to confirm (and such Lender shall duly confirm) whether or not it is a Qualifying Bank if the Company reasonably believes that such Lender’s status has changed.

(k)	If:

(i)	a Tax Deduction should have been made in respect of a payment made by or on account of an Obligor to a Lender under a Finance Document; and

(ii)	either:

(A)	the relevant Obligor was unaware, and could not reasonably be expected to have been aware, that the Tax Deduction was required and as a result did not make the Tax Deduction;

(B)	in reliance on the notifications and confirmation provided pursuant to Clause 18.5 (Lender Status Confirmation) the relevant Obligor does not make such Tax Deduction; or

(C)	the Lender or Issuing Bank has not complied with its obligation under paragraph (b) above and as a result the relevant Obligor did not make the Tax Deduction;

then the Lender that received the payment in respect of which the Tax Deduction should have been made undertakes to promptly reimburse that Obligor for the amount of the Tax Deduction that should have been made and any penalty, interest and expenses payable or incurred in connection with any failure to pay or any delay in paying any of the same.

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18.3	Tax Indemnity

(a)

The Company shall, within five (5) Business Days of receipt of demand from the Agent, pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

(b)	Paragraph (a) above shall not apply:

(i)	with respect to any Tax of a Finance Party:

(A)

under the laws of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes;

(B)

under the laws of the jurisdiction (or any political subdivision thereof) in which that Finance Party’s Facility Office or other permanent establishment is located in respect of amounts received or receivable in that jurisdiction (or in respect of amounts attributed to the permanent establishment on the basis that personnel of the Finance Party are undertaking relevant functions in the jurisdiction where that permanent establishment is located); or

(C)	under the laws of the Netherlands to the extent levied on the basis of article 17a, paragraph c of the Dutch Corporate Income Tax Act 1969 (Wet op de vennootschapsbelasting 1969) or any replacement, if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party or if that Tax is considered a franchise Tax (imposed in lieu of net income Tax) or a branch profits or similar Tax; or

(ii)	if and to the extent that a loss, liability or cost:

(A)	is compensated for by an increased payment pursuant to Clause 18.2 (Tax Gross Up) or Clause 14.6 (Minimum interest payment); or

(B)	would have been so compensated but was not so compensated solely because any of the exclusions in paragraph (a) or (d) of Clause 18.2 (Tax Gross Up) or Clause 14.6 (Minimum interest payment) applied;

(C)

is suffered or incurred by a Lender and would not have been suffered or incurred if such Lender had been a Qualifying Lender in relation to the relevant Obligor at the relevant time, unless that Lender was not a Qualifying Lender at the relevant time as a result of a Change of Law;

(D)	is suffered or incurred by a Lender as a result of such Lender’s failure to comply with its obligations under Clause 18.5 (Lender Status Confirmation);

(E)

(for the avoidance of doubt) is compensated for by Clause 18.6 (Stamp taxes) or Clause 18.7 (VAT) (or would have been so compensated for under that Clause but was not so compensated solely because any of the exceptions set out therein applied); or

(F)	relates to a FATCA Deduction required to be made by a Party; or

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(G)	is increased as a result of the Protected Party not complying with paragraph (c) below;

(H)	(for the avoidance of doubt) is suffered or incurred with respect to any Bank Levy (or any payment attributable to, or liability arising as a consequence of, a Bank Levy); or

(I)	is suffered or incurred with respect to any Bank Surcharge (or any payment attributable to, or liability arising as a consequence of, a Bank Surcharge).

(c)

A Protected Party making, or intending to make, a claim under paragraph (a) of this Clause 18.3 shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent will notify the Company.

(d)	A Protected Party shall, on receiving a payment from an Obligor under this Clause 18.3, notify the Agent.

18.4	Tax Credits

If an Obligor makes a Tax Payment and the relevant Finance Party determines acting reasonably and in good faith that;

(a)	a Tax Credit is attributable either to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and

(b)	that Finance Party or an Affiliate has obtained and utilised that Tax Credit or other similar Tax benefit which is attributable to that Tax Payment,

the Finance Party shall pay within five (5) Business Days upon the utilisation of any Tax Credit or similar Tax benefit an amount to the Obligor which that Finance Party determines acting reasonably and in good faith and providing such evidence to the Obligor in respect of such amounts as the Obligor may reasonably request in writing and the Finance Party can reasonably provide, will leave it or the Affiliate (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor.

18.5	Lender Status Confirmation

(a)

Each Lender which must complete procedural formalities in order to receive payments under this Agreement without a Tax Deduction being imposed or with a minimum Tax Deduction under applicable law, shall notify the Agent and the Company promptly on completion of all such formalities.

(b)

Each Original Lender and the Original Issuing Bank herewith confirms and represents that it is a Qualifying Bank and each Lender and each Issuing Bank which becomes a Party after the date of this Agreement shall confirm and represent in the Transfer Certificate, Assignment Agreement, Increase Confirmation, Issuing Bank Accession Agreement or Additional Facility Lender Accession Letter (as applicable) which it executes on becoming a Party that it is a Qualifying Bank.

(c)

Each Lender which becomes a Party after the Closing Date shall indicate in the Transfer Certificate or Assignment Agreement or Increase Confirmation, Issuing Bank Accession Agreement or Additional Facility Lender Accession Letter which it executes on becoming a Party, for the benefit of the Agent and without liability to any Obligor, whether it is:

(i)	in respect of a Dutch Borrower,

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(A)	not a Dutch Qualifying Lender;

(B)	a Dutch Qualifying Lender (other than a Dutch Treaty Lender); or

(C)	a Dutch Treaty Lender;

(ii)	in respect of an Other State Borrower:

(A)	not an Other Qualifying Lender;

(B)	an Other Qualifying Lender (other than an Other Treaty Lender); or

(C)	an Other Treaty Lender.

(d)

Upon written request of the Company to an Original Lender (such request to be given no later than fifteen (15) Business Days before the first interest payment date), that Original Lender shall indicate, before the first interest payment date and without liability to any Obligor, in which of the following categories it falls, for the benefit of the Agent and without liability to any Obligor:

(i)	in respect of a Dutch Borrower,

(A)	not a Dutch Qualifying Lender;

(B)	a Dutch Qualifying Lender (other than a Dutch Treaty Lender); or

(C)	a Dutch Treaty Lender;

(ii)	in respect of an Other State Borrower:

(A)	not an Other Qualifying Lender;

(B)	an Other Qualifying Lender (other than an Other Treaty Lender); or

(C)	an Other Treaty Lender.

(e)

If an Original Lender, New Lender, Increase Lender or Additional Facility Lender (as the case may be) fails to so indicate its status in accordance with this Clause 18.5 then such Original Lender, New Lender, Increase Lender or Additional Facility Lender shall be treated for the purposes of this Agreement (including by each Obligor) as if it is not a Qualifying Lender until such time as it notifies the Agent which category applies (and the Agent, upon receipt of such notification, shall inform the Company). For the avoidance of doubt, a Transfer Certificate, Assignment Agreement, Increase Confirmation or Additional Facility Lender Accession Letter shall not be invalidated by any failure of a Lender to comply with this Clause 18.5.

18.6	Stamp taxes

The Company shall pay and, within ten (10) Business Days of receipt of demand from the Agent, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document except for (for the avoidance of doubt) any such Tax payable (a) in respect of an assignment or, transfer or sub-participation of a Loan (or part thereof) by that Finance Party unless such assignment, transfer or sub-participation is entered into at the request of a Borrower (or the Company on its behalf) or occurs following a Declared Default which is continuing or is made pursuant to the provisions of Clause 21.1 (Mitigation) or Clause 40.7 (Replacement of Lender) and (b) pursuant or to the extent that such stamp duty, registration or other similar Tax becomes payable upon a voluntary registration made by any Party if such registration is not necessary to evidence, prove, maintain, enforce, compel or otherwise assert the rights of such Party or obligations of another Party under a Finance Document.

Project Globetrotter: IPO Facilities Agreement

18.7	VAT

(a)

All amounts expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for a supply or supplies for VAT purposes shall be deemed to be exclusive of any VAT which is chargeable on such supply or supplies and accordingly, subject to paragraph (b) below if VAT is or becomes chargeable on any supply or supplies made by any Finance Party to any Party in connection with a Finance Document, and such Finance Party is required to account to the relevant tax authority for the VAT, that Party shall pay to the Finance Party (in addition to and at the same time as paying the consideration for that supply or supplies) an amount equal to the amount of the VAT (and such Finance Party shall promptly provide an appropriate VAT invoice to such Party).

(b)

If VAT is or becomes chargeable on any supply made by any Finance Party (the Supplier) to any other Finance Party (the Recipient) under a Finance Document, and any Party other than the Recipient (the Relevant Party) is required by the terms of any Finance Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):

(i)

(where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this paragraph (i) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and

(ii)

(where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

(c)

Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any costs or expenses, that Party shall reimburse or indemnify (as the case may be) the Finance Party against any VAT incurred by the Finance Party in respect of the costs or expenses, to the extent that the Finance Party reasonably determines that it is not entitled to credit for or receive repayment in respect of the VAT from the relevant tax authority.

(d)

Any reference in this Clause 18.7 (VAT) to any party shall, at any time when such party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the person who is treated as making the supply or (as appropriate) receiving the supply under the grouping rules (as provided for in Article 11 of the Council Directive 2006/112/EC (or as implemented by the relevant member state of the European Union, including, for the avoidance of doubt, in accordance with section 7 paragraph 4 of the Dutch Value Added Tax Act 1968, or any other similar provision in any jurisdiction which is not a member state of the European Union)) so that a reference to a Party shall be construed as a reference to that Party or the relevant group or unity (or fiscal unity) of which that Party is a member for VAT purposes at the relevant time or the relevant member (or head) of that group or unity (or fiscal unity) at the relevant time (as the case may be).

Project Globetrotter: IPO Facilities Agreement

(e)

In relation to any supply made by a Finance Party to any Party under a Finance Document, if reasonably requested by such Finance Party, that Party must promptly provide such Finance Party with details of that Party’s VAT registration and such other information as is reasonably requested in connection with such Finance Party’s VAT reporting requirements in relation to such supply.

18.8	FATCA Deduction

(a)

Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(b)

Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction) notify the Party to whom it is making the payment and, in addition, shall notify the Company and the Agent, and the Agent shall notify the other Finance Parties.

18.9	FATCA Information

(a)	Subject to paragraph (c) below, each Party shall, within ten (10) Business Days of a reasonable request by another Party:

(i)	confirm to that other Party whether it is:

(A)	a FATCA Exempt Party; or

(B)	not a FATCA Exempt Party;

(ii)

supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA; and

(iii)

supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party’s compliance with any other law, regulation, or exchange of information regime.

(b)

If a Party confirms to another Party pursuant to paragraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c)	Paragraph (a) above shall not oblige any Party to do anything which would or might in its reasonable opinion constitute a breach of:

(i)	any law or regulation;

(ii)	any fiduciary duty; or

(iii)	any duty of confidentiality.

(d)

If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph (a)(i) or (ii) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

Project Globetrotter: IPO Facilities Agreement

19.	INCREASED COSTS

19.1	Increased costs

(a)

Subject to Clause 19.3 (Exceptions) the Company shall, within five (5) Business Days of receipt of a demand from the Agent, pay (or procure payment) for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or treaty after the date of this Agreement (or, if later, and unless at such time the Majority Lenders are making a claim pursuant to this Clause, the date it became a Party) or (ii) compliance with any law or regulation or treaty made after the date of this Agreement (or, if later, the date it became a Party).

(b)	In this Agreement:

Increased Costs means:

(i)	a reduction in the rate of return from a Facility or on a Finance Party’s (or its Affiliate’s) overall capital;

(ii)	an additional or increased cost; or

(iii)	a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or an Ancillary Commitment, Fronted Ancillary Commitment or Fronting Ancillary Commitment or providing an Additional Facility Notice or funding or performing its obligations under any Finance Document.

19.2	Increased cost claims

(a)

A Finance Party intending to make a claim pursuant to Clause 19.1 (Increased costs) shall promptly notify the Agent or the Company on becoming aware of the event giving rise to the claim and whether it is intending to make a claim, following which the Agent shall promptly notify the Company.

(b)

Each Finance Party shall, as soon as practicable after receipt of a demand by the Agent, provide a certificate (giving reasonable details of the circumstances giving rise to such claim and the calculation of the Increased Cost) confirming the amount of its Increased Costs, a copy of which shall be provided to the Company.

19.3	Exceptions

(a)	Clause 19.1 (Increased costs) does not apply to the extent any Increased Cost is:

(i)	attributable to a Tax Deduction required by law to be made by an Obligor;

(ii)	attributable to a FATCA Deduction required to be made by a Party (or any payment attributable to, or liability arising, as a consequence of a FATCA Deduction);

(iii)

compensated for by Clause 18.3 (Tax Indemnity) or would have been compensated for under Clause 18.3 (Tax Indemnity) but was not so compensated solely because any of the exclusions in paragraph (b) of Clause 18.3 (Tax Indemnity) applied;

Project Globetrotter: IPO Facilities Agreement

(iv)

compensated for by Clause 18.6 (Stamp taxes) or Clause (18.7) (VAT) (or would have been so compensated for under that Clause but was not so compensated solely because any of the exceptions set out therein applied);

(v)	attributable to any Bank Levy (or any payment attributable to, or any liability arising as a consequence of, a Bank Levy);

(vi)	attributable to any Bank Surcharge (or any payment attributable to, or any liability arising as a consequence of, a Bank Surcharge);

(vii)

attributable to the implementation or application of or compliance with Basel II, Basel III, CRD-IV or the U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or in connection therewith or any other law or regulation which implements any of the foregoing (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates);

(viii)	attributable to the breach by the Finance Party making such claim of any law, regulation or treaty or the terms of any Finance Document;

(ix)

attributable to any penalty having been imposed by the relevant central bank or monetary or fiscal authority upon the Finance Party (or any Affiliate of it) making such claim by virtue of its having exceeded any country or sector borrowing limits or breached any directives imposed upon it; or

(x)

not promptly (and in any event within thirty (30) days of becoming aware of the event giving rise to the claim) notified to the Agent or the Company in accordance with paragraph (a) of Clause 19.2 (Increased cost claims) above.

(b)	In this Clause 19.3 reference to a Tax Deduction has the same meaning given to the term in Clause 18.1 (Tax Definitions).

(c)	In this Agreement:

Basel II means the “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Basel Committee on Banking Supervision in June 2004.

Basel III means:

(i)

the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework or more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision on 16 December 2010, each as amended, supplemented or restated;

(ii)

the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(iii)	any further guidance or standards published by the Basel Committee on Banking Supervision relating to Basel III.

Project Globetrotter: IPO Facilities Agreement

CRD IV means:

(i)	Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms; and

(ii)

Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC.

20.	OTHER INDEMNITIES

20.1	Currency indemnity

(a)

If any sum due from an Obligor under the Finance Documents (a Sum), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the First Currency) in which that Sum is payable into another currency (the Second Currency) for the purpose of:

(i)	making or filing a claim or proof against that Obligor; or

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor shall as an independent obligation, within five (5) Business Days of receipt of a demand, indemnify the Arrangers and each other Secured Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person (acting reasonably and in good faith) at the time of its receipt of that Sum provided that if the amount produced or payable as a result of the conversion is greater than the relevant Sum due, the relevant Finance Party will, unless a Declared Default has occurred and is continuing, refund any such excess amount to the relevant Obligor.

(b)	Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

20.2	Other indemnities

The Company shall (or shall procure that an Obligor will), in each case subject to any applicable Guarantee Limitations, within five (5) Business Days of receipt of a demand (which demand shall be accompanied by reasonable calculations or details of the amount demanded) indemnify the Arrangers and each other Secured Party against any cost, loss or liability incurred by it as a result of:

(a)	the occurrence of any Event of Default;

(b)	a failure by an Obligor to pay any amount due under a Finance Document on its due date, including any cost, loss or liability arising as a result of Clause 33 (Sharing among the Finance Parties);

(c)

funding, or making arrangements to fund, its participation in a Utilisation requested by a Borrower (or the Company) in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default, negligence or wilful misconduct by that Finance Party alone);

Project Globetrotter: IPO Facilities Agreement

(d)

issuing or making arrangements to issue a Letter of Credit requested by the Company or a Borrower in a Utilisation Request but not issued by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence or wilful misconduct by that Finance Party alone); or

(e)	any prepayment payable by any Borrower under the Finance Documents not being paid after notice of such prepayment has been made to the Agent.

20.3	Indemnity to the Agent

Each Obligor shall within five (5) Business Days of receipt of a demand from the Agent, in each case subject to any applicable Guarantee Limitations, indemnify the Agent against any reasonable third party cost, loss or liability incurred by the Agent (acting reasonably) as a result of:

(a)

investigating any event which it (or which the Lenders) reasonably believes is an Event of Default, provided that if after doing so it is established that the event or matter is not a Default or an Event of Default, such cost, loss or liability of investigation shall be for the account of the Lenders;

(b)	acting or relying on any notice, request or instruction from an Obligor or any member of the Group which it reasonably believes to be genuine, correct and appropriately authorised; or

(c)	instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under this Agreement.

21.	MITIGATION BY THE LENDERS

21.1	Mitigation

(a)

Each Finance Party shall, in consultation with the Company, take all reasonable steps to mitigate any circumstances which arise and which would result in any Facility ceasing to be available or any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 11.1 (Illegality) (or, in respect of the Issuing Bank, Clause 11.2 (Illegality in relation to Issuing Bank)), Clause 18 (Taxes) or Clause 19 (Increased Costs) including transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)	Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

21.2	Limitation of liability

(a)

The Company shall (or shall procure that an Obligor will), in each case subject to any applicable Guarantee Limitations, promptly indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 21.1 (Mitigation).

(b)

Except as regards paragraph (a) of Clause 21.1 (Mitigation), a Finance Party is not obliged to take any steps under Clause 21.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it in a material respect.

Project Globetrotter: IPO Facilities Agreement

22.	COSTS AND EXPENSES

22.1	Transaction expenses

The Company shall promptly after receipt of the corresponding invoice pay (or procure payment) to the Agent, the Security Agent, the Arrangers and the Issuing Bank the amount of all costs and expenses (including legal fees (subject to agreed caps, if any)) reasonably incurred by any of them (evidence of which shall be provided to the Company) in relation to the Finance Documents and the arrangement, negotiation, preparation, printing and execution of the Facilities up to a maximum amount agreed (if any).

22.2	Amendment costs

If (a) an Obligor requests an amendment, waiver or consent, or (b) an amendment or other step or action is required pursuant to Clause 2.2 (Additional Facility) or Clause 34.10 (Change of currency), the Company shall, within ten (10) Business Days of demand after receipt of the corresponding invoice, reimburse (or procure reimbursement of) the Agent and/or the Security Agent, as applicable, for the amount of all reasonable third party costs and expenses (including legal fees) reasonably incurred by the Agent and/or the Security Agent, as applicable (subject to agreed caps (if any)) in responding to, evaluating, negotiating or complying with that request or requirement.

22.3	Enforcement and preservation costs

The Company shall, within ten (10) Business Days of receipt of demand from the Agent and/or the Security Agent, as applicable, pay (or procure there is paid) to the Arrangers and each other Secured Party the amount of all costs and expenses (including legal fees) incurred by it in connection with the enforcement of or the preservation of any rights under any Finance Document and any proceedings instituted by or against the Security Agent as a consequence of taking or holding the Transaction Security or enforcing these rights.

22.4	Transfer costs and expenses

Notwithstanding any other term of this Agreement or the other Finance Documents, if a Finance Party assigns or transfers any of its rights, benefits or obligations under the Finance Documents or enters into any sub-participation, no member of the Group shall be required to pay any fees, costs, expenses or other amounts relating to, or arising in connection with, that assignment, transfer or sub-participation (including any Taxes and any amounts (including notarial fees) relating to the registration, perfection or amendment of any Finance Document during or after the date of this Agreement) unless such assignment, transfer or sub-participation is entered into at the request of a Borrower (or the Company on its behalf) or occurs following a Declared Default which is continuing or is made pursuant to the provisions of Clause 21.1 (Mitigation) or Clause 40.7 (Replacement of Lender).

22.5	Cost Details

(a)

Notwithstanding any other term of this Agreement or the other Finance Documents, no member of the Group shall be required to pay any fees, costs, expenses or other amounts (other than principal and interest) unless:

(i)

it has first been provided with reasonable details of the circumstances giving rise to such payment and of the calculation of the relevant amount (including, where applicable, details of hours worked, rates and individuals involved); and

(ii)

it has received satisfactory evidence that such costs and expenses have been properly incurred (including that all security costs relate only to the applicable Finance Documents entered into, or related actions taken, in accordance with the Agreed Security Principles or approved in advance by the Company).

(b)	Paragraph (a) above shall not apply to any costs or expenses described under Clause 22.3 (Enforcement and preservation costs).

Project Globetrotter: IPO Facilities Agreement

23.	GUARANTEES AND INDEMNITY

23.1	Guarantee and indemnity

Each Guarantor irrevocably and unconditionally jointly and severally and at all times subject to the Guarantee Limitations:

(a)	guarantees to each Finance Party punctual performance by the Company and each other Obligor of all the Company’s or that Obligor’s obligations under the Finance Documents;

(b)

undertakes with each Finance Party that whenever another Obligor does not pay any amount when due (allowing for any applicable grace period) under or in connection with any Finance Document, that Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

(c)

agrees with each Finance Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand against any cost, loss or liability it incurs as a result of an Obligor not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due.

The amount payable by a Guarantor under the indemnity in paragraph (c) above will not exceed the amount it would have had to pay under this Clause 23 if the amount claimed had been recoverable on the basis of a guarantee.

23.2	Continuing Guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

23.3	Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made by a Finance Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of each Guarantor under this Clause 23 will continue or be reinstated as if the discharge, release or arrangement had not occurred.

23.4	Waiver of defences

Subject to the Guarantee Limitations, the obligations of each Guarantor under this Clause 23 will not be affected by an act, omission, matter or thing which, but for this Clause 23, would reduce, release or prejudice any of its obligations under this Clause 23 (whether or not known to it or any Finance Party) including:

(a)	any time, waiver or consent granted to, or composition with, the Company, any Obligor or other person;

(b)	the release of any other Obligor any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

Project Globetrotter: IPO Facilities Agreement

(c)

the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor, other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(e)

any amendment, novation, supplement, extension restatement (however fundamental and whether or not more onerous) or replacement of a Finance Document or any other document or security including any change in the purpose of, any extension of or increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

(g)	any insolvency or similar proceedings.

23.5	Guarantor Intent

Without prejudice to the generality of Clause 23.4 (Waiver of defences) but subject to any mandatory legal provisions and the Guarantee Limitations, each Guarantor expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental and of whatsoever nature and whether or not more onerous) variation, increase, extension or addition of or to any of the Finance Documents and/or any facility or amount made available under any of the Finance Documents (including pursuant to any Permitted Structural Adjustment), including for the purposes of or in connection with any of the following: business acquisitions of any nature; increasing working capital; enabling investor distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.

23.6	Immediate recourse

Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 23. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

23.7	Appropriations

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

(a)

refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

(b)

in respect of any amounts received or recovered by any Finance Party after a claim pursuant to this guarantee in respect of any sum due and payable by any Obligor under this Agreement place such amounts in a suspense account (bearing interest at a market rate usual for accounts of that type) unless and until such moneys are sufficient in aggregate to discharge in full all amounts then due and payable under the Finance Documents.

Project Globetrotter: IPO Facilities Agreement

23.8	Deferral of Guarantors’ rights

(a)

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 23:

(i)	to be indemnified by an Obligor;

(ii)	to claim any contribution from any other guarantor of any Obligor’s obligations under the Finance Documents;

(iii)

to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party;

(iv)

other than where the Finance Party has acted fraudulently or with wilful misconduct to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which any Guarantor has given a guarantee, undertaking or indemnity under Clause 23.1 (Guarantee and indemnity);

(v)	to exercise any right of set-off against any Obligor; and/or

(vi)	to claim or prove as a creditor of any Obligor in competition with any Finance Party,

in each case unless the exercise of any such right is necessary or advisable to avoid any risk of personal or criminal liability for any current or former managing director of that Guarantor.

(b)

If a Guarantor receives any benefit, payment or distribution in relation to such rights, it shall, other than to the extent such Guarantor is permitted to retain such benefit, payment or distribution in accordance with the provisions of this Agreement or the other Finance Documents hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Finance Parties by the Obligors under or in connection with the Finance Documents to be repaid in full on trust for, or if the concept of trust is not recognised in the jurisdiction of incorporation of that Guarantor, for the benefit of (to the extent it is able to do so in accordance with any law applicable to it) the Finance Parties and shall promptly pay or transfer the same, but subject to the Guarantee Limitations, to the Agent or as the Agent may direct for application in accordance with Clause 34 (Payment Mechanics).

23.9	Release of Guarantors’ right of contribution

If any Guarantor (a Retiring Guarantor) ceases to be a Guarantor in accordance with the terms of the Finance Documents, then on the date such Retiring Guarantor ceases to be a Guarantor:

(a)

that Retiring Guarantor is released by each other Guarantor from any liability (whether past, present or future and whether actual or contingent) to make a contribution to any other Guarantor arising by reason of the performance by any other Guarantor of its obligations under the Finance Documents; and

Project Globetrotter: IPO Facilities Agreement

(b)

each other Guarantor waives any rights it may have by reason of the performance of its obligations under the Finance Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under any Finance Document or of any other security taken pursuant to, or in connection with, any Finance Document where such rights or security are granted by or in relation to the assets of the Retiring Guarantor.

23.10	Additional security

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

23.11	Guarantee Limitations - General

(a)

Without limiting any specific exemptions set out below, no Guarantor’s obligations and liabilities under this Clause 23.11 and under any other guarantee or indemnity provision in a Finance Document (the Guarantee Obligations) will extend to include any obligation or liability and no Transaction Security granted by a Guarantor will secure any Guarantee obligation, if to the extent doing so would be unlawful financial assistance (notwithstanding any applicable exemptions and/or undertaking of any applicable prescribed whitewash or similar financial assistance procedures) in respect of the acquisition of shares in itself or its Holding Company under the laws of its jurisdiction of incorporation.

(b)

If, notwithstanding paragraph (a) above, the giving of the guarantee in respect of the Guarantee Obligations or Transaction Security would be unlawful financial assistance, then, to the extent necessary to give effect to paragraph (a) above, the obligations under the Finance Documents will be deemed to have been split into two tranches; Tranche 1 comprising those obligations which can be secured by the Guarantee Obligations or Transaction Security without breaching or contravening relevant financial assistance laws and Tranche 2 comprising the remainder of the obligations under the Finance Documents. The Tranche 2 obligations will be excluded from the relevant Guarantee Obligations and will be allocated to the Facility (or Loan) to which those obligations relate, to the extent that that can be determined.

23.12	Guarantee Limitations - Switzerland

(a)

Notwithstanding anything to the contrary in any Finance Document, the liability under and the fulfilment of any guarantee, obligation, indemnity or undertaking (an Obligation) of a Swiss Obligor under any of the Finance Documents in relation to any obligation, liability, indemnity or undertaking of an Obligor (other than the relevant Swiss Obligor or any of its wholly owned Subsidiaries) (an Up- and Cross-stream Obligation) shall be limited to the legally and freely distributable capital of such Swiss Obligor at the time or times at which fulfilment of an Obligation is due shall be applied (the Limitation). The Limitation shall be determined on the basis of an audited interim balance sheet of the Swiss Obligor provided that the Limitation shall only apply to the extent it is a requirement under applicable Swiss law at the time the Swiss Obligor is required to perform under an Up- and Cross-stream Obligation.

(b)

If an Up- and Cross-stream Obligation is subject to the Limitation, the Limitation shall not release the relevant Swiss Obligor from the fulfilment of its Obligation or the application of proceeds from the realisation of a Charge beyond the Limitation, but merely postpone the fulfilment of its Obligation or the application of proceeds from the realisation of a Charge until such time as it is again permitted notwithstanding the Limitation.

23.13	Guarantee Limitations: Excluded Swap Obligations

Notwithstanding anything to the contrary in any Finance Document, the guarantee of each Guarantor under this Clause 23 does not apply to any Excluded Swap Obligation of such Guarantor.

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23.14	Guarantee Limitations: Netherlands

(a)

In relation to a Dutch Obligor and any of its subsidiaries and in relation to a Dutch Obligor that is a subsidiary of the Dutch company in which shares have been or will be acquired, this guarantee shall be limited to the extent required to comply with restriction on financial assistance in Section 2:98c of the Dutch Civil Code.

(b)

The obligations of a Dutch Obligor expressed to be assumed in this Clause 23 or otherwise pursuant to any Finance Document shall exclude, and shall not be or be construed as, any guarantee, indemnity, security or other obligation of such Obligor, to the extent that this would constitute ultra vires within the meaning of Section 2:7 of the Dutch Civil Code.

(c)	For the purposes of paragraph (a) of this Clause 23.13, “subsidiaries” shall have the meaning of dochtermaatschappij as provided in Section 2:24a of the Dutch Civil Code.

23.15	Additional Guarantee Limitations

Any Additional Guarantor’s obligations will be subject to any limitation on the amount guaranteed or to the extent of the recourse of the beneficiaries of the guarantee which is contained in the Accession Letter (if applicable) (which may include any amendment to the terms of any limitations set out in this Clause 23) and on the terms consistent with the Agreed Security Principles by which that Additional Guarantor becomes a Guarantor.

24.	REPRESENTATIONS AND WARRANTIES

Each Obligor (or, in the case of Clause 24.9 (No misleading information) and paragraph (a) of Clause 24.10 (Financial Statements), the Company solely) makes the representations and warranties set out in this Clause 24 to each of the Finance Parties on the date of this Agreement.

24.1	Status

(a)

It is duly incorporated (or, as the case may be, organised or established) and validly existing under the laws of its jurisdiction of incorporation (or, as the case may be, organisation or establishment).

(b)	It has the power to own its assets and carry on its business in all material respects as it is being conducted.

24.2	Binding obligations

The obligations expressed to be assumed by it in each Finance Document are, subject to the Legal Reservations and Perfection Requirements, legal, valid, binding and enforceable obligations other than to the extent that this would not cause an Event of Default under Clause 28.9 (Unlawfulness).

24.3	Non-conflict with other obligations

Subject to the Legal Reservations and Perfection Requirements, the entry into and performance by it of, and the transactions contemplated by, the Finance Documents to which it is a party do not conflict with:

(a)	any law or regulation applicable to it to an extent which has, or is reasonably likely to have, a Material Adverse Effect;

(b)	its constitutional documents in any material respect; or

(c)	any agreement or instrument binding upon it or any of its assets, in each case, to an extent which has or is reasonably likely to have a Material Adverse Effect.

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24.4	Power and authority

It has (or will have on the relevant date(s)) the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, each of the Finance Documents to which it is a party or will be a party and to carry out the transactions contemplated by those Finance Documents.

24.5	Validity and admissibility in evidence

Subject to the Legal Reservations and Perfection Requirements, all Authorisations required by it:

(a)	to enable it lawfully to enter into, exercise its rights and comply with its material obligations in the Finance Documents to which it is a party; and

(b)	to make the Finance Documents to which it is a party admissible in evidence in its jurisdiction of incorporation,

have been (or will be by the required date) obtained or effected and are (or will be by the required date) in full force and effect, in each case to the extent that (other than any Authorisation required for entry into and performance of payment obligations under the Finance Documents) failure to have such Authorisations would have a Material Adverse Effect.

24.6	Governing law and enforcement

(a)	Subject to the Legal Reservations, the choice of governing law of the Finance Documents as expressed in such Finance Documents will be recognised in its jurisdiction of incorporation.

(b)

Subject to the Legal Reservations, any judgment obtained in relation to a Finance Document in the jurisdiction of the governing law of that Finance Document will be recognised and enforced in its jurisdiction of incorporation.

24.7	No filing or stamp taxes

Under the laws of its jurisdiction of incorporation it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction, or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents except for any filing, recording or enrolling or any tax which is payable in relation to the Finance Documents, which is necessary to perfect the same and which will be made within the period allowed by applicable law or the relevant Finance Document, (it being understood that this Clause 24.7 does not extend to assignments, transfers or sub-participations made pursuant to the transfers, assignments and sub-participation provisions of Clause 29 (Changes to the Lenders)).

24.8	No Event of Default

No Event of Default has occurred and is continuing or could reasonably be expected to result from the making of any Utilisation or the entry into or the performance of any Finance Document.

24.9	No misleading information

Except as disclosed to the Agent (or the Arrangers) in writing prior to the date on which the Company approves the Information Package:

(a)

to the best of the knowledge and belief of the Company, all the material factual information (taken as a whole) provided by any member of the Group for the purposes of the Information Package was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated;

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(b)

to the best of the knowledge, information and belief of the Company, all expressions of opinion and/or intention in the Information Package were arrived at after careful consideration and are based on reasonable grounds at the time of being made;

(c)	the financial projections and forecasts contained in the Information Package have been prepared on the basis of recent historical information and on the basis of reasonable assumptions; and

(d)

to the best of the knowledge and belief of the Company as at the date of the approval by the Company of the Information Package, nothing has occurred or been omitted from the Information Package and no information has been given or withheld that results in the information contained in the Information Package (taken as a whole) being untrue or misleading in any material respect.

24.10	Financial Statements

(a)	So far as the Company is aware, the Original Financial Statements:

(i)

were prepared in all material respects in accordance with the Original Accounting Principles consistently applied unless otherwise referred to in such Original Financial Statements (or notes thereto) or as expressly disclosed to the Agent prior to the date of this Agreement; and

(ii)

give a true and fair view of the Group’s financial condition and results of operations of those members of the Group to which they are expressed to relate in respect of, and as at the end of, the period with respect to which they were prepared.

(b)	Its most recent Financial Statements delivered pursuant to Clause 25 (Information Undertakings):

(i)

have been prepared in all material respects in accordance with the Accounting Principles consistently applied unless otherwise referred to in such Financial Statements (or the notes thereto) and to the extent appropriate in the context of the Half-Year Financial Statements or as expressly disclosed to the Agent prior to the date of delivering of those Financial Statements; and

(ii)

give a true and fair view (in the case of the Annual Financial Statements) or fairly present (in the case of the Half-Year Financial Statements) in each case, in all material respects, the Group’s financial condition and results of operations of those members of the Group to which they are expressed to relate in respect of, and as at the end of, the period with respect to which those Financial Statements were drawn up subject, in the case of the Half-Year Financial Statements, to year-end adjustments.

24.11	Pari passu ranking

Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by laws applying to companies or such other members of the Group generally.

24.12	No proceedings pending or threatened

No litigation, arbitration, administrative proceedings of or before any court, arbitral body or agency which, if adversely determined, could reasonably be expected to have a Material Adverse Effect has or have (to the best of its knowledge) been started or threatened against it or any member of the Group.

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24.13	Anti-Corruption Law/Sanctions

(a)

It has conducted its businesses in compliance in all material respects with applicable Anti-Corruption Laws and has instituted and maintained policies and procedures designed to promote and achieve compliance with such Anti-Corruption Laws.

(b)	Neither it nor any member of the Group or, to its knowledge, any director or officer of any member of the Group is a Sanctioned Person.

(c)

This Clause 24.13 shall not require the giving of a representation, create any obligation or establish any right in relation to it, any Holding Company, any other Obligor, any member of the Group or for the benefit of any Finance Party to the extent that giving such representation, complying with such obligation or exercising such right would:

(i)

violate or expose such person or any of its directors, officers, agents or employees to any liability under any applicable anti-boycott or blocking law, regulation or statute that is in force from time to time in the European Union (and/or any of its member states) or the United Kingdom that are applicable to such entity (including EU Regulation (EC) 2271/96 and section 7 of the German Foreign Trade Regulation (Außenwirtschaftsverordnung - AWV) in connection with the German Foreign Trade Law (Außenwirtschaftsgesetz)); or

(ii)

prevent or prohibit such person or any of its directors, officers, agents or employees from engaging in business, transactions, activities or other conduct pursuant to a general or specific license from OFAC, any license or authorization from HM Treasury, the European Union, or any member state of the European Union, or any other registration, authorization, permit, license exemption, or license from any other applicable governmental authority.

24.14	Repetition

(a)

The representations and warranties set out in Clauses 24.1 (Status) to 24.4 (Power and authority) (inclusive), Clause 24.6 (Governing law and enforcement), Clause 24.8 (No Event of Default), paragraph (b) of Clause 24.10 (Financial Statements), and Clause 24.13 (Anti-Corruption Law/Sanctions) such representations and warranties being the Repeating Representations) are deemed to be made by each Obligor on the Closing Date, the date of each Utilisation Request and the first day of each Interest Period commencing after the Certain Funds Period (other than, in each case, in respect of a Rollover Utilisation), in each case, by reference to the facts and circumstances then existing on such date.

(b)

The representation in paragraph (b) of Clause 24.10 (Financial Statements) will cease to be made in respect of the relevant Financial Statements on and from the date on which more recent Financial Statements are delivered to the Agent as required under the terms of Clause 25.1 (Financial Statements).

(c)

When an Additional Obligor accedes to this Agreement it will be deemed to make the Repeating Representations (other than the representation in paragraph (b) of Clause 24.10 (Financial Statements)) on the day on which it becomes (or it is proposed that it becomes) an Additional Obligor, in each case with respect to itself and the documents which it is executing only and by reference to the facts and circumstances existing on such date.

(d)

Notwithstanding any other provisions to the contrary in this Clause 24, the representations and warranties set out in this Clause 24 shall be qualified by all of the information included in the Listing Document.

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25.	INFORMATION UNDERTAKINGS

The undertakings in this Clause 25 shall remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

25.1	Financial Statements

(a)	The Company will deliver to the Agent for distribution to the Lenders the following:

(i)

within one hundred and twenty (120) days after the end of each Financial Year ending after the Closing Date (or such later date as the Company is required by law to provide such audited consolidated financial statements to its shareholders), its audited consolidated financial statements for that Financial Year (the Annual Financial Statements); and

(ii)

within ninety (90) days after the end of each Financial Half-Year ending after the Closing Date (or such later date as the Company is required by law to provide such half-year unaudited consolidated financial statements to its shareholders), its unaudited consolidated financial statements for that Financial Half-Year (the Half-Year Financial Statements).

(b)

The Company shall ensure that each of the Half-Year Financial Statements delivered to the Agent pursuant to this Agreement includes a balance sheet, profit and loss account (or income statement) and cashflow statement.

25.2	Compliance Certificates

The Company shall deliver to the Agent with each set of Annual Financial Statements and Half-Year Financial Statements, a Compliance Certificate signed by the CEO, CFO or authorised signatory of the Company:

(a)

(commencing with the applicable Financial Statements to be delivered in respect of the Relevant Period ending on the First Test Date) setting out (in reasonable detail) computations as to compliance with Clause 26.2 (Financial condition) as at the date at which those Financial Statements were drawn up;

(b)	confirming the Margin as set out in the definition of Margin; and

(c)	confirming compliance or lack of compliance with paragraph (a) of Clause 27.9 (Guarantor Coverage and Material Subsidiaries).

25.3	Reporting requirements while listed

Notwithstanding any other term of this Agreement or the other Finance Documents (including this Clause 25), for so long as the Company (or any other member of the Group) remains listed on a recognised investment or other stock exchange (including Euronext Amsterdam) (the Listed Entity), delivery to the Agent (or posting to the website of the Listed Entity) of a copy of all information the Company is legally required to provide to its public shareholders (in each case promptly following the date on which such information has been delivered to the public shareholders of the Listed Entity) shall be deemed to satisfy all reporting and other information requirements of this Agreement and the other Finance Documents such that no further documents, statements or information shall be required to be delivered pursuant to this Clause 25 or the other provisions of this Agreement and the other Finance Documents, provided that, where applicable, the Company shall still be required to comply with its obligations to:

(a)	deliver a Compliance Certificate pursuant to and in accordance with the provisions of Clause 25.2 (Compliance Certificates);

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(b)	deliver any information relating to an Event of Default under and in accordance with the provisions of Clause 25.6 (Notification of default); and

(c)	deliver any “know your customer” information under and in accordance with the provisions of Clause 25.7(“Know your customer” checks).

25.4	Other Information

The Company will, and will procure that each Obligor shall (unless it is aware that another Obligor has already done so), promptly upon becoming aware of or receiving a request (as the case may be) deliver to the Agent for distribution to the Lenders, details of any material litigation, arbitration or administrative proceedings which would have a Material Adverse Effect.

25.5	Agreed Accounting Principles

(a)

Each set of Financial Statements delivered pursuant to Clause 25.1 (Financial Statements) shall be prepared in accordance with the Accounting Principles, accounting practices and financial reference periods consistent with those applied in the Original Financial Statements and the Listing Document (save as disclosed to the Agent in writing prior to the date of delivering of those Financial Statements) including, for the avoidance of doubt, IFRS 15 (Revenue from Contracts with Customers) and IFRS 16 (Leases) (the Original Accounting Principles).

(b)

If there has been any material change as regards the accounting principles, accounting practices or financial reference periods applied by the Company to any such Financial Statements when compared to the Original Accounting Principles (excluding, for the avoidance of doubt, any change arising as a result of the adoption of IFRS 15 (Revenue from Contracts with Customers) and IFRS 16 (Leases)) and that change materially impacts upon the manner provided in this Agreement for determining:

(i)	the Margin; or

(ii)	whether the financial covenant provided for in Clause 26.2 (Financial condition) has been complied with,

the Company shall notify the Agent accordingly (unless the Agent has already been notified of the relevant change in relation to a previous set of Financial Statements).

(c)

If requested by the Agent following notification under paragraph (b) above, the Company shall deliver to the Agent a statement (the Reconciliation Statement) signed by an authorised signatory of the Company containing:

(i)	a description of any change necessary for those Financial Statements to reflect the Original Accounting Principles; and

(ii)	a full and sufficiently detailed description (to the extent not addressed by the description referred to in sub-paragraph (i) above) to enable the Lenders to determine:

(A)	the Margin; and

(B)	whether the financial covenant provided for in Clause 26.2 (Financial condition) has been complied with,

provided that, unless otherwise agreed pursuant to this Clause, each financial ratio in this Agreement shall continue to be calculated in accordance with the Original Accounting Principles (subject to any adjustments made by or in accordance with this Agreement). The Agent (acting reasonably) shall be permitted to request such further available information as is necessary to make the determinations and comparisons referred to in paragraphs (A) to (B) above.

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(d)

If the Company notifies the Agent of a change in accordance with paragraph (b) above, then, at the request of the Company, the Company and Agent (each acting reasonably) shall promptly after such notification enter into negotiations in good faith with a view to agreeing:

(i)	whether or not the change might result in any material alteration in the commercial effect of any of the terms of this Agreement;

(ii)

if so, any amendments to this Agreement which may be necessary to ensure that the change does not result in the Finance Parties or the Obligors being in a worse position in relation to the determination of the Margin or compliance with the financial covenant provided for in Clause 26.2 (Financial condition) and/or the definitions of any or all of the terms used therein as are necessary to give the Finance Parties and the Obligors comparable protection to that contemplated as at the date of this Agreement than if the change had not been made; and

(iii)

any other amendments to this Agreement which are necessary to ensure that the adoption by the Group of such different accounting basis does not result in any material alteration in the commercial effect of the rights and/or obligations of any Obligor in the Finance Documents (including more onerous information reporting requirements).

(e)

If any amendments are agreed by the Company and the Agent in writing within thirty (30) days of such notification to the Agent, those amendments shall take effect (and be binding on each of the Parties) in accordance with the terms of that agreement.

(f)

If no agreement is reached under paragraph (d) above on the required amendments to this Agreement within thirty (30) days of such notification by the Company (and it is not agreed that no such amendments are required), the Company shall:

(i)

if a Reconciliation Statement is required by the Agent under paragraph (c) above, ensure that each set of Financial Statements is accompanied by a Reconciliation Statement including sufficient information (in form and substance as may be reasonably required by the Agent) to enable the Agent and the Lenders to determine whether the financial covenant has been complied with; and

(ii)

if it so chooses instruct the Auditors to determine any amendment to Clause 26.2 (Financial condition), the Margin computations set out in the definition of Margin and any other terms of this Agreement which those Auditors (acting as experts and not as arbitrators) consider appropriate to ensure the change does not result in either the Finance Parties or the Obligors being in a worse position than if the change had not been made. Those amendments shall take effect (and be binding on each of the Parties) when so determined by those Auditors. The cost and expense of those Auditors shall be for the account of the Company.

25.6	Notification of default

The Company will, promptly after becoming aware of it, notify the Agent of the occurrence of any Event of Default that is continuing (and the steps, if any, being taken to remedy it).

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25.7	“Know your customer” checks

(a)	If:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date on which it becomes a Finance Party under this Agreement;

(ii)	any change in the status of an Obligor or the composition of the shareholders of an Obligor after the date on which it became a Finance Party under this Agreement; or

(iii)	a proposed assignment or transfer by a Lender of any of its rights and/or obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer,

obliges the Agent, the Security Agent or any Lender (as applicable) (or, in the case of paragraph (iii) above, any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information required by it is not otherwise available to it, each Obligor shall promptly upon the request of the Agent, the Security Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent or the Security Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (iii) above, on behalf of any prospective new Lender (provided it has entered into a Confidentiality Undertaking)) in order for the Agent, the Security Agent, such Lender or, in the case of the event described in paragraph (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(b)

Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(c)

The Company shall, by not less than five (5) Business Days’ (or such shorter period as may be agreed with the Agent) prior written notice to the Agent and the Security Agent, notify the Agent (which shall promptly notify the Lenders) and the Security Agent of its intention to request that one of its Subsidiaries becomes an Additional Obligor pursuant to Clause 30 (Changes to the Obligors).

(d)

Following the giving of any notice pursuant to paragraph (c) above, if the accession of such Additional Obligor obliges the Agent, the Security Agent or any Lender to comply with “know your customer” or similar identification procedures pursuant to the transactions contemplated in the Finance Documents in circumstances where the necessary information is not already available to it, the Company shall promptly upon the request of the Agent, the Security Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender), the Security Agent or any Lender (for itself or on behalf of any prospective new Lender provided it has entered into a Confidentiality Undertaking) in order for the Agent, the Security Agent or such Lender or any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks that is required to carry out under all applicable laws and regulations pursuant to the accession of such Subsidiary to this Agreement as an Additional Obligor.

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25.8	Use of websites

(a)

The Company may satisfy its obligation under this Agreement to deliver any information in relation to those Lenders (the Website Lenders) who accept this method of communication by posting this information onto an electronic website designated by the Company and the Agent (the Designated Website) if:

(i)	the Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method;

(ii)	both the Company and the Agent are aware of the address of and any relevant password specifications for the Designated Website; and

(iii)	the information is in a format previously agreed between the Company and the Agent.

If any Lender (a Paper Form Lender) does not agree to the delivery of information electronically then the Agent shall notify the Company accordingly and the Company shall supply the information to the Agent (in sufficient copies for each Paper Form Lender) in paper form. In any event the Company shall supply the Agent with at least one copy in paper form of any information required to be provided by it.

(b)	The Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Company and the Agent.

(c)	The Company shall promptly upon becoming aware of its occurrence notify the Agent if:

(i)	the Designated Website cannot be accessed due to technical failure;

(ii)	the password specifications for the Designated Website change;

(iii)	any new information which is required to be provided under this Agreement is posted onto the Designated Website;

(iv)	any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or

(v)	the Company becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.

If the Company notifies the Agent under paragraph (c)(i) or paragraph (c)(v) above, all information to be provided by the Company under this Agreement after the date of that notice shall be supplied in paper form unless and until the Agent and each Website Lender is satisfied that the circumstances giving rise to the notification are no longer continuing.

(d)

Any Website Lender may request, through the Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website. The Company shall comply with any such request within ten (10) Business Days.

25.9	Restrictions

Notwithstanding any other term of the Finance Documents all reporting and other information requirements in the Finance Documents shall be subject to any confidentiality, legal, regulatory or other restrictions relating to the supply of information concerning the Group or otherwise binding on any member of the Group, provided that such restrictions have not been entered into with a view to circumventing this requirement.

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26.	FINANCIAL COVENANT

The undertakings in this Clause 26 shall remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

26.1	Financial definitions

For the purposes of this Agreement:

Borrowings means, at any time, the aggregate outstanding principal, capital or nominal amount of any Financial Indebtedness of members of the Group (on a consolidated basis) other than:

(a)	any Financial Indebtedness owed by one member of the Group to another member of the Group;

(b)	any indebtedness referred to in paragraph (e) of the definition of Financial Indebtedness;

(c)	in relation to the minority interests line in the balance sheet of any member of the Group;

(d)	any put options or similar arrangement in place with the minority shareholders of any member of the Group;

(e)	receivables sold or discounted on a non-recourse basis or where recourse is limited to customary warranties and indemnities;

(f)	any Financial Indebtedness represented by shares (except for shares redeemable mandatorily or at the option of the holder prior to the final Termination Date of the Facilities);

(g)	(i) any earn outs, contingent consideration or similar arrangements, and (ii) any deferred consideration or similar arrangements which are expressly subordinated in right of payment to the Facilities;

(h)

all contingent liabilities under a guarantee, indemnity, bond, standby or documentary letter of credit or other similar instruments unless the underlying liability covered by such instrument has become due and payable and remains unpaid.

Consolidated EBITDA means, in respect of any Relevant Period, the consolidated operating profit of the Group from ordinary activities before taxation after:

(a)

excluding the effect of any Financing Costs and any interest, commission, fees, discounts, prepayment fees, premiums or charges and other finance payments whether paid, payable or capitalised by any member of the Group (calculated on a consolidated basis) in respect of that Relevant Period;

(b)

excluding the effect of any amount attributable to the amortisation, depreciation or impairment of assets of members of the Group and the reversal of any previous impairment charge made in that Relevant Period (including amortisation, depreciation or impairment of any goodwill arising on any acquisition or investment not prohibited under the terms of this Agreement);

(c)	excluding the effect of any non-cash costs, expenses or provisions relating to any share options schemes or any management equity programme of any member of the Group;

(d)	excluding the effect of any Exceptional Items (or any provision made for or release of such items);

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(e)	excluding the effect of any Transaction Expenses, Group Initiative Costs and Restructuring Costs;

(f)	including the amount of any profit (or any loss) of any member of the Group which is attributable to minority interests in any member of the Group;

(g)

excluding the effect of any profit (or any loss) of any Non-Group Entity to the extent (in the case of any profit) that the amount of the profit included in the Financial Statements of the Group exceeds the amount actually received in cash by members of the Group through distributions by the Non-Group Entity and including the effect of dividends or other profit distributions from any Non Group Entity actually received in cash by members of the Group (grossed up for applicable withholding tax);

(h)

including the effect of any realised gains or losses (including under any Treasury Transaction) that are due to the Group’s operational activity of converting currencies for customers or other ordinary course trading of the Group but excluding the effect of:

(i)	any unrealised gains or losses under any Treasury Transaction (including any mark to market adjustments);

(ii)

any exchange rate gains or losses that are due to the retranslation or revaluation of any balance sheet items or any realised gains or losses or any amounts payable or receivable by any member of the Group any Treasury Transaction entered into in relation to such retranslation or revaluation;

(iii)

any realised gains or losses or any amounts payable or receivable by any member of the Group under any Treasury Transaction entered into in relation to any of Facilities or other Financial Indebtedness or otherwise in connection with any purpose other than the Group’s operational activity of converting currencies for customers or other ordinary course trading of the Group; and

(iv)	any Hedge Purchase and Termination Costs.

(i)

excluding the effect of any gain or loss arising from an upward or downward revaluation of any other asset at any time after the Original Financial Statements and any loss or gain against book value arising on a disposal of any asset (other than assets disposed of in the ordinary course of business) during that Relevant Period;

(j)

excluding the effect of any fees or expenses paid (directly or indirectly) to the Company’s shareholders or any fees or expenses paid (directly or indirectly) to the Agent or any agent or security agent in respect of any Financial Indebtedness;

(k)	including the effect of any amounts claimed in respect of such Relevant Period under loss of profit, business interruption or equivalent insurance;

(l)	excluding the effect of any Pension Items (or any provision made for or release of such items);

(m)

excluding the effect of the charge to profit represented by the expensing of stock options and any expense referable to equity settled share based compensation of employees or management or, profit sharing schemes, or compensation or payments to departing management;

(n)

excluding the effect of any fees, costs, charges or expenses related to any actual or attempted equity or debt offering, compensation payments to departing management, financing, investments (including any investment in a Joint Venture), acquisitions or incurrence of indebtedness (whether or not successful); and

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(o)

excluding the effect of any start-up losses for new entities and any losses of discontinued operations and any restructurings or reorganisation charges related to employee terminations, closings of facilities and relocations of plant, property and equipment, in each case, to the extent added, deducted or taken into account, as the case may be, for the purposes of determining operating profits of the Group before taxation and so that no amount shall be added (or deducted) more than once.

Consolidated Pro Forma EBITDA means for any Relevant Period, means Consolidated EBITDA as adjusted in accordance with Clause 26.3 (Financial testing) below.

Entity or Business means any person, property, business or material fixed asset acquired by the Group or any group of assets constituting an operating unit of a business (including the acquisition, opening and/or development of any new site or operation).

Exceptional Items means any items of an unusual, one-off or non-recurring, extraordinary or exceptional nature which represent gains or losses including any gains or losses arising on:

(a)	the restructuring or other Group Initiative of the activities of an entity and reversals of any provisions for the cost of restructuring or other Group Initiative;

(b)	disposals, revaluations, write downs or impairment of non-current assets or any reversal of any write downs or impairment;

(c)	disposals of assets associated with discontinued operations or other Group Initiative; and

(d)	the purchase by a member of the Group at less than par value of any loans made to any member of the Group or any securities issued by any member of the Group.

Financial Half-Year means the half-year accounting period of the Group in each year (which as at the date of this Agreement ends on or about 30 September).

Financial Year means the annual accounting period of the Group in each year (which as at the date of this Agreement ends on or about 31 March).

Financing Costs means, for any Relevant Period, the consolidated financing costs of the Group after including the effect of:

(a)

any upfront fees or costs (including any arrangement, underwriting, original issue discount, participation fees and other similar issue fees or costs or other costs or expenses) or agency fees and, in each case, any amortisation of such fees, costs or expenses;

(b)	any repayment and prepayment premiums, fees or costs;

(c)	any interest cost, actual or deemed finance charges in relation to any Pension Items;

(d)

any fees payable in connection with the issue or maintenance of any bond, letter of credit, guarantee or other assurance against financial loss which constitutes Borrowings and is issued by a third party on behalf of a member of the Group;

(e)	any commitment, utilisation and non-utilisation fees;

(f)	the interest (but not the capital) element of payments in respect of capitalised leases;

(g)

any amounts payable by any member of the Group during the Relevant Period under Treasury Transactions in relation to interest and amounts in the nature of interest and including the effect of, in so far as they relate to interest, the hedging effect of currency hedging in relation thereto and any Hedge Purchase and Termination Costs;

Project Globetrotter: IPO Facilities Agreement

(h)	any Transaction Expenses or, in each case, amortisation thereof; and

(i)	any other non-cash return interest in respect of Borrowings and the amount of any discount amortised and other non-cash interest charges,

in each case, including the effect of any amounts falling within paragraphs (a) to (i) (inclusive) above that are payable during that Relevant Period in respect of any Financial Indebtedness of the Group (including the Existing Debt Financings) that is repaid on or before the Closing Date and so that no amount shall be added (or deducted) more than once.

First Test Date means:

(a)	31 March 2021 if the Listing has occurred on or prior to 31 March 2020; or

(b)	30 September 2021 if the Listing has occurred after 31 March 2020.

Group Initiative means any action or step (including any restructuring, reorganisation, cost saving initiatives, new or revised contract, acquisition, opening or development of any facility, site, or operation, capacity or capacity utilisation increases or other similar initiative) commenced, taken or committed to be taken by the Group.

Group Initiative Costs means costs, expenses or losses relating to any Group Initiative.

Hedge Purchase and Termination Cost means any one-off or non-recurring cash payments, premia fees, costs or expenses in connection with the purchase of a Treasury Transaction or which arise upon maturity, close-out or termination of any Treasury Transaction.

Leverage Ratio means, in respect of any Relevant Period, the ratio of Total Net Debt on the last day of that Relevant Period to Consolidated Pro Forma EBITDA in respect of that Relevant Period.

Non-Group Entity means any investment or entity (which is not itself a member of the Group (including associates and Joint Ventures)) in which any member of the Group has an ownership interest.

Quarter Date means each of 31 March, 30 June, 30 September and 31 December or such other dates which correspond to the quarter end dates within the Financial Year.

Pension Items means any income or charge attributable to a post-employment benefit scheme other than the current cash service costs.

Pro Forma Cost Savings means Pro Forma Acquisition Cost Savings, Pro Forma Disposal Cost Savings or Pro Forma Group Initiative Cost Savings.

Relevant Period means (a) (if ending on a Test Date) each period of twelve (12) months ending on or about the last day of the Financial Year or the Financial Half-Year or (b) (if ending on the day of a month not being a Test Date) the period of twelve (12) consecutive Months ending on the last day of a calendar month, which for the avoidance of doubt may, in each case, include periods prior to the Closing Date in accordance with Clause 26.3 (Financial testing).

Restructuring Costs means costs or expenses relating to employee relocation, retraining, severance and termination, business interruption, reorganization and other restructuring or cost cutting measures, the rationalisation, re-branding, start up, reduction or elimination of product lines, assets or businesses, the consolidation, relocation or closure of retail, administrative or production locations and other similar items (for the avoidance of doubt, excluding any related capital expenditure).

Project Globetrotter: IPO Facilities Agreement

Sold Entity or Business means any person, property, business or material fixed asset or any group of assets constituting an operating unit of a business sold, transferred or otherwise disposed of, closed or classified as discontinuing operations by the Group.

Test Date means the First Test Date and the last day of each subsequent Financial Year or Financial Half-Year (as the case may be) or, in each case, if any such date is not a Business Day, the Company may elect that such date shall be the next Business Day or the immediately preceding Business Day.

Total Net Debt means, as of any date of determination, the sum of the aggregate principal amount of all Borrowings of the Group less the aggregate amount at that time (which shall in no case be less than zero) of all cash and Cash Equivalent Investments held by members of the Group.

Transaction Expenses means any fees, costs, expenses, stamp, registration and other Taxes incurred or paid (or required to be paid) by the Company or any Subsidiary in connection with the Transactions, any acquisition, disposal, investment, Group Initiative or other transaction not prohibited under the terms of this Agreement (including any fees, costs and expenses associated with settling any claims or action arising from a dissenting stockholder exercising its appraisal rights) or any amendments to the Finance Documents and, in each case, the negotiation, preparation, execution, notarisation and registration of all related documentation.

26.2	Financial condition

The Company shall ensure that on each Test Date, the Leverage Ratio in respect of any Relevant Period ending on a Test Date specified in column 1 below shall not exceed the ratio set out in column 2 below opposite that Relevant Period ending on a Test Date:

Column 1	Column 2
Relevant Period	Ratio
First Test Date	5.00:1
Second (2nd) Test Date	5.00:1
Third (3rd) Test Date	4.75:1
Fourth (4th) Test Date	4.75:1
Fifth (5th) Test Date	4.50:1
Sixth (6th) Test Date	4.50:1
Seventh (7th) Test Date	4.25:1
Eighth (8th)Test Date	4.25:1
Ninth (9th) Test Date and each Test Date thereafter	3.50:1

26.3	Financial testing

(a)

To the extent the Consolidated Pro Forma EBITDA needs to be calculated for permitting any transaction or making any determination under this Agreement (including on a pro forma basis) for any Relevant Period in relation to which no Compliance Certificate is available, the calculation of the Consolidated Pro Forma EBITDA shall include the actual results of the Group prior to the Closing Date.

Project Globetrotter: IPO Facilities Agreement

(b)	The Leverage Ratio will be tested:

(i)	on a rolling basis for the Relevant Periods ending on a Test Date; and

(ii)	on the date of delivery of, and by reference to, the Half-Year Financial Statements or, as the case may be, the Annual Financial Statements for the applicable Relevant Period ending on a Test Date.

(c)	For the purposes of calculating any financial covenant or ratio (including financial definitions or component thereof and any Applicable Metric) or related, usage, ratchet or permission:

(i)	such calculations will be calculated in accordance with the Finance Documents;

(ii)

the exchange rates (including for the purposes of determining any interest rate) used in the calculation of Consolidated EBITDA, Consolidated Pro Forma EBITDA and any Financial Indebtedness or any other financial definition or Applicable Metric shall be, at the election and determination of the Company at any time and from time to time:

(A)	the weighted average exchange rates for the Relevant Period;

(B)	otherwise consistent with the exchange rate methodology applied in the financial statements delivered pursuant to Clause 25 (Information Undertakings);

(C)	such rate taking into account any cross currency derivatives entered into by the Group;

(D)	the spot rate of exchange on the relevant date (elected and determined by the Company acting reasonably); or

(E)	the spot rate of exchange on the Closing Date (elected and determined by the Company acting reasonably),

and, for the avoidance of doubt, for the purposes of the calculation of Leverage on any date, if the Company elects to apply the rate(s) specified in paragraphs (c)(ii)(A), (c)(ii)(D) or (c)(ii)(E) on such date, the relevant rate(s) shall be applied consistently for the purposes of the calculation of Consolidated Pro Forma EBITDA, Total Net Debt and any components thereof; and

(iii)	no item shall be included or excluded more than once where to do so would result in double counting.

(d)	For the purpose of calculating any financial covenant or ratio (including the financial definitions or components thereof and any Applicable Metric) or related usage, ratchet or permission:

(i)

when determining (or, as applicable, forecasting) Consolidated EBITDA for any Relevant Period (including the portion thereof occurring prior to any relevant Purchase (as defined below)), the Company may:

Project Globetrotter: IPO Facilities Agreement

(A)

if during such period any member of the Group (by merger or otherwise) has made or commenced or committed to make an investment in any person that thereby becomes a Subsidiary or otherwise has acquired or committed to acquire any Entity or Business (any such investment, acquisition or commitment therefor, a Purchase), including any such Purchase occurring in connection with a transaction causing a calculation to be made under this Agreement or the other Finance Documents, calculate Consolidated EBITDA for such period on the basis that the earnings before interest, tax, depreciation and amortisation (calculated on the same basis as Consolidated EBITDA, mutatis mutandis) attributable to the assets which are the subject of such Purchase during such Relevant Period shall be included as if the Purchase occurred on the first day of such Relevant Period; and/or

(B)

include an adjustment in respect of any Purchase up to the amount of the pro forma increase in Consolidated EBITDA projected by the Company (in good faith) after taking into account the full run rate effect of all synergies, cost savings, revenues, revenue enhancements, operating expense reductions, operating improvements or other similar initiatives which the Company (in good faith) believes can be achieved directly or indirectly as a result of the Purchase or the related steps or actions in the next twenty-four (24) months after the completion of such Purchase or (if later) the end of the Relevant Period, provided that so long as such synergies, cost savings, revenues, revenue enhancements, operating expense reductions, operating improvements or other similar initiatives will be realisable at any time during such period, it may be assumed they will be realisable during the entire such period without prejudice to the synergies, cost savings, revenues, revenue enhancements, operating expense reductions, operating improvements or other similar initiatives actually realised during the Relevant Period and already included in Consolidated EBITDA (the Pro Forma Acquisition Cost Savings); and/or

(C)	exclude any non-recurring fees, costs and expenses directly or indirectly related to the Purchase; and/or

(ii)	when determining (or, as applicable, forecasting) Consolidated EBITDA for any Relevant Period (including the portion thereof occurring prior to any relevant Sale (as defined below)), the Company may:

(A)

if during such period any member of the Group has disposed or committed to make a disposal of any Sold Entity or Business (any such sale, transfer, disposition or commencement or commitment therefor, a Sale) or if the transaction giving rise to the need to calculate Consolidated EBITDA relates to such a Sale, calculate Consolidated EBITDA for such period on the basis that Consolidated EBITDA will be reduced by an amount equal to the earnings before interest, tax, depreciation, amortisation and impairment (calculated on the same basis as Consolidated EBITDA, mutatis mutandis) (if positive) attributable to the assets which are the subject of such Sale for such period or increased by an amount equal to the earnings before interest, tax, depreciation, amortisation and impairment (calculated on the same basis as Consolidated EBITDA, mutatis mutandis) (if negative) attributable thereto for such period as if the Sale occurred on the first day of such Relevant Period; and/or

(B)

include an adjustment in respect of any Sale up to the amount of the pro forma increase in Consolidated EBITDA projected by the Company (in good faith) after taking into account the full run rate effect of all synergies, cost savings, revenues, revenue enhancements, operating expense reductions, operating improvements or other similar initiatives which the

Project Globetrotter: IPO Facilities Agreement

Company (in good faith) believes can be achieved directly or indirectly as a consequence of the Sale or the related steps or actions in the next twenty-four (24) months after the completion of such Sale or (if later) the end of the Relevant Period, provided that so long as such synergies, cost savings, revenues, revenue enhancements, operating expense reductions, operating improvements or other similar initiatives will be realisable at any time during such period, it may be assumed they will be realisable during the entire such period without prejudice to the synergies, cost savings, revenues, revenue enhancements, operating expense reductions, operating improvements or other similar initiatives actually realised during the Relevant Period and already included in Consolidated EBITDA (the Pro Forma Disposal Cost Savings); and/or

(C)	exclude any non-recurring fees, costs and expenses directly or indirectly related to the Sale; and/or

(iii)

when determining (or, as applicable, forecasting) Consolidated EBITDA for any Relevant Period (including the portion thereof occurring prior to implementing or committing to implement such Group Initiative), the Company may:

(A)

include an adjustment in respect of each Group Initiative or steps commenced or committed to be undertaken in respect of any Group Initiative up to the amount of the pro forma increase in Consolidated EBITDA projected by the Company (in good faith) after taking into account the full run rate effect of all synergies, cost savings, revenues, revenue enhancements, operating expense reductions, operating improvements or other adjustments or similar initiatives which the Company (in good faith) believes can be achieved directly or indirectly as a result of implementing or commencing or committing to implement such Group Initiative or the related steps or actions in the next twenty-four (24) months after the completion of such Group Initiative or steps (if later) the end of the Relevant Period, provided that so long as such synergies, cost savings, revenues, revenue enhancements, operating expense reductions, operating improvements or other similar initiatives will be realisable at any time during such period, it may be assumed they will be realisable during the entire period without prejudice to the synergies, cost savings, revenues, revenue enhancements, operating expense reductions, operating improvements or other similar initiatives actually realised during the Relevant Period and already included in Consolidated EBITDA (the Pro Forma Group Initiative Cost Savings); and/or

(B)	exclude any non-recurring fees, costs and expenses directly or indirectly related to the implementation of or commitment to implement such Group Initiative.

(e)

In relation to the definitions set out in Clause 26.1 (Financial definitions) or for the purposes of calculating any other financial covenant or ratio (including the financial definitions or components thereof and any Applicable Metric) or related usage, ratchet or permission and all other related provisions of the Finance Documents (including this Clause 26):

(i)

all calculations will be as determined in good faith by the CEO or CFO or other authorised signatory of the Company or by the Board of Directors (including in respect of synergies, cost savings, revenues, revenue enhancements, operating expense reductions, operating improvements or other similar initiatives); and

Project Globetrotter: IPO Facilities Agreement

(ii)

all calculations in respect of synergies, cost savings, revenues, revenue enhancements, operating expense reductions, operating improvements or other similar initiatives (in each case actual or anticipated) may be made as though the full run-rate effect of such synergies, cost savings, revenues, revenue enhancements, operating expense reductions, operating improvements or other similar initiatives were realised on the first day of the Relevant Period, provided that where Pro Forma Cost Savings are included in any calculation in respect of any Purchase, Sale or Group Initiative, the aggregate amount of projected (but not realised) Pro Forma Cost Savings that may be included in any Relevant Period may not exceed twenty-five (25) per cent. of Consolidated Pro Forma EBITDA for such period (calculated after fully taking into account any adjustments to be made by the Company pursuant to paragraph (d) above or otherwise permitted by this Agreement).

(f)	In the event that:

(i)

any Test Date or the end of any other Relevant Period is adjusted by the Company to avoid such Test Date or end of such Relevant Period falling on a day which is not a Business Day and/or to ensure that a Test Date or end of a Relevant Period falls on a particular day of the week; or

(ii)	there is any adjustment to a scheduled payment date to avoid payments becoming due on a day which is not a Business Day,

if that adjustment results in any amount being paid in a Relevant Period in which it would otherwise not have been paid, for the purpose of calculating any financial covenant or ratio (including, in each case, any financial definition or component thereof and any Applicable Metric) or related usage, ratchet or permission and all other relevant provisions under the Finance Documents the Company may treat such amount as if it was paid in the Relevant Period in which it would have been paid save for any such adjustment.

(g)	Unless a contrary indication appears, a reference in the Finance Documents to Consolidated EBITDA is to be construed as a reference to the Consolidated EBITDA of the Group on a consolidated basis.

(h)

Notwithstanding anything to the contrary (including anything in the financial definitions set out in this Agreement), when calculating any financial covenant or ratio under the Finance Documents (including, in each case, any financial definition or component thereof and any Applicable Metric) or related usage, ratchet or permission, the Company shall be permitted to:

(i)	exclude all or any part of any expenditure or other negative item (and/or the impact thereof) directly or indirectly relating to or resulting from:

(A)	the Transaction and the Transaction Expenses;

(B)	any acquisition, disposal, investment or other joint venture or the impact from purchase price accounting;

(C)	start-up costs or losses for new businesses and branding or re-branding of existing businesses; and/or

(D)	Group Initiative Costs and Restructuring Costs; and/or

Project Globetrotter: IPO Facilities Agreement

(ii)

include all positive adjustments and addbacks at any time in relation to items of a type included (or similar items) in the Base Case Model and/or any quality of earnings report prepared by a third party in connection with the Listing or any permitted acquisition or investment based on the methodology therein (without further verification or diligence) for adjustments (including anticipated synergies, cost savings, revenues, revenue enhancements, operating expense reductions, operating improvements or other similar initiatives) or fees, costs or expenses.

27.	GENERAL UNDERTAKINGS

The undertakings in this Clause 27 shall, unless otherwise indicated in this Agreement, remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

27.1	Authorisations

Each Obligor shall promptly obtain, comply with and do all that is necessary to maintain in full force and effect any Authorisation required under any law or regulation of its jurisdiction of incorporation to enable it to enter into and perform its obligations under the Finance Documents and to ensure, subject to the Legal Reservations and the Perfection Requirements, the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any Finance Document.

27.2	Compliance with laws

Each Obligor shall comply in all respects with all laws to which it may be subject, if failure so to comply would have a Material Adverse Effect.

27.3	Restriction on Security

(a)	No Obligor shall (and the Company shall ensure that no other member of the Group will), create or permit to subsist any Security or Quasi-Security over any of its assets.

(b)	Paragraph (a) above does not apply to any Security or Quasi-Security (as the case may be) listed below:

(i)

any Security or Quasi-Security existing on the Closing Date (other than to the extent such Security or Quasi-Security is required to be released as a condition precedent to the availability of the Facilities), together with any replacement, renewal, refinancing, extension, and amendment of any such Security or Quasi-Security from time to time;

(ii)

any Security, Quasi-Security or right of set-off or netting arising by operation of law (or by agreement or contract of similar effect in the ordinary course of business) including any joint and several liability and any netting or set-off arrangement arising in each case by operation of law as result of the existence or establishment of any tax sharing agreement or as a result of the existence or establishment of a Dutch fiscal unity (fiscale eenheid) within the meaning of Section 15 of the Dutch Corporate Income Tax Act 1969 (Wet op de yennootschapsbelasting 1969) or any analogous arrangement in any other jurisdiction, in each case, of which a member of the Group is or has become a member;

(iii)	any rights of set off existing in the ordinary course of business between any member of the Group and its respective suppliers or customers and not securing Financial Indebtedness;

Project Globetrotter: IPO Facilities Agreement

(iv)

any Security, Quasi-Security or right of set-off or netting arising in connection with any cash management, cash pooling, netting or set-off arrangement entered into by any member of the Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances of any member of the Group (including an Ancillary Facility which is an overdraft comprising more than one account) or otherwise in connection with cash management, cash pooling, netting or set-off or similar or equivalent arrangements and any Security or Quasi-Security granted to a financial institution on that financial institution’s standard terms and conditions in respect of accounts and services;

(v)

any payment or close out netting or set-off arrangement pursuant to any Treasury Transaction entered into by a member of the Group for any purpose not expressly prohibited by the terms of this Agreement;

(vi)

any Security or Quasi-Security arising pursuant to or out of an order of attachment or injunction restraining disposal of assets or similar legal process arising in connection with any legal proceedings which are contested by any member of the Group in good faith by appropriate proceedings;

(vii)

any Security or Quasi-Security created pursuant to a court order, injunction or judgment or as security for costs arising pursuant to court proceedings being contested by the relevant member of the Group in good faith by appropriate proceedings;

(viii)	any Security or Quasi-Security over or affecting any asset acquired by a member of the Group after the date of this Agreement if:

(A)	the Security or Quasi-Security was not created in contemplation of the acquisition of that asset by a member of the Group; and

(B)

the principal amount secured (other than as a result of capitalisation of interest and accrual of any default interest) has not been increased in contemplation of or since the date of the acquisition of that asset by a member of the Group, together with any replacement, renewal or extension of that Security or Quasi-Security from time to time;

(ix)	any Security or Quasi-Security over or affecting any asset of any person which becomes a member of the Group after the date of this Agreement if:

(A)	the Security or Quasi-Security was not created in contemplation of the acquisition of that person; and

(B)

the principal amount secured (other than as a result of capitalisation of interest and accrual of any default interest) has not increased in contemplation of or since the date of the acquisition of that person, together with any replacement, renewal or extension of that Security or Quasi-Security from time to time.

(x)

any Security or Quasi-Security over shares (or other interest) in any Joint Venture or assets owned by any Joint Venture to secure obligations (A) of such Joint Ventures or (B) to other joint venture partners in that Joint Venture;

(xi)

any encumbrance or restriction (including put and call arrangements) with respect to any equity interests of, or assets owned by, any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

Project Globetrotter: IPO Facilities Agreement

(xii)

any Security or Quasi-Security over any asset to secure Financial Indebtedness incurred to finance the purchase, improvement or construction of such asset provided that (A) the only recourse the creditor of such Financial Indebtedness has is to that asset and (B) the total principal amount of Financial Indebtedness secured (other than as a result of capitalisation of interest and accrual of any default interest) by such Security or Quasi-Security does not exceed €26,500,000 or, if higher, an amount equal to fifteen (15) per cent. of LTM EBITDA outstanding at any time;

(xiii)	any Security or Quasi-Security arising under or entered into pursuant to any Finance Document including cash collateral to secure obligations under the Finance Documents and any blocked accounts;

(xiv)

any Security or Quasi-Security over assets of any member of the Group for any Existing Debt Financing so long as the Security or Quasi-Security for such Existing Debt Financing is irrevocably removed or discharged on or prior to the Closing Date;

(xv)

any Security or Quasi-Security arising under or in connection with any sale, lease, sublease, licence, transfer or other disposal which is permitted pursuant to Clause 27.4 (Disposals) or any acquisition or investment not expressly prohibited under the terms of this Agreement (including under or pursuant to deposit, retention of purchase price or escrow arrangements and any vendor financing, deferred consideration or payment or other similar arrangements);

(xvi)

any Security or Quasi-Security arising under or in connection with any retention of title, hire purchase, conditional sale agreements or other agreements having similar effect entered into in the ordinary course of business;

(xvii)

any Security or Quasi-Security over goods and documents of title relating to those goods arising in the ordinary course of letter of credit or other documentary credit transactions entered into in the ordinary course of business;

(xviii)

any Security or Quasi-Security which does not secure any outstanding actual or contingent liability provided that all commercially reasonable endeavours are used to procure the release or discharge of such Security or Quasi-Security;

(xix)

any Security or Quasi-Security over any rental deposits in respect of any property leased or licensed by a member of the Group or on property or assets under construction (and related rights) in favour of a contractor or developer or arising from progress or partial payments by a third party relating to such property or assets;

(xx)

(A) mortgages, liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any government, statutory or regulatory authority, developer, landlord or other third party on property over which any member of the Group has easement rights or on any leased property and subordination or similar arrangements relating thereto and (B) any condemnation or eminent domain proceedings affecting any real property

(xxi)

any Security or Quasi-Security in respect of Taxes, assessments or governmental charges which are not yet due or the liability in respect of which is being contested by the relevant member of the Group in good faith by appropriate proceedings;

Project Globetrotter: IPO Facilities Agreement

(xxii)

any Security or Quasi-Security which constitutes, is part of or is made under or in connection with any escrow or similar arrangement to which the proceeds from any borrowing or issue of any such Financial Indebtedness are subject and any cash collateral to secure obligations under such Financial Indebtedness and any blocked accounts) and/or any Security or Quasi-Security on rights under any loan or other instrument lending or contributing the proceeds of any Financial Indebtedness incurred by the Company or another person to one or more Guarantors in favor of the third-party creditors in respect of such Financial Indebtedness;

(xxiii)

any Security or Quasi-Security granted in favour of creditors of the Group in relation to a Permitted Reorganisation or capital reduction of a member of the Group, to the extent necessary to ensure that the Permitted Reorganisation or capital reduction occurs;

(xxiv)	any Security or Quasi-Security which constitutes, is part of or is made under or in connection with a Permitted Transaction;

(xxv)	any cash collateral provided in respect of letters of credit or bank guarantees (including any Letters of Credit) to the issuer of those letters of credit or bank guarantees;

(xxvi)

deposits to secure the performance of bids, tenders, trade contracts, governmental contracts completion guarantees, and leases or contracts (other than Financial Indebtedness), statutory obligations, surety, stay, indemnity, customs, judgment and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations), pledges, deposits or liens or security under workmen’s compensation laws, unemployment insurance laws, social security laws or similar legislation, or insurance related obligations (including pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements) in each case incurred in the ordinary course of business;

(xxvii)

any Security or Quasi-Security constituted by easements (including reciprocal easement agreements), rights-of-way, restrictions, encroachments, protrusions, ground leases and other similar encumbrances and title defects affecting real property which, in the aggregate, do not materially interfere with the ordinary conduct of the business of the applicable member of the Group;

(xxviii)

any Security or Quasi-Security granted or arising over any shares or other ownership interests issued (including shares or interests issued prior to the date of this Agreement) in connection with any employee or management incentive scheme or similar arrangement operated by or on behalf of any member of the Group which is not a member of the Group as at the date of this Agreement;

(xxix)	any Security or Quasi-Security granted in the ordinary course of business on arms’ length or better terms relating to office equipment held under leases;

(xxx)

any Security or Quasi-Security arising under or in connection with any factoring, discounting, sale, assignment, transfer, conveyance or other disposal of receivables permitted by this Agreement (including any securitisation or similar programme) (Receivables Programme) including any Security or Quasi-Security over the receivables subject to such Receivables Programme and any proceeds thereof, bank accounts and any other related assets or assets customarily subject to any Security or Quasi-Security under or in connection such Receivables Programme;

(xxxi)

any Security or Quasi-Security for or in connection with any Financial Indebtedness if security over substantially the same assets is granted to the Finance Parties (subject to the Agreed Security Principles);

Project Globetrotter: IPO Facilities Agreement

(xxxii)	any Security or Quasi-Security under or in connection with any Transaction Security Documents (including in respect of any Facilities or any Third Party Financing);

(xxxiii)	any Security or Quasi-Security to which the Majority Lenders shall have given their prior written consent; and

(xxxiv)

any Security or Quasi-Security securing Financial Indebtedness the outstanding principal amount of which (when aggregated with the outstanding principal amount of any other Financial Indebtedness which has the benefit of Security or Quasi-Security given by any member of the Group other than any permitted under the preceding paragraphs above) does not exceed €62,000,000 (or its equivalent in other currencies) or, if higher, an amount equal to thirty-five (35) per cent. of LTM EBITDA outstanding at any time.

27.4	Disposals

(a)	No Obligor shall enter into a single transaction or a series of transactions (whether related or not) to sell, lease, transfer or otherwise dispose of any asset.

(b)	Paragraph (a) above does not apply to any sale, issuance, lease, licence, transfer or other disposal:

(i)	of assets made in the ordinary course of business of the disposing entity and on arm’s length or better terms;

(ii)	of assets in exchange or replacement for other assets which are, in the reasonable opinion of the person effecting the exchange, useful and productive in or towards the business of the Group;

(iii)	of assets between members of the Group;

(iv)

of assets which are obsolete, damaged, retired, surplus or worn out for the purpose for which such assets are normally utilised or which are no longer required or useful for the purpose of the relevant person’s business or operations;

(v)	of cash or Cash Equivalent Investments (including by realisation) where that disposal is not otherwise prohibited by the Finance Documents;

(vi)

constituted by a licence or sub-licence of intellectual property rights or other general intangibles in the ordinary course of business provided that (in the case of any exclusive licence or sale to a person which is not a member of the Group) such intellectual property or other general intangibles are not required for the operation of the business of the Group;

(vii)

of assets which are required by law or regulation or are seized, expropriated or acquired by compulsory purchase by (or by the order of) any central or local governmental agency or authority or other regulatory body;

(viii)

of any asset (including shares in any Subsidiary) provided that the asset(s) being sold had not contributed more than €9,000,000 (or its equivalent in other currencies) of Consolidated EBITDA, or if higher, an amount equal to five (5) per cent. of LTM EBITDA;

(ix)

pursuant to the grant or termination of leasehold interests in, or licences or sub-licences of, property in the ordinary course of business provided that (in the case of any exclusive lease or licence to a person which is not a member of the Group) such property is not required for the operation of the business of the Group;

Project Globetrotter: IPO Facilities Agreement

(x)

pursuant to the terms of any agreement or contractual arrangement in existence on the Closing Date or of any assets (including any person which has become a member of the Group) acquired by a member of the Group after the Closing Date pursuant to the terms of any agreement or contractual arrangement in existence at the date on which it was acquired, in each case as any such contractual commitment may be replaced, renewed, extended or amended from time to time;

(xi)	of receivables either:

(A)	on a non-recourse (as regards ability of the account debtors of the relevant receivables to pay) basis or where any recourse is limited to customary indemnities, warranties and/or Security; or

(B)

on a recourse basis to the extent constituting, part of or made under or in connection with an arrangement for the sale or discontinuing of receivables of a member of the Group on a recourse basis (including by way of securitisation or similar programme), provided that:

(I)	such arrangement is outstanding or is committed on the Closing Date or is an amendment, extension, renewal, refinancing or replacement of any of the foregoing; or

(II)

to the extent not otherwise permitted by sub-paragraph (I) above the maximum aggregate amount of cash consideration for such receivables which have been sold or disposed of pursuant to this sub-paragraph ((II)) and which remain outstanding (other than as a result of a default by the relevant debtor) does not exceed €53,000,000 (or its equivalent in other currencies) or, if higher, an amount equal to thirty (30) per cent. of LTM EBITDA at any time;

(xii)

of any shares or equity interests by the Company or any other member of the Group (including any treasury shares in connection with share incentive schemes) or which constitutes the making of a lawful distribution by a member of the Group;

(xiii)

of assets under finance lease, hire purchase, capital lease, conditional sale agreements, retention of title or other agreements for the acquisition of assets on deferred payment terms in the ordinary course of business;

(xiv)

of assets arising as a result of any Security, Quasi-Security or right of set-off or netting permitted pursuant to Clause 27.3 (Restriction on Security) or not expressly prohibited under the terms of this Agreement;

(xv)

of assets which constitutes, is part of or is made under or in connection with a Permitted Transaction or a Permitted Reorganisation or is otherwise permitted elsewhere in this Agreement (including a transaction that constitutes a Change of Control);

(xvi)	of assets pursuant to:

(A)

any sale and leaseback, asset securitization or other similar arrangements entered into on arm’s length or better terms (including any disposal of assets to another member of the Group (or a partnership or other entity owned by members of the Group) in order to facilitate such a transaction and any disposal of a member of the Group (or a partnership or other entity owned by members of the Group) whose only material assets are the subject of such sale and leaseback arrangement);

Project Globetrotter: IPO Facilities Agreement

(B)

any sale and leaseback, asset securitization or other similar arrangements which are outstanding or is committed on the Closing Date or is an amendment, extension, renewal, refinancing or replacement of any of the foregoing; or

(C)

to the extent not otherwise permitted by sub-paragraph (A) and (B) above, any other sale and leaseback, asset securitization or other similar arrangements provided that in the case of such arrangements with a person who is not a member of the Group, the net proceeds of all such disposals does not exceed €26,500,000 (or its equivalent in other currencies) or, if higher, an amount equal to fifteen (15) per cent. of LTM EBITDA over the life of the Facilities;

(xvii)	of assets which become subject to vendor financing, deferred consideration or payment or other similar arrangement not expressly prohibited under the terms of this Agreement;

(xviii)

of a loan, credit or any other indebtedness outstanding as a result of, or in connection with, the conversion of such loan, credit or any other indebtedness outstanding into distributable reserves or share capital of any member of the Group or any other capitalisation, forgiveness, waiver, release or other discharge of that loan, credit or indebtedness;

(xix)

of assets to a Joint Venture (or of an interest in a Joint Venture to the extent required by, or made pursuant to, the terms of the arrangements in relation to that Joint Venture between the Joint Venture partner);

(xx)	of rights or other interests in or relating to Treasury Transactions;

(xxi)

of accounts receivable or note receivable in the ordinary course of business (including any discount and/or forgiveness thereof) or in connection with the collection, compromise or settlement of such accounts receivables or note receivables or the conversion or exchange of accounts receivable for notes receivable;

(xxii)	which is a use of cash for purposes not otherwise prohibited by the terms of the Finance Documents;

(xxiii)

of shares or any equity interests as part of or pursuant to an equity incentive or compensation plan approved or ratified by the Board of Directors of the Company or such other member of the Group or the issuance of directors’ qualifying shares and shares issued to individuals as required by applicable law;

(xxiv)

constituting part of or in connection with (a) any dividend, distribution, payment, purchase, repurchase, redemption, defeasance or other acquisition or retirement or other similar transaction (however described) (a Permitted Payment) or (b) asset sales, leases, transfers or other dispositions to the extent the proceeds thereof are used to make any Permitted Payment provided that such Permitted Payment is made within one hundred and eighty (180) days of such asset sale, lease, transfer, issuance or other disposition;

(xxv)	of assets received by a member of the Group upon the enforcement or foreclosure of any Security, Quasi-Security or right of set-off or netting granted in favour of a member of the Group;

Project Globetrotter: IPO Facilities Agreement

(xxvi)	of assets in connection with enforcement, foreclosure, condemnation, taking by eminent domain or any similar action with respect to any such assets;

(xxvii)

of shares or any equity interests of a Subsidiary pursuant to an agreement or other obligation with or to a person (other than a member of the Group) from whom such member of the Group was acquired, or from whom such member of the Group acquired its business and assets (having been newly formed in connection with such acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition;

(xxviii)	of contract rights (including by way of surrender or waiver of such rights) or the settlement, release, surrender or waiver of contract, tort or other claims of any kind;

(xxix)

of assets to a person who is providing services related to such assets, the provision of which have been or are to be outsourced by a member of the Group to such person provided that the Board of Directors of the Company or relevant member of the Group shall certify that in the opinion of such Board of Directors, the outsourcing transaction will be economically beneficial to the relevant member of the Group (considered as a whole);

(xxx)	of any Cash Management Services, or other Treasury Transactions (including, in each case, by way of transfer, termination, unwinding or other disposition);

(xxxi)	to which the Majority Lenders shall have given their prior written consent;

(xxxii)

of assets where the lower of the book value and the aggregate net cash consideration for the assets subject to such sale, lease, license, transfer or other disposal (ignoring any earn out which may become payable) does not in any Financial Year in aggregate exceed €53,000,000 or, if higher, an amount equal to thirty (30) per cent. of LTM EBITDA; and

(xxxiii)

disposals of assets which are permitted to be disposed of under any of the preceding paragraphs above to a special purpose vehicle which is a member of the Group and the subsequent disposal of that special purpose vehicle provided that the assets transferred to the special purpose vehicle are the only material assets of that special purpose vehicle and such assets are similarly able to be disposed of in accordance with the preceding paragraphs above.

27.5	Merger

(a)	No Obligor shall enter into any amalgamation, demerger, merger or corporate reconstruction.

(b)

Paragraph (a) above does not apply to any amalgamation, demerger, merger or corporate reconstruction (including any related sale, lease, transfer or other disposal) permitted pursuant to Clause 27.4 (Disposals), any Permitted Reorganisation or any Permitted Transaction.

27.6	Change of business

The Company shall procure that no substantial change is made to the general nature of the business of the Company or the Group (taken as a whole) from that carried on at the date of this Agreement other than any similar, related, ancillary, incidental or complementary business, activities or services or extensions or developments of any thereof or as a result of or in connection with any Permitted Reorganisation or any Permitted Transaction.

Project Globetrotter: IPO Facilities Agreement

27.7	Financial Indebtedness of Non-Obligors

The Company shall ensure that the Non-Obligors will not, incur or permit to subsist or remain outstanding any Financial Indebtedness owing to persons who are not members of the Group in an amount which, when aggregated with the amount of all other Financial Indebtedness incurred by other Non-Obligors, exceeds at any time an amount equal to twenty-five (25) per cent. of the Total Net Debt of the Group (as determined by the then most recent Financial Statements and related Compliance Certificate delivered to the Agent in accordance with this Agreement).

27.8	Third Party Financing

(a)

Third Party Financing shall be permitted to be secured pari passu with or junior in right to receive proceeds of an enforcement of the Transaction Security to the Facilities. For the avoidance of doubt, the Company shall ensure that no Third Party Financing or other Financial Indebtedness is designated as Super Senior Liabilities under, and as defined in, the Intercreditor Agreement.

(b)

At the request of the Company, in connection with the incurrence by the Company or the Restricted Subsidiaries of any Financial Indebtedness, the Company, the relevant Restricted Subsidiaries, the Agent and the Security Agent shall enter into with the holders of such Financial Indebtedness (or their duly authorized Representatives) an intercreditor agreement (an Additional Intercreditor Agreement) or a restatement, amendment or other modification of the existing Intercreditor Agreement on substantially the same terms as the Intercreditor Agreement (or terms not materially less favourable to the Lenders), including containing substantially the same terms with respect to release of Guarantees in respect of the Facilities and priority and release of the security interests in the Charged Property created by the Transaction Security Documents.

(c)	At the direction of the Company and without the consent of the Lenders, the Agent and the Security Agent shall from time to time enter into one or more amendments to any Intercreditor Agreement to:

(i)	cure any ambiguity, omission, defect, manifest error or inconsistency of any such agreement;

(ii)

increase the amount or types of Financial Indebtedness covered by any such agreement that is permitted to be incurred by the Company or any Restricted Subsidiary under this Agreement that is subject to any such agreement (including with respect to any Intercreditor Agreement or Additional Intercreditor Agreement, the addition of provisions relating to new Financial Indebtedness ranking junior in right of payment to the Facilities);

(iii)	add Restricted Subsidiaries to the Intercreditor Agreement or an Additional Intercreditor Agreement;

(iv)	further secure the Facilities or any Third Party Financing;

(v)	amend the Intercreditor Agreement or any Additional Intercreditor Agreement in accordance with the terms thereof; or

(vi)	make any other change to any such agreement that does not adversely affect the Lenders in any material respect.

(d)

In formulating its opinion on such matters, the Agent (and the Security Agent if applicable) shall be entitled to request and rely absolutely on such evidence as it deems appropriate, including an certificate from an authorised signatory of the Company and/or a written opinion from legal counsel reasonably satisfactory to the Agent (provided that such

Project Globetrotter: IPO Facilities Agreement

counsel may be an employee of or counsel to the Company or a Restricted Subsidiary). The Company shall not otherwise direct the Agent or the Security Agent to enter into any amendment to any Intercreditor Agreement without the consent of the requisite majority of the Lenders, except as otherwise pursuant to Clause 40 (Amendments and Waivers).

(e)

In relation to any Intercreditor Agreement or Additional Intercreditor Agreement, the Agent (and Security Agent, if applicable) shall consent on behalf of the requisite Lenders to the payment, repayment, purchase, repurchase, defeasance, acquisition, retirement or redemption of any obligations subordinated to the Facilities thereby.

27.9	Guarantor Coverage and Material Subsidiaries

(a)	The Company shall ensure that, subject to the other provisions of this Agreement and the Agreed Security Principles, the Guarantor Coverage Test is satisfied:

(i)

on the date which is one hundred and twenty (120) days after (and excluding) the Closing Date (or such later date as the Agent may agree) by reference to the Original Financial Statements of the Group (or, at the option of the Company, such other financial statements for the most recently completed Relevant Period prior to such test date for which the Company has sufficient available information to be able to determine the Guarantor Coverage Test); and

(ii)

thereafter, when tested on the date on which the Annual Financial Statements are required to be delivered to the Agent in each Financial Year (commencing with the Annual Financial Statements delivered in respect of the first full Financial Year ended after the Closing Date), by reference to such Annual Financial Statements.

(b)

If, in accordance with the provisions of paragraph (a) above, the Guarantor Coverage Test is not satisfied, the Company shall ensure that within one hundred and twenty (120) days (or, where the Subsidiary is incorporated in a jurisdiction in which no existing Obligor is incorporated, within one hundred and fifty (150) days) of the date on which the Annual Financial Statements for the relevant Financial Year (commencing with the first full Financial Year ending after the Closing Date) are delivered to the Agent in accordance with this Agreement, such other members of the Group (as the Company may elect in its sole discretion) shall, subject to and on terms consistent with the Agreed Security Principles, accede as Additional Guarantors to ensure that the Guarantor Coverage Test is satisfied (calculated as if such Additional Guarantors had been Guarantors at the end of such Financial Year). If the Guarantor Coverage Test is satisfied within such one hundred and twenty (120) day (or one hundred and fifty (150) day) time period, no Default, Event of Default or other breach of this Agreement or the other Finance Documents shall arise in respect thereof.

(c)	The Company shall ensure that, subject to and on terms consistent with the other provisions of this Agreement and the Agreed Security Principles:

(i)

each member of the Group which is a Material Subsidiary at the Closing Date (and, if relevant, such other members of the Group as the Company may elect in its sole discretion so as to satisfy the Guarantor Coverage Test) tested by reference to the Original Financial Statements of the Group (or, at the option of the Company, such other financial statements for the most recently completed Relevant Period prior to such test date for which the Company has sufficient available information to be able to determine whether a member of the Group is a Material Subsidiary) shall have acceded as an Additional Guarantor within the time periods described for satisfaction of the Guarantor Coverage Test in paragraph (a)(i) above; and

Project Globetrotter: IPO Facilities Agreement

(ii)

each member of the Group which becomes a Material Subsidiary after the Closing Date (by reference to the most recent Annual Financial Statements delivered to the Agent in accordance with this Agreement commencing with the first full Financial Year ending after the Closing Date) will accede as an Additional Guarantor within one hundred and twenty (120) days (or, where the Material Subsidiary is incorporated in a jurisdiction in which no existing Obligor is incorporated, within one hundred and fifty (150) days) of the date on which the Annual Financial Statements for the relevant Financial Year (commencing with the first full Financial Year ending after the Closing Date) are delivered to the Agent in accordance with this Agreement and, if this requirement is satisfied within such one hundred and twenty (120) day (or one hundred and fifty (150) day) time period, no Default, Event of Default or other breach of this Agreement or the other Finance Documents shall arise in respect thereof.

27.10	Anti-Corruption Laws and Sanctions

(a)

Each Obligor shall conduct its businesses in compliance with applicable Anti-Corruption Laws in all material respects and maintain policies and procedures designed to promote and achieve compliance with such Anti-Corruption Laws.

(b)

Each Obligor will procure that, so far as it is able, any director, officer, agent, employee or person acting on behalf of the foregoing, is not a Sanctioned Person and does not act on behalf of a Sanctioned Person, provided that, for the purpose of this sub-paragraph (a), a person shall not be deemed to be a Sanctioned Person if transactions or dealings with such person are (i) not prohibited under applicable Sanctions or (ii) permitted under a licence, licence exemption or other authorisation of a Sanctions Authority.

(c)

No Borrower shall request a Utilisation and no Borrower shall use, and each Borrower shall procure that its Subsidiaries shall not use the proceeds of any Utilisation, directly or to the relevant Borrower’s knowledge indirectly:

(i)

for the purpose of funding, financing or facilitating any activities, business or transaction or with any Sanctioned Person or in any Sanctioned Country, in each case to the extent such activities, business or transaction would be prohibited by applicable Sanctions; or

(ii)	in any other manner that would result in the violation of Sanctions applicable to any party hereto; or

(iii)	in an offer, payment, promise to pay, or authorization of the payment or giving of money or anything else of value to any person in violation of any applicable Anti-Corruption Laws.

(d)

This Clause 27.10 shall not create or establish an obligation or right in relation to it, any Holding Company, any Obligor, any member of the Group or any Finance Party to the extent that agreeing to it, complying with such obligation or exercising any such right would:

(i)

violate or expose such person or any of its directors, officers, agents or employees to any liability under any applicable anti-boycott or blocking law, regulation or statute that is in force from time to time in the European Union (and/or any of its member states) or the United Kingdom that are applicable to such entity (including EU Regulation (EC) 2271/96 and section 7 of the German Foreign Trade Regulation (Außenwirtschaftsverordnung - AWV) in connection with the German Foreign Trade Law (Außenwirtschaftsgesetz)); or

(ii)

prevent or prohibit such person or any of its directors, officers, agents or employees from engaging in business, transactions, activities or other conduct pursuant to a general or specific license from OFAC, any license or authorization from HM Treasury, the European Union, or any member state of the European Union, or any other registration, authorization, permit, license exemption, or license from any other applicable governmental authority.

Project Globetrotter: IPO Facilities Agreement

27.11	Treasury Transactions

Each Obligor shall ensure that it does not enter into any Treasury Transaction for speculative purposes.

27.12	Centre of Main Interests

No Obligor incorporated in the European Union shall, without the prior written consent of the Agent, deliberately cause or allow its centre of main interests (as that term is used in Article 3(1) of the European Insolvency Regulations) to change in a manner which would materially adversely affect the Lenders other than:

(a)	to England and Wales, The Netherlands, Switzerland or Luxembourg; or

(b)	to any other jurisdiction unless to do so would reasonably be expected to be materially prejudicial to the interests of the Lenders (taken as a whole) under the Finance Documents.

27.13	Further assurance

(a)

Subject to the Agreed Security Principles and the terms of the Transaction Security Documents each Obligor shall (and the Company shall ensure that each member of the Group will) promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Security Agent or the Agent may reasonably specify:

(i)

to complete the Perfection Requirements in relation to the Security created under or evidenced by the Transaction Security Documents or for the exercise of any rights, powers and remedies of the Security Agent or the Finance Parties provided by or pursuant to the Finance Documents or by law;

(ii)	if a Declared Default is continuing, to facilitate the realisation of the assets which are, or are intended to be, the subject of the Transaction Security.

(b)

Subject to the Agreed Security Principles and the terms of the Transaction Security Documents, at the reasonable request of the Security Agent or the Agent (acting on the instructions of the Majority Lenders), each Obligor shall (and the Company shall ensure that each member of the Group shall) take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the perfection, protection or maintenance of any Transaction Security conferred or intended to be conferred on the Security Agent or the Finance Parties by or pursuant to the Finance Documents.

(c)

In relation to any provision of this Agreement which requires the Obligors or any member of the Group to deliver any document for the purposes of granting any guarantee or Security for the benefit of all or any of the Finance Parties, the Security Agent agrees to execute as soon as reasonably practicable any such agreed form document which is presented to it for execution.

Project Globetrotter: IPO Facilities Agreement

27.14	Conditions subsequent

(a)

The Company shall deliver to the Agent, on or prior to the Closing Date, reasonable evidence that the Existing Debt Facility will be repaid, discharged in full and permanently cancelled on the Closing Date provided that a reference to the relevant entry in the Funds Flow Statement and (if applicable) the execution of a pay-off and/or cancellation letter by the relevant existing creditors’ representative(s) or a redemption notice (or equivalent) shall be deemed to be reasonable evidence that this condition subsequent is satisfactory to the Agent for the purposes of this condition subsequent.

(b)

If the Listing Holding Company completes the Listing instead of the Original Company and the Listing Holding Company has not acceded to this Agreement as an Additional Guarantor on or prior the Closing Date, the Original Company shall ensure that the Listing Holding Company accedes to this Agreement as an Additional Guarantor in accordance with Clause 30 (Changes to the Obligors) on or prior to the date falling sixty (60) days after the Closing Date.

28.	EVENTS OF DEFAULT

Each of the events or circumstances set out in this Clause 28 (save for Clause 28.12 (Acceleration) to Clause 28.14 (Excluded matters)) shall constitute an Event of Default.

28.1	Payment Default

An Obligor does not pay on the due date any principal or interest on any Loan payable pursuant to this Agreement at the place and in the currency in which it is expressed to be payable unless such non-payment is made within ten (10) Business Days of its due date.

28.2	Financial covenant

(a)

The financial covenant set out in Clause 26.2 (Financial condition) is not complied with and the non-compliance is not cured pursuant to the provisions of paragraph (b) below or deemed cured pursuant to the provisions of paragraph (c) below.

(b)

No Event of Default will occur under paragraph (a) above if, by no later than the date falling twenty (20) Business Days after the date on which the Compliance Certificate for the Relevant Period in which such failure to comply was first evidenced (the Applicable Period) is required to be delivered the Group has received the proceeds of Equity Contributions and the full amount or any part of (at the election of the Company) any Equity Contributions so provided in accordance with this Clause 28.2 (the Cure Amount) (at the election of the Company):

(i)

shall be included for the Relevant Period as if provided immediately prior to the last date of such Relevant Period by increasing the amount of Consolidated Pro Forma EBITDA (an EBITDA Cure) (in an amount at least sufficient to ensure that the financial covenant in Clause 26.2 (Financial condition) would be complied with if tested again as at the last day of the same Relevant Period); or

(ii)

shall be included for the Relevant Period as if provided immediately prior to the last date of such Relevant Period by decreasing Total Net Debt (a Net Debt Cure and together with an EBITDA Cure, a Cure) (in an amount at least sufficient to ensure that the financial covenant in Clause 26.2 (Financial condition) would be complied with if tested again as at the last day of the same Relevant Period), provided that, in relation to any such Equity Contributions so provided in accordance with this Clause 28.2:

(A)	the Company shall not be entitled to exercise EBITDA Cures on more than five (5) occasions from the Closing Date in aggregate;

(B)	the Company shall not be entitled to exercise any Cure more than twice in any Financial Year;

Project Globetrotter: IPO Facilities Agreement

(C)	there shall be no restriction on the amount of any Equity Contributions so provided exceeding the Cure Amount;

(D)

any Equity Contributions so provided and any adjustments made to Consolidated Pro Forma EBITDA or Total Net Debt (as applicable) under this Clause 28.2 shall not apply when calculating the applicable Margin for the Applicable Period;

(E)

any Equity Contributions so provided and any adjustments to Consolidated Pro Forma EBITDA pursuant to this paragraph (b) will be taken into account for the Applicable Period and each of the next three (3) successive Relevant Periods;

(F)	there shall be no requirement to apply any Cure Amount in prepayment of the Facilities;

(G)

(other than for the purpose of adjusting the calculation of the financial covenant in Clause 26.2 (Financial condition) in accordance with the provisions of this Clause 28.2), any EBITDA Cure shall not count towards any other permission or usage under or in respect of the Finance Documents;

(H)	in relation to any Equity Contributions so provided on or prior to the date of delivery of the relevant Compliance Certificate for the Relevant Period:

(I)

the Compliance Certificate for that Relevant Period shall set out the revised financial covenant for the Relevant Period by giving effect to the adjustments to Consolidated Pro Forma EBITDA or Total Net Debt (as applicable) under this paragraph (b), and confirming that such Equity Contributions have been provided; and

(II)

if such Equity Contributions are provided on or prior to the last date of that Relevant Period, the unspent amount of such Equity Contributions will not be double counted with the amount of such Equity Contributions deemed provided in accordance with paragraph (I) above; and

(I)

in relation to any such Equity Contributions so provided following the date of delivery of the relevant Compliance Certificate for the Relevant Period, promptly following the proceeds of those Equity Contributions being provided to it, the Obligors’ Agent provides a revised Compliance Certificate to the Agent (signed by the CEO or CFO or other authorised signatory) setting out the revised financial covenant for the Relevant Period by giving effect to the adjustments to Consolidated Pro Forma EBITDA or Total Net Debt (as applicable) under this paragraph (b).

(c)

If the financial covenant set out in Clause 26.2 (Financial condition) has been breached, but is complied with when tested in the next Relevant Period (the Second Period), then, the prior breach of such financial covenant or any Default or Event of Default arising therefrom shall no longer be outstanding or continuing for the purposes of the Finance Documents unless the Agent has demanded immediate repayment of all amounts due and payable under the Finance Documents and/or terminated the availability of the Facilities and cancelled such Facilities in accordance with paragraphs (i) or (ii) of Clause 28.12 (Acceleration) prior to the delivery of the Compliance Certificate in respect of the Second Period.

Project Globetrotter: IPO Facilities Agreement

28.3	Other obligations

(a)	An Obligor does not comply with any provision of this Agreement (other than those referred to in Clause 28.1 (Payment Default) and Clause 28.2 (Financial covenant)).

(b)

No Event of Default will occur under paragraph (a) above if such failure to observe or perform or comply is capable of remedy and is remedied within thirty (30) Business Days from the earlier of (i) the Company becoming aware of the failure to comply and (ii) the giving of notice by the Agent in respect of such failure.

28.4	Misrepresentation

(a)

Any representation, warranty or written statement made or deemed to be made by an Obligor in the Finance Documents to which it is a party to is or proves to have been incorrect or misleading in any material respect when made or deemed to be made and this individually or cumulatively materially and adversely affect the interests of the Finance Parties taken as a whole under the Finance Documents.

(b)

No Event of Default will occur under paragraph (a) above if the circumstances giving rise to that misrepresentation are capable of remedy and are remedied within thirty (30) Business Days of the earlier of (i) the Company becoming aware of such misrepresentation and (ii) the giving of notice by the Agent in respect of such misrepresentation.

28.5	Cross-acceleration

(a)

Any Financial Indebtedness of the Company or any other Obligor is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of the creditor(s) of such Financial Indebtedness exercising its acceleration rights (however described) under such Financial Indebtedness (excluding placing amounts on demand but including making a demand on amounts placed on demand).

(b)	Any payment of interest or principal in respect of any Financial Indebtedness of any Obligor is not made when due after expiry of any applicable grace period.

(c)	No Event of Default will occur under this Clause 28.5 if:

(i)

the aggregate principal amount of Financial Indebtedness falling within paragraph (a) and (b) above does not exceed €25,000,000 or, if higher, an amount equal to fifteen (15) per cent. of LTM EBITDA; or

(ii)	the relevant Obligor disputes that the Financial Indebtedness is due and payable and is contesting such Financial Indebtedness in good faith,

and excluding, in each case, any Financial Indebtedness to the extent (A) owed by one member of the Group to another member of the Group or (B) to the extent supported by a Letter of Credit or bank guarantee or letter of credit issued under an Ancillary Facility.

28.6	Insolvency

(a)	Any Obligor:

(i)	is unable or admits in writing its inability to pay its debts as they fall due (in each case other than solely as a result of its balance sheet liabilities exceeding its balance sheet assets);

(ii)	suspends making payment on any of its debts; or

Project Globetrotter: IPO Facilities Agreement

(iii)

by reason of actual or anticipated financial difficulties, commences negotiations with its financial creditors generally (excluding any negotiations with any Finance Party in its capacity as such) with a view to rescheduling any of its Financial Indebtedness with its financial creditors generally.

(b)	A moratorium is declared in respect of the indebtedness of any Obligor.

28.7	Insolvency proceedings

(a)	Any formal corporate action, filing or legal proceeding is taken in relation to:

(i)	the suspension of payments, a moratorium of any indebtedness, winding-up, formal restructuring proceedings, dissolution, bankruptcy, administration of any Obligor;

(ii)

a composition, compromise, assignment or arrangement with any class of creditors generally (other than with any Finance Party) of any Obligor in connection with or as a result of any financial difficulty on the part of such Obligor;

(iii)

the appointment of a liquidator, receiver, administrative receiver, administrator, reconstructor, compulsory manager or other similar officer in respect of, or all or any part of the business or assets of any Obligor; or

(iv)	the enforcement of any Security securing Financial Indebtedness over any assets of an Obligor,

or any analogous procedure or step is taken in any jurisdiction.

(b)	Paragraph (a) above shall not apply to:

(i)

any proceedings which are (A) frivolous or vexatious or (B) contested in good faith and, in either case, are discharged, stayed or dismissed within thirty (30) Business Days of commencement (or such other period as agreed between the Company and the Majority Lenders);

(ii)

(in the case of an application to appoint an administrator or commence proceedings) any proceedings which the Agent (acting reasonably) is satisfied (acting on the instructions of the Majority Lenders (each acting reasonably)) will be withdrawn before it is heard or will be unsuccessful;

(iii)	any step or procedure contemplated in relation to a merger or other step or transaction that is permitted under Clause 27.5 (Merger) or any Permitted Transaction; or

(iv)

(solely in the case of paragraph (a)(iv) above) any Financial Indebtedness where the aggregate principal amount of all Financial Indebtedness subject to such enforcement does not exceed €35,500,000 or, if higher, an amount equal to twenty (20) per cent. of LTM EBITDA.

28.8	Creditors’ process

(a)

Any expropriation, attachment, sequestration, distress or execution or any analogous process in any jurisdiction is levied or enforced upon or sued out against any asset or assets of any Obligor having an aggregate value exceeding €35,500,000 or, if higher, an amount equal to twenty (20) per cent of LTM EBITDA.

(b)	Paragraph (a) above shall not apply to:

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(i)

any process which is (A) frivolous or vexatious or (B) contested in good faith and, in either case, is discharged, stayed or dismissed within thirty (30) Business Days of commencement (or such other period as agreed between the Company and the Majority Lenders); or

(ii)	any process which the Agent (acting reasonably) is satisfied (acting on the instructions of the Majority Lenders (each acting reasonably)) will be withdrawn before it is heard or will be unsuccessful.

28.9	Unlawfulness

(a)

Subject to the Legal Reservations and Perfection Requirements, it is or becomes unlawful for an Obligor to perform any of its obligations under a material provision of the Finance Documents and this materially and adversely affects the interests of the Finance Parties (taken as a whole) under the Finance Documents.

(b)

No Event of Default will occur under this Clause 28.8 if the relevant event or circumstance is capable of remedy and is remedied within thirty (30) Business Days of the Agent giving notice to the Company of the unlawfulness and that it constitutes a breach.

28.10	Repudiation

(a)	An Obligor repudiates in writing a Finance Document and this materially and adversely affects the interests of the Finance Parties (taken as a whole) under the Finance Documents.

(b)

No Event of Default will occur under this Clause 28.10 if the relevant event or circumstance is capable of remedy and is remedied within thirty (30) Business Days of the Agent giving notice to the Company of the repudiation and that it constitutes a breach.

28.11	Intercreditor Agreement

(a)

Any member of the Group or any other “Subordinated Creditor” (as defined in the Intercreditor Agreement) fails to comply in any material respect with the provisions of, or does not perform its obligations under, the Intercreditor Agreement.

(b)

No Event of Default will occur under paragraph (a) above if such failure is capable of remedy, and is remedied within thirty (30) Business Days from the earlier of (i) the date the Company becomes aware of such failure and (ii) the date the Agent gives notice to the Company in respect of such failure.

28.12	Acceleration

(a)

Subject to Clause 4.5 (Utilisations during the Certain Funds Period) Clause 4.6 (Utilisations during the Agreed Certain Funds Period), this Clause and Clause 28.13 (Clean-Up Period), at any time after the occurrence of an Event of Default which is continuing, the Agent may (but only if so directed by the Super Majority Lenders) by written notice to the Company:

(i)	cancel the Total Commitments whereupon they shall immediately be cancelled;

(ii)

declare that all or part of the Utilisations, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable;

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(iii)	declare that all or part of the Utilisations be payable on demand, whereupon they shall immediately become payable on demand by the Agent on the instructions of the Super Majority Lenders;

(iv)	declare that cash cover in an amount equal to the outstanding amount in respect of any Letter of Credit is immediately due and payable, whereupon it shall become immediately due and payable;

(v)

declare that cash cover in an amount equal to the outstanding amount in respect of any Letter of Credit is payable on demand, whereupon it shall immediately become due and payable on demand by the Agent on the instructions of the Super Majority Lenders;

(vi)

declare all or any part of the amounts (or cash cover in relation to those amounts) outstanding under any Ancillary Facility or Fronted Ancillary Facility be immediately due and payable, at which time it shall become immediately due and payable; and/or

(vii)

declare all or any part of the amounts (or cash cover in relation to those amounts) outstanding under any Ancillary Facility or Fronted Ancillary Facility be payable on demand, whereupon it shall immediately become due and payable on demand by the Agent on the instructions of the Super Majority Lenders.

(b)

Notwithstanding paragraph (a) above, the availability of an Additional Facility and/or the Commitments in respect of an Additional Facility, may be terminated or cancelled pursuant to paragraph (a)(i) above only by Additional Facility Lenders whose Additional Facility Commitments in that Additional Facility aggregate sixty six and two thirds (66 2/3) per cent. or more of the Additional Facility Commitments in that Additional Facility.

28.13	Clean-Up Period

(a)

For the purpose of this Agreement and any other Finance Document, for the period from the date of completion of an acquisition of (or an investment in) (i) a person who subsequently becomes a member of the Group (such a person a Target Entity) or (ii) a business or undertaking (such business or undertaking a Target Asset) until the date falling one hundred and eighty (180) days after the acquisition of a Target Entity and/or Target Asset (the Clean-Up Period), the occurrence of any Event of Default (other than an Event of Default under Clause 28.1 (Payment Default)) will be deemed not to be a breach of representation or warranty or a breach of covenant, a Default or an Event of Default (as the case may be) if it would have been (but for this provision) a breach of representation or warranty or a breach of covenant, a Default or an Event of Default only by reason of circumstances relating exclusively to such Target Entity or any of its Subsidiaries as at the date of such acquisition and (if applicable) such Target Asset of such acquisition (or investment), provided that (in each case) such breach or Event of Default:

(i)	is capable of being remedied within the Clean-Up Period and the Company is taking appropriate steps to remedy such breach or Event of Default;

(ii)	does not have a Material Adverse Effect; and

(iii)	was not procured or approved by the Company, provided that the knowledge of any such Event of Default shall not equate to procurement or approval by the Company.

(b)

Notwithstanding the above, if the relevant circumstances are continuing after the expiry of the Clean-Up Period, there shall be a breach of representation or warranty, breach of covenant, a Default or an Event of Default, as the case may be (and without prejudice to any rights and remedies of the Finance Parties).

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28.14	Excluded matters

Notwithstanding any other term of the Finance Documents:

(a)	none of the steps, transactions, reorganisations or events set out in or contemplated by the the Listing Document (or actions necessary to implement those steps, actions or events); or

(b)	a Withdrawal Event;

(c)	no Permitted Reorganisation;

(d)	no Permitted Transaction;

(e)

other than in the case of a payment default under an Ancillary Document constituting an Event of Default under Clause 28.1 (Payment Default), Clause 28.6 (Insolvency) or Clause 28.7 (Insolvency proceedings), no breach of any representation, warranty, undertaking or other term of (or default or event of default under) any agreement relating to a Treasury Transaction or an Ancillary Document; and

(f)

on or prior to the Closing Date, no breach of any representation, warranty, undertaking or other term of (or default or event of default under) the Existing Debt or any document relating thereto arising as a direct or indirect result of any member of the Group entering into and/or performing its obligations under any Finance Document (or carrying out the transactions contemplated by the term of the Finance Documents).

shall (or shall be deemed to) constitute or result in, a breach of representation or warranty, a breach of undertaking or other term in the Finance Documents or a Default or an Event of Default and, in each case, each such event shall be permitted by the terms of the Finance Documents.

29.	CHANGES TO THE LENDERS

29.1	Assignments and Transfers by Lenders

(a)	Subject to this Clause 29, any Lender (an Existing Lender) may:

(i)	assign any of its rights; or

(ii)	transfer (including by way of novation) any of its rights and obligations; or

(iii)	sub-participate any of its rights or obligations,

under any Finance Document to:

(A)

a bank or financial institution or to any trust, fund or other entity, in each case, which is regularly engaged in or established for the purpose of making, purchasing or investing in or securitising loans, securities or other financial assets; or

(B)	any other person approved in writing by the Company,

provided that (i) until the interpretation of the term “public” (as referred to in Article 4.1(1) of the Capital Requirements Regulation (EU 575/2013)) has been published by the competent authority, the value of the rights assigned or transferred is at least EUR 100,000 (or its equivalent in another currency) or (ii) as soon as the interpretation of the term public has been published by the competent authority, the assignee or transferee is not considered to be part of the public on the basis of such interpretation (in each case, a New Lender).

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(b)

The Finance Documents shall be binding upon and endure to the benefit of each Party and its or any subsequent successors, transferees, assigns and any New Lender and each such successor, transferee, assignee and any New Lender undertakes to carry out any actions required including the actions contemplated in this Clause 29 or the other provisions of this Agreement.

29.2	Conditions of assignment, transfer or sub-participation

(a)

On or prior to the Closing Date, the prior written consent of the Company (in its sole discretion) is required for any assignment, transfer or sub-participation unless such assignment, transfer or sub-participation is by an Original Lender assigning, transferring or sub-participating any or all of its Commitments to its Affiliates, provided that the relevant Affiliates are in each case Qualifying Banks (an Affiliated Lender) on or prior to the Closing Date (the Pre-Closing Transferred Commitments) provided that such Original Lender shall remain obligated to fund and, subject to Clause 4.5 (Utilisations during the Certain Funds Period), will fund the Pre-Closing Transferred Commitments in respect of that Loan if that Affiliated Lender has failed to so fund (or has confirmed that it will not be able to fund) on the Closing Date in respect of the relevant Facility or Facilities in circumstances where such Affiliated Lender is contractually obliged to do so under this Agreement.

(b)

After the Closing Date, the prior written consent of the Company (not to be unreasonably withheld) is required for any assignment, transfer or sub-participation unless such assignment, transfer or sub-participation is:

(i)	to its Affiliate, another Lender or an Affiliate of a Lender;

(ii)	to a person included on the Approved List; or

(iii)	made at a time when an Event of Default under Clause 28.1 (Payment Default), Clause 28.6 (Insolvency) or Clause 28.7 (Insolvency proceedings) has occurred and is continuing,

provided that:

(A)

in the case of a transfer, assignment or sub-participation to an assignee, transferee or sub-participant under sub-paragraphs (i) and (ii) above, the Existing Lender informs the Company in writing not less than ten (10) Business Days prior to the relevant transfer, assignment or sub-participation;

(B)

in all cases (including under sub-paragraphs (i), (ii) and (iii) above) no transfer, assignment or sub-participation shall be made to any of the following persons unless the prior written consent of the Company (in its sole discretion) is obtained:

(I)	any person that is (or would, upon becoming a Lender, be) a Defaulting Lender;

(II)	any person that is (or would, upon becoming a Lender, be) a Non-Qualifying Bank;

(III)	an Industry Competitor or private equity sponsor; or

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(IV)

a Loan to Own/Distressed Investor (except when the transfer, assignment or sub-participation to a Loan to Own/Distressed Investor takes place while an Event of Default under Clause 28.1 (Payment Default), Clause 28.6 (Insolvency) or Clause 28.7 (Insolvency proceedings) has occurred and is continuing);

(C)

if the assignment or transfer is in respect of a Revolving Facility or the Swingline Facility, an assignee or transferee under sub-paragraphs (i) and (ii) above must be a deposit taking financial institution authorised to conduct lending and all other activities contemplated by the Finance Documents by a financial services regulator or similar regulatory body in each Approved Borrower Jurisdiction and have a long term credit rating of at least “BBB” or “Baa2” (as applicable) according to at least two of, Fitch, Moody’s or S&P, unless the prior written consent of the Company (in its sole discretion) is obtained;

(D)

if the assignment, transfer or sub-participation is in respect of an Additional Facility, the restrictions (if any) specified in the relevant Additional Facility Notice establishing such Additional Facility Commitments are complied with;

(E)

an Existing Lender may not assign, transfer or sub-participate any of its rights or obligations under this Agreement or the other Finance Documents to an entity incorporated in a Sanctioned Country and/or in a manner that would breach any applicable Sanctions; and

(F)

if following the Closing Date, the Company fails to respond to a written request for consent to a transfer, assignment or sub-participation under this paragraph (b) within ten (10) Business Days of receipt of such written request, such consent shall be deemed granted, provided that the request was communicated to the CFO and the Treasurer of the Company and to Ulf Pagenkopf (Ulf.Pagenkopf@SilverLake.com) and Katherine Brody (Katherine.Brody@SilverLake.com) or such other person(s) notified to the Agent by the Company at least ten (10) Business Days prior to such consent being deemed granted.

(c)

If the consent of the Company is required for any assignment, transfer or sub-participation, for all purposes under this Agreement and the other Finance Documents that assignment, transfer or sub-participation shall only become effective if the prior written consent of the Company has been granted.

(d)

If any assignment, transfer or sub-participation is carried out in breach of this Clause 29, such assignment, transfer or sub-participation shall be void and deemed to have not occurred. Any Lender purporting to assign, transfer or sub-participation in breach of this Clause 29, shall be automatically excluded from participating in any vote and such Lender’s participation, Commitments and vote (as the case may be) shall not be included (or as applicable, required) in calculations of the Total Commitments or otherwise when ascertaining whether the approval of the Majority Lenders, Super Majority Lenders, all Lenders or any other class of Lenders (as applicable) has been obtained with respect to a request for a consent or agreement.

(e)	An assignment or transfer of part of a Lender’s Commitments shall, unless such assignment or transfer is of all of that Lender’s remaining Commitments in that Facility:

(i)

in the case of any Original Term Facility Commitments, be in a minimum amount of EUR 1,000,000 and must be in an amount such that the Lender’s remaining Original Term Facility Commitment (when aggregated with its Affiliates’ and Related Funds’ Original Term Facility Commitments (as applicable)) is in a minimum amount of EUR 2,500,000;

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(ii)

in the case of any Revolving Facility Commitments, be in a minimum amount of EUR 1,000,000 and must be in an amount such that the Lender’s remaining Revolving Facility Commitment (when aggregated with its Affiliates’ and Related Funds’ Revolving Facility Commitments (as applicable)) is in a minimum amount of EUR 2,500,000; and

(iii)	in the case of any Additional Facility Commitments, such other minimum amounts (and integral multiple) set out in the relevant Additional Facility Notice provided that:

(A)

if an Existing Lender is a fund, it may transfer its Commitments and/or assign its rights to (and its corresponding obligations may be released and equivalent obligations acceded to by) another fund that is either an Existing Lender or a Related Fund of a fund that is an Existing Lender in any amount and in whole or in part; and

(B)

in the case of concurrent assignments, release and accessions by an Existing Lender to two or more Related Funds, the Commitments of these Related Funds shall, at the option of the relevant Lender(s), be aggregated.

(f)

The Company and the Agent may, each acting reasonably, by agreement amend or revise the Approved List from time to time provided that the Company may require that any person that is or becomes a Defaulting Lender, an Industry Competitor, a private equity sponsor or a Loan to Own/Distressed Investor be removed from the Approved List at any time, and any such person shall automatically be deemed removed from the Approved List. In addition to the foregoing, the Company may unilaterally remove up to five (5) names from the Approved List in each Financial Year by notice to the Agent with immediate effect, but there shall be no ability to remove Existing Lenders or their Affiliates from the Approved List. Lenders shall be entitled to propose replacement names (through the Agent) which the Company agrees to consider in good faith (but shall be under no obligation to procure that such names are added to the Approved List).

(g)

Any assignment, transfer or sub-participation referred to in paragraphs (a) and (b) above and the identity of the proposed New Lender (or, as the case may be, sub-participant) shall be notified separately to the Company by the Agent (or Lender) promptly upon completion.

(h)

An Existing Lender may not assign, transfer or sub-participate any of its rights or obligations under this Agreement or the other Finance Documents or change its Facility Office if as a result of such assignment, transfer or sub-participation or change of Facility Office, an Obligor would be obliged to repay all or part of the Existing Lenders participation in a Facility in accordance with Clause 11.1 (Illegality).

(i)

The consent of any Issuing Bank appointed in respect of a Revolving Facility is required for an assignment, transfer or sub-participation of an Existing Lender’s rights and/or obligations under a Revolving Facility (such consent not to be unreasonably withheld or delayed), other than any assignment, transfer or sub-participation to a person with a long term credit rating of at least “BBB-” or “Baa3” (as applicable) according to at least two of Fitch, Moody’s and S&P.

(j)

The rights and obligations of the Existing Lender in respect of any Letter of Credit outstanding on the date of any relevant assignment, transfer or sub-participation will not be assigned, transferred or sub-participated unless that assignment, transfer or sub-participation is permitted pursuant to paragraph (i) above and (if so permitted), the rights

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and obligations of the Existing Lender and the New Lender pursuant to Clause 7.2 (Claims under a Letter of Credit) with respect to any Letter of Credit outstanding on the date of any assignment, transfer or sub-participation and expressed to be the subject of the assignment, transfer or sub-participation in the Assignment Agreement or, the Transfer Certificate (as the case may be) shall be adjusted to those which they would have been had such Existing Lender and such New Lender had the Commitments expressed to be the subject of the assignment, transfer or sub-participation in the Assignment Agreement or, the Transfer Certificate (as the case may be) on the date that Letter of Credit was issued.

(k)	An assignment, transfer or sub-participation under Clause 29 (Changes to the Lenders) will only be effective:

(i)

on receipt by the Agent of a copy of the prior written consent of the Company to the assignment, transfer or sub-participation (as applicable) as required pursuant to paragraph (a) or (b) above or evidence satisfactory to the Agent and the Company (each acting reasonably) that such consent is not required or has been deemed to have been given under the provisions of this Clause 29;

(ii)

on receipt by the Agent (in the Assignment Agreement, Transfer Certificate or otherwise) of written confirmation from the New Lender (in form and substance satisfactory to the Agent and the Company (each acting reasonably)) that it will assume the same obligations to each of the other Finance Parties as it would have been under had it been an Original Lender;

(iii)	if the procedure in Clause 29.6 (Procedure for transfers) or Clause 29.7 (Procedure for assignment) (as applicable) is complied with;

(iv)

unless the New Lender is already a party to the Intercreditor Agreement in its capacity as Lender, upon the New Lender entering into the documentation required for it to accede as a party to the Intercreditor Agreement; and

(v)

performance by the Agent of all “know your customer” or other similar checks under all applicable laws and regulations relating to any person that the Agent is required to carry out in relation to such assignment, transfer or sub-participation to a New Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New Lender.

(l)	If:

(i)	a Lender assigns, transfers, sub-participates, novates or otherwise disposes any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(ii)

as a result of circumstances existing at the date the assignment, transfer, sub-participation, novation or change occurs, the Company or an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 18 (Taxes) or Clause 19 (Increased Costs), then the New Lender, sub-participant, beneficiary and/or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer, sub-participation, novation or change had not occurred. This paragraph applies in respect of any assignment, transfer, sub-participation, novation or change of Facility Office made on or after the date of this Agreement.

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(m)

Each New Lender, by executing the relevant Transfer Certificate or Assignment Agreement, confirms that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.

(n)

Without prejudice to this Clause 29.2, the Company and each other Obligor hereby expressly consents to each assignment, transfer and/or novation of rights or obligations under this Clause 29 (Changes to the Lenders), the Company and each other Obligor also accepts and confirms that all guarantees, indemnities and Security granted by it under any Finance Document will, notwithstanding any such assignment, transfer or novation, continue and be preserved for the benefit of the New Lender and each of the other Finance Parties in accordance with the terms of the Finance Documents.

(o)

The Company shall be entitled to require the Finance Parties to provide information in reasonable detail regarding the identities and participations of each of the Lenders and any sub-participants under a sub-participation and the relevant Finance Parties shall provide such information as soon as reasonably practical after receipt of such a request, provided that a Lender shall not be required to disclose the identity of a sub-participant under a sub-participation if that Lender retains exclusive control over all rights and obligations in relation to the Commitments (including all Voting Rights) that are the subject of the relevant sub-participation free of any agreement or understanding pursuant to which it is required to or will consult with any other person in relation to the exercise of any such rights and/or obligation.

(p)

A copy of a Confidentiality Undertaking required pursuant to any term of this Agreement (together with any amendments to the Confidentiality Undertaking) entered into by the Existing Lender and the proposed New Lender shall, unless otherwise agreed by the Company (or unless no information is disclosed to any person under or in reliance on that Confidentiality Undertaking), be provided to the Company within ten (10) Business Days of it being agreed (and in any event before any information is disclosed under or in reliance on that Confidentiality Undertaking) and a copy of any amendment to the Confidentiality Undertaking will be provided to the Company promptly upon such amendment taking effect.

(q)

Notwithstanding any other provision of this Agreement, if the Company has agreed in writing to an Original Lender assigning, transferring or sub-participating any or all of its Commitments to a New Lender on or prior to the Closing Date (the Pre-Closing New Lender Transferred Commitments), that Original Lender shall remain obligated to fund and, subject to Clause 4.5 (Utilisations during the Certain Funds Period), will fund the Pre-Closing New Lender Transferred Commitments in respect of that Utilisation if that New Lender has failed to so fund (or has confirmed that it will not be able to fund) on the Closing Date in respect of the relevant Facility or Facilities in circumstances where such New Lender is contractually obliged to do so under this Agreement.

29.3	Assignment by Lenders

Upon an assignment becoming effective, the Existing Lender will be released from its obligations under the Finance Documents to the extent they are assumed by the New Lender.

29.4	Assignment or transfer fee

Unless the Agent agrees otherwise and excluding an assignment or transfer (i) to an Affiliate of a Lender or (ii) to a Related Fund, the New Lender shall, on or before the date upon which an assignment or transfer to it takes effect pursuant to this Clause 29, pay to the Agent (for its own account) a fee of €2,500 provided that only one such fee shall be payable in the event of simultaneous assignments to or from two or more Approved Funds by a single Lender.

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29.5	Limitation of responsibility of Existing Lenders

(a)	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)	the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

(ii)	the financial condition of any Obligor or any other member of the Group;

(iii)	the performance and observance by any Obligor or any other member of the Group of its obligations under the Finance Documents or any other documents; or

(iv)	the accuracy of any statements or information (whether written or oral) made or supplied in connection with any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

(b)	Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(i)

has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of the Company and each other Obligor and its related entities and all other risks arising in connection with its participation in the Finance Documents and has not relied exclusively on any information provided to it by the Existing Lender or any other Finance Party in connection with any Finance Document; and

(ii)

will continue to make its own independent appraisal of the creditworthiness of the Company and each other Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c)	Each New Lender confirms to the Company that it has all Authorisations required for lending to the Borrowers.

(d)	Nothing in any Finance Document obliges an Existing Lender to:

(i)	accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred by such Existing Lender under this Clause 29; or

(ii)	support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by the Company or any Obligor of its obligations under the Finance Documents or otherwise.

29.6	Procedure for transfers

(a)

Subject to the conditions set out in Clause 29.2 (Conditions of assignment, transfer or sub-participation) and Clause 40.7 (Replacement of Lender), a transfer is effected in accordance with paragraph (c) below of this Clause 29.6 when the Agent executes an otherwise duly completed Transfer Certificate executed and delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to paragraph (c) below, as soon as reasonably practicable after receipt of a duly completed Transfer Certificate which appears on its face to comply with the terms of this Agreement and appears to be delivered in accordance with the terms of this Agreement, execute that Transfer Certificate and record the transfer in the Lender Register.

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(b)

The Agent shall only be obliged to execute a Transfer Certificate delivered to it in accordance with the provisions of this Clause once it is satisfied it has complied with all necessary “know your customer” or similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.

(c)	Subject to Clause 29.10 (Pro rata interest settlement), on the Transfer Date:

(i)

to the extent that in such Transfer Certificate the Existing Lender seeks to transfer its rights and obligations under the Finance Documents, each of the Obligors and such Existing Lender shall be released from further obligations towards one another (and the Existing Lender and any Issuing Bank shall be released from any further obligations toward each other) under the Finance Documents and their respective rights against one another under the Finance Documents shall be cancelled (such rights and obligations being referred to in this Clause 29.6 as discharged rights and obligations);

(ii)

the Company and each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the discharged rights and obligations only insofar as the Company or that Obligor or other member of the Group and that New Lender have assumed and/or acquired the same in place of the Company, that Obligor and such Existing Lender;

(iii)

the Agent, the Arrangers, the New Lender and the other Finance Parties shall acquire the same rights and benefits and assume the same obligations between themselves as they would have acquired and assumed had such New Lender been an original party hereto as a Lender with the rights, benefits and/or obligations acquired or assumed by it as a result of such transfer and to that extent the Agent, the Arrangers and the relevant Existing Lender and the other Finance Parties (other than the New Lender) shall each be released from further obligations to each other under the Finance Documents; and

(iv)	such New Lender shall become a party hereto as a Lender; and

(v)	the New Lender confirms to the Company that it has all Authorisations required for lending to the Borrowers.

(d)	Each Party (other than the Existing Lender and the New Lender) irrevocably authorises the Agent to execute any duly completed Transfer Certificate on its behalf.

29.7	Procedure for assignment

(a)

Subject to the conditions set out in Clause 29.2 (Conditions of assignment, transfer or sub-participation) and Clause 40.7 (Replacement of Lender), an assignment may be effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement and record the assignment in the Lender Register.

(b)

The Agent shall only be obliged to execute an Assignment Agreement delivered to it in accordance with the provisions of this Clause once it is satisfied it has complied with all necessary “know your customer” or similar checks under all applicable laws and regulations in relation to the assignment to such New Lender.

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(c)	Subject to Clause 29.10 (Pro rata interest settlement), on the Transfer Date:

(i)	the Existing Lender will assign absolutely to the New Lender its rights under the Finance Documents expressed to be the subject of the assignment in the Assignment Agreement;

(ii)

the Existing Lender will be released by each Obligor and the other Finance Parties from the obligations owed by it (the Relevant Obligations) expressed to be the subject of the release in the Assignment Agreement;

(iii)	the New Lender shall become a party as a Lender and will be bound by obligations equivalent to the Relevant Obligations; and

(iv)	the New Lender confirms to the Company that it has all Authorisations required for lending to the Borrowers.

(d)

Lenders may utilise procedures other than those set out in this Clause 29.7 to assign their rights under the Finance Documents (but not, without the consent of the relevant Obligor or unless in accordance with Clause 29.6 (Procedure for transfers), to obtain a release by that Obligor from the obligations owed to that Obligor by the Lenders nor the assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in Clause 29.2 (Conditions of assignment, transfer or sub-participation).

29.8	Copy of Transfer Certificate, Assignment Agreement, Increase Confirmation, Additional Facility Notice or Additional Facility Lender Accession Letter to the Company and maintenance of Lender Register

(a)

The Agent shall maintain a copy of each Assignment Agreement, Transfer Certificate, Additional Facility Notices, Additional Facility Lender Accession Letter, Increase Confirmation and Issuing Bank Accession Agreement delivered to it.

(b)

The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate, an Assignment Agreement, an Additional Facility Notice, an Additional Facility Lender Accession Letter or an Increase Confirmation, send to the Company, a copy of that Transfer Certificate, Assignment Agreement, Additional Facility Notice, Additional Facility Lender Accession Letter or Increase Confirmation. The Agent shall provide, upon the request of the Company, in relation to any specified Transfer Certificate, Assignment Agreement, Additional Facility Notice, Additional Facility Lender Accession Letter or Increase Confirmation, a copy of such document to the Company within five (5) Business Days of receipt of such request.

(c)

The Agent, acting solely for this purpose as a non-fiduciary agent of the Obligors, shall maintain a register (which may be kept in electronic form) on which it will record the name and addresses of the Lenders, the Commitments of, and the outstanding principal amount (and stated interest) of the Utilisations owing or attributable to each Lender pursuant to the terms of this Agreement from time to time (the Lender Register). The Agent will promptly update the Lender Register on the relevant Transfer Date or Accession Date.

(d)

The Lender Register shall be available for inspection by the Company, at any reasonable time and from time to time upon reasonable prior notice and the Agent will provide a copy of the Lender Register to the Company within three (3) Business Days of request.

(e)

The entries in the Lender Register shall be conclusive and binding for all purposes absent manifest error, and the Obligors, the Agent and the Lenders shall treat each person whose name is recorded in the Lender Register pursuant to the terms of this Agreement as a Lender hereunder for all purposes of this Agreement notwithstanding any notice to the contrary. Any failure to make or update the Lender Register or any error in the Lender Register will not affect any Obligor’s obligations in respect of the Utilisations.

Project Globetrotter: IPO Facilities Agreement

(f)

Each Party irrevocably authorises the Agent to make the relevant entry in the Lender Register (and which the Agent shall do promptly) on its behalf for the purposes of this Clause 29.8 without any further consent of, or consultation with, such Party.

(g)

The Agent shall, upon request by an Existing Lender (as defined in Clause 29.1 (Assignments and Transfers by Lenders)) or a New Lender, confirm to that Existing Lender or New Lender whether a transfer or assignment from that Existing Lender or (as the case may be) to that New Lender has been recorded on the Lender Register (including details of the Commitment of that Existing Lender or New Lender in each Facility).

29.9	Security over Lenders’ rights

In addition to the other rights provided to Lenders under this Clause 29, each Lender may without consulting with or obtaining consent from the Company or any Obligor (but subject to paragraph (d) of Clause 29.2 (Conditions of assignment, transfer or sub-participation)), at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including:

(a)	any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and

(b)

in the case of any Lender which is a fund, any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security shall at any time:

(i)

release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or other Security for the Lender as a party to any of the Finance Documents;

(ii)	require any payments to be made by an Obligor or grant to any person any more extensive rights than those required to be made or granted to the relevant Lender under the Finance Documents; or

(iii)	be made if, as a result of such charge, assignment or Security, the Swiss Ten Non-Bank Rule or the Swiss Twenty Non-Bank Rule would no longer be complied with.

29.10	Pro rata interest settlement

(a)

If the Agent has notified the Lenders that it is able to distribute interest payments on a pro rata basis to Existing Lenders and New Lenders then (in respect of any transfer pursuant to Clause 29.6 (Procedure for transfers) or any assignment pursuant to Clause 29.7 (Procedure for assignment) the Transfer Date of which, in each case, is after the date of such notification and is not on the last day of an Interest Period):

(i)

any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Lender up to but excluding the Transfer Date (Accrued Amounts) and shall become due and payable to the existing Lender (without further interest accruing on them) on the last day of the current Interest Period (or, if the Interest Period is longer than six (6) Months, on the next of the dates which falls at six (6) Monthly intervals after the first day of that Interest Period); and

Project Globetrotter: IPO Facilities Agreement

(ii)	the rights assigned or transferred by the Existing Lender will not include the right to the Accrued Amounts, so that, for the avoidance of doubt:

(A)	when the Accrued Amounts become payable, those Accrued Amounts will be payable to the Existing Lender; and

(B)

the amount payable to the New Lender on that date will be the amount which would, but for the application of this Clause (i), have been payable to it on that date, but after deduction of the Accrued Amounts.

(b)	In this Clause (i) reference to “Interest Period” shall be construed to include a reference to any other period for accrual of fees.

29.11	Accession of Additional Facility Lender

Any person which provides Additional Facility Commitments or an Additional Facility Loan shall become a Party as a Lender by executing an Additional Facility Lender Accession Letter.

29.12	Preservation of security

In the event that a transfer by any of the Finance Parties of its rights and/or obligations under any relevant Finance Documents occurred or was deemed to occur by way of novation, each Obligor explicitly agrees that all security interests and guarantees created under any Finance Documents shall be preserved for the benefit of the New Lender and the other Finance Parties.

30.	CHANGES TO THE OBLIGORS

30.1	Assignment and transfers by Obligors

Neither the Company nor any Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents other than pursuant to a Permitted Reorganisation.

30.2	Additional Borrowers

(a)

Subject to compliance with Clause 25.7 (“Know your customer” checks), the Company may request that any of its Subsidiaries becomes an Additional Borrower under a Facility. That Subsidiary shall become a Borrower under a Facility if:

(i)	it is:

(A)	incorporated in the same jurisdiction as an existing Borrower;

(B)	in the case of a member of the Group which will borrow under the Original Term Facility only, incorporated in Switzerland or the Netherlands;

(C)

in the case of a member of the Group which will borrow under the Original Revolving Facility only, incorporated in Switzerland, Germany, UK, France, Luxembourg, the Netherlands or any other jurisdiction as approved by the Revolving Facility Lenders (each acting reasonably) participating in that Utilisation;

(D)	in the case of a member of the Group which will borrow under an Ancillary Facility only, approved by the relevant Ancillary Lender (acting reasonably);

(E)

in the case of a member of the Group which will borrow under an Additional Facility only, approved by the relevant Additional Facility Lenders (acting reasonably) participating in the applicable Additional Facility;

Project Globetrotter: IPO Facilities Agreement

(F)	in the case of a member of the Group which will borrow under the Swingline Facility, it is approved only by the relevant Swingline Lender (acting reasonably); or

(G)	otherwise approved by the Lenders (other than any Defaulting Lender) (each acting reasonably) with a Commitment under the applicable Facility in respect of which it will become a Borrower;

(ii)	the Company or the acceding Borrower delivers to the Agent a duly completed and executed Accession Letter;

(iii)	(subject to the Agreed Security Principles) the Subsidiary is (or becomes) a Guarantor prior to or contemporaneously with becoming a Borrower; and

(iv)

the Agent has received all of the documents and other evidence set out in Part 2 of Schedule 2 (Conditions Precedent) in relation to that Additional Borrower, each in form and substance satisfactory to the Agent (acting reasonably) or receipt of such documents and evidence has been waived by the Agent (acting reasonably and only on the instructions of the Majority Lenders participating in the relevant Facility to which it will be a Borrower under, each also acting reasonably).

(b)

The Agent shall notify the Company and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) (acting reasonably) all of the documents and other evidence set out in Part 2 of Schedule 2 (Conditions Precedent) in relation to that Additional Borrower or receipt of such documents and evidence has been waived by the Agent (acting reasonably and only on the instructions of the Majority Lenders each also acting reasonably).

(c)

Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in paragraph (b) above, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

(d)

Upon the Agent’s confirmation to the Company that it has received all documents referred to in paragraph (a) of Clause 30.2 (Additional Borrowers) in respect of an Additional Borrower, such Additional Borrower, the Obligors and the Finance Parties shall each assume such obligations towards one another and/or acquire such rights against each other party as they would have assumed or acquired had such Additional Borrower been an original Party and such Additional Borrower shall become a Party and thereto as a Borrower and as a Guarantor.

30.3	Additional Guarantors

(a)

Subject to compliance Clause 25.7 (“Know your customer” checks), the Company may request that any of its Subsidiaries becomes a Guarantor. That Subsidiary shall become a Guarantor if, subject to the Agreed Security Principles:

(i)	the Company or the relevant Subsidiary delivers to the Agent a duly completed and executed Accession Letter; and

(ii)

the Agent has received all of the documents and other evidence set out in Part 2 of Schedule 2 (Conditions Precedent) in relation to that Additional Guarantor, each in form and substance satisfactory to the Agent (acting reasonably) or receipt of such documents and evidence has been waived by the Agent (acting reasonably and only on the instructions of the Majority Lenders each also acting reasonably).

Project Globetrotter: IPO Facilities Agreement

(b)	The Agent shall in connection with any accession of a Guarantor under this Clause 30.3

(i)

use reasonable endeavours to agree and/or confirm satisfaction of the documents and evidence to be received by it pursuant to Part 2 of Schedule 2 (Conditions Precedent) within any time period reasonably requested by the Company (or in the absence of such request, promptly);

(ii)

notify the Company and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) (acting reasonably) all of the documents and other evidence set out in Part 2 of Schedule 2 (Conditions Precedent) in relation to that Additional Guarantor or receipt of such documents and evidence has been waived by the Agent (acting reasonably and only on the instructions of the Majority Lenders each also acting reasonably).

(c)

Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in paragraph (b) above, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

(d)

Upon the Agent’s confirmation to the Company that it has received all documents referred to in paragraph (a) of Clause 30.3 (Additional Guarantors) in respect of an Additional Guarantor, such Additional Guarantor, the other Obligors and the Finance Parties shall each assume such obligations towards one another and/or acquire such rights against each other party as they would have assumed or acquired had such Subsidiary been an original Party as a Guarantor and such Subsidiary shall become a Party and thereto as a Guarantor.

(e)

The Agent may agree with the Company that the requirements under paragraph (a)(ii) above are to be delivered and/or satisfied at a date later than the date on which the relevant entity becomes an Additional Guarantor.

30.4	Resignation of an Obligor

(a)	The Company may request that an Obligor ceases to be a Borrower and/or a Guarantor by delivering a Resignation Letter to the Agent if:

(i)

that Obligor or its Holding Company is the subject of a transaction not expressly prohibited by this Agreement pursuant to which the Obligor or its Holding Company will cease to be a member of the Group;

(ii)

the Company confirms to the Agent that the Guarantor Coverage Test based on the most recent Annual Financial Statements (calculated on a pro forma basis taking into account such resignations and any members of the Group which have (or will) become Additional Guarantors on or prior to the date on which the resignation will become effective, and any resignation of any Obligor which has (or will) become effective on or prior to the date on which such resignation will become effective) will continue to be satisfied after such resignation and such Obligor is not a Material Subsidiary;

(iii)

that Obligor is the subject of a Permitted Reorganisation pursuant to which it is to be liquidated, wound up or dissolved (or pursuant to which it will otherwise cease to exist or will no longer be a Material Subsidiary); or

(iv)	the Super Majority Lenders have consented to the resignation of that Obligor.

Project Globetrotter: IPO Facilities Agreement

(b)	The Agent shall accept a Resignation Letter and notify the Company and the Lenders of its acceptance if:

(i)	the Company has confirmed that no Event of Default is continuing or would result from the acceptance of the Resignation Letter;

(ii)

in the case of a Borrower, no amounts utilised by it as a Borrower remain outstanding under this Agreement (or will be outstanding at the time of resignation) and it is under no actual or contingent obligations as a Borrower under any Finance Documents, and in the case of a Guarantor no payment is due and payable from that Guarantor under Clause 23 (Guarantees and Indemnity);

(iii)

in the case of a Borrower which is also a Guarantor (unless it is simultaneously resigning as a Guarantor in accordance with this Clause 30.4), its obligations in its capacity as Guarantor continue to be, subject to the Legal Reservations, legal, valid, binding and enforceable and in full force and effect; and

(iv)

in relation to the resignation of a Guarantor, that Obligor is not a Borrower (unless it will also cease to be a Borrower at or prior to the time at which its resignation as a Guarantor becomes effective) or a Material Subsidiary.

(c)

Upon notification by the Agent to the Company of its acceptance of the resignation of a Borrower or a Guarantor, that entity shall cease to be a Borrower or a Guarantor (as applicable) and shall have no further rights or obligations under the Finance Documents as a Borrower or a Guarantor (as applicable).

(d)

Notwithstanding anything else in this Clause 30 to the contrary, where the Borrower or Guarantor is the subject of a transaction contemplated by paragraph (a) above, the resignation as a Borrower and/or Guarantor shall not take effect (and the Obligor will continue to have rights, obligations and liabilities under the Finance Documents as a Borrower and/or Guarantor) until the date on which the transaction contemplated by paragraph (a) above, takes effect.

30.5	Repetition of Representations

Delivery of an Accession Letter constitutes confirmation by the relevant Subsidiary that each of the representations referred to in paragraph (c) of Clause 24.14 (Repetition) are true and correct in all material respects (or to the extent a materiality test applies, all respects) in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

30.6	Accession of the Listing Holding Company

Notwithstanding any other provisions of this Clause 30 to the contrary, the Listing Holding Company may accede to this Agreement as the Company, an Additional Guarantor and (at its sole option) an Additional Borrower if:

(a)	the Listing Holding Company has delivered to the Agent a duly completed and executed Accession Letter; and

(b)

the Agent has received all of the documents and other evidence set out in Part 2 of Schedule 2 (Conditions Precedent) in the relation to the Listing Holding Company each in form and substance satisfactory to the Agent (acting reasonably) or receipt of such documents and evidence has been waived by the Agent (acting reasonably and only on the instructions of the Majority Lenders each also acting reasonably).

Project Globetrotter: IPO Facilities Agreement

31.	ROLE OF THE AGENT, THE ARRANGERS, THE ISSUING BANK AND OTHERS

31.1	Appointment of the Agent

(a)

Each of the Arrangers, the Lenders and the Issuing Bank(s) appoints the Agent to act as its agent under and in connection with the Finance Documents, regardless of the laws that govern each such Finance Document and regardless of the language that any such Finance Documents are entered into.

(b)

Each of the Arrangers, the Lenders and the Issuing Bank authorises the Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities, confirmation, determinations, approvals, satisfactions, opinions and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

31.2	Instructions

(a)	The Agent shall:

(i)

unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by:

(A)	all Lenders if the relevant Finance Document stipulates the matter is an all Lender decision; and

(B)	in all other cases, the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Lender or group of Lenders, from that Lender or group of Lenders); and

(ii)	not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with paragraph (i) above.

(b)

The Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Lender or group of Lenders, from that Lender or group of Lenders) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion. The Agent may refrain from acting unless and until it receives any such instructions or clarification that it has requested.

(c)

Save in the case of decisions stipulated to be a matter for any other Lender or group of Lenders under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties other than the Security Agent.

(d)

The Agent may refrain from acting in accordance with any instructions of any Lender or group of Lenders until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability (together with any associated VAT) which it may incur in complying with those instructions.

(e)

In the absence of instructions from the Majority Lenders (or, if appropriate, the Lenders or relevant class or number of Lenders), the Agent may act (or refrain from acting) as it considers to be in the best interest of the Lenders.

Project Globetrotter: IPO Facilities Agreement

(f)	The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings relating to any Finance Document.

31.3	Duties of the Agent

(a)	The Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.

(b)	Subject to paragraph (c) below, the Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.

(c)

Without prejudice to Clause 29.8 (Copy of Transfer Certificate, Assignment Agreement, Increase Confirmation, Additional Facility Notice or Additional Facility Lender Accession Letter to the Company and maintenance of Lender Register) and paragraph (e) of Clause 7.4 (Cash collateral by Non-Acceptable L/C Lender), paragraph (a) shall not apply to any Transfer Certificate, Assignment Agreement or Increase Confirmation.

(d)	Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(e)

If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

(f)

If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than to the Agent or the Arrangers) under this Agreement it shall promptly notify the other Finance Parties.

(g)	The Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).

(h)

The Agent shall provide to the Company, within five (5) Business Days of a request by the Company, a list (which may be in electronic form) setting out the names of the Lenders as at the date of that request, their respective Commitments, the address and electronic mail address (and the department or officer, if any, for whose attention any communication is to be made) of each Lender for any communication to be made or document to be delivered under or in connection with the Finance Documents, the electronic mail address and/or any other information required to enable the sending and receipt of information by electronic mail or other electronic means to and by each Lender to whom any communication under or in connection with the Finance Documents may be made by that means and the account details of each Lender for any payment to be distributed by the Agent to that Lender under the Finance Documents.

(i)	Upon the Agent becoming an Impaired Agent, the Company shall provide a copy of the list of all the Lenders to each Finance Party.

31.4	Role of the Arrangers

Except as specifically provided in the Finance Documents, the Arrangers have no obligations of any kind to any other Party under or in connection with any Finance Document.

31.5	No fiduciary duties

(a)	Nothing in any Finance Document constitutes the Agent, any Arranger and/or and Issuing Bank as a trustee or fiduciary of any other person.

Project Globetrotter: IPO Facilities Agreement

(b)

None of the Agent, the Security Agent, the Arrangers, the Issuing Bank or any Ancillary Lender, Fronted Ancillary Lender or Fronting Ancillary Lender shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

31.6	Business with the Group

The Agent, the Security Agent, the Arrangers, the Issuing Bank and each Ancillary Lender, Fronted Ancillary Lender or Fronting Ancillary Lender may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group and its Holding Companies.

31.7	Rights and discretions

(a)	Each of the Agent, the Security Agent and the Issuing Bank may:

(i)	rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised;

(ii)	assume that:

(A)	any instructions received by it from the Majority Lenders, any Lenders or any group of Lenders are duly given in accordance with the terms of the Finance Documents; and

(B)	unless it has received notice of revocation, that those instructions have not been revoked; and

(iii)	rely on a certificate from any person:

(A)	as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

(B)	to the effect that such person approves of any particular dealing, transaction, step, action or thing,

as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate.

(b)	Each of the Agent and the Security Agent the Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

(i)	no Default has occurred (unless it has actual knowledge of a Default arising under Clause 28.1 (Payment Default));

(ii)	any right, power, authority or discretion vested in any Party or the Majority Lenders (or any relevant group of Lenders) has not been exercised;

(iii)	any notice or request made by the Company (other than a Utilisation Request or Selection Notice) is made on behalf of and with the consent and knowledge of all the Obligors.

(c)	The Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.

(d)

Without prejudice to the generality of paragraph (c) above or paragraph (e) below, the Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Agent (and so separate from any lawyers instructed by the Lenders) if the Agent in its reasonable opinion deems this to be necessary.

Project Globetrotter: IPO Facilities Agreement

(e)

The Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

(f)	The Agent may act in relation to the Finance Documents through its officers, employees and agents.

(g)	Unless a Finance Document expressly provides otherwise the Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

(h)

Without prejudice to the generality of paragraph (g) above, the Agent may disclose the identity of a Defaulting Lender, an Increased Costs Lender, a Non-Consenting Lender, a Non-Funding Lender and/or a Non-Qualifying Bank to the other Finance Parties and the Company and shall disclose the same upon the written request of the Company or the Majority Lenders.

(i)

Notwithstanding any other provision of any Finance Document to the contrary, none of the Agent, the Arrangers or the Issuing Bank is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

(j)

Notwithstanding any provision of any Finance Document to the contrary, the Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

31.8	Responsibility for documentation

None of the Agent, the Arrangers, the Issuing Bank or any Ancillary Lender, Fronted Ancillary Lender or Fronting Ancillary Lender is responsible or liable for:

(a)

the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Agent, the Arrangers, the Issuing Bank, an Ancillary Lender, a Fronted Ancillary Lender, a Fronting Ancillary Lender, the Company, an Obligor or any other person given in or in connection with any Finance Document or the Information Package or the transactions contemplated in the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(b)

the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document; or

(c)

any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

Project Globetrotter: IPO Facilities Agreement

31.9	No duty to monitor

The Agent shall not be bound to enquire:

(a)	whether or not any Default has occurred;

(b)	as to the performance, default or any breach by any Party of its obligations under any Finance Document; or

(c)	whether any other event specified in any Finance Document has occurred.

31.10	Exclusion of liability

(a)

Without limiting paragraph (b) below (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Agent or the Issuing Bank), neither the Agent nor the Issuing Bank will be liable for:

(i)

any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct or breach of a Finance Document;

(ii)

exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document, other than by reason of its gross negligence or wilful misconduct or breach of a Finance Document; or

without prejudice to the generality of paragraphs (i) and (ii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including for negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of:

(A)	any act, event or circumstance not reasonably within its control; or

(B)	the general risks of investment in, or the holding of assets in, any jurisdiction,

including (in each case) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

(b)

No Party (other than the Agent, the Issuing Bank or an Ancillary Lender (as applicable)) may take any proceedings against any officer, employee or agent of the Agent, the Issuing Bank or any Ancillary Lender, Fronted Ancillary Lender or Fronting Ancillary Lender in respect of any claim it might have against the Agent, the Issuing Bank or an Ancillary Lender, Fronted Ancillary Lender or Fronting Ancillary Lender or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Agent, the Issuing Bank or any Ancillary Lender may rely on this Clause subject to Clause 1.7 (Third Party Rights) and the provisions of the Third Parties Act.

(c)

The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.

Project Globetrotter: IPO Facilities Agreement

(d)	Nothing in this Agreement shall oblige the Agent or the Arrangers to carry out:

(i)	any “know your customer” or other checks in relation to any person; or

(ii)	any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Lender,

on behalf of any Lender and each Lender confirms to the Agent and the Arrangers that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent or the Arrangers.

31.11	Lenders’ indemnity to the Agent

(a)

Subject to paragraph (b) below, each Lender shall (in the proportion that its Commitments bear to the Total Commitments) indemnify the Agent, within three (3) Business Days of demand, against any cost, loss or liability (including for negligence or any other category of liability whatsoever) incurred by the Agent (otherwise than by reason of its gross negligence or wilful misconduct) (or in the case of any cost, loss or liability pursuant to Clause 34.11 (Disruption to Payment Systems etc.), notwithstanding the Agent’s negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) in acting as Agent under the Finance Documents (unless it has been reimbursed by the Company or an Obligor pursuant to a Finance Document).

(b)

If the Available Facilities are then zero, each Lender’s indemnity under paragraph (a) above shall be in proportion to its Commitments to the Total Commitments immediately prior to their reduction to zero.

31.12	Resignation of the Agent

(a)

The Agent may resign and appoint one of its Affiliates acting through an office in the United Kingdom or any other jurisdiction agreed by the Company as successor by giving notice to the Lenders and the Company.

(b)

Alternatively the Agent may resign by giving thirty (30) days’ notice to the Lenders and the Company, in which case the Majority Lenders (after consultation with the Company) may appoint a successor Agent (acting through an office in the United Kingdom or any other jurisdiction agreed by the Company).

(c)

If the Majority Lenders have not appointed a successor Agent in accordance with paragraph (b) above within twenty (20) days after notice of resignation was given, the retiring Agent (after consultation with the Company) may appoint a successor Agent (acting through an office in the United Kingdom or any other jurisdiction agreed by the Company).

(d)

If the Agent wishes to resign because (acting reasonably) it has concluded that it is no longer appropriate for it to remain as agent and the Agent is entitled to appoint a successor Agent under paragraph (c) above, the Agent may (if it concludes (acting reasonably) that it is necessary to do so in order to persuade the proposed successor Agent to become a Party as Agent) agree with the proposed successor Agent amendments to this Clause 31 and any other term of this Agreement dealing with the rights or obligations of the Agent consistent with then current market practice for the appointment and protection of corporate trustees together with any reasonable amendments to the agency fee payable under this Agreement which are consistent with the successor Agent’s normal fee rates and those amendments will bind the Parties.

Project Globetrotter: IPO Facilities Agreement

(e)

The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

(f)	The Agent’s resignation notice shall only take effect upon the appointment of a successor.

(g)

Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 31. Any successor and each of the other Parties shall have the same rights and obligations among themselves as they would have had if such successor had been an original Party.

(h)

After consultation with the Company, the Majority Lenders may, by notice to the Agent, require it to resign in accordance with paragraph (b) above. In this event, the Agent shall resign in accordance with paragraph (b) above.

(i)

The Agent shall resign in accordance with paragraph (b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Agent pursuant to paragraph (c) above) if on or after the date which is three (3) months before the earliest FATCA Application Date relating to any payment to the Agent under the Finance Documents, either:

(i)

the Agent fails to respond to a request under Clause 18.9 (FATCA Information) and the Company or a Lender reasonably believes that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(ii)

the information supplied by the Agent pursuant to Clause 18.9 (FATCA Information) indicates that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(iii)	the Agent notifies the Company and the Lenders that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date,

and (in each case) the Company or a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Agent were a FATCA Exempt Party, and the Company or that Lender, by notice to the Agent, requires it to resign.

31.13	Replacement of the Agent

(a)

After consultation with the Company, the Majority Lenders may by giving thirty (30) days’ notice to the Agent (or, at any time the Agent is an Impaired Agent, by giving any shorter notice determined by the Majority Lenders) replace the Agent by appointing a successor Agent (acting through an office in the United Kingdom or any other jurisdiction agreed by the Company).

(b)

The retiring Agent shall (at its own cost if it is an Impaired Agent and otherwise at the expense of the Lenders) make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

(c)

The appointment of the successor Agent shall take effect on the date specified in the notice from the Majority Lenders (or as applicable the Company) to the retiring Agent. As from this date, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 31 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date).

Project Globetrotter: IPO Facilities Agreement

(d)	Any successor Agent and each of the other Parties shall have the same rights and obligations among themselves as they would have had if such successor had been an original Party.

31.14	Appointment and Resignation of Issuing Banks

(a)	Any person may with the consent of the Company become an Issuing Bank.

(b)	A person will only become an Issuing Bank when:

(i)	it delivers an Issuing Bank Accession Agreement to the Agent; and

(ii)	the Agent executes the Issuing Bank Accession Agreement (provided that the Agent shall execute any Issuing Bank Accession Agreement which on its face appears duly completed promptly on receipt).

(c)

An Issuing Bank may resign and appoint one of its Affiliates acting through an office in United Kingdom (or any other jurisdiction agreed by the Company) as successor by giving notice to the Lenders and the Company.

(d)

Alternatively an Issuing Bank may (with the consent of the Company) resign by giving thirty (30) days’ notice (or such shorter period as the Company may agree) to the Lenders and the Company, in which case the Majority Lenders (after consultation with the Company) may appoint a successor Issuing Bank. The Issuing Bank’s resignation notice shall take effect immediately upon the expiry of such thirty (30) day notice period unless a successor Issuing Bank has not been appointed in which case such notice shall be ineffective until a successor Issuing Bank has been appointed.

(e)

If the Majority Lenders have not appointed a successor Issuing Bank in accordance with paragraph (b) above within twenty (20) days after notice of resignation was given, the retiring Issuing Bank (after consultation with the Company) may (but shall have no obligation to) appoint a successor Issuing Bank (acting through an office in the United Kingdom or any other jurisdiction agreed by the Company).

(f)

The retiring Issuing Bank shall, at its own cost, make available to any successor Issuing Bank such documents and records and provide such assistance as the successor Issuing Bank may reasonably request for the purposes of performing its functions as Issuing Bank under the Finance Documents.

(g)	The Issuing Banks resignation notice shall only take effect upon the appointment of a successor. Any such resignation will not extend to or affect Letters of Credit issued before the resignation.

(h)

Upon the resignation of the Issuing Bank having become effective in accordance with paragraph (d) above, the retiring Issuing Bank shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 31.

(i)	Any successor Issuing Bank and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor Issuing Bank had been an original Party.

Project Globetrotter: IPO Facilities Agreement

(j)	The Company may, by notice to the Issuing Bank, require it to resign in accordance with paragraph (d) above. In this event, the Issuing Bank shall resign in accordance with paragraph (d).

31.15	Confidentiality

(a)

In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)	If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.

(c)

Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent nor the Arrangers is obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would or might in its reasonable opinion constitute a breach of any law or a breach of a fiduciary duty.

31.16	Relationship with the Lenders

(a)

Subject to Clause 29.10 (Pro rata interest settlement), the Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Agent’s principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office:

(i)	entitled to or liable for any payment due under any Finance Document on that day; and

(ii)	entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day,

unless it has received not less than five (5) Business Days’ prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(b)

To the extent legally permissible, each Lender shall supply the Agent with any information that the Security Agent may reasonably specify (through the Agent) as being necessary or desirable to enable the Security Agent to perform its functions as Security Agent. Each Lender shall deal with the Security Agent exclusively through the Agent and shall not deal directly with the Security Agent.

(c)

Any Lender may by notice to the Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents. Such notice shall contain the address and (where communication by electronic mail or other electronic means is permitted under Clause 36.6 (Electronic communication)) electronic mail address and/or any other information required to enable the sending and receipt of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, electronic mail address (or such other information), department and officer by that Lender for the purposes of Clause 36.2 (Addresses) and paragraph (a) of Clause 36.6 (Electronic communication) and the Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.

Project Globetrotter: IPO Facilities Agreement

31.17	Credit appraisal by the Lenders, Issuing Bank and Ancillary Lenders

Without affecting the responsibility of the Company or any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender, Issuing Bank and Ancillary Lender, Fronted Ancillary Lender and Fronting Ancillary Lender confirms to the Agent, the Arrangers, the Issuing Bank and each Ancillary Lender, Fronted Ancillary Lender and Fronting Ancillary Lender that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including to:

(a)	the financial condition, status and nature of each member of the Group and its Holding Companies;

(b)

the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(c)

whether that Finance Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(d)

the adequacy, accuracy and/or completeness of the Information Package and any other information provided by the Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(e)

the right or title of any person in or to, or the value or sufficiency of any part of the Charged Property, the priority of any of the Transaction Security or the existence of any Security affecting the Charged Property.

31.18	Deduction from amounts payable by the Agent

If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

31.19	Reliance and engagement letters

Each Finance Party confirms that each of the Arrangers and the Agent has authority to accept on its behalf (and ratifies the acceptance on its behalf of any letters or reports already accepted by the Arrangers or Agent) the terms of any reports or letters (including any reliance or engagement letters relating to such reports or letters) provided by any person in connection with the Finance Documents or the transactions contemplated in the Finance Documents and to bind it in respect of those reports or letters and to sign such letters on its behalf and further confirms that it accepts the terms and qualifications set out in such letters.

31.20	Role of the Security Agent

(a)	The Security Agent shall, at all times, act in accordance with the terms set forth in the Intercreditor Agreement.

Project Globetrotter: IPO Facilities Agreement

(b)

The declaration of trust pursuant to which the Security Agent declares itself trustee of the Transaction Security (to the extent permitted by the applicable law), for which it will hold on trust for the Secured Parties, is contained in the Intercreditor Agreement.

(c)

In acting or otherwise exercising its rights or performing its duties under any of the Finance Documents, the Security Agent shall act in accordance with the provisions of this Agreement and the Intercreditor Agreement and shall seek any necessary instruction or direction from the Agent. In so acting, the Security Agent shall have the rights, benefits, protections, indemnities and immunities set out in this Agreement and the Intercreditor Agreement.

(d)

In the event there is an inconsistency or conflict between the rights, duties, benefits, obligations, protections, immunities or indemnities of the Security Agent (the “Security Agent Provisions”) as contained in this Agreement and/or the Intercreditor Agreement, on the one hand, and in any of the other Finance Documents, on the other hand, the Security Agent Provisions contained in this Agreement and/or the Intercreditor Agreement shall prevail and apply.

(e)

The Security Agent is hereby authorised by the Secured Parties to sign or countersign any Assignment Agreement, Transfer Certificate, Additional Facility Notice, Additional Facility Lender Accession Letter, Increase Confirmation or Issuing Bank Accession Agreement or similar document in connection therewith without investigation or inquiry, if, on its face, it appears to conform to the form contemplated in this Agreement or, if applicable, the same is signed by the Security Agent.

32.	CONDUCT OF BUSINESS BY THE FINANCE PARTIES

No provision of this Agreement will:

(a)	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)

oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim unless expressly specified in the other provisions of this Agreement; or

(c)	oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

33.	SHARING AMONG THE FINANCE PARTIES

33.1	Payments to Finance Parties

(a)

Subject to paragraph (b) below, if a Finance Party (a Recovering Finance Party) receives or recovers (including by way of set-off) any amount from an Obligor other than in accordance with Clause 34 (Payment Mechanics) (a Recovered Amount) and applies that amount to a payment due under the Finance Documents then:

(i)	the Recovering Finance Party shall, within three (3) Business Days, notify details of the receipt or recovery, to the Agent;

(ii)

the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 34 (Payment Mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

Project Globetrotter: IPO Facilities Agreement

(iii)

the Recovering Finance Party shall, within three (3) Business Days of demand by the Agent, pay to the Agent an amount (the Sharing Payment) equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 34.6 (Partial payments).

(b)

Paragraph (a) above shall not apply to any amount received or recovered by an Issuing Bank or an Ancillary Lender, Fronted Ancillary Lender or Fronting Ancillary Lender in respect of any cash cover provided for the benefit of that Issuing Bank or that Ancillary Lender, Fronted Ancillary Lender or Fronting Ancillary Lender.

33.2	Redistribution of payments

The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) (the Sharing Finance Parties) in accordance with Clause 34.6 (Partial payments) towards the obligations of that Obligor to the Sharing Finance Parties.

33.3	Recovering Finance Party’s rights

On a distribution by the Agent under Clause 33.2 (Redistribution of payments) of a payment received by a Recovering Finance Party from an Obligor, as between the relevant Obligor and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Obligor unless and to the extent such treatment would otherwise be prohibited by any Guarantee Limitations.

33.4	Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)

each Sharing Finance Party shall, upon request of the Agent, pay to the Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the Redistributed Amount); and

(b)

as between the relevant Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Obligor unless and to the extent such treatment would otherwise be prohibited by any Guarantee Limitation.

33.5	Exceptions

(a)

This Clause 33 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor.

(b)

A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)	it notified the other Finance Party of the legal or arbitration proceedings; and

(ii)

the other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

Project Globetrotter: IPO Facilities Agreement

33.6	Ancillary Lenders

(a)

This Clause 33 shall not apply to any receipt or recovery by a Lender in its capacity as an Ancillary Lender, Fronted Ancillary Lender or Fronting Ancillary Lender at any time prior to service of notice under Clause 28.12 (Acceleration).

(b)

Following service of notice under Clause 28.12 (Acceleration), this Clause 33 shall apply to all receipts or recoveries by Ancillary Lenders, Fronted Ancillary Lenders or Fronting Ancillary Lenders except to the extent that the receipt or recovery represents a reduction from the Gross Outstandings for an Ancillary Facility or Fronted Ancillary Facility that is provided by way of a multi-account overdraft to or towards an amount equal to its Net Outstandings.

34.	PAYMENT MECHANICS

34.1	Payments to the Agent

(a)

On each date on which an Obligor or a Lender is required to make a payment under a Finance Document excluding a payment under the terms of an Ancillary Document, that Obligor or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)

Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in a principal financial centre in a Participating Member State or London, as specified by the Agent and with such bank as the Agent specifies by not less than five (5) Business Days’ notice).

34.2	Distributions by the Agent

Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 34.3 (Distributions to an Obligor) and Clause 34.4 (Clawback and pre-funding) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five (5) Business Days’ notice with a bank specified by that Party in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre of a Participating Member State or London, as specified by that Party).

34.3	Distributions to an Obligor

The Agent may (with the consent of the Obligor or in accordance with Clause 35 (Set-Off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

34.4	Clawback and pre-funding

(a)

Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)

Unless paragraph (c) below applies, if the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

Project Globetrotter: IPO Facilities Agreement

(c)

If the Agent has notified the Lenders that it is willing to make available amounts for the account of a Borrower before receiving funds from the Lenders then if and to the extent that the Agent does so but it proves to be the case that it does not then receive funds from a Lender in respect of a sum which it paid to a Borrower:

(i)	the Agent shall notify the Company of that Lender’s identity and the Borrower to whom that sum was made available shall on demand refund it to the Agent; and

(ii)

the Lender by whom those funds should have been made available or, if that Lender fails to do so, the Borrower to whom that sum was made available, shall on demand pay to the Agent the amount (as certified by the Agent) which will indemnity the Agent against any funding cost incurred by it as a result of paying out that sum before receiving those funds from that Lender.

34.5	Impaired Agent

(a)

If, at any time, the Agent becomes an Impaired Agent, an Obligor or a Lender which is required to make a payment under the Finance Documents to the Agent in accordance with Clause 34.1 (Payments to the Agent) may instead either pay that amount direct to the required recipient or pay that amount to an interest-bearing account held with an Acceptable Bank within the meaning of paragraph (a) of the definition of Acceptable Bank and in relation to which no Insolvency Event has occurred and is continuing, in the name of the Obligor or the Lender making the payment and designated as a trust account for the benefit of the Party or Parties beneficially entitled to that payment under the Finance Documents. In each case such payments must be made on the due date for payment under the Finance Documents.

(b)	All interest accrued on the amount standing to the credit of the trust account shall be for the benefit of the beneficiaries of that trust account pro rata to their respective entitlements.

(c)

A Party which has made a payment in accordance with this Clause 34.5 shall be discharged of the relevant payment obligation under the Finance Documents and shall not take any credit risk with respect to the amounts standing to the credit of the trust account.

(d)

Promptly upon the appointment of a successor Agent in accordance with Clause 31.13 (Replacement of the Agent), each Party which has made a payment to a trust account in accordance with this Clause 34.5 shall give all requisite instructions to the bank with whom the trust account is held to transfer the amount (together with any accrued interest) to the successor Agent for distribution in accordance with Clause 34.2 (Distributions by the Agent).

34.6	Partial payments

(a)

If the Agent receives a payment for application against amounts due in respect of any Finance Documents that is insufficient to discharge all the amounts then due and payable by an Obligor under those Finance Documents, the Agent shall apply that payment towards the obligations of that Obligor under those Finance Documents in the following order:

(i)

first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Agent, the Security Agent, the Issuing Bank (other than any amount under Clause 7.2 (Claims under a Letter of Credit) or, to the extent relating to the reimbursement of a claim (as defined in Clause 7 (Letters of Credit)), Clause 7.3 (Indemnities)) under those Finance Documents;

Project Globetrotter: IPO Facilities Agreement

(ii)	secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under those Finance Documents;

(iii)

thirdly, in or towards payment pro rata of any principal due but unpaid under those Finance Documents and any amount due but unpaid under Clause 7.2 (Claims under a Letter of Credit) and Clause 7.3 (Indemnities); and

(iv)	fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b)	The Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(ii) to (iv) above.

(c)	Paragraphs (a) and (b) above will override any appropriation made by an Obligor.

(d)

Notwithstanding paragraphs (a) to (c) above or any other term of the Finance Documents, amounts received from any Guarantor shall not be applied to any obligation that is an Excluded Swap Obligation of such Guarantor.

34.7	Set-off by Obligors

(a)

All payments to be made by an Obligor under the Finance Documents shall be calculated and be made, save to the extent contemplated in Clause 10.3 (Repayment of Revolving Facility Loans) and Clause 18.4 (Tax Credits), without (and free and clear of any deduction for) set-off or counterclaim (provided that nothing in the Finance Documents shall prevent, or shall be construed so as to prevent, any member of the Group):

(i)

setting-off any amount or payment due from a Defaulting Lender against any amount or payment owed by a member of the Group and provided further that in the event of any such set-off by a member of the Group, for the purposes of the Finance Documents, the Agent shall treat such set-off as reducing only payments due to the relevant Defaulting Lender; and/or

(ii)	exercising any right of counterclaim against a Defaulting Lender or any amount or payment due from a Defaulting Lender.

(b)

The Agent shall not be liable in any way for any action taken by it pursuant to paragraph (a) above and, for the avoidance of doubt, the provisions of Clause 31.10 (Exclusion of liability) shall apply in relation thereto.

34.8	Business Days

(a)

Any payment under the Finance Documents which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)	During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

34.9	Currency of account

(a)	Subject to paragraphs (b) to (e) below, the Base Currency is the currency of account and payment for any sum due from an Obligor under any Finance Document.

Project Globetrotter: IPO Facilities Agreement

(b)	A repayment of a Utilisation or Unpaid Sum or a part of a Utilisation or Unpaid Sum shall be made in the currency in which that Utilisation or Unpaid Sum is denominated on its due date.

(c)	Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated when that interest accrued.

(d)

Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred (unless otherwise agreed with the Party to which such payment is to be made).

(e)	Any amount expressed to be payable in a currency other than the Base Currency shall be paid in that other currency.

34.10	Change of currency

(a)

Unless otherwise prohibited by law, if a single currency or currency unit becomes the lawful currency of two or more countries or if a single currency or currency unit ceases to be the lawful currency of one or more country or if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)

any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country (or, as the case may be, the relevant single currency) shall be translated into, or paid in, the currency or currency units of that country designated by the Agent (after consultation with the affected Lenders and the Company and in each case acting reasonably); and

(ii)

any translation from one currency or currency unit to another shall be at the official rate of exchange as at the Specified Time recognised by the central bank or as otherwise imposed by law for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably), or at such other rate as may be agreed by the Company and the Agent (each acting reasonably, in good faith and in accordance with the provisions of sub-paragraph (i) above).

(b)

Without prejudice to paragraph (a) above, if a change in any currency of any relevant country occurs (or if a single currency or currency unit ceases to be the lawful currency of one or more country) after the date of this Agreement, the Finance Documents will be amended to the extent to which the Agent, acting reasonably and in good faith and after consultation with the Company, determines to be necessary to satisfy the requirements of, and reflect the matters contemplated by, paragraph (a) above, to reflect the change in currency or any generally accepted financial conventions and market practice in the Relevant Interbank Market relating to dealing in any new currency and, in each case, so far as is reasonably practicable, to put the Obligors in no worse a position than that which they would have been had such change or event not taken place. Any such changes agreed upon in writing by the Agent and the Company shall be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 40 (Amendments and Waivers).

34.11	Disruption to Payment Systems etc.

If either the Agent determines (in its discretion) that a Disruption Event has occurred or the Agent is notified by the Company that a Disruption Event has occurred:

(a)

the Agent may, and shall if requested to do so by the Company, consult with the Company with a view to agreeing with the Company such changes to the operation or administration of the Facilities as the Agent may deem necessary in the circumstances;

Project Globetrotter: IPO Facilities Agreement

(b)

the Agent shall not be obliged to consult with the Company in relation to any changes mentioned in paragraph (a) above if, in its opinion (acting reasonably and in good faith), it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

(c)

the Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) above but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

(d)

any such changes agreed upon by the Agent and the Company shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 40 (Amendments and Waivers);

(e)

the Agent shall not be liable for any damages, costs or losses whatsoever (including for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 34.11; and

(f)	the Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above.

35.	SET-OFF

(a)

Subject to Clause 4.5 (Utilisations during the Certain Funds Period) and Clause 4.6 (Utilisations during the Agreed Certain Funds Period), a Finance Party may, at any time while a Declared Default has occurred and is continuing, set-off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

(b)

Any credit balances taken into account by an Ancillary Lender or Fronting Ancillary Lender when operating a net limit in respect of any overdraft under an Ancillary Facility or Fronted Ancillary Facility shall on enforcement of the Finance Documents be applied first in reduction of the overdraft provided under that Ancillary Facility or Fronted Ancillary Facility in accordance with its terms.

36.	NOTICES

36.1	Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by electronic mail or letter.

36.2	Addresses

The address and electronic mail address (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a)	in the case of the Company, that identified with its name below;

Project Globetrotter: IPO Facilities Agreement

(b)

in the case of each Lender, the Issuing Bank, each Ancillary Lender, Fronted Ancillary Lender or Fronting Ancillary Lender or any Obligor, that notified in writing to the Agent on or prior to the date on which it becomes a Party; and

(c)	in the case of the Agent or the Security Agent, that identified with its name below,

or any substitute address, electronic mail address or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five (5) Business Days’ notice.

36.3	Delivery

(a)	Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(i)	if by way of electronic mail, when received in legible form; or

(ii)	if by way of letter, when it has been left at the relevant address or five (5) Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address,

and, if a particular department or officer is specified as part of its address details provided under Clause 36.2 (Addresses), if addressed to that department or officer.

(b)

Any communication or document to be made or delivered to the Agent or the Security Agent will be effective only when actually received by the Agent or the Security Agent and then only if it is expressly marked for the attention of the department or officer identified with the Agent’s or the Security Agent’s signature below (or any substitute department or officer as the Agent or the Security Agent shall specify for this purpose).

(c)	All notices from or an Obligor shall be sent through the Agent. The Company may make and/or deliver as agent of each Obligor notices and/or requests on behalf of each Obligor.

(d)	Any communication or document made or delivered to the Company in accordance with this Clause 36.3 will be deemed to have been made or delivered to each of the Obligors.

(e)

Any communication or document which becomes effective, in accordance with paragraphs (a) to (d) above, after 5:00 p.m. in the place of receipt shall be deemed only to become effective on the following day.

36.4	Notification of address and electronic mail address

Promptly upon receipt of notification of an address or electronic mail address or change of address or electronic mail address pursuant to Clause 36.2 (Addresses) or changing its own address or electronic mail address, the Agent shall notify the other Parties.

36.5	Communication when Agent is Impaired Agent

If the Agent is an Impaired Agent the Parties may, instead of communicating with each other through the Agent, communicate with each other directly and (while the Agent is an Impaired Agent) all the provisions of the Finance Documents which require communications to be made or notices to be given to or by the Agent shall be varied so that communications may be made and notices given to or by the relevant Parties directly. This provision shall not operate after a replacement Agent has been appointed.

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36.6	Electronic communication

(a)	Any communication to be made under or in connection with the Finance Documents may be made by unencrypted electronic mail or other unencrypted electronic means if the Parties:

(i)

agree that, unless and until notified to the contrary, this is to be an accepted form of communication (with such agreement to be deemed to be given by each person which is a Party unless otherwise notified to the contrary by the Agent or the Security Agent and the Company);

(ii)	notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(iii)	notify each other of any change to their address or any other such information supplied by them by not less than five (5) Business Days’ notice.

(b)

Any electronic communication made between the Parties will be effective only when actually received in readable form and in the case of any electronic communication made by a Party to the Agent or the Security Agent only if it is addressed in such a manner as the Agent or the Security Agent shall specify for this purpose.

(c)

Any electronic communication which becomes effective, in accordance with paragraph (b) above, after 5:00 p.m. in the place in which the Party to whom the relevant communication is sent to made available has its address for the purpose of this Agreement shall be deemed only to become effective on the following day.

(d)	Any reference in a Finance Document to a communication being sent or received shall be construed to include that communication being made available in accordance with this Clause 36.6.

36.7	English language

(a)	Any notice given under or in connection with any Finance Document must be in English.

(b)	All other documents (other than the constitutional documents of any Obligor) provided under or in connection with any Finance Document must be:

(i)	in English; or

(ii)

if not in English, and if so required by the Agent (acting reasonably), accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

37.	CALCULATIONS AND CERTIFICATES

37.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

Project Globetrotter: IPO Facilities Agreement

37.2	Certificates and determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, prima facie evidence of the matters to which it relates.

37.3	Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of three hundred and sixty (360) days in the case of euro denominated Loans and a year of three hundred and sixty five (365) days in the case of Sterling denominated Loans or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

38.	PARTIAL INVALIDITY

If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

39.	REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of any Finance Party or Secured Party, any right or remedy under a Finance Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any of the Finance Documents. No election to affirm any Finance Document on the part of any Finance Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law.

40.	AMENDMENTS AND WAIVERS

40.1	Required consents

(a)

Subject to the other provisions of this Clause 40 (including Clause 40.2 (All Lender Matters) to Clause 40.5 (Other exceptions)) any term of the Finance Documents (other than the Fee Letters which may only be amended or waived in accordance with their terms) may be amended or waived only with the consent of the Majority Lenders and the Company and any such amendment or waiver will be binding on all Parties.

(b)

The Agent may effect, on behalf of any Finance Party, any amendment, waiver, consent or release permitted by this Clause 40 and any amendment waiver, consent or release made or effected in accordance with the provisions of this Clause 40, or in accordance with any other term of this Agreement or any other Finance Documents shall, in each case, be binding on all Parties. In the event that any of the Finance Parties is not entitled to grant to the Agent the authority referred to in this Agreement it shall be obliged to appear with and (if required) execute at the same time as the Agent, upon the request of the Agent, to formalise any actions or measures that are required. By virtue of this Agreement, each of the Finance Parties shall be obliged to cooperate with the Agent, including to participate in the negotiation and execution of the documents, either in public or private, that may be required for the execution and effectiveness of the provisions contained in this Agreement or any other Finance Document.

(c)

Each Finance Party irrevocably and unconditionally authorises and instructs the Agent without any further consent, sanction, authority or further confirmation from them (for the benefit of the Agent and the Company) to execute any documentation relating to a proposed amendment or waiver as soon as the requisite Lender consent is received in accordance

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with this Clause 40 (or on such later date as may be agreed by the Agent and Company). Without prejudice to the foregoing, the Finance Parties shall enter into any documentation necessary to implement an amendment or waiver once that amendment or waiver has been approved by the requisite number of Lenders determined in accordance with this Clause 40 (or on such later date as may be agreed by the Agent and Company).

(d)

The Company may effect, as agent of each Obligor, any amendment or waiver permitted by this Clause 40 and each Obligor agrees to any such amendment or waiver permitted by this Clause 40 which is agreed to by the Company. This includes any amendment or waiver which would, but for this paragraph (d), require the consent of all of the Guarantors.

40.2	All Lender Matters

Subject to Clause 40.4 (Structural Adjustment) and Clause 40.5 (Other exceptions) and other than as expressly permitted by the provisions of this Agreement (including this Clause 40) or any other Finance Document, an amendment, waiver or a consent of, or in relation to, any term of any Finance Document that has the effect of changing or which relates to:

(a)	the definitions of Change of Control, Majority Lenders, Super Majority Lenders and Structural Adjustment in Clause 1.1 (Definitions);

(b)	any provision which expressly requires the consent of all the Lenders;

(c)	Clause 2.4 (Finance Parties’ rights and obligations);

(d)

Clause 29 (Changes to the Lenders) to the extent restricting or limiting the rights of the Lenders to assign, transfer or sub-participate their rights or obligations under the Finance Documents or imposing additional conditions on such rights;

(e)	this Clause 40; or

(f)	a change to the Borrowers or Guarantors other than in accordance with the terms of the Finance Documents,

shall not be made without the prior consent of all the Lenders provided that:

(i)	any amendment to Clause 29 (Changes to the Lenders) in accordance with paragraph (d) above shall only require the consent of each Lender who will be subject to any such additional restrictions; and

(ii)	a change to the Borrower under any Facility within the scope of paragraph (f) above shall only require the consent of the Lenders under that Facility,

unless, in each case, any amendment, waiver, consent or release is required to implement or reflect any Permitted Structural Adjustment.

40.3	Super Majority Lender Matters

Subject to Clause 40.4 (Structural Adjustment) and Clause 40.5 (Other exceptions) and other than as expressly permitted by the provisions of this Agreement (including this Clause 40) or any other Finance Document, an amendment, waiver or a consent of, or in relation to, any term of any Finance Document that has the effect of changing or which relates to:

(a)	the nature or scope of the guarantee and indemnity granted under Clause 23 (Guarantees and Indemnity) or of any Security granted under the Finance Documents; or

Project Globetrotter: IPO Facilities Agreement

(b)	the release of all or substantially all of the guarantees and indemnity granted under Clause 23 (Guarantees and Indemnity) or of any Security granted under the Finance Documents,

shall not be made without the prior consent of the Super Majority Lenders, in each case, unless:

(i)	that release is conditional upon or is to become effective on or following the prepayment and cancellation in full of all amounts due and owing under the Finance Documents;

(ii)

the Company certifies that such release is required to effect or, implement a disposal, the incurrence of any indebtedness (including any Additional Facility) (and grant of any Security in connection therewith), a Permitted Reorganisation, a Permitted Transaction or such other action, in each case, permitted under and in accordance with the terms of this Agreement (including, in the case of such a disposal of shares in an Obligor, the release of not only any Security granted in respect of the obligations of a member of the Group under any of the Finance Documents over those shares but also any guarantee or such Security granted by that Obligor or any of its Subsidiaries), provided that if that disposal, financing, Permitted Reorganisation or a Permitted Transaction is not immediately consummated, a new guarantee and (if applicable) new Security in respect of the obligations of a member of the Group under any of the Finance Documents on the same terms as those released is immediately granted over the assets which were released from such Security;

(iii)	such release is pursuant to a resignation of an Obligor which resigns as a Guarantor in accordance with the provisions of Clause 30.4 (Resignation of an Obligor);

(iv)	that release is required to effect or implement a Permitted Structural Adjustment (or otherwise expressly permitted by or not prohibited (or otherwise approved) by this Agreement); or

(v)	such action is otherwise expressly permitted by or not prohibited (or otherwise approved) under the provisions of clause 15.1 (Non-Distressed Disposals) of the Intercreditor Agreement,

and, in each case, the Company confirms that (x) such release is permitted under this Agreement and (y) has been or is or will be simultaneously given and as a result no consent, sanction, authority or further confirmation from any Secured Party for that release shall be required and the relevant Agent is irrevocably authorised and instructed to take such action provided for in this Clause 40.3 and pursuant to and in accordance with the other provisions of this Agreement and the other Finance Documents.

40.4	Structural Adjustment

(a)	For the purposes of this Agreement:

Existing Tranche means any Commitment in respect of, and any Loan made under, an existing Facility;

New Tranche means any additional tranche, loan, facility or commitment; and

Structural Adjustment means an amendment, waiver or variation of the terms of some or all of the Finance Documents that result in or is intended to result from or has the effect of changing or which relates to:

(i)

the introduction of a New Tranche in any currency or currencies (including by way of subdivision of an Existing Tranche or Facility) under this Agreement which ranks pari passu with, or junior to, the Facilities in place as at the date of this Agreement;

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(ii)	any increase in, or addition to or extension of any Commitment or Total Commitment of any Lender other than in accordance with Clause 2.2 (Additional Facility) or Clause 2.3 (Increase);

(iii)	any extension of the Availability Period in respect of any Commitment of any Lender;

(iv)	any redenomination into another currency of any Commitment of any Lender (other than with respect to a Withdrawal Event);

(v)

a reduction in the Margin (other than in accordance with the definition of Margin) or a reduction in the amount of any payment of principal, interest, fees or commission or other amount owing or payable to a Lender under the Finance Documents;

(vi)	any extension to the date of payment of any amount owing or payable to a Lender under the Finance Documents;

(vii)

any amendment to, or change in, the currency of any payment of principal, interest, fees, commission or other amount owing or payable to a Lender under the Finance Documents (other than with respect to a Withdrawal Event) or Clause 33 (Sharing among the Finance Parties); or

(viii)

any change (including changes to, the taking of or the release coupled with the retaking of Security and/or guarantees and changes to and/or additional intercreditor arrangements), consequential on, incidental to or required to implement or effect or reflect any of the adjustments referred to in any of the preceding paragraphs above (inclusive). For the avoidance of doubt, this sub-paragraph (viii) shall not permit any change to the covenant levels set out at Clause 26.2 (Financial condition).

(b)

If any amendment, waiver or consent is a Structural Adjustment, that amendment, waiver or consent shall only require the prior consent of the Company and each Lender that is participating in that Structural Adjustment and shall not require the consent of any other Lender.

40.5	Other exceptions

(a)

Notwithstanding anything to the contrary, no consent from any Lenders shall be required in connection with the implementation of (and any related amendment as part of the implementation of) any Permitted Structural Adjustment and any amendment, waiver, consent or release of a Finance Document made in connection with such Permitted Structural Adjustment shall be binding on all Parties without further consent, sanction, authority or other confirmation of any Party.

(b)

Any amendment or waiver which relates to the rights or obligations applicable to a particular Utilisation, Facility or class of Lenders and which does not materially and adversely affect the rights or interests of Lenders in respect of other Utilisations, Facilities or another class of Lender shall only require the consent of the Majority Lenders, Super Majority Lenders, all Lenders or all Lenders forming part of that affected class (as applicable) as if references in this paragraph to “Majority Lenders”, “Super Majority Lenders” or “Lenders” were only to Lenders participating in that Utilisation, Facility or forming part of that affected class. This paragraph is without prejudice to the ability to effect, make or grant any amendment, waiver, consent or release pursuant to or in accordance with paragraph (a) above.

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(c)

Each individual Lender may waive its right to a prepayment (including, without any limitation, by way of amendment or waiver to any of the provisions) under Clause 12 (Mandatory Prepayment) or any other amounts which have become due and payable to it under this Agreement or any other Finance Documents.

(d)

A Declared Default, an Event of Default or Default may be revoked or waived (as applicable) with the consent of the Majority Lenders provided that a non-payment Event of Default under Clause 28.1 (Payment Default) may not be waived without the consent of each Lender to which the relevant overdue payment is owing. Any notice, demand, declaration or other step or action taken under or pursuant to Clause 28.12 (Acceleration) may be revoked with the consent of the Majority Lenders.

(e)

Notwithstanding anything to the contrary in the Finance Documents, a Finance Party may unilaterally waive, relinquish or otherwise irrevocably give up all or any of its rights under any Finance Document with the consent of the Company.

(f)	No amendment or waiver of a term of any Fee Letter or other side letter shall require the consent of any Finance Party other than the parties to such Fee Letter or side letter.

(g)

Subject to compliance with Clause 9.3 (Terms of Ancillary Facilities), no amendment or waiver of a term of any Ancillary Document shall require the consent of any Finance Party other than the relevant Ancillary Lender or Fronting Ancillary Lender unless such amendment or waiver would require an amendment or waiver of this Agreement (including Clause 9 (Ancillary Facilities)), in such case the other provisions of this Clause shall apply.

(h)

Notwithstanding anything to the contrary, no amendment or waiver of this Agreement or any other Finance Document made or effected in accordance with the provisions of, Clause 2.2 (Additional Facility) or Clause 2.3 (Increase) shall require the consent, sanction, authority or further confirmation of any Finance Party (unless expressly required under the provisions of such Clauses) and shall be binding on all Parties.

(i)

Any term of the Finance Documents (other than any Fee Letter or any Ancillary Document) may be amended or waived by the Company, the Security Agent and the Agent without the consent, sanction, authority or further confirmation of any other Party if that amendment or waiver is:

(i)	a Permitted Structural Adjustment;

(ii)	to cure defects or omissions, resolve ambiguities or inconsistencies (including any manifest error) or reflect changes of a minor, technical or administrative nature;

(iii)

consequential on, incidental to, or required to implement an approved amendment, waiver, consent or release provided that such waiver or amendment does not adversely affect the interests of the other Lenders whose consent is not required for the applicable amendment; or

(iv)	otherwise for the benefit of all of the Lenders.

(j)

An amendment or waiver which relates adversely to the specific rights or obligations of the Agent, the Security Agent, the Arrangers, any Issuing Bank or any Ancillary Lender, Fronted Ancillary Lender or Fronting Ancillary Lender (each in their capacity as such) may not be effected without the consent of the Agent, the Security Agent, the Arrangers, any Issuing Bank or the relevant Ancillary Lender, Fronted Ancillary Lender or Fronting Ancillary Lender provided that nothing in this provision shall entitle any Party to refuse its consent to any release of a guarantee or Security which would otherwise be permitted under Clause 40.9 (Implementation of Additional Facilities and other Permitted Structural Adjustments) or another provision of the Finance Documents.

Project Globetrotter: IPO Facilities Agreement

(k)

Any amendment or waiver which relates only to the provisions governing transfers, assignments or sub-participations by Lenders and which makes such provisions more restrictive for any of the Lenders shall only require the consent of each Lender who will be subject to the resulting additional restrictions.

(l)

If the Company or the Agent (at the request of the Company) has requested the Finance Parties (or any of them) to give a consent in relation to, or to agree a release, waiver or amendment of, any provision of the Finance Documents or other vote of Lenders under the terms of this Agreement, then in the case of:

(i)	any Finance Party who has delivered a consent or agreement to such request, on and from the date of notification thereof to the Agent; and

(ii)

any other Non-Consenting Lender and its applicable participation, (without prejudice to paragraph (i) above), on and from the date such Lender is replaced in accordance with the provisions of Clause 40.7 (Replacement of Lender), a consent or agreement to such request shall be treated and deemed as having been made by such Finance Party and Non-Consenting Lender and received by the Agent, and (unless otherwise agreed by the Company or stipulated by the relevant Lender), subject to paragraph (m) below, such consent or agreement shall from such time be irrevocable and binding on such Finance Party and Non-Consenting Lender (as applicable) and any permitted assignee, transferee or counterparty to a sub-participation.

(m)

Any Finance Party (not being an Excluded Lender) or its permitted assignee or transferee that has expressly not consented or not agreed to a request for an amendment, waiver, consent or release shall always have the right to change or revoke their decision and subsequently deliver to the Agent a consent or agreement to such request at any time during the period for which the vote and request process is open for consents and acceptances as notified by the Agent to such Lender (and subject to any extension of such period as agreed between the Company and the Agent).

(n)

Any amendment to the definition of Restricted Finance Party or Clause 1.10 (Sanctions and Restricted Finance Parties) shall only require the consent of the Majority Lenders and each Restricted Finance Party.

(o)

If any Screen Rate is not available for a currency which can be selected for a Loan, any amendment or waiver which relates to providing for another benchmark rate to apply in relation to that currency in place of that Screen Rate (or which relates to aligning any provision of a Finance Document to the use of that other benchmark rate) may be made with the consent of the Majority Lenders and the Company.

(p)

Notwithstanding anything to the contrary in the Finance Documents, any re-designation or transfer of all or any part of a Commitment and/or a participation in any Utilisation to a new tranche or facility established as an Additional Facility or pursuant to a Permitted Structural Adjustment or any other term of any of the Finance Documents (or any other similar or equivalent transaction) may be approved with the consent of the Lender holding that Commitment and/or, as the case may be, participation (or part thereof) and the Company (without any requirement for any consent or approval from any other person).

Project Globetrotter: IPO Facilities Agreement

40.6	Non-Responding Lender (Snooze you lose)

If:

(a)

any Lender fails to accept or reject a request for a consent, waiver or amendment of or in relation to any of the terms of any Finance Document or other vote of Lenders under the terms of this Agreement within ten (10) Business Days (or, in the case of any Defaulting Lender five (5) Business Days) (unless the Company and the Agent agree to a longer time period in relation to any request including where such longer time period may be agreed following the submission of such request) of that request being made (such Lender being a Non-Responding Lender and the last day of such period, being the Exclusion Date); or

(b)

any Lender fails to assist with any step required to implement the Company’s right to prepay or to replace that Lender pursuant to and as contemplated by Clause 40.7 (Replacement of Lender) within three (3) Business Days of a specific request to do so by the Company, then, in each case, that Lender (an Excluded Lender) shall be automatically excluded from participating in that vote, and its Commitment and/or participation shall not be included (or, as applicable, required) for the purpose of calculating the Total Commitments or participations under a Facility, and the Excluded Lender will not be treated as a Lender when ascertaining whether any relevant percentage (including unanimity) of Total Commitments, participations and/or the number of Lenders or agreement of any specified group of Lenders has been obtained to approve that request.

40.7	Replacement of Lender

(a)	If at any time any Finance Party becomes:

(i)	a Non-Consenting Lender;

(ii)	a Non-Funding Lender;

(iii)	an Increased Costs Lender; or

(iv)	a Non-Qualifying Bank; or

(v)	Non-Acceptable L/C Lender,

then the Company may, on not less than five (5) Business Days prior written notice (a Replacement Notice) to the Agent and such Finance Party (a Replaced Finance Party):

(A)

replace such Replaced Finance Party by requiring such Replaced Finance Party to (and such Replaced Finance Party shall) transfer pursuant to Clause 29 (Changes to the Lenders) on such dates as specified in the Replacement Notice all (and not part only) of its rights and obligations under this Agreement to one or more Lenders or other persons (each a Replacement Lender) selected by the Company and (solely in the case of any transfer or assignment of any Revolving Facility Commitment or participation in a Revolving Facility Utilisation to a Replacement Lender which does not have a long term credit rating of at least two of “BBB-” by Fitch or S&P or at least “Baa3” by Moody’s) the Issuing Bank, which confirms its (or their) willingness to assume and does assume all or part of the obligations of the Replaced Finance Party (including the assumption of the Replaced Finance Party’s participations or unfunded or undrawn participations (as the case may be) on the same basis as the Replaced Finance Party) for a purchase price in cash payable at the time of transfer in an amount equal to the applicable outstanding principal amount of such Replaced Finance Party’s participation in the outstanding Utilisations or Ancillary Outstandings and all related accrued interest and/or Letter of Credit fees, Break Costs and other amounts payable in relation thereto under the Finance Documents in respect of such transferred participation (the Replacement Amount);

Project Globetrotter: IPO Facilities Agreement

(B)

prepay (or procure that another member of the Group prepays) on such date(s) specified in the Replacement Notice all or any part of that Lender’s participation in the outstanding Utilisations or Ancillary Outstandings and all related accrued interest and/or Letter of Credit fees, Break Costs and other amounts payable in relation thereto under the Finance Documents in respect of such participation; and/or

(C)

cancel all or part of any undrawn Commitments or Ancillary Commitments, Fronted Ancillary Commitments or Fronting Ancillary Commitments of that Replaced Finance Party on such date(s) specified in the Replacement Notice, provided that, in each case, the Company or any other member of the Group shall not be required to pay any prepayment fees or penalties (however described) payable under this Agreement or any other Finance Document to that Non-Consenting Lender, Non-Funding Lender, Increased Costs Lender, Non-Qualifying Bank or Non-Acceptable L/C Lender (as applicable).

(b)

Any notice delivered under paragraph (a) above (or any subsequent notice for this purposes) exercising any rights under paragraph (A) above shall be accompanied by a Transfer Certificate or Assignment Agreement (as the case may be) complying with Clause 29.6 (Procedure for transfers) or Clause 29.7 (Procedure for assignment) as the case may be and any other related documentation to effect such transfer or assignment, which Transfer Certificate or Assignment Agreement (as the case may be) and any other related documentation to effect such transfer or assignment shall be promptly (and by no later than two (2) Business Days from receiving such Transfer Certificate or Assignment Agreement and any other related documentation to effect such transfer or assignment) executed by the relevant Replaced Finance Party and returned to the Company.

(c)

Notwithstanding the requirements of Clause 29 (Changes to the Lenders) or any other provisions of the Finance Documents, if a Replaced Finance Party does not execute and return an executed a Transfer Certificate or Assignment Agreement (as the case may be) and any other related documentation to effect such transfer or assignment as required by paragraph (b) within two (2) Business Days of delivery by the Company, the relevant transfer or transfers or assignment or assignments shall automatically and immediately be effected for all purposes under the Finance Documents on payment of the Replacement Amount to the Agent (for the account of the relevant Replaced Finance Party) (notwithstanding failure to execute such documentation by the relevant Replaced Finance Party) and the Agent may (and is authorised by each Finance Party to) execute, without requiring any further consent, sanction, authority or further confirmation from any other Party, a Transfer Certificate or Assignment Agreement and any other related documentation to effect such transfer or assignment on behalf of any relevant Replaced Finance Party which is required to transfer its rights and obligations or assign its rights under this Agreement pursuant to paragraph (a) above which shall be effective for the purposes of Clause 29.6 (Procedure for transfers) or Clause 29.7 (Procedure for assignment) as the case may be. The Agent shall not be liable in any way for any action taken by it pursuant to this paragraph (c) or paragraph (b) above and the provisions of Clause 31.10 (Exclusion of liability) shall apply in relation thereto.

(d)

Unless otherwise agreed by the Majority Lenders or provided pursuant to another provision of this Agreement the replacement or prepayment of, a Lender pursuant to this Clause 40.7 shall be subject to the following conditions:

Project Globetrotter: IPO Facilities Agreement

(i)	the Company shall have no right to replace the Agent (in such capacity) pursuant to paragraph (a) above; and

(ii)

the Company may only exercise its replacement or prepayment rights pursuant to paragraph (a) above in respect of any relevant Replaced Finance Party within one hundred and eighty (180) days of becoming entitled to do so (or, if later, on or prior to the date one hundred and eighty (180) days after the date on which the Company receives notice in writing that such Lender has become a Non-Consenting Lender, a Non-Funding Lender, an Increased Costs Lender, Non-Qualifying Bank or a Non-Acceptable L/C Lender, as the case may be) on each occasion such Lender is a Non-Consenting Lender, a Non-Funding Lender, an Increased Costs Lender, Non-Qualifying Bank or a Non-Acceptable L/C Lender.

(e)	Neither the Agent nor the Lender shall have any obligation to the Company to find a Replacement Lender for the purposes of paragraph (a) above;

(f)

In no event shall a Lender being replaced pursuant to paragraph (a) above be required to pay or surrender to the relevant Replacement Lender (or any other person) any of the fees received by it pursuant to the Finance Documents.

40.8	Disenfranchisement of Defaulting Lenders

(a)

For so long as a Defaulting Lender has any Available Commitment unless otherwise agreed by the Company, in ascertaining the Majority Lenders, the Super Majority Lenders, all Lenders or any other class of Lenders (as applicable) or whether any given percentage (including unanimity) of any of the Total Commitments, has been obtained to approve any request for a consent, waiver, amendment or other vote under the Finance Documents:

(i)	that Defaulting Lender’s Commitments will be reduced by the amount of its Available Commitments; and

(ii)

that Defaulting Lender will not be treated as a Lender for the purposes of Clause 40.2 (All Lender Matters) to Clause 40.5 (Other exceptions) if it has no participation in any outstanding Utilisations.

(b)	For the purposes of this Clause 40.8, the Agent may assume that the following Lenders are Defaulting Lenders:

(i)	any Lender which has notified the Agent that it has become a Defaulting Lender; and

(ii)	any Lender in relation to which it is aware that any of the events or circumstances referred to in the definition of Defaulting Lender has occurred,

unless it has received notice to the contrary from the Lender concerned (together with any supporting evidence reasonably requested by the Agent) or the Agent is otherwise aware that the Lender has ceased to be a Defaulting Lender.

40.9	Implementation of Additional Facilities and other Permitted Structural Adjustments

(a)

The Secured Parties acknowledge that the Company or any other member of the Group (or any of them) may exercise its right under Clause 2.2 (Additional Facility), Clause 2.3 (Increase), Clause 40.4 (Structural Adjustment) and Clause 27.8 (Third Party Financing) and/or in accordance with any other applicable provisions of this Agreement to:

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(i)	borrow or incur additional indebtedness (including under an Additional Facility) and/or provide Security, guarantees, indemnities and other credit support in respect of such indebtedness; and/or

(ii)	refinance existing indebtedness (including under a Facility) and/or provide Security, guarantees, indemnities and other credit support in respect of such refinancing of such indebtedness,

under any existing, additional, supplemental or new financing arrangement (including by way of an Additional Facility, Permitted Structural Adjustment, refinancing, replacement, exchange, set-off, discharge or increase of any such existing, additional, supplemental or new financing arrangement) (Additional Indebtedness) which, in any such case, is intended to rank pari passu with or in priority to any existing indebtedness (including under the Facilities) and/or share pari passu with or in priority to any Security over all or any part of the Group’s assets and/or to rank behind any existing indebtedness (including under the Facilities) and/or to share in any existing Security over all or any part of the Group’s assets behind such existing indebtedness provided that such Additional Indebtedness is not prohibited from being borrowed or incurred by the terms of the Finance Documents (including any prohibition to share in any Security over all or any part of the Group’s assets).

(b)

The Secured Parties confirm that if and to the extent such a financing or refinancing and such ranking and such Security is not prohibited by the terms of the Finance Documents (for the avoidance of doubt including any prohibition to share in any Security over all or any part of the Group’s assets), at such time, they will (at the cost of the Company) confirm the authority and instruct the Agent and the Security Agent, as applicable, to (at the cost of the Company) enter into such documentation as may be necessary to ensure that any obligations and liabilities incurred by a member of the Group in respect of such Additional Indebtedness will have the ranking (and that the creditor(s) under such Additional Indebtedness will have the rights and obligations and benefit of Security) permitted to be conferred upon it in accordance with the Finance Documents.

(c)

The Company agrees that, to the extent any intercreditor agreement or any security document in respect of the obligations of a member of the Group under any of the Finance Documents is entered into accordance with this Clause 40.9, it will designate such intercreditor agreement and security document as a Finance Document under this Agreement. The Secured Parties hereby irrevocably instruct and authorise the Agent to agree to such designation.

(d)	Each Secured Party agrees that it shall:

(i)	promptly co-operate with the Company with a view to satisfying the conditions in this Clause 40.9 in respect of any Additional Indebtedness; and

(ii)

promptly execute (including at the reasonable request of the Company or the Agent each acting reasonably) all such Relevant Documents, take such other actions and give such instructions to the Agent as may reasonably be required, in each case, in connection with the incurrence or borrowing of such Additional Indebtedness in accordance with this Clause 40.9.

(e)

The Agent is irrevocably authorised and instructed by the Secured Parties (other than the Security Agent) that it acts as their agent or trustee to execute on their behalf any such Relevant Document or take any other action set out in or in connection with the provisions of this Clause 40.9 without the requirement for any further authorisation or consent from such Secured Parties which shall be effective and binding on all Secured Parties upon the execution thereof by the Obligors and the Agent. In the event that any of the Secured Parties (other than the Security Agent) is not entitled to grant to the Agent the authority referred to

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in this Clause it shall be obliged to appear with the Agent, upon the request of the Agent, to formalise any actions or measures that are required. By virtue of this Agreement, each of the Secured Parties (other than the Security Agent) shall be obliged to cooperate with the Agent, including to participate in the negotiation and execution of the documents, either in public or private, that may be required for the execution and effectiveness of the provisions contained in this Agreement or any other Finance Document.

(f)

The Agent confirms that it is irrevocably authorised and instructed pursuant to the terms of this Agreement and the other Finance Documents to execute any Relevant Documents or take any other action set out in or in connection with the provisions of this Clause 40.9 on behalf of the Secured Parties (other than the Security Agent) without the requirement for any further consent, sanction, authority or further confirmation from such Secured Parties.

(g)

Notwithstanding the foregoing, nothing in this Clause 40.9 shall oblige the Agent or other Secured Party to execute any document if it would impose personal liabilities or obligations on, or adversely affect the rights, duties or immunities of the Agent or such other Secured Party (provided that the borrowing or incurrence of such Additional Indebtedness shall not adversely affect the rights of the Agent or any Secured Party) and nothing in this Clause 40.9 shall be construed as a commitment to advance or arrange any Additional Indebtedness.

(h)

The Company is irrevocably authorised and instructed by the Obligors that it may (except where otherwise required by applicable law) act as their agent or trustee to execute on their behalf any such Relevant Document or take any other action set out in or in connection with the provisions of this Clause without the requirement for any further authorisation or consent from such Obligors which shall be effective and binding on all parties to this Agreement upon the execution thereof by the Company and the Agent.

(i)

The Company shall (or another member of the Group so elected shall), within 30 days of demand, pay to the Agent and the Security Agent (if applicable) the amount of all costs and expenses (including legal fees) (together with any applicable VAT) reasonably incurred by them in connection with the satisfaction of the conditions of this Clause 40.9 and the consideration, negotiation, preparation, printing, execution and perfection of any Relevant Document, subject to any agreed cap.

(j)

If an Obligor disposes of any asset (or any member of the Group disposes of shares in an Obligor or any Holding Company of an Obligor) in a manner not prohibited by the terms of this Agreement (including pursuant to a sale, lease, licence, transfer or other disposal permitted pursuant to Clause 27.4 (Disposals), a Permitted Reorganisation, a Permitted Transaction and the implementation of other actions permitted under the Finance Documents, whether or not requiring a consent thereunder) or with the prior consent of the Agent (pursuant to the terms of this Agreement) and such asset (or shares) is subject to Security in respect of the obligations of a member of the Group under any of the Finance Documents, the Agent, the Security Agent and/or the relevant Finance Party (and Secured Party(ies)) (as applicable) shall, at the cost and request of the Company (and in the case of the Security Agent, at the request of the Agent), release such Security over that asset (or shares) which are the subject of such transaction and, in the case of any such disposal of shares in an Obligor or a Holding Company of an Obligor to a person who is not a member of the Group, over the respective assets of such Obligor and its Subsidiaries (and the shares in any such Obligor and/or Subsidiary), issue any certificate of non-crystallisation of any floating charge (and carry out any other related action (including related notification and filings for cancelling any registration as may be required in connection with such release of security) that may reasonably be required or considered necessary or desirable in connection with that disposal and release, provided that, in the case of any Permitted Reorganisation, the requirements of the definition of Permitted Reorganisation are complied with).

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(k)

The Agent and the Security Agent are each irrevocably authorised and instructed by the Secured Parties (other than the Security Agent) to (if requested by the Company and in the case of the Security Agent, by the Agent):

(i)

release any Security in respect of the obligations of a member of the Group under any of the Finance Documents granted over any bank account of an Obligor (a Pledged Account) provided that prior to such release the relevant Obligor has transferred the balance standing to the credit of such Pledged Account to another bank account held by it (a Recipient Account) and the Agent is satisfied (acting reasonably) that the relevant Obligor has valid and effective Security over such Recipient Account consistent with the Agreed Security Principles or there is no credit balance on such Pledged Account or no such Security is required to be granted under the terms of the Finance Documents; and

(ii)

enter into amendment agreements in relation to the relevant security documents (if any) to facilitate (if permitted by law) the automatic release of Security in respect of the obligations of a member of the Group under any of the Finance Documents over assets which are disposed of in connection with any receivables financing arrangements.

41.	CONFIDENTIALITY

41.1	Confidential Information

Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 41.2 (Disclosure of Confidential Information) and Clause 41.3 (Disclosure to numbering service providers), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

41.2	Disclosure of Confidential Information

Any Finance Party may disclose:

(a)

to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(b)	to any person (which is not an Industry Competitor):

(i)

to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it as Agent or Security Agent and, in each case, to any of that person’s Affiliates, Related Funds, Representatives and professional advisers provided that if the intended recipient is a person to whom the Finance Party would be required to obtain the consent of the Company in order to assign or transfer or sub-participate a Commitment to such person, that the Finance Party must obtain the prior written consent of the Company prior to the making of such disclosure;

Project Globetrotter: IPO Facilities Agreement

(ii)

with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Obligors and to any of that person’s Affiliates, Related Funds, Representatives and professional advisers provided that if the intended recipient is a person to whom the Finance Party would be required to obtain the consent of the Company in order to transfer, assign or sub-participate a Commitment to such person, that Finance Party must obtain the prior written consent of the Company prior to the making of such disclosure;

(iii)

appointed by any Finance Party or by a person to whom paragraph (b)(i) or (ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including any person appointed under paragraph (c) of Clause 31.16 (Relationship with the Lenders));

(iv)

who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraph (b)(i) or (ii) above provided that if the intended recipient is a person to whom the Finance Party would be required to obtain the consent of the Company in order to transfer, assign or sub-participate a Commitment to such person, that Finance Party must obtain the prior written consent of the Company prior to the making of such disclosure;

(v)

to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(vi)	to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;

(vii)	to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to Clause 29.9 (Security over Lenders’ rights);

(viii)	who is a Party; or

(ix)	with the consent of the Company,

in each case, such Confidential Information as that Finance Party shall (acting in good faith) consider appropriate provided that if:

(A)

in relation to paragraphs (b)(i), (b)(ii) and (b)(iii) above, the person to whom the Confidential Information is to be given has first entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(B)

in relation to paragraph (b)(iv) above, the person to whom the Confidential Information is to be given has first entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information; and

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(C)

in relation to paragraphs (b)(v), (b)(vi) and (b)(vii) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party (acting reasonably and in good faith), it is not practicable so to do in the circumstances, and a copy of any such Confidentiality Undertaking and any amendment thereto shall be provided to the Company within ten (10) Business Days of request by the Company;

(c)

to any person appointed by that Finance Party or by a person to whom paragraph (b)(i) or (b)(ii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers amended to the extent necessary to ensure that it is addressed to, or capable of being relied upon by, the Company without requiring its signature by virtue of reliance on the Third Parties Act and is not capable of being materially amended without the prior written consent of the Company or such other form of confidentiality undertaking agreed between the Company and the relevant Finance Party, and a copy of any such confidentiality undertaking and any amendment thereto shall be provided to the Company within ten (10) Business Days of request by the Company; and

(d)

to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Obligors if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information.

41.3	Disclosure to numbering service providers

(a)

Any Finance Party may disclose, to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facilities and/or one or more Obligors the following information:

(i)	names of Obligors;

(ii)	country of domicile of Obligors;

(iii)	place of incorporation of Obligors;

(iv)	date of this Agreement;

(v)	Clause 45 (Governing Law);

(vi)	the names of the Agent and the Arrangers;

(vii)	date of each amendment and restatement of this Agreement;

(viii)	amounts of, and names of, the Facilities (and any tranches);

(ix)	amount of Total Commitments;

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(x)	currencies of the Facilities;

(xi)	type of Facilities;

(xii)	ranking of Facilities;

(xiii)	Termination Date for the Facilities;

(xiv)	changes to any of the information previously supplied pursuant to paragraphs (i) to (xi) above; and

(xv)	such other information agreed between such Finance Party and the Company,

to enable such numbering service provider to provide its usual syndicated loan numbering identification services.

(b)

The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facilities, the Company and/or one or more Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.

(c)	The Agent shall notify the Company and the other Finance Parties of:

(i)	the name of any numbering service provider appointed by the Agent in respect of this Agreement, the Facilities, the Company and/or one or more Obligors; and

(ii)	the number or, as the case may be, numbers assigned to this Agreement, the Facilities, the Company and/or one or more Obligors by such numbering service provider.

41.4	Entire agreement

This Clause 41 constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

41.5	Inside information

Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.

41.6	Notification of disclosure

Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Company:

(a)

of the circumstances of any disclosure of Confidential Information made pursuant to paragraph (b)(v) of Clause 41.2 (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

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(b)	upon becoming aware that Confidential Information has been disclosed in breach of this Clause 41.

41.7	Continuing obligations

The obligations in this Clause 41 are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of twelve Months from the earlier of:

(a)

the date on which all amounts payable by the Company and the Obligors under or in connection with the Finance Documents have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and

(b)	the date on which such Finance Party otherwise ceases to be a Finance Party.

42.	COUNTERPARTS

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document. Delivery of a counterpart of a Finance Document by email attachment or telecopy shall be an effective mode of delivery.

43.	CONTRACTUAL RECOGNITION OF BAIL-IN

Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the Parties, each Party acknowledges and accepts that any liability of any Party to any other Party under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

(a)	any Bail-In Action in relation to any such liability, including (without limitation):

(i)	a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;

(ii)	a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and

(iii)	a cancellation of any such liability; and

(b)	a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.

44.	U.S. QFC CONTRACTUAL STAY REQUIREMENT

To the extent that the Finance Documents provide support, through a guarantee or otherwise, for hedging agreements or any other agreement or instrument that is a QFC (such support, QFC Credit Support, and each such QFC a Supported QFC), the Parties acknowledge and agree as follows with respect to the U.S. Special Resolution Regimes in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that any Finance Document or Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)

In the event that a Covered Entity that is party to a Supported QFC (each, a Covered Party) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered

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Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States.

(b)

In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Finance Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Finance Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(c)	As used in this Clause 44, the following terms have the following meanings:

BHC Act Affiliate of a Party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such Party.

Covered Entity means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

Default Right has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

QFC has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

U.S. Special Resolution Regimes means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder, and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

45.	GOVERNING LAW

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

46.	ENFORCEMENT

46.1	Jurisdiction of English courts

(a)

The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a Dispute).

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(b)	The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)

This Clause 46.1 is for the benefit of the Finance Parties and Secured Parties only. As a result, no Finance Party or Secured Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties and Secured Parties may take concurrent proceedings in any number of jurisdictions.

46.2	Service of process

(a)	Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales):

(i)

irrevocably appoints Global Blue Service Company UK Limited of 7th Floor, 52 Grosvenor Gardens, London, England, SW1W 0AU (Attention: Jeremy Henderson-Ross / Derrick Hardman) as its agent for service of process in relation to any proceedings before the English courts in connection with the Finance Documents; and

(ii)	agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

(b)

If any person appointed as a process agent is unable for any reason to act as process agent, the Company (on behalf all the Obligors) must promptly (and in any event within twenty (20) Business Days of such event taking place) appoint another agent on terms acceptable to the Agent (acting reasonably and in good faith).

(c)

An Obligor may irrevocably appoint another person as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document, subject to notifying the Agent accordingly. In the case of any replacement of an existing agent for service of process, following the new process agent’s appointment and notification to the Agent of such new appointment, the existing process agent may resign.

THIS AGREEMENT HAS BEEN ENTERED INTO ON THE DATE STATED AT THE BEGINNING OF THIS AGREEMENT.

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SCHEDULE 1

THE ORIGINAL PARTIES

Part 1

The Original Obligors

The Original Borrowers

Name	Jurisdiction of incorporation	Registered number or equivalent
Global Blue Group AG Global Blue Acquisition B.V.	Switzerland Netherlands	CHE-218.820.653 55293980

The Original Guarantors

Name	Jurisdiction of incorporation	Registered number or equivalent
Global Blue Group AG Global Blue Acquisition B.V.	Switzerland Netherlands	CHE-218.820.653 55293980

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Part 2

The Original Lenders

Name of Original Lender	Original Term Facility Commitment (€)	Original Revolving Facility Commitment (€)	Swingline Commitment (€)
ALLIED IRISH BANKS, P.L.C.	50,000,000	—	—
BANCO BILBAO VIZCAYA ARGENTARIA, S.A.	20,000,000	—	—
BANK CIC (SWITZERLAND) LTD.	20,000,000	—	—
BANK OF AMERICA MERRILL LYNCH INTERNATIONAL DESIGNATED ACTIVITY COMPANY	47,034,000	7,466,000	—
BANQUE CANTONALE VAUDOISE	17,260,000	2,740,000	—
BARCLAYS BANK PLC	65,848,000	10,452,000	—
BNP PARIBAS (SUISSE) SA	94,068,000	14,932,000	—
CHINA CONSTRUCTION BANK CORPORATION, BEIJING, SWISS BRANCH ZURICH	15,000,000	—	—
JPMORGAN CHASE BANK N.A., LONDON BRANCH	70,553,000	11,197,000	—
MORGAN STANLEY BANK INTERNATIONAL LIMITED	—	20,158,000	—
MORGAN STANLEY SENIOR FUNDING, INC.	126,992,000	—	—
RAIFFEISEN BANK INTERNATIONAL AG	40,000,000	—	—
ROYAL BANK OF CANADA	45,985,000	30,315,000	20,000,000
UBS SWITZERLAND AG	17,260,000	2,740,000	—
Total	630,000,000	100,000,000	20,000,000

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SCHEDULE 2

CONDITIONS PRECEDENT

Part 1

Conditions Precedent to First Utilisation

1.	Original Obligors

(a)	A copy of the constitutional documents of each Original Obligor.

(b)	A copy of a resolution of the Board of Directors of each Original Obligor:

(i)

approving the terms of, and the transactions contemplated by, this Agreement and the Finance Documents to which it is a party and resolving that it execute, deliver and perform this Agreement and any other Finance Document to which it is a party;

(ii)	authorising a specified person or persons to execute this Agreement and other Finance Documents to which it is a party on its behalf; and

(iii)

authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices (including any Utilisation Request or Selection Notice) to be signed and/or dispatched by it under or in connection with the Finance Documents to which it is a party.

(c)	A specimen of the signature of each person authorised by the resolution referred to in (a) above.

(d)

If required under applicable law, a copy of a resolution signed by the holders of the issued shares of each Original Obligor approving the terms of, and the transactions contemplated by the Finance Documents to which that Original Obligor is a party and resolving that it execute the Finance Documents to which it is a party.

(e)	A certificate from each Original Obligor (signed by an authorised signatory):

(i)

confirming that, subject to the Guarantee Limitations, the borrowing or guaranteeing (as appropriate) of the Total Commitments would not cause any borrowing or guaranteeing or similar limit binding on it to be exceeded; and

(ii)

certifying that each copy document relating to it specified in this Part 1 of Schedule 2 is correct, complete and (to the extent executed) in full force and effect and has not been amended or superseded prior to the date of this Agreement.

2.	Finance Documents

A copy of each Fee Letter in the agreed form, each duly executed and delivered by the Original Obligor which is a party to such document.

3.	Legal Opinions

The following legal opinions:

(a)	a legal opinion from Linklaters LLP as English law counsel to the Agent in respect of the Finance Documents governed by English law;

(b)

a legal opinion from Stibbe N.V. as Dutch law counsel to the Group in respect of the capacity and authority of any Original Obligor incorporated in the Netherlands to enter into the Finance Documents; and

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(c)

a legal opinion from Niederer Kraft Frey AG as Swiss law counsel to the Group in respect of the capacity and authority of any Original Obligor incorporated in Switzerland to enter into the Finance Documents.

in each case, substantially in the form distributed to the Arrangers prior to the date of this Agreement.

4.	Financial Information

(a)

The consolidated special purpose financial statements of the Company for the financial periods 1 April 2017 to 31 March 2019 (provided that such statements shall not be required to be in a form and substance satisfactory to the Agent and the Agent confirms that this condition precedent has been satisfied on the date of this Agreement).

(b)

The agreed base case model (the Base Case Model) received by the Agent prior to the date of this Agreement (provided that the Agent confirms that this condition precedent has been satisfied on the date of this Agreement).

5.	Other Documents and Evidence

(a)	A copy of the Listing Document provided that such Listing Document shall not be required to be in a form and substance satisfactory to the Agent.

(b)

A funds flow statement setting out the sources and uses for the Transaction to be made on or prior to the Closing Date, provided that such funds flow statement shall not be required to be in a form and substance satisfactory to the Agent (the Funds Flow Statement).

(c)

A closing certificate from the Company (signed by an authorised signatory) confirming that the Listing has occurred or will occur promptly on the Closing Date (or, in the case of the Euronext Listing, if the Euronext Listing has not occurred on the Closing Date, confirming that pricing of the Euronext Listing has occurred and that the Euronext Listing will occur promptly following the Closing Date).

(d)

Reasonable evidence that all fees then due and payable to the Finance Parties and the Agent (for their own account) on or before the Closing Date in connection with the Facilities and the Finance Documents have been, or will be, paid concurrently with, or out of, the first advances under this Agreement (or as otherwise agreed between the Company and the Agent), provided that a reference to payment of such fees in the Funds Flow Statement shall be deemed to be reasonable evidence such that this condition precedent is satisfactory to the Agent.

(e)	Evidence that the process agent appointed in respect of a Finance Document for the Company has accepted its appointment as agent for service of process.

(f)

Completion of the Agent’s reasonable “know your customer” checks on the Original Obligors which are required and which (in each case) have been notified to the Company not later than five (5) Business Days prior to the date of this Agreement

Project Globetrotter: IPO Facilities Agreement

Part 2

Conditions Precedent To Be Delivered By An Additional Obligor

1.	A copy of an Accession Letter executed by the Additional Obligor.

2.	A copy of the constitutional documents of the Additional Obligor.

3.	A copy of a resolution of the Board of Directors of any Additional Obligor:

(a)

approving the terms of, and the transactions contemplated by, the Accession Letter and the Finance Documents to which it is a party and resolving that it execute, deliver and perform the Accession Letter and any other Finance Document to which it is a party;

(b)	authorising a specified person or persons to execute the Accession Letter and other Finance Documents to which it is a party on its behalf;

(c)

authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices (including, in relation to an Additional Borrower, any Utilisation Request or Selection Notice) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party; and

(d)	authorising the Company to act as its agent in connection with the Finance Documents.

4.	A specimen of the signature of each person authorised by the resolution referred to in paragraph 3 above.

5.

If required under applicable law, or reasonably requested by the Agent for the purpose of delivery of a legal opinion pursuant to paragraph 8 below, a copy of a resolution signed by the holders of the issued shares of the Additional Obligor approving the terms of, and the transactions contemplated by the Accession Letter and other Finance Documents to which that Additional Obligor is a party and resolving that it execute the Accession Letter and other Finance Documents to which it is a party.

6.

A certificate of the Company (signed by an authorised signatory) confirming that, subject to the Guarantee Limitations, the borrowing or guaranteeing (as appropriate) of the Total Commitments would not cause any borrowing or guaranteeing or similar limit binding on such Additional Obligor to be exceeded.

7.

A certificate of the Additional Obligor (signed by an authorised signatory) certifying that each copy document relating to it and provided under this Part 2 of Schedule 2 is correct, complete and (to the extent executed) in full force and effect and has not been amended or superseded as at a date no earlier than the date of the Accession Letter.

8.

Legal opinion(s) addressed to the Finance Parties on capacity, authority, due execution and enforceability of the Finance Documents to which the Additional Obligor is a party from the Finance Parties’ legal advisers or the Additional Obligors’ legal advisers as is customary in the relevant jurisdiction of the Additional Obligor.

9.

Evidence that any agent for service of process under a Finance Document has accepted its appointment in relation to the proposed Additional Obligor incorporated in a jurisdiction other than England and Wales.

10.

Completion of the Agent’s reasonable “know your customer” checks on each Additional Obligor which are required provided such requirements have been notified by the Agent (or the Security Agent) to the Company at least ten (10) Business Days prior to the date the Accession Letter is signed or, if later, within ten (10) Business Days of the proposed accession of that Additional Obligor being notified to the Lenders.

Project Globetrotter: IPO Facilities Agreement

SCHEDULE 3

REQUESTS AND NOTICES

Part 1

Utilisation Request - Loans

From:	[Borrower] [the Company]*

To:	[Agent]

Dated:	[●]

Dear Sirs

Global Blue Group – €[●] IPO Facilities Agreement dated [●] (as amended) (the Facilities Agreement)

1.

We refer to the Facilities Agreement. This is an Utilisation Request. Terms defined in the Facilities Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

Option 1: Loans other than Swingline Loans

2.	We wish to borrow a Loan on the following terms:

Borrower:	[●]

Proposed Utilisation Date:	[●] (or, if that is not a Business Day, the next Business Day)

Facility to be utilised:	[Original Term Facility] [Original Revolving Facility] [Additional Facility][1]

Currency of Loan:	[●]

Amount:	[●] or, if less, the Available Facility

Interest Period:	[●]

Option 2: Swingline Loans

3.	We wish to borrow a Swingline Loan on the following terms:

Borrower:	[●]

Proposed Utilisation Date:	[●] (or, if that is not a Business Day, the next Business Day)

Facility to be utilised:	Swingline Facility

Currency of Loan:	[●]

Amount:	[●] or, if less, the Available Facility

[1]	Select the Facility to be utilised and delete references to the other Facilities.

Project Globetrotter: IPO Facilities Agreement

Swingline Rollover Loan: [Yes] / [No] (select one)	This is a Utilisation Request for a Revolving Facility Loan to refinance the requested Swingline Loan in accordance with paragraph (c) of Clause 10.3 (Repayment of Revolving Facility Loans and Swingline Loans) with an Interest Period of [one] Month(s):

Maturity Date (optional):	[●]

4.

We confirm that each condition specified in Clause 4.2 (Further conditions precedent) [and Clause 4.5 (Utilisations during the Certain Funds Period) or Clause 4.6 (Utilisations during the Agreed Certain Funds Period)] [and Clause 2.2 (Additional Facility)][2] is or will be satisfied on the Utilisation Date.

5.	[The proceeds of this Loan should be credited to [account].]

6.	This Utilisation Request is revocable in accordance with the terms of the Facilities Agreement.

[2]	Include only if it is an Additional Facility.

Project Globetrotter: IPO Facilities Agreement

Yours faithfully

authorised signatory for
[the Company on behalf of

[insert name of relevant Borrower]]/[insert name of Borrower][3]

[3]	Amend as appropriate. The Utilisation Request can be given by a Borrower or by the Company.

Project Globetrotter: IPO Facilities Agreement

Part 2

Utilisation Request

LETTERS OF CREDIT

From:	[Borrower] [the Company][4]

To:	[Agent]

Dated:	[●]

Dear Sirs

Global Blue Group – €[●] IPO Facilities Agreement dated [●] (as amended) (the Facilities Agreement)

1.

We refer to the Facilities Agreement. This is a Utilisation Request. Terms defined in the Facilities Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2.	We wish to arrange for a Letter of Credit to be issued under a Revolving Facility by the Issuing Bank specified below (which has agreed to do so) on the following terms:

Borrower:	[●]

Issuing Bank:	[●]

Proposed Utilisation Date:	[●] or, if that is not a Business Day, the next Business Day

Currency of Letter of Credit:	[●]

Amount:	[●] or, if less, the Available Facility in relation to the Revolving Facility

Term:	[●]

Facility:	[Original Revolving Facility] / [Additional Revolving Facility]

3.	We confirm that each condition specified in paragraph (b) of Clause 6.5 (Issue of Letters of Credit) is satisfied on the date of this Utilisation Request.

4.	We attach a copy of the proposed Letter of Credit.

5.	The Letter of Credit should be delivered to [insert details/delivery method].

6.	This Utilisation Request is revocable in accordance with the terms of the Facilities Agreement.

[4]	Amend as appropriate. The Utilisation Request can be given by a Borrower or by the Company.

Project Globetrotter: IPO Facilities Agreement

Yours faithfully

authorised signatory for
[the Company on behalf of

[insert name of relevant Borrower]]/[insert name of Borrower]

Project Globetrotter: IPO Facilities Agreement

Part 3

Selection Notice

APPLICABLE TO A TERM LOAN

From:	[Borrower] [the Company][5]

To:	[Agent]

Dated:	[●]

Dear Sirs

Global Blue Group – €[●] IPO Facilities Agreement dated [●] (as amended) (the Facilities Agreement)

1.

We refer to the Facilities Agreement. This is a Selection Notice. Terms defined in the Facilities Agreement have the same meaning in this Selection Notice unless given a different meaning in this Selection Notice.

2.	We refer to the following [Original Term Facility] [Additional Facility] Loan[s] with an Interest Period ending on [●].[6]

3.

[We request that the above [Original Term Facility] [Additional Facility] Loan[s] be divided into [●][Original Term Facility] [Additional Facility] Loan[s] with the following Base Currency Amounts and Interest Periods:][7]

or

[We request that the next Interest Period for the above [Original Term Facility] [Additional Facility] Loan[s] is [●]].8

This Selection Notice is irrevocable.

Yours faithfully

authorised signatory for
[the Company on behalf of

[insert name of relevant Borrower]]/[insert name of Borrower]

[5]	Amend as appropriate. The Selection Notice can be given by the Borrower or the Company.
[6]	Insert details of all Term Loans for the relevant Facility which have an Interest Period ending on the same date.
[7]	Use this option if division of Original Term Facility Loans is requested.
[8]	Use this option if sub-division is not required.

Project Globetrotter: IPO Facilities Agreement

Part 4

Form of Ancillary Facility Request

From:	[Borrower] [the Company]

To:	[Agent]

Dated:	[●]

Dear Sirs

Global Blue Group – €[●] IPO Facilities Agreement dated [●] (as amended) (the Facilities Agreement)

1.

We refer to the Facilities Agreement. This is an Ancillary Facility Request. Terms defined in the Facilities Agreement have the same meaning in this Ancillary Facility Request unless given a different meaning in this Ancillary Facility Request.

2.	We wish to arrange for an [Ancillary Facility] to be established with the [Ancillary Lender] specified below (which has agreed to do so) on the following terms:

Borrower (or Affiliate(s) of a Borrower):	[●]

Ancillary Lender:	[●]

Type or types of Ancillary Facility:	[●]

Ancillary Commencement Date:	[●]

Expiry date for the Ancillary Facility:	[●]

Ancillary Commitment amount:	[●]

Designated Gross Amount:	[●]

Designated Net Amount:	[●]**

Currency/ies available under the Ancillary Facility:	[●]***

3.	We confirm that each condition specified in paragraph (b) of Clause 9.3 (Terms of Ancillary Facilities and Fronted Ancillary Facilities) is satisfied on the date of this Ancillary Facility Request.

Yours faithfully

authorised signatory for

[the Company on behalf of] [insert name of relevant Borrower]***

Project Globetrotter: IPO Facilities Agreement

SCHEDULE 4

FORM OF TRANSFER CERTIFICATE

To:	[●] as Agent

From:	[The Existing Lender] (the Existing Lender) and [The New Lender] (the New Lender) [and [Affiliate or Branch] (the Designated Affiliate)]

Dated:	[●]

Global Blue Group – €[●] IPO Facilities Agreement dated [●] (as amended) (the Facilities Agreement)

1.

We refer to the Facilities Agreement. This agreement (the Agreement) shall take effect as a Transfer Certificate for the purpose of the Facilities Agreement. Terms defined in the Facilities Agreement have the same meaning in this Agreement unless given a different meaning in this Agreement.

2.	We refer to Clause 29.6 (Procedure for transfers) of the Facilities Agreement:

(a)

The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation all or part of the Existing Lender’s Commitment, rights and obligations referred to in the Schedule hereto in accordance with Clause 29.6 (Procedure for transfers).

(b)	The proposed Transfer Date is [●].

(c)

The Facility Office and address, electronic mail address and attention details for notices of the New Lender [and the Designated Affiliate] for the purposes of Clause 36.2 (Addresses) are set out in the Schedule hereto.

3.	The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in Clause 29.5 (Limitation of responsibility of Existing Lenders).

4.

The New Lender confirms (without prejudice to the validity of this Transfer Certificate and for the benefit of the Agent and without liability to the Company or any Obligor) that it is a Qualifying Bank and that it is:

(a)	in respect of a Dutch Borrower,

(i)	not a Dutch Qualifying Lender;

(ii)	a Dutch Qualifying Lender (other than a Dutch Treaty Lender); or

(iii)	a Dutch Treaty Lender;

(b)	in respect of an Other State Borrower:

(i)	not an Other Qualifying Lender;

(ii)	an Other Qualifying Lender (other than an Other Treaty Lender); or

(iii)	an Other Treaty Lender.

5.	The New Lender confirms that it is not a Defaulting Lender.

6.	[The New Lender confirms that it [is]/[is not] a Non-Acceptable L/C Lender.]

Project Globetrotter: IPO Facilities Agreement

7.	[We refer to clause [21.2] (Change of Secured Creditors) of the Intercreditor Agreement:

(a)

in consideration of [each of the Designated Affiliate and] the New Lender being accepted as a “Senior Lender” for the purposes of the Intercreditor Agreement (and as defined in the Intercreditor Agreement), [each of the Designated Affiliate and] the New Lender confirms that, as from the Transfer Date, it intends to be party to the Intercreditor Agreement as a Senior Lender, and undertakes to perform all the obligations expressed in the Intercreditor Agreement to be assumed by a Senior Lender and agrees that it shall be bound by all the provisions of the Intercreditor Agreement, as if it had been an original party to the Intercreditor Agreement; and

(b)

it is expressly agreed that the security created or evidenced by the Transaction Security Documents will be preserved for the benefit of the New Lender[, the Designated Affiliate] and each other Lender.]

8.

[Pursuant to and subject to Clause 2.5 (Lender Affiliates) of the Facilities Agreement, the New Lender nominates the Designated Affiliate to discharge its obligations and participate in the following Revolving Facility Loans [●].]

9.

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement. Delivery of a counterpart of this Agreement by email attachment or telecopy shall be an effective mode of delivery.

10.

This Agreement and any non-contractual obligations arising out of, or in connection with, it are governed by English law. The provisions of Clause 46 (Enforcement) of the Facilities Agreement shall be deemed to be incorporated into this Agreement in full, mutatis mutandis.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

Project Globetrotter: IPO Facilities Agreement

THE SCHEDULE

COMMITMENT/RIGHTS AND OBLIGATIONS TO BE TRANSFERRED

[insert relevant details]

[Facility Office address, electronic mail address and

attention details for notices and account details for payments]

[Existing Lender]	[New Lender]

By:_________________________________	By:_________________________________

[Designated Affiliate]

By:_________________________________

This Agreement is accepted as a Transfer Certificate for the purposes of the Facilities Agreement by the Agent and the Transfer Date is confirmed as [●].

[Agent]

By:_________________________________

Project Globetrotter: IPO Facilities Agreement

SCHEDULE 5

FORM OF ASSIGNMENT AGREEMENT

To:	[●] as Agent, [●] as the Company, for and on behalf of each Obligor

From:	[the Existing Lender] (the Existing Lender) and [the New Lender] (the New Lender) [and [Affiliate or Branch] (the Designated Affiliate)]

Dated:	[●]

Dear Sirs,

Global Blue Group – €[●] IPO Facilities Agreement dated [●] (as amended) (the Facilities Agreement)

1.

We refer to the Facilities Agreement. This is an Assignment Agreement. This agreement (the Agreement) shall take effect as an Assignment Agreement for the purpose of the Facilities Agreement. Terms defined in the Facilities Agreement have the same meaning in this Agreement unless given a different meaning in this Agreement.

2.	We refer to Clause 29.7 (Procedure for assignment) of the Facilities Agreement:

(a)

The Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender under the Facilities Agreement and the other Finance Documents which correspond to that portion of the Existing Lender’s Commitments and participations in Utilisations under the Facilities Agreement as specified in the Schedule hereto.

(b)

The Existing Lender is released from all the obligations of the Existing Lender which correspond to that portion of the Existing Lender’s Commitments and participations in Utilisations under the Facilities Agreement specified in the Schedule hereto.

(c)	The New Lender becomes a Party as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph (b).

3.	The proposed Transfer Date is [●].

4.	On the Transfer Date [each of the Designated Affiliate and] the New Lender becomes Party to the relevant Finance Documents as a Lender.

5.

The Facility Office and address, electronic mail address and attention details for notices of the New Lender [and the Designated Affiliate] for the purposes of Clause 36.2 (Addresses) are set out in the Schedule hereto.

6.	The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in Clause 29.5 (Limitation of responsibility of Existing Lenders).

7.	The New Lender confirms that it is not a Defaulting Lender.

8.	[The New Lender confirms that it [is]/[is not] a member of the Group / Initial Investor Affiliate.]

9.

The New Lender confirms (without prejudice to the validity of this Agreement and for the benefit of the Agent and without liability to the Company or any Obligor) that it is a Qualifying Bank and that it is:

(a)	in respect of a Dutch Borrower:

(i)	not a Dutch Qualifying Lender;

Project Globetrotter: IPO Facilities Agreement

(ii)	a Dutch Qualifying Lender (other than a Dutch Treaty Lender); or

(iii)	a Dutch Treaty Lender;

(b)	in respect of an Other State Borrower:

(i)	not an Other Qualifying Lender;

(ii)	an Other Qualifying Lender (other than an Other Treaty Lender); or

(iii)	an Other Treaty Lender.

10.	[The New Lender confirms that it [is]/[is not] a Non-Acceptable L/C Lender.]

11.	[We refer to clause [21.2] (Change of Secured Creditors) of the Intercreditor Agreement:

(a)

in consideration of [each of the Designated Affiliate and] the New Lender being accepted as a “Senior Lender” for the purposes of the Intercreditor Agreement (and as defined in the Intercreditor Agreement), [each of the Designated Affiliate and] the New Lender confirms that, as from the Transfer Date, it intends to be party to the Intercreditor Agreement as a Senior Lender, and undertakes to perform all the obligations expressed in the Intercreditor Agreement to be assumed by a Senior Lender and agrees that it shall be bound by all the provisions of the Intercreditor Agreement, as if it had been an original party to the Intercreditor Agreement; and

(b)

it is expressly agreed that the security created or evidenced by the Transaction Security Documents will be preserved for the benefit of the New Lender[, the Designated Affiliate] and each other Lender.]

12.

[Pursuant to and subject to Clause 2.5 (Lender Affiliates) of the Facilities Agreement, the New Lender nominates the Designated Affiliate to discharge its obligations and participate in the following Revolving Facility Loans [●].]

13.	This Agreement acts as notice to the Agent (on behalf of each Finance Party) and to the Company (on behalf of each Obligor) of the assignment referred to in this Agreement.

14.

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement. Delivery of a counterpart of this Agreement by email attachment or telecopy shall be an effective mode of delivery.

15.

This Agreement and any non-contractual obligations arising out of, or in connection with, it are governed by English law. The provisions of Clause 46 (Enforcement) of the Facilities Agreement shall be deemed to be incorporated into this Agreement in full, mutatis mutandis.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

Project Globetrotter: IPO Facilities Agreement

THE SCHEDULE

COMMITMENT/RIGHTS AND OBLIGATIONS TO BE TRANSFERRED

BY ASSIGNMENT, RELEASE AND ACCESSION

[insert relevant details]

[Facility office address, electronic mail address and

attention details for notices and account details for payments]

[Existing Lender]	[New Lender]

By:_________________________________	By:_________________________________

[Designated Affiliate]

By:_________________________________

This Agreement is accepted as an Assignment Agreement for the purposes of the Facilities Agreement by the Agent and the Transfer Date is confirmed as [●].

Signature of this Agreement by the Agent constitutes confirmation by the Agent of receipt of notice of the assignment referred to in this Agreement, which notice the Agent receives on behalf of each Finance Party.

[Agent]

By:_________________________________

Project Globetrotter: IPO Facilities Agreement

SCHEDULE 6

FORM OF ACCESSION LETTER9

To:	[●] as Agent referred to below

From:	[Subsidiary] and [the Company]

Dated:	[●]

Dear Sirs

Global Blue Group – €[●] IPO Facilities Agreement dated [●] (as amended) (the Facilities Agreement)

1.

We refer to the Facilities Agreement. This is an Accession Letter. Terms defined in the Facilities Agreement have the same meaning in this Accession Letter unless given a different meaning in this Accession Letter.

2.

[Subsidiary] agrees to become an Additional [Borrower]/[Guarantor] and to be bound by the terms of the Facilities Agreement as an Additional [Borrower]/[Guarantor] pursuant to [Clause 30.2 (Additional Borrowers)]/[Clause 30.3 (Additional Guarantors)] of the Facilities Agreement. [To be included in the event of a Swiss Additional Guarantor: For the avoidance of doubt, the obligations of the Additional Guarantor are subject to the limitations set forth in clause 23.12 (Guarantee Limitations - Switzerland) of the Facilities Agreement.] [Subsidiary] is a company duly incorporated under the laws of [name of relevant jurisdiction].

3.	[Subsidiary’s] administrative details for the purposes of the Facilities Agreement are as follows:

Address:

Electronic mail address:

Attention:

4.

[Subsidiary] (for the purposes of this paragraph 4, the Additional Obligor) intends to [incur Liabilities under the following documents]/[give a guarantee, indemnity or other assurance against loss in respect of Liabilities under the following documents]:

[Insert details (date, parties and description) of relevant documents]

the Relevant Documents.

5.	The Subsidiary makes the Repeating Representations (other than the representation in paragraph (b) of Clause 24.10 (Financial Statements)) to the Finance Parties on the date of this Accession Letter.

6.	[IT IS AGREED as follows:

(a)	Terms defined in the Intercreditor Agreement shall, unless otherwise defined in this Accession Deed, bear the same meaning when used in paragraph 6.

[9]	[To be conformed to relevant clauses of Facility Agreement.]

Project Globetrotter: IPO Facilities Agreement

(b)	In circumstances where the Security Agent is acting as agent for the Secured Parties, the Additional Obligor and the Security Agent agree that the Security Agent will:

(i)	execute, enforce, exercise any right under any Security in respect of Liabilities created or expressed to be created pursuant to the Relevant Documents;

(ii)	collect all proceeds of that Security; and

(iii)

hold all obligations expressed to be undertaken by the Additional Obligor to pay amounts in respect of the Liabilities to the Security Agent as agent for the Secured Parties (in the Relevant Documents or otherwise) and secured by the Transaction Security together with all representations and warranties expressed to be given by the Additional Obligor (in the Relevant Documents or otherwise) in favour of the Security Agent as agent for the Secured Parties, for and on behalf of the Secured Parties on the terms and conditions contained in the Intercreditor Agreement.

(c)	In circumstances where the Security Agent is acting as trustee for the Secured Parties (as the case may be), the Additional Obligor and the Security Agent agree that the Security Agent shall hold:

(i)	[any Security in respect of Liabilities created or expressed to be created pursuant to the Relevant Documents;

(ii)	all proceeds of that Security; and][10]

(iii)

all obligations expressed to be undertaken by the Additional Obligor to pay amounts in respect of the Liabilities to the Security Agent as trustee (or agent) for the Secured Parties (in the Relevant Documents or otherwise) and secured by the Transaction Security together with all representations and warranties expressed to be given by the Additional Obligor (in the Relevant Documents or otherwise) in favour of the Security Agent as trustee (or agent) for the Secured Parties, on trust or, in any jurisdiction where the trust would not be recognised, as agent (or as otherwise provided for in the Intercreditor Agreement) for the Secured Parties on the terms and conditions contained in the Intercreditor Agreement.

(d)

The Additional Obligor confirms that it intends to be party to the Intercreditor Agreement as a Debtor, undertakes to perform all the obligations expressed to be assumed by a Debtor under the Intercreditor Agreement and agrees that it shall be bound by all the provisions of the Intercreditor Agreement as if it had been an original party to the Intercreditor Agreement.

7.	[Subsidiary] confirms it is a company incorporated in [●] and requests that each Lender considers its [●] Qualifying Lender status in respect of [Subsidiary].

8.	[Add applicable guarantee limitation language to the extent such guarantee limitation language in Clause 23 (Guarantees and Indemnity) is insufficient for the relevant Additional Obligor.]

9.

This Accession Letter may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Accession Letter. Delivery of a counterpart of this Accession Letter by email attachment or telecopy shall be an effective mode of delivery.

[10]	Include to the extent that the Security created in the Relevant Documents is expressed to be granted to the Security Agent as trustee for the Secured Parties.

Project Globetrotter: IPO Facilities Agreement

10.

This Accession Letter and any non-contractual obligations arising out of, or in connection with, it are governed by English law. The provisions of Clause 46 (Enforcement) of the Facilities Agreement shall be deemed to be incorporated into this Accession Letter in full, mutatis mutandis.

This Accession Letter has been entered into on the date stated at the beginning of this Accession Letter.

[Subsidiary]	[Company]

By:_________________________________	By:_________________________________

Project Globetrotter: IPO Facilities Agreement

SCHEDULE 7

FORM OF RESIGNATION LETTER

To:	[●] as Agent

From:	[Subsidiary] and [the Company]

Dated:	[●]

Dear Sirs

Global Blue Group – €[●] IPO Facilities Agreement dated [●] (as amended) (the Facilities Agreement)

1.

We refer to the Facilities Agreement. This is a Resignation Letter. Terms defined in the Facilities Agreement have the same meaning in this Resignation Letter unless given a different meaning in this Resignation Letter.

2.

Pursuant to Clause 30.4 (Resignation of an Obligor), we request that [resigning Obligor] be released from its obligations as a [Borrower]/[Guarantor] under the Facilities Agreement and the Finance Documents.

3.	We confirm that no Event of Default is continuing or would result from the acceptance of this request.

4.

This Resignation Letter may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Resignation Letter. Delivery of a counterpart of this Resignation Letter by email attachment or telecopy shall be an effective mode of delivery.

5.

This Resignation Letter and any non-contractual obligations arising out of, or in connection with, it are governed by English law. The provisions of Clause 46 (Enforcement) of the Facilities Agreement shall be deemed to be incorporated into this Resignation Letter in full, mutatis mutandis.

This Resignation Letter has been entered into on the date stated at the beginning of this Resignation Letter.

[Subsidiary]	[Company]

By:_________________________________	By:_________________________________

Project Globetrotter: IPO Facilities Agreement

SCHEDULE 8

COMPLIANCE CERTIFICATE

To:	[●] as Agent

From:	[the Company]

Dated:	[●]

Dear Sirs

Global Blue Group – €[●] IPO Facilities Agreement dated [●] (as amended) (the Facilities Agreement)

1.

We refer to the Facilities Agreement. This is a Compliance Certificate. Terms defined in the Facilities Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2.

We confirm that in respect of the Relevant Period ended on [●] (the Test Date) Total Net Debt was [●] and Consolidated Pro Forma EBITDA for such Relevant Period ending on the Test Date was [●]. Therefore Total Net Debt at such time was [●] times Consolidated Pro Forma EBITDA for the Test Date and the covenant contained in Clause 26.2 (Financial condition) of the Facilities Agreement [has/has not] been complied with.

3.	We confirm that Total Net Debt was [●] times Consolidated Pro Forma EBITDA for the Test Date, therefore:

(a)	the Original Term Facility Margin should be [●] per cent. p.a.;

(b)	the Original Revolving Facility Margin should be [●] per cent. p.a.;

(c)	the Swingline Facility Margin should be [●] per cent. p.a.[.]/[; and

(d)	the Additional Facility established on [●] Margin should be [●] per cent. p.a.]

4.	[We confirm that the Material Subsidiaries are:

(a)	[●]; and

(b)	[●].][11]

SIGNED [Company]

By:_________________________________	By:_________________________________

[11]	Insert only if delivered with the Annual Financial Statements.

Project Globetrotter: IPO Facilities Agreement

SCHEDULE 9

TIMETABLES

Part 1

Loans

	Loans in EUR (other than Swingline Loans)	Loans in other currencies (other than Swingline Loans and Loans in Non-LIBOR Currencies)	Loans in Non- LIBOR Currencies (other than Swingline Loans)	Swingline Loans
Agent notifies the Company if a currency is approved as an Optional Currency in accordance with Clause 4.3 (Conditions relating to Optional Currencies)	-	U-4 4.00 p.m.	U-4 4.00 p.m.	-

Delivery of a duly completed Utilisation Request (Clause 5.1 (Delivery of a Utilisation Request)) or a Selection Notice (Clause 15.1 (Selection of Interest Periods and Terms))	U-3 (or U-1 for any Utilisation on the Closing Date) 11.30 a.m.	U-3 (or U-1 for any Utilisation on the Closing Date) 11.30 a.m.	U-3 (or U-1 for any Utilisation on the Closing Date) 11.30 a.m.	U-1 11:30 a.m.

Agent determines (in relation to Utilisation) the Base Currency Amount of the Loan, if required under Clause 5.4 (Lenders’ participation)	U-3 (or U-1 for any Utilisation on the Closing Date) 12.30 p.m.	U-3 (or U-1 for any Utilisation on the Closing Date) 12.30 p.m.	U-3 (or U-1 for any Utilisation on the Closing Date) 12.30 p.m.	U-1 12:30 pm

Agent notifies the Lenders of the Loan in accordance with Clause 5.4 (Lenders’ participation)	U-3 (or U-1 for any Utilisation on the Closing Date) 4.30 p.m. (or 1:00 p.m. on the Closing Date)	U-3 (or U-1 for any Utilisation on the Closing Date) 4.30 p.m. (or 1:00 p.m. on the Closing Date)	U-3 (or U-1 for any Utilisation on the Closing Date) 4.30 p.m. (or 1:00 p.m. on the Closing Date)	-

Project Globetrotter: IPO Facilities Agreement

	Loans in EUR (other than Swingline Loans)	Loans in other currencies (other than Swingline Loans and Loans in Non-LIBOR Currencies)	Loans in Non- LIBOR Currencies (other than Swingline Loans)	Swingline Loans
Agent receives a notification from a Lender under Clause 8.2 (Unavailability of a currency)	Quotation Day 9.00 a.m.	Quotation Day 9.00 a.m.	Quotation Day 9.00 a.m.	-

Agent gives notice in accordance with Clause 8.2 (Unavailability of a currency)	Quotation Day 4.30 p.m.	Quotation Day 4.30 p.m.	Quotation Day 4.30 p.m.	-

Agent determines amount of the Loan in Optional Currency in accordance with Clause 34.10 (Change of currency)	U 11.00 a.m.	U 11.00 a.m.	U 11.00 a.m.	-

EURIBOR, LIBOR or IBOR is fixed:	EURIBOR: Quotation Day as of 12:00 p.m. (in Brussels)	LIBOR: Quotation Day as of 12.00 p.m. (in London)	LIBOR: Quotation Day as of 12.00 p.m. (in the Relevant Interbank Market)	-

“U” = the Utilisation Date

“U-X” = X Business Days prior to the Utilisation Date

Project Globetrotter: IPO Facilities Agreement

Part 2

Letters of Credit

Letters of Credit
Delivery of a duly completed Utilisation Request (Clause 6.2 (Delivery of a Utilisation Request for Letters of Credit))	U-3 (or U-1 for any Utilisation on the Closing Date) 11.30 a.m.

Agent determines (in relation to Utilisation) the Base Currency Amount of the Letter of Credit if required under paragraph (g) of Clause 6.5 (Issue of Letters of Credit) and notifies the Issuing Bank and Lenders of the Letter of Credit in accordance with paragraph (g) of Clause 6.5 (Issue of Letters of Credit).	U-3 (or U-1 for any Utilisation on the Closing Date) 12.30 p.m.

Delivery of duly completed Renewal Request (Clause 6.6 (Renewal of a Letter of Credit))	U-3 (or U-1 for any Utilisation on the Closing Date) 11.30 a.m.

“U” = the Utilisation Date, or, if applicable, in the case of a Letter of Credit to be renewed in accordance with Clause 6.6 (Renewal of a Letter of Credit), the first day of the proposed term of the renewed Letter of Credit

“U-X” = Business Days prior to the Utilisation Date

Project Globetrotter: IPO Facilities Agreement

SCHEDULE 10

FORM OF LETTERS OF CREDIT

To:	[Beneficiary] (the Beneficiary)

Date	[●]

Irrevocable Standby Letter of Credit no. [●]

At the request of [●], [Issuing Bank] (the Issuing Bank) issues this irrevocable standby Letter of Credit (Letter of Credit) in your favour on the following terms and conditions:

1.	Definitions

In this Letter of Credit:

Business Day means a day (other than a Saturday or a Sunday) on which banks are open for general business in [London].12

Demand means a demand for a payment under this Letter of Credit in the form of the schedule to this Letter of Credit.

Expiry Date means [●].

Total L/C Amount means [●].

2.	Issuing Bank’s agreement

(a)

The Beneficiary may request a utilisation or utilisations under this Letter of Credit by giving to the Issuing Bank a duly completed Demand. A Demand must be received by the Issuing Bank by no later than [●] p.m. (in [London]) on the Expiry Date.

(b)

Subject to the terms of this Letter of Credit, the Issuing Bank unconditionally and irrevocably undertakes to the Beneficiary that, within [●] [(●)] Business Days of receipt by it of a Demand, it must pay to the Beneficiary the amount demanded in that Demand.

(c)

The Issuing Bank will not be obliged to make a payment under this Letter of Credit if as a result the aggregate of all payments made by it under this Letter of Credit would exceed the Total L/C Amount.

3.	Expiry

(a)

The Issuing Bank will be released from its obligations under this Letter of Credit on the date (if any) notified by the Beneficiary to the Issuing Bank as the date upon which the obligations of the Issuing Bank under this Letter of Credit are released.

(b)

Unless previously released under paragraph (a) above, on [●] p.m. (in [London]) on the Expiry Date the obligations of the Issuing Bank under this Letter of Credit will cease with no further liability on the part of the Issuing Bank except for any Demand validly presented under the Letter of Credit that remains unpaid.

(c)	When the Issuing Bank is no longer under any further obligations under this Letter of Credit, the Beneficiary must return the original of this Letter of Credit to the Issuing Bank.

[12]	This may need to be amended depending on the currency of payment under the Letter of Credit.

Project Globetrotter: IPO Facilities Agreement

4.	Payments

All payments under this Letter of Credit shall be made in [●] and for value on the due date to the account of the Beneficiary specified in the Demand.

5.	Delivery of Demand

Each Demand shall be in writing, and, unless otherwise stated, may be made by letter, or electronic mail and must be received in legible form by the Issuing Bank at its address and by the particular department or office (if any) as follows:

[●]

6.	Assignment

The Beneficiary’s rights under this Letter of Credit may not be assigned or transferred.

7.	ISP

Except to the extent it is inconsistent with the express terms of this Letter of Credit, this Letter of Credit is subject to the International Standby Practices (ISP 98), International Chamber of Commerce Publication No. 590.

8.	Governing Law

This Letter of Credit and any non-contractual obligations arising out of or in connection with it are governed by English law.

9.	Jurisdiction

The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Letter of Credit (including a dispute relating to any non-contractual obligation arising out of or in connection with this Letter of Credit).

Yours faithfully

[Issuing Bank]

By: _______________________

Project Globetrotter: IPO Facilities Agreement

THE SCHEDULE

FORM OF DEMAND

To:	[Issuing Bank]

Date:	[●]

Dears Sirs

Standby Letter of Credit no. [●] issued in favour of [Beneficiary] (the Letter of Credit)

1.	We refer to the Letter of Credit. Terms defined in the Letter of Credit have the same meaning when used in this Demand.

2.	We certify that the sum of [●] is due [and has remained unpaid for at least [●] [(●)] Business Days] [under [set out underlying contract or agreement]]. We therefore demand payment of the sum of [●].

Payment should be made to the following account:

Name:                           [●]

Account Number:        [●]

Bank:                            [●]

3.	The date of this Demand is not later than the Expiry Date.

Yours faithfully

(Authorised Signatory)

(Authorised Signatory)

For [Beneficiary]

Project Globetrotter: IPO Facilities Agreement

SCHEDULE 11

AGREED SECURITY PRINCIPLES

1.	Agreed Security Principles

(a)

The guarantees and security to be provided under the Finance Documents will be given in accordance with the guarantee and security principles set out in this Schedule (the Agreed Security Principles). This Schedule identifies the Agreed Security Principles and addresses the manner in which the Agreed Security Principles will impact on and determine the extent and terms of the guarantees and security proposed to be provided in relation to the Facilities.

(b)

The Agreed Security Principles embody a recognition by all parties that there may be certain legal and practical difficulties in obtaining effective or commercially reasonable guarantees and/or security from all relevant members of the Group in each relevant jurisdiction. In particular:

(i)

general legal and statutory limitations, regulatory restrictions, financial assistance, corporate benefit, fraudulent preference, equitable subordination, “transfer pricing”, “thin capitalisation”, “earnings stripping”, “controlled foreign corporation” and other tax restrictions, “exchange control restrictions”, “capital maintenance” rules and “liquidity impairment” rules, tax restrictions (including with regard to the existence or establishment of a Dutch fiscal unity (fiscale eenheid)), retention of title claims, employee consultation or approval requirements and similar principles may limit the ability of a member of the Group to provide a guarantee or security or may require that the guarantee or security be limited as to amount or otherwise and, if so, the guarantee or security will be limited accordingly provided that, to the extent requested by the Agent (or Security Agent) before signing any applicable security document, the relevant member of the Group has used reasonable endeavours (but without incurring material cost and without adverse impact on relationships with third parties) to overcome any such obstacle or otherwise such guarantee or security document shall be subject to such limit;

(ii)

a key factor in determining whether or not a guarantee or security will be taken (and in respect of the security, the extent of its perfection and/or registration) is the applicable time and cost (including adverse effects on taxes, interest deductibility, stamp duty, registration taxes, notarial costs, guarantee fees and all applicable legal fees) which will not be disproportionate to the benefit accruing to the Finance Parties of obtaining such guarantee or security;

(iii)

members of the Group will not be required to give guarantees or enter into security documents if it is not within the legal capacity of the relevant members of the Group or if it would conflict with the fiduciary or statutory duties of their directors or contravene any applicable legal, regulatory or contractual prohibition or restriction or have the potential to result in a material risk of personal or criminal liability for any director or officer of or for any member of the Group provided that, to the extent requested by the Agent (or the Security Agent) before signing any applicable security document, the relevant member of the Group has used reasonable endeavours (but without incurring material cost and without adverse impact on relationships with third parties) to overcome any such obstacle or otherwise such security document shall be subject to such limit;

(iv)

the maximum guaranteed or secured amount will be limited to minimise notarial costs and all registration and like taxes and duties relating to the provision of security, to the extent agreed between the Company and the Agent (or the Security Agent);

Project Globetrotter: IPO Facilities Agreement

(v)

where a class of assets to be secured includes material and immaterial assets, if the cost of granting security over the immaterial assets is disproportionate to the benefit of such security, security will be granted over the material assets only;

(vi)	it is expressly acknowledged that it may be either impossible or impractical to create security over certain categories of assets in which event security will not be taken over such assets;

(vii)

any member of the Group or its asset which is subject to a legal requirement, contract, lease, licence, instrument regulatory constraint (including any agreement with any government or regulatory body) or other third party arrangement which may prevent or condition such member of the Group from giving a guarantee or its assets from being charged, secured or being subject to the applicable security document (including requiring a consent of any third party (including minority shareholders); supervisory board or works council (or equivalent)); and any member of the Group or its assets which, if it gives the applicable guarantee or is subject to the applicable security document, would give a third party the right to terminate or otherwise amend any rights, benefits and/or obligations with respect to any member of the Group or its assets; or require the relevant guarantor or chargor to take any action materially adverse to the interests of the Group or any member thereof, provided that reasonable endeavours (exercised for a period of not more than twenty (20) Business Days) to obtain consent to giving a guarantee or charging any asset (where otherwise prohibited) have been used by the Group if the Arrangers specify prior to the date of the applicable guarantee or security document that a relevant guarantee or asset is material and the Obligors’ Agent is satisfied that such endeavours will not involve placing relationships with third parties in jeopardy, or otherwise, in each case will not be required to give a gurantee and will be excluded from a guarantee or security document;

(viii)

the giving of a guarantee, or the granting of security and the registration and/or the perfection of the security granted will not be required if it would have a material adverse effect on the ability of the relevant member of the Group to conduct its operations and business in the ordinary course as otherwise permitted by the Finance Documents (including dealing with the secured assets and all contractual counterparties or amending, waiving or terminating (or allowing to lapse) any rights, benefits or obligations, in each case prior to a Declared Default which is continuing), and any requirement under the Agreed Security Principles to seek consent of any person or take or not take any other action shall be subject to this paragraph (viii);

(ix)	any security document will only be required to be notarised if required by law in order for the relevant security to become effective or admissible in evidence;

(x)

no guarantee from or security will be required to be given by persons or over (and no consent shall be required to be sought with respect to) assets which are required to support acquired indebtedness to the extent such acquired indebtedness is permitted by this Agreement to remain outstanding after an acquisition. No member of a target group acquired pursuant to an acquisition not expressly prohibited by this Agreement shall be required to become a Guarantor or grant security with respect to the Facilities if prevented by the terms of the documentation governing that acquired indebtedness; no security will be granted over any asset secured for the benefit of any Financial Indebtedness and/or to the extent constituting a Security unless specifically required by a Finance Document to the contrary;

Project Globetrotter: IPO Facilities Agreement

(xi)

to the extent possible and unless required by applicable law, there should be no action required to be taken in relation to the guarantees or security when any lender assigns or transfers any of its participation to a new lender (and, unless explicitly agreed to the contrary in this Agreement, no member of the Group shall bear or otherwise be liable for any taxes, any notarial, registration or perfection fees or any other costs, fees or expenses that result from any assignment or transfer by a Finance Party);

(xii)	no title investigations or other diligence on assets will be required and no title insurance will be required;

(xiii)

security will not be required over any assets subject to security in favour of a third party or any cash constituting regulatory capital or customer cash (and such assets or cash shall be excluded from any relevant security document);

(xiv)

to the extent legally effective, all security will be given in favour of the Security Agent and not the secured creditors individually (with the Security Agent to hold one set of security documents for all the Finance Parties); “parallel debt” provisions will be used where necessary (and included in the Intercreditor Agreement and not the individual security documents);

(xv)	guarantees and security will not be required from or over, or over the assets of, any Joint Venture or similar arrangement or any minority interest;

(xvi)	the Finance Parties will not be able to exercise any set-off granted to them under the terms of the Finance Documents prior to the occurrence of a Declared Default;

(xvii)

each security document shall be deemed not to restrict or condition any transaction not prohibited under this Agreement or the Intercreditor Agreement and the security granted under each security document shall be deemed to be subject to these Agreed Security Principles, before and after the execution of the relevant security document and creation of the relevant security;

(xviii)

no guarantee or security shall guarantee or secure any “Excluded Swap Obligations” defined in accordance with the LSTA Market Advisory Update dated February 15, 2013 entitled “Swap Regulations’ Implications for Loan Documentation”, and any update thereto by the LSTA;

(xix)	other than a general security agreement and related filing, no perfection, filing or other action will be required with respect to assets of a type not owned by members of the Group; and

(xx)

no translation of any document relating to any security or any asset subject to any security will be required to be prepared or provided to the Secured Parties, unless required for such documents to become effective or admissible in evidence and a Declared Default is continuing.

(c)

Notwithstanding any term of any Finance Document, no loan or other obligation under this Agreement or under any Finance Document of any Borrower or Guarantor incorporated in the United States or a “United States person” as defined in Internal Revenue Code Section 7701(a)(30) and includes an entity disregarded as being an entity separate from its owner for US federal income tax purposes if such owner is a “United States person” (a US Obligor) may be, directly or indirectly:

(i)

guaranteed by a “controlled foreign corporation” (as defined in Section 957(a) of the Internal Revenue Code) (CFC) or by an entity (a FSHCO) substantially all the assets of which consist of equity interests of one or more CFCs, or guaranteed by a subsidiary of a CFC or a FSHCO;

Project Globetrotter: IPO Facilities Agreement

(ii)	secured by any assets of a CFC, FSHCO or a subsidiary of a CFC or a FSHCO (including any CFC or FSHCO equity interests held directly or indirectly by a CFC or FSHCO);

(iii)

secured by a pledge or other security interest in excess of sixty five (65) per cent. of the voting equity interests (and one hundred (100) per cent. of the non-voting equity interests) of a CFC or FSHCO; or

(iv)

guaranteed by any Subsidiary or secured by a pledge of or security interest in any Subsidiary or other asset, if it would result in material adverse US tax consequences as reasonably determined by the Borrowers and the Company and Agent.

2.	Guarantees and Security

Subject to the Guarantee Limitations, each guarantee will be an upstream, cross-stream and downstream guarantee for all liabilities of the Obligors under the Finance Documents in accordance with, and subject to, the requirements of these Agreed Security Principles in each relevant jurisdiction (references to security to be read for this purpose as including guarantees). Security documents will secure the guarantee obligations of the relevant security provider or, if such security is provided on a third party basis, all liabilities of the Obligors under the Finance Documents, in each case in accordance with, and subject to, the requirements of these Agreed Security Principles in each relevant jurisdiction.

3.	Governing law and scope

(a)

All security (other than share security) will be governed by the law of, and secure only assets located in, the jurisdiction of incorporation of the applicable grantor of the security; and no action in relation to security (including any perfection step, further assurance step, filing or registration) will otherwise be required in jurisdictions where the grantor of the security is not incorporated. Share security over any subsidiary will be governed by the law of the place of incorporation of that subsidiary.

(b)

No guarantees or security will be required to be granted by or over the shares in any entity incorporated or organised under the laws of any jurisdiction (each such jurisdiction Excluded Jurisdiction) other than:

(i)	Switzerland, Germany, Italy, UK, France, Luxembourg and the Netherlands;

(ii)	a jurisdiction in which a Borrower (other than a borrower under an Ancillary Facility only) is incorporated; or

(iii)	a jurisdiction in which one or more members of the Group are incorporated which have EBITDA representing 10% or more of Consolidated Pro Forma EBITDA of the Group.

4.	Terms of security documents

The following principles will be reflected in the terms of any security taken in connection with the Facilities:

(a)

security will not be enforceable or crystalize until, the occurrence of an Event of Default in respect of which a notice of acceleration under paragraph (a)(ii) of Clause 28.12 (Acceleration) has been given and not withdrawn (a Declared Default);

(b)	the beneficiaries of the security or any Agent will only be able to exercise a power of attorney following the occurrence of a Declared Default which is continuing;

Project Globetrotter: IPO Facilities Agreement

(c)

the security documents should only operate to create security rather than to impose new commercial obligations or a repeat of clauses in other Finance Documents; accordingly (i) they should not contain additional representations, undertakings or indemnities (including in respect of insurance, information, maintenance or protection of assets or the payment of fees, costs and expenses) unless these are the same as or consistent with those contained in this Agreement and are required for the creation or perfection of security; and (ii) nothing in any security document shall (or be construed to) prohibit any transaction, matter or other step (or a grantor of security taking or entering into the same or dealing in any manner whatsoever in relation to any asset (including all rights, claims benefits, proceeds and documentation, and contractual counterparties in relation thereto) the subject of (or expressed to be the subject of) the security agreement) if not prohibited by the terms of the other Finance Documents (and accordingly to such extent, the Agent (or Security Agent) shall promptly effect releases, confirmations, consents to deal or similar steps always at the cost of the relevant grantor of the security);

(d)

no security will be granted over parts, stock, moveable plant, equipment or receivables if it would require labelling, segregation or periodic listing or specification of such parts, stock, moveable plant, equipment or receivables;

(e)	perfection will not be required in respect of (i) vehicles and other assets subject to certificates of title or (ii) letter of credit rights and tort claims (or local law equivalent);

(f)	in no event shall control agreements or perfection by control or similar arrangements be required with respect to any assets (including deposit or securities accounts);

(g)

security will, where possible and practical, automatically create security over future assets of the same type as those already secured. Where local law requires supplemental pledges or notices to be delivered in respect of future acquired assets in order for effective security to be created over that class of asset, such supplemental pledges or notices will be provided only upon request of the Agent (or Security Agent) and at intervals no more frequent than annually (unless required more frequently under local law); and

(h)

each security document must contain a clause which records that if there is a conflict between the security document and this Agreement or with any other Finance Documents then (to the extent permitted by law) the provisions of this Agreement or (as applicable) any other Finance Documents will take priority over the provisions of the security document.

5.	Bank accounts

(a)

If an Obligor grants security over its material bank accounts it will be free to deal, operate and transact business in relation to those accounts (including opening and closing accounts) until the occurrence of a Declared Default which is continuing. For the avoidance of doubt, there will be no “fixed” security over bank accounts, cash or receivables or any obligation to hold or pay cash or receivables in a particular account until the occurrence of a Declared Default which is continuing.

(b)

Where “fixed” security is required, if required by local law to perfect the security and if possible without disrupting operation of the account, notice of the security will be served on the account bank in relation to applicable accounts within ten (10) Business Days of the date of the security document (or accession thereto) and the applicable grantor of the security will use its reasonable endeavours to obtain an acknowledgement of that notice within twenty (20) Business Days of service. If the grantor of the security has used its reasonable endeavours but has not been able to obtain acknowledgement or acceptance its obligation to obtain acknowledgement will cease on the expiry of that 20 Business Day period. Irrespective of whether notice of the security is required for perfection, if the service of notice would prevent any member of the Group from using a bank account in the course of its business no notice of security will be served until the occurrence of a Declared Default.

Project Globetrotter: IPO Facilities Agreement

(c)

Any security over bank accounts will be subject to any security interests in favour of the account bank which are created either by law or in the standard terms and conditions of the account bank. No grantor of security will be required to change its banking arrangements or standard terms and conditions in connection with the granting of bank account security.

(d)	If required under applicable local law, security over bank accounts will be registered subject to the general principles set out in these Agreed Security Principles.

6.	Fixed assets

If an Obligor grants security over its material fixed assets it will be free to deal with those assets in the course of its business until the occurrence of a Declared Default which is continuing. No notice, whether to third parties or by attaching a notice to the fixed assets, will be prepared or given until the occurrence of a Declared Default which is continuing.

7.	Insurance policies

A member of the Group may grant security over its material insurance policies (excluding any third party liability or public liability insurance and any directors and officers insurance) in respect of which claims thereunder may be mandatorily prepaid, provided that the relevant insurance policy allows security to be so granted. Notice of any security interest over insurance policies will only be served on an insurer of the Group assets after the occurrence of a Declared Default which is continuing. No loss payee or other endorsement will be made on the insurance policy and no Finance Party (or Security Agent) will be named as co-insured.

8.	Intellectual property

(a)	No security will be granted over any intellectual property which cannot be secured under the terms of the relevant licensing agreement.

(b)

If security is granted over the relevant material intellectual property, the grantor shall be free to deal with, use, licence and otherwise commercialise those assets in the course of its business (including allowing its intellectual property to lapse if no longer material to its business) until a Declared Default which is continuing.

(c)

Notice of any security interest over intellectual property will only be served on a third party from whom intellectual property is licensed until after the occurrence of a Declared Default has occurred and is continuing. No intellectual property security will be required to be registered under the law of that security document, the law of where the grantor is regulated, or at any relevant supra-national registry. Security over intellectual property rights will be taken on an “as is, where is” basis and the Group will not be required to procure any changes to, or corrections of filings on, external registers.

9.	Receivables

If an Obligor grants security over any of its receivables it will be free to deal with, amend, waive or terminate those receivables in the course of its business until the occurrence of a Declared Default. No notice of security may be prepared or served until the occurrence of a Declared Default which is continuing (other than security over receivables under intra-group loans). Any list of receivables will not include details of the underlying contracts (but may include non-sensitive generic information to the extent that would allow for the creation of security) and will not be required to be updated. If required under local law, security over receivables will be registered subject to the general principles set out in these Agreed Security Principles.

Project Globetrotter: IPO Facilities Agreement

10.	Real estate

No fixed security will be granted over real property provided that this shall not restrict any real property being secured under a floating charge (or other similar security) under a security document which charges all of the assets of an Obligor but excluding (i) any unregistered real property which, if subject to any such security would be required to be registered under the relevant land registry laws (provided that such real property shall only be excluded for so long as it remains unregistered), and (ii) any leasehold real property that has 25 years or less to run on the lease or has a rack rent payable.

There will be no obligation to investigate title, provide surveys or carry out any other insurance or environmental due diligence.

11.	Shares

(a)

Where the Company or any other Obligor pledges shares, the security document will be governed by the laws of the Company whose shares are being pledged and not by the law of the country of the pledgor.

(b)

Until a Declared Default has occurred and is continuing, the legal title of the shares will remain with the relevant grantor of the security and any grantor of share security will be permitted to retain and to exercise voting rights and powers in relation to any shares and other related rights charged by it and receive, own and retain all assets and proceeds in relation thereto without restriction or condition. The voting rights and powers in relation to the shares in a company whose shares are being pledged will remain with the pledgor at all times until a Declared Default has occurred and is continuing.

(c)

Where customary and applicable as a matter of law, following a request by the Agent (or Security Agent), on, or as soon as reasonably practicable following execution of the share security, the share certificate (or other documents evidencing title to the relevant shares) and a stock transfer form executed in blank (or local law equivalent) will be provided to the Agent (or Security Agent) upon its request.

12.	Voluntary Credit Support

(a)

If, in accordance with this Schedule 11, a person is not required to grant any guarantee or to grant security over an asset, the Obligors’ Agent may, in its sole discretion, elect to (or to procure that such person will) grant such guarantee or security (Voluntary Credit Support).

(b)

Each Secured Party shall be required to accept such Voluntary Credit Support and shall enter into any document requested by Obligors’ Agent to create, perfect, register or notify third parties of such Voluntary Credit Support on such terms as the Obligors’ Agent shall, in its sole discretion, elect.

13.	Amendment

In the event of any conflict or inconsistency between any term of these Agreed Security Principles and any term of a Transaction Security Document, the Secured Parties (other than the Security Agent) authorise, instruct and direct the Security Agent to, and the Security Agent shall promptly (at the option and upon request of the Obligors’ Agent) (i) enter into such amendments to such Transaction Security Document or (ii) release and terminate such Transaction Security Document and enter into a replacement Transaction Security Document on such amended terms, in each case as shall be necessary or desirable to cure such conflict or inconsistency.

Project Globetrotter: IPO Facilities Agreement

SCHEDULE 12

FORM OF INCREASE CONFIRMATION

To:         [●] as Agent, [[●] as Issuing Bank]13 and [●] as the Company, for and on behalf of each Obligor

From:     [the Increase Lender] (the Increase Lender)

Dated:    [●]

Dear Sirs

Global Blue Group – €[●] IPO Facilities Agreement dated [●] (as amended) (the Facilities Agreement)

1.

We refer to the Facilities Agreement. This agreement (the Agreement) shall take effect as an Increase Confirmation for the purpose of the Facilities Agreement. Terms defined in the Facilities Agreement have the same meaning in this Agreement unless given a different meaning in this Agreement.

2.	We refer to Clause 2.3 (Increase) of the Facilities Agreement.

3.

The Increase Lender agrees to assume and will assume all of the obligations corresponding to the Commitment specified in the Schedule hereto (Relevant Commitment / Rights and obligations to be assumed by the Increase Lender) as if it was an Original Lender under the Facilities Agreement.

4.	The proposed date on which the increase in relation to the Increase Lender and the relevant Commitment is to take effect (the Increase Date) is [●].

5.	On the Increase Date, the Increase Lender becomes party to the relevant Finance Documents as a Lender.

6.	The Facility Office and address, electronic mail address and attention details for notices to the Increase Lender for the purposes of Clause 36.2 (Addresses) are set out in the Schedule hereto.

7.

The Increase Lender confirms (without prejudice to the validity of this Agreement and for the benefit of the Agent and without liability to the Company or any Obligor) that it is a Qualifying Bank and that it is:

(a)	in respect of a Dutch Borrower,

(i)	not a Dutch Qualifying Lender;

(ii)	a Dutch Qualifying Lender (other than a Dutch Treaty Lender); or

(iii)	a Dutch Treaty Lender;

(b)	in respect of an Other State Borrower:

(i)	not an Other Qualifying Lender;

(ii)	an Other Qualifying Lender (other than an Other Treaty Lender); or

(iii)	an Other Treaty Lender.

8.	The New Lender confirms that it is not a Defaulting Lender.

[13]	Only if given in respect of Revolving Facility Commitments.

Project Globetrotter: IPO Facilities Agreement

9.	[The Increase Lender confirms that it [is]/ [is not] a Non-Acceptable L/C Lender.]

10.	The Increase Lender expressly acknowledges the limitations on the Lenders’ obligations referred to in paragraph (f) of Clause 2.3 (Increase).

11.	The Increase Lender confirms that it is not a member of the Group / Initial Investor Affiliate.

12.

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement. Delivery of a counterpart of this Agreement by email attachment or telecopy shall be an effective mode of delivery.

13.

This Agreement and any non-contractual obligations arising out of, or in connection with, it are governed by English law. The provisions of Clause 46 (Enforcement) of the Facilities Agreement shall be deemed to be incorporated into this Agreement in full, mutatis mutandis.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

Project Globetrotter: IPO Facilities Agreement

THE SCHEDULE

RELEVANT COMMITMENT/RIGHTS AND OBLIGATIONS

TO BE ASSUMED BY THE INCREASE LENDER

[insert relevant details]

[Facility office address, electronic mail address and attention details for notices and account details for payments]

[Increase Lender]

By:_________________________________

[[Designated Affiliate]

By:_________________________________]

This Agreement is accepted as an Increase Confirmation for the purposes of the Facilities Agreement by the Agent [and the Issuing Bank]* and the Increase Date is confirmed as [●].

[Agent]

By:_________________________________

[[Issuing Bank]

By:_________________________________][14]

[14]	Only if increase in the Total Revolving Facility Commitments.

Project Globetrotter: IPO Facilities Agreement

SCHEDULE 13

ADDITIONAL FACILITY

Part 1

Form of Additional Facility Lender Accession Letter

To:         [●] as Agent

From:     [Proposed Additional Facility Lender]

Dated:    [●]

Dear Sirs,

Global Blue Group – €[●] IPO Facilities Agreement dated [●] (as amended) (the Facilities Agreement)

1.

We refer to the Facilities Agreement. This is an Additional Facility Lender Accession Letter for the purpose of the Facilities Agreement. Terms defined in the Facilities Agreement have the same meaning in this Accession Notice unless given a different meaning in this Accession Notice.

2.

[Name of Additional Facility Lender] (the New Additional Facility Lender) of [address/registered office] agrees to become an Additional Facility Lender and to be bound by the terms of the Facilities Agreement as a Lender under [insert details of relevant Additional Facility].

3.

On the date the Additional Facility referred to above becomes effective in accordance with Clause 2.2 (Additional Facility) of the Facilities Agreement (the Effective Date), the New Additional Facility Lender shall become party to the Facilities Agreement as a Lender.

4.

The New Additional Facility Lender assumes all the rights and obligations of a Lender in relation to the Commitments under the Facilities Agreement specified in the schedule to this Additional Facility Lender Accession Letter (the Schedule) in accordance with the terms of the Facilities Agreement.

5.	[New Additional Facility Lender administrative details for the purposes of the Facilities Agreement are as follows:

Address:                              [●]

Electronic mail address:     [●]

Attention:                            [●]]

6.	[insert any other relevant details (if any)]

7.

The New Additional Facility Lender confirms (without prejudice to the validity of this Additional Facility Lender Accession Letter and for the benefit of the Agent and without liability to the Company or any Obligor) that it is a Qualifying Bank and that it is:

(a)	in respect of a Dutch Borrower,

(i)	not a Dutch Qualifying Lender;

(ii)	a Dutch Qualifying Lender (other than a Dutch Treaty Lender); or

(iii)	a Dutch Treaty Lender;

Project Globetrotter: IPO Facilities Agreement

(b)	in respect of an Other State Borrower:

(i)	not an Other Qualifying Lender;

(ii)	an Other Qualifying Lender (other than an Other Treaty Lender); or

(iii)	an Other Treaty Lender.

8.

This Additional Facility Lender Accession Letter may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Additional Facility Lender Accession Letter. Delivery of a counterpart of this Additional Facility Lender Accession Letter by email attachment or telecopy shall be an effective mode of delivery.

9.

This Additional Facility Lender Accession Letter and any non-contractual obligations arising out of, or in connection with, it are governed by English law. The provisions of Clause 46 (Enforcement) of the Facilities Agreement shall be deemed to be incorporated into this Additional Facility Lender Accession Letter in full, mutatis mutandis.

This Additional Facility Lender Accession Letter has been entered into on the date stated at the beginning of this Additional Facility Lender Accession Letter.

Project Globetrotter: IPO Facilities Agreement

THE SCHEDULE

COMMITMENT TO BE ASSUMED

Administrative details of the New Additional Facility Lender

[insert details of Facility Office, address for notices and payment details etc.]

[Additional Facility Lender]

By:_________________________________

[[Designated Affiliate]

By:_________________________________]

This Agreement is accepted as an Additional Facility Lender Accession Letter for the purposes of the Facilities Agreement by the Agent [and the Issuing Bank]* and the Effective Date is confirmed by the Agent as [●].

[Agent]

By:_________________________________

[[Issuing Bank]

By:_________________________________][15]

[15]	Only if increase in the Total Revolving Facility Commitments.

Project Globetrotter: IPO Facilities Agreement

Part 2

Form of Additional Facility Notice for Additional Facility

From:     [the Company], [Borrower], [Additional Facility Lenders]

To:         [●] as Agent

Dated:    [●]

Dear Sirs

Global Blue Group – €[●] IPO Facilities Agreement dated [●] (as amended) (the Facilities Agreement)

1.

We refer to the Facilities Agreement. This is an Additional Facility Notice in respect of an Additional Facility. Terms defined in the Facilities Agreement have the same meaning in this Additional Facility Notice unless given a different meaning in this Additional Facility Notice.

2.

We have agreed with the following institutions (the Additional Facility Lenders) in respect of the Additional Facility Commitments detailed in this Additional Facility Notice that they will provide Additional Facility Commitments as follows:

Name of Additional Facility Lender	Existing Lender (yes/no)	Additional Facility Commitment ([CURRENCY])
[●]	[Yes / No]	[●]

[●]	[Yes / No]	[●]

[●]	[Yes / No]	[●]

	Total	[●]

3.	The Additional Facility will be established on the following terms:

Borrower(s):	[●]

Guarantor(s):	[●]

Base Currency:	[●]

Other available/Optional Currencies (if any, as applicable):	[●]

Purpose:	[●]

Additional conditions to drawdown (including any Agreed Certain Funds Period and related conditions if any):	[●]

Interest rate (including applicable margin, basis and/or margin ratchet):	[●]

Commitment Fee:	[●]

Project Globetrotter: IPO Facilities Agreement

Additional Facility Commencement Date:	[●]

Availability Period:	[●]

Termination Date:	[●]

Amortisation schedule (if any):	[●]

Mandatory prepayment provisions (if any):	[●]

Summary of security:	[●]

Other:	[●][16]

4.

The Additional Facility Notice may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Additional Facility Notice. Delivery of a counterpart of this Additional Facility Notice by email attachment or telecopy shall be an effective mode of delivery.

5.

This Additional Facility Notice and any non-contractual obligations arising out of, or in connection with, it are governed by English law. The provisions of Clause 46 (Enforcement) of the Facilities Agreement shall be deemed to be incorporated into this Additional Facility Notice in full, mutatis mutandis.

This Additional Facility Notice has been entered into on the date stated at the beginning of this Additional Facility Notice.

Yours faithfully

[the Company]	[the Additional Facility Borrower]

By:_________________________________	By:_________________________________

Yours faithfully

[Additional Facility Lender]

By:_________________________________

[16]	Include any other applicable information requests or directions applicable to the Additional Facility or are required by Clause 2.2 (Additional Facility).

Project Globetrotter: IPO Facilities Agreement

SCHEDULE 14

FORM OF ISSUING BANK ACCESSION AGREEMENT

To:         [●] as Agent

From:     [Proposed Issuing Bank] (the Additional Issuing Bank) [and [Affiliate or Branch] (the Designated Affiliate)]

Dated:    [●]

Dear Sirs

Global Blue Group – €[●] IPO Facilities Agreement dated [●] (as amended) (the Facilities Agreement)

1.

We refer to the Facilities Agreement. This agreement (the Agreement) shall take effect as an Issuing Bank Accession Agreement for the purpose of the Facilities Agreement. Terms defined in the Facilities Agreement have the same meaning in this Agreement unless given a different meaning in this Agreement.

2.

The Additional Issuing Bank agrees to become an Issuing Bank and to be bound by the terms of the Facilities Agreement as an Issuing Bank as if it had been an original party to the Facilities Agreement in that capacity.

3.	The Additional Issuing Banks administrative details for the purposes of the Facilities Agreement are as follows:

Address:                             [●]

Electronic mail address:    [●]

Attention:                           [●]

[insert any other relevant details (if any)]

4.

The Additional Issuing Bank confirms (without prejudice to the validity of this Agreement and for the benefit of the Agent and without liability to the Company or any Obligor) that it is a Qualifying Bank and:

(a)	in respect of a Dutch Borrower,

(i)	not a Dutch Qualifying Lender;

(ii)	a Dutch Qualifying Lender (other than a Dutch Treaty Lender); or

(iii)	a Dutch Treaty Lender;

(b)	in respect of an Other State Borrower:

(i)	not an Other Qualifying Lender;

(ii)	an Other Qualifying Lender (other than an Other Treaty Lender); or

(iii)	an Other Treaty Lender.

Project Globetrotter: IPO Facilities Agreement

5.

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement. Delivery of a counterpart of this Agreement by email attachment or telecopy shall be an effective mode of delivery.

6.

This Agreement and any non-contractual obligations arising out of, or in connection with, it are governed by English law. The provisions of Clause 46 (Enforcement) of the Facilities Agreement shall be deemed to be incorporated into this Agreement in full, mutatis mutandis.

This Agreement has been entered into on the date stated at the beginning of this Agreement

[Additional Issuing Bank]

By:_________________________________

[[Designated Affiliate]

By:_________________________________]

This Agreement is accepted as an Issuing Bank Accession Agreement for the purposes of the Facilities Agreement by the Agent and the Accession Date is confirmed by the Agent as [●].

[Agent]

By:_________________________________

Project Globetrotter: IPO Facilities Agreement

[FACILITIES AGREEMENT EXECUTION PAGES INTENTIONALLY OMITTED

FOLLOWING AMENDMENT]

[Project Globetrotter - Signature Page to IPO Facilities Agreement]